Filed pursuant to Rule 424(b)(3)
Registration No. 333-126172

Man-AHL 130, LLC Units of Limited Liability Company Interest 327,108 Class A Units and 375,191 Class B Units
Man-AHL 130
Man-AHL 130, LLC (“Man-AHL 130”) trades in the global futures and forward markets pursuant to the AHL Diversified Program, a speculative, trend-following managed futures strategy.
Man-AHL 130 invests approximately 30% of its capital in Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (collectively, the “Man-Glenwood Funds”), registered investment companies which, in turn, invest in a portfolio of private investment funds.
The Managing Member
Man Investments (USA) Corp. (the “Managing Member”). Affiliates of the Managing Member manage the AHL Diversified Program as well as the Man-Glenwood Funds.
The Units
Two classes (each, a “Class”) of units of limited liability company interests (“Units”) are being offered (Class A Units are offered to taxable investors and Class B Units are offered to tax-exempt investors).
These Classes are substantially identical except that Class B Units have been structured so as not to cause tax-exempt investors to recognize “unrelated business taxable income” on their investment in Man-AHL 130.
The Offering
Man Investments Inc. (the “Selling Agent”) and other selling agents are offering the Units on a best efforts, not a “firm commitment,” basis.
Units of each Class are continuously offered as of the first business day of each calendar month without any scheduled termination of the offering, and no minimum number of Units need be sold as of the beginning of any month for Units then to be issued.
Each Class is offered in two separate series (each, a “Series”). Units of each Series are offered at their respective Net Asset Value at the end of the previous month. The minimum investment in Class A Units is $25,000, and in Class B Units, $10,000; the minimum additional investment in either Class is $10,000 and may be made in increments of $1,000 for amounts in excess of $10,000. As of June 30, 2009, the Net Asset Value of a Class A Series 2 Unit sold on April 1, 2007 for $100 was $125.75; that of a Class A Series 1 Unit sold on July 1, 2007 for $112.32 was $122.66; that of a Class B Series 2 Unit sold on April 1, 2008 for $133.07 was $126.08; and that of a Class B Series 1 Unit sold on April 1, 2008 for $131.84 was $122.98.
“Accredited Investors” Only
The Managing Member has determined to limit the persons eligible to invest in the Units to “Accredited Investors.” An “Accredited Investor” generally is: (i) an individual who has had an annual income of at least $200,000 ($300,000 together with spouse) during the past two years and reasonably expects to earn at least such amount of income in the current year or has a net worth of $1,000,000 (including assets held jointly with spouse); or (ii) an entity with a net worth of $5,000,000.
The Risks
•	Man-AHL 130 is a speculative managed futures fund and involves a high degree of risk. Before you decide whether to invest, read this entire Prospectus carefully and consider “Risk Factors” beginning on page 10. You may lose all or substantially all of your investment in Man-AHL 130.
•	Man-AHL 130 is a speculative and leveraged managed futures fund. The AHL Diversified Program will typically hold futures positions with a face amount equal to approximately 300% to 800% of Man-AHL 130’s Net Asset Value. The Man-Glenwood Funds currently leverage their investments in the portfolio funds in which they invest to approximately 120% of each of the Man-Glenwood Funds’ net asset value. Leverage magnifies losses as well as profits.
•	The AHL Diversified Program is dependent for its profitability on there being sustained price trends of the type that the AHL Diversified Program is designed to identify.
•	Man-AHL 130’s substantial expenses must be offset by investment profits and interest income for Man-AHL 130 to be profitable. The Managing Member estimates the annual expenses of Man-AHL 130, irrespective of profitability, at approximately 7.86% of Class A Series 1 and Class B Series 1 Units’, and 6.29% of Class A Series 2 and Class B Series 2 Units’, average Net Asset Value, on a break-even basis.
•	Man-AHL 130 is subject to material conflicts of interest; members of the Man Group act as the manager of the AHL Diversified Program and as the manager and selling agent of the Man-Glenwood Funds. The Selling Agent is also an affiliate.
•	Investors in Man-AHL 130 (“Unitholders”) must pay tax every year on any income attributable to their investment in Man-AHL 130, irrespective of receiving no distributions from Man-AHL 130.
•	Man-AHL 130 trades to a substantial degree on non-US markets which are not subject to the same regulations as their US counterparts.
•	Man-AHL 130 is recently formed and has a limited operating history.
•	There is no market for the Units, and they may only be redeemed as of any calendar quarter-end on 45 days’ prior notice, subject to the limitation that no more than 15% of Man-AHL 130’s total outstanding Units may be redeemed as of any calendar quarter-end.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
August 3, 2009

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL ON PAGES 41 TO 44 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 8.
     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, ON PAGES 10 TO 17.
     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

Please see the important Privacy Policy on pages 59 to 60.

     Man-AHL 130 is a “commodity pool,” regulated by the Commodity Futures Trading Commission (the “CFTC”), and not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended. Prospective investors must be aware that in investing in Man-AHL 130 they will not have the benefit of any of the numerous investor protection provisions of the Investment Company Act of 1940, as amended.
     Due to Man-AHL 130’s status as a “commodity pool,” applicable CFTC rules require that this Prospectus be accompanied by Man-AHL 130’s most current monthly Account Statement or by summary performance information relating to Man-AHL 130, current within 60 calendar days of the date of the delivery of this Prospectus.

i

     This Prospectus does not include all of the information or exhibits in Man-AHL 130’s Registration Statement. You can read and copy the entire Registration Statement at the public reference facilities maintained by the Securities and Exchange Commission (“SEC”) in Washington, D.C.
     Man-AHL 130 files quarterly and annual reports with the SEC. You can read and copy these reports at the SEC Public Reference Facilities in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.
     Man-AHL 130’s Registration Statement and report filings will also be posted at the SEC website at www.sec.gov.
     The Man-Glenwood Funds are publicly-offered “investment companies,” registered under the Investment Company Act of 1940, as amended. Information regarding the Man-Glenwood Funds is also available at the SEC’s website as described in the preceding paragraph.

ii

ORGANIZATIONAL CHART
MAN-AHL 130, LLC
          See “Conflicts of Interest; Transactions Between Man Group and Man-AHL 130” on page 50.
          The Managing Member, the Selling Agent, and the trading advisor are 100% owned, directly or indirectly, by Man Group plc. Man Group plc holds a significant minority interest in MF Global Ltd., the parent company of MF Global Inc., one of Man-AHL 130’s futures brokers.
          For convenience, Man Group plc and entities affiliated with it are sometimes collectively referred to as “Man Group.”

iii

Contents
PART ONE
DISCLOSURE DOCUMENT

Section	Page
Summary	3
Risk Factors	10
You May Lose Your Entire Investment	10
Man-AHL 130 Uses Leverage, Which Increases Risk	10
Man-AHL 130 is the First Public Futures Fund Sponsored by the Managing Member	10
Man-AHL 130 Has a Limited Operating History	10
“Risk of Ruin”	10
Man-AHL 130’s Performance is Expected to be Volatile	10
Man-AHL 130’s Substantial Fees and Expenses Will Cause Losses Unless Offset by Profits and Interest Income	11
An Investment in Man-AHL 130 is not a Liquid Investment	11
Substantial Redemptions May Cause Man-AHL 130 to Incur Losses	11
Man-AHL 130 is Subject to Conflicts of Interest	11
The Managing Member Has Not Established Formal Procedures to Resolve Conflicts of Interest	11
Man-AHL 130’s Investment in the Man-Glenwood Funds May Incur Losses	12
Market Disruptions	12
Changes in Regulatory Requirements May be Adverse to Man-AHL 130	12
The AHL Incentive Fee Calculation May Not Reflect Your Investment Experience	13
You Will be Taxed Each Year on Your Share of Man-AHL 130 Profits; You Will be Required to Extend the Filing Date of Your Tax Returns	13
Man-AHL 130 Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of a Commodity Broker, Counterparty or Others	13
Trading on Foreign Exchanges Presents Greater Risk Than Trading on US Exchanges	14
The Absence of Regulation in Certain Markets Could Expose Man-AHL 130 to Significant Loss	14
Current Market Conditions	14
Exchange-Rate Risk	15
No Independent Experts Representing Investors	15
Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods of Time With Insufficient Price Trends for the AHL Diversified Program to Trade Profitably. The Managing Member Expects That There Will be Similar Periods in the Future	15
AHL’s Trading Decisions Are Based on Technical Systems, Not on an Analysis of Economic Factors, and May be Less Responsive to Continuously Changing Markets	16
Increased Competition Among Trend-Following Traders Could Reduce AHL’s Profitability	16
AHL Has No Control Over the Market Conditions Which Will Dominate AHL’s Results	16
Reliance on a Single Futures Trading Strategy Creates Exposure to the Risk of Obsolescence of That Strategy	16
Possible Effects of Speculative Position Limits	16
Possible Effects of Daily Price Fluctuation Limits	17
Man-AHL 130 is Unlikely to Realize its Potential Except in the Medium- to Long-Term	17
Use of Proceeds	17
Performance of Man-AHL 130	21
Management of Man-AHL 130	32
Net Asset Value	40
Fees and Expenses Paid by Man-AHL 130	41
Brokers	45
Redemptions and Transfers of Units	47
Conflicts of Interests; Transactions Between Man Group and Man-AHL 130	49
Summary of the Limited Liability Company Agreement	51
Tax Consequences	52
Benefit Plan Investors	54
Plan of Distribution	56
Reports	58
Lawyers; Accountants	58
Privacy Policy	59
Index to Financial Statements	61
Appendix — Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC Appendix	APP-1

PART TWO
STATEMENT OF ADDITIONAL
INFORMATION

Section	Page
Futures Markets and Trading Methods	Pt. II-2
Alternative Investment Strategies in General	Pt. II-4
Supplemental Performance Information	Pt. II-6
Exhibit A — Limited Liability Company Agreement	A-1
Exhibit B — Subscription Requirements	SR-1
Exhibit C — Investor Application Forms	IA-1
Execution copies of the Investor Application Forms accompany this Prospectus.

This Prospectus is intended first to be used as of the date set forth on the cover of this Prospectus. Applicable rules of the CFTC require that this Prospectus be updated at least every nine months from the date of first use, and that it be accompanied by the most recent CFTC-required monthly report or summary performance information current within 60 days of delivery.

Summary
Man-AHL 130
     Man-AHL 130, LLC (“Man-AHL 130”) is a limited liability company which was organized in 2005 under the laws of Delaware. The fiscal year of Man-AHL 130 ends on March 31, and its taxable year ends on December 31. Man-AHL 130 began trading on April 2, 2007.
     Man-AHL 130 is a speculative and leveraged managed futures fund which trades pursuant to the AHL Diversified Program (the “AHL Diversified Program”), with the objective of seeking medium- to long-term capital appreciation.
     The AHL Diversified Program is a global managed futures program directed on behalf of Man-AHL 130, in part, by Man-AHL (USA) Limited (“AHL”), an affiliate of Man Group plc (collectively with the other entities affiliated with Man Group plc, the “Man Group”), which is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity trading advisor (“CTA”), is a member of the National Futures Association (the “NFA”) and is registered in the United Kingdom with the Financial Services Authority, Man Investments Limited (“MIL”) an affiliate of AHL organized under the laws of the United Kingdom (and an affiliate of Man Investments (USA) Corp. (the “Managing Member”)) implements the foreign currency forwards trading component of the AHL Diversifed Program on behalf of AHL 130. The MIL personnel responsible for implementing the foreign currency forwards component of the AHL Diversified Program on behalf of Man-AHL 130 are the same as those of AHL who otherwise implement the AHL Diversified Program. AHL and MIL are collectively referred to in this prospectus as “AHL” unless the context clearly dictates otherwise.
     The AHL Diversified Program is quantitative and primarily directional (i.e., it employs statistical models of market behavior in seeking to identify and take advantage of upward and downward price trends in the commodities markets). Trading takes place 24 hours a day using real-time price information to respond to price moves across a range of approximately 34 exchanges in 100 different global markets encompassing stock indices, bonds, currencies, short-term interest rates, metals, energies and soft commodities.
     AHL’s trading process is the product of sophisticated research and applies a technical approach that has been operated, with modifications, by Man Group since 1989. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research. The AHL Diversified Program has been operating in the US since April 1998, although the AHL Diversified Program, as traded on behalf of non-US clients, has been operating since December 1990.
* * * * *
     Managed futures funds typically hold all of their capital in reserve to cover trading losses and margin their open futures and forward positions. Man-AHL 130 maintains approximately 70% of its capital in cash and cash equivalents. Man-AHL 130 invests the remainder of its capital — approximately 30% — in Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC (the “Man-Glenwood Funds”), multi-strategy, multi-manager funds of funds which emphasize efficient allocation of investor capital among hedge funds and other pooled investment vehicles with a range of investment strategies, managed by independent investment managers. The 30% investment in the Man-Glenwood Funds is made by investing approximately 30% of Class A capital in Man-Glenwood Lexington, LLC and 30% of Class B capital in Class A units of Man-Glenwood Lexington TEI, LLC, each of which is a registered investment company. The Man-Glenwood Funds, in turn, allocate their capital, through an investment in Man-Glenwood Lexington Associates Portfolio, LLC, a master investment vehicle (the “Portfolio Company”), to a portfolio of private investment funds (the “Sub-Funds”).
     The Managing Member believes that trend-following CTAs tend to have a low correlation with funds of funds as an asset class. The Man-Glenwood Funds have historically performed differently from the AHL Diversified Program. Such low correlation of results can reduce the risk of Man-AHL 130’s overall portfolio, with the potential for Man-Glenwood Funds’ gains to offset AHL Diversified Program losses and vice versa. The Managing Member will attempt to rebalance Man-AHL 130’s portfolio on a quarterly basis so as to maintain Man-AHL 130’s investment in the Man-Glenwood Funds at approximately 30% of Man-

AHL 130 capital. If the Managing Member deems it to be necessary or advisable, however, the Managing Member will reduce or eliminate its investment in the Man-Glenwood Funds.
Managing Member
     Man Investments (USA) Corp. is the Managing Member of Man-AHL 130 and is responsible for its overall management and administration.
     The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a leading global provider of alternative investment products and solutions for private and institutional investors worldwide seeking to deliver absolute returns with a low correlation to equity and bond market benchmarks. The Man Group has an extensive history of product development and strategy and an extensive global investor service and distribution network. The Man Investments division of Man Group plc has launched approximately 500 alternative investment products, including numerous commodity pools, and, as of June 30, 2009, had $43.3 billion under management.
     Man-AHL and Man Investments (USA) LLC (formerly known as Glenwood Capital Investments, L.L.C. and referred to in this Prospectus as the “Man-Glenwood Manager”), which manage the AHL Diversified Program for Man-AHL 130 and the Man-Glenwood Funds, respectively, are members of the Man Group.
     Man Investments Inc. (the “Selling Agent”) is a registered broker-dealer and is an affiliate of the Managing Member. The Selling Agent engages additional third-party selling agents (“Additional Selling Agents”) to assist it with the placement of Man-AHL 130’s Units.
Principal Offices
     Man-AHL 130’s and the Managing Member’s principal offices and the place where their principal books and records are kept, are located at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606; telephone number: (312) 881-6800. Certain records of Man-AHL 130 will be located at the offices of SEI Global Services, Inc., Man-AHL 130’s administrator, located at One Freedom Valley Drive, Oaks, Pennsylvania 19456.
The Offering
     Offering
     Man-AHL 130 is offering Units of each Class as of the beginning of each month at their respective Net Asset Value at the end of the previous month.
     The Managing Member purchased Class A Series 2 Units as an initial contribution to Man-AHL 130 in an amount equal to $15 million as of March 30, 2007 (the “Managing Member’s Contribution”). The Managing Member may only make withdrawals from the Managing Member’s Contribution to the extent that such withdrawals are offset, dollar for dollar, by additional subscriptions for Units of either Class. Such withdrawals may be made taking into account redemptions and losses of Man-AHL 130 and subject to the terms of Class A Units, the terms of Man-AHL 130’s Limited Liability Company Agreement (the “LLC Agreement”) and the requirement that the Managing Member maintain an investment in Man-AHL 130 equal to at least the greater of $25,000 or 1% of Man-AHL 130’s Net Asset Value (inclusive of the Managing Member’s Contribution).
     As of June 30, 2009 the Managing Member has withdrawn $8,300,000 of the Managing Member’s contribution.
     Investors’ participation in Man-AHL 130 is determined on the basis of the dollar amounts they invest.
     Units will be issued in fractions calculated to three decimal points.
     Classes and Series of Units
     Man-AHL 130 offers two Classes of Units. These Classes have virtually identical trading and investment portfolios. Class A Units are offered only to taxable investors, while Class B Units are offered only to tax-exempt investors. Class B Units have been structured so as not to cause tax-exempt investors to recognize “unrelated business taxable income.” “Benefit plan investors” (as defined below) are not eligible to purchase Class A Units.
     Within each Class, Units will be issued in two separate Series. Class A Series 1 and Class B Series 1 Units are subject to a 1.25% annual Client Servicing Fee.

     Class A Series 2 and Class B Series 2 Units are available exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors’ fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts that purchase Units through the Selling Agent and are not charged the Client Servicing Fee.
     Minimum Investment
     Minimum initial investment: Class A Units, $25,000; Class B Units, $10,000. Minimum additional investments: $10,000 for either Class of Units and may be made in increments of $1,000 for amounts in excess of $10,000.
Major Risks of Man-AHL 130
     Man-AHL 130 is speculative. You may lose all or substantially all of your investment in Man-AHL 130.
     Man-AHL 130 is recently formed and thus has a limited performance history. The past performance of Man-AHL 130, the AHL Diversified Program and the Man-Glenwood Funds is not necessarily indicative of the future results of Man-AHL 130.
     Man-AHL 130 is leveraged. The AHL Diversified Program typically holds futures positions with a face amount equal to 300% to 800% of Man-AHL 130’s Net Asset Value. The Man-Glenwood Funds currently leverage their indirect investments in the Sub-Funds in which they invest up to approximately 120% of each of the Man-Glenwood Funds’ net asset value (or approximately 36% of Man-AHL 130’s Net Asset Value). Leverage magnifies losses as well as profits.
     Man-AHL 130’s performance is expected to be volatile. Man-AHL 130 may suffer sudden and substantial losses from time to time, and the value of the Units will be variable.
     Man-AHL 130 trades to a substantial degree on non-US markets which are not subject to the same regulations as are their US counterparts.
     Man-AHL 130 is subject to substantial fees and expenses. To be profitable, Man-AHL 130’s fees and expenses must be offset by trading profits and interest income. The Managing Member estimates the annual expenses of Man-AHL 130, irrespective of profitability, at approximately 7.86% of Class A Series 1 and Class B Series 1 Units’, and 6.29% of Class A Series 2 and Class B Series 2 Units’, average Net Asset Value on a break-even basis.
     Man-AHL 130 is subject to material conflicts of interest; members of the Man Group act as the manager of Man AHL 130 as well as the manager of the AHL Diversified Program and as the manager and selling agent of the Man-Glenwood Funds. The Selling Agent is also an affiliate, and Man Group plc holds a significant minority interest in, MF Global Ltd., the parent company of one of Man-AHL 130’s futures brokers.
     The Units are not liquid. No secondary market exists for the Units, and the Units may be redeemed only as of a calendar quarter-end upon 45 days’ notice. The Net Asset Value of a Unit may change materially between the date that an irrevocable notice of redemption must be submitted and the redemption date for such Unit.
     No more than 15% of Man-AHL 130’s total outstanding Units may be redeemed as of any calendar quarter-end. In the event that Man-AHL 130 receives redemption requests in excess of such 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities, will terminate as promptly as possible and will distribute its assets to investors.
     Investors, other than tax-exempt investors, must pay tax every year on any income attributable to their investment in Man-AHL 130, irrespective of receiving no distributions from Man-AHL 130.
Accredited Investors Only
     Despite the Units being publicly offered, the Managing Member has determined that only “Accredited Investors” as defined in Regulation D under the Securities Act of 1933, as amended (the “1933 Act”) may invest. An “Accredited Investor” generally is: (i) an individual who has had an annual income of at least $200,000 ($300,000 together with spouse) during the past two years and reasonably expects to earn at least such amount of income in the current year or has a net worth of $1,000,000 (including assets held jointly with spouse); or (ii) an entity with a net worth of $5,000,000. “Accredited Investor” status is not any assurance that an investment in Man-AHL 130 is suitable for any prospective investor.

     To subscribe, you must complete and sign the Class appropriate Investor Application Form which accompanies this Prospectus and deliver it to your selling agent. See Exhibit B — Subscription Requirements and Exhibit C — Investor Application Forms. You should review this entire Prospectus carefully before deciding whether to invest in the Units.
Limited Liability
     Investors invest with limited liability and cannot lose more than their investments and unredeemed profits.
Potential Investment Advantages
     Man-AHL 130 offers the following potential advantages:
•	Access to the AHL Diversified Program. Past performance is not necessarily indicative of future results.
•	Diversification into managed futures; the AHL Diversified Program, which has historically had low correlation to traditional stock and bond investments, provides profit potential in rising and falling markets. There can be no assurance, however, that the performance of the AHL Diversified Program will continue to have low correlation to the general equity and debt markets.
•	An investment of 30% of Man-AHL 130’s capital in the Man-Glenwood Funds, potentially increasing overall returns and potentially performing profitably during certain periods when the AHL Diversified Program is unprofitable. There can be no assurance that Man-AHL 130’s investment in the Man-Glenwood Funds will be successful.
Redemptions
     You may redeem your Units as of any calendar quarter-end, upon 45 days’ prior written notice to the Managing Member. In order to pay redemption proceeds, it may be necessary for Man-AHL 130 to tender for repurchase a portion of its investment in the Man-Glenwood Funds. Man-AHL 130 will attempt to have such investment repurchased through the Man-Glenwood Funds’ quarterly tender process. Redemption proceeds will generally be paid within 45 days after the calendar quarter-end of redemption (this delay being required in order for Man-AHL 130 to tender for repurchase a portion of its investment in the Man-Glenwood Funds).
     If quarter-end redemptions are requested for more than 15% of Man-AHL 130’s total then-outstanding Units, each redemption request will be reduced pro rata so that only 15% of Man-AHL 130’s total then-outstanding Units are redeemed. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of Man-AHL 130’s trading activities.
     Redeeming Unitholders will be notified if redemption requests for any given quarter-end are likely to be pro rated in order to comply with such 15% limitation, and will be given an opportunity to withdraw their redemption requests.
     In the event that Man-AHL 130 receives redemption requests in excess of the 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities, will terminate as promptly as possible and distribute its assets to investors.
Charges
     Man-AHL 130’s substantial expenses must be offset by trading gains and interest income to avoid depletion of Man-AHL 130’s capital.
     No Sales Load
     No Units will be subject to any initial selling commission or sales load.
     Client Servicing Fee, Selling Compensation
     The Selling Agent will be entitled to a Client Servicing Fee equal to 1/12 of 1.25% of the Net Asset Value of Class A Series 1 and Class B Series 1 Units at each month-end (a 1.25% annual rate), calculated monthly and paid quarterly in arrears. The Client Servicing Fee will not be charged against Class A Series 2 and Class B Series 2 Units, which are offered exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors’ fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts that purchase Units through the Selling Agent. The Selling Agent is subject to the regulatory limitation that it not receive aggregate selling commissions (i.e., the Client Servicing Fee) in excess of 10% of the sale price of all Units sold. Once the Selling Agent has received aggregate selling commissions (including the Client Servicing Fee) totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit, the Client Servicing Fee will end with respect to such Unit and the Net Asset Value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Class A Series 2 and Class B Series 2 Units, as applicable, against which the Client Servicing Fee is not charged, and no further Client Servicing Fee will be charged in respect of such Unit. The redesignation of Units from Series 1 to Series 2 will have no impact on the Net Asset Value of an investor’s investment in Man-AHL 130 at the time of such redesignation.
     Organizational and Offering and Administrative Expenses
     The Managing Member, or an affiliate, has paid, without reimbursement from Man-AHL 130, the initial organizational and offering costs of Man-AHL 130.
     Man-AHL 130 has entered into an administration agreement with SEI Global Services, Inc., an independent third party administrator (the “Administrator”), to provide various services (such as administration, accounting, valuation, tax reporting and investor services) at competitive rates. Total administrative expenses of Man-AHL 130 in excess of 1/12 of 0.50% of each month-end Net Asset Value (approximately 0.50% of Net Asset Value per annum) through March, 2009, were paid by, or reimbursed to Man-AHL 130 by, the Managing Member or an affiliate. Beginning April 2009, all administrive expenses are being paid by Man-AHL 130, although the Managing Member may pay expenses in excess of such 0.50% per annum level in its discretion. Administrative expenses are estimated to be 2.00% per annum of Man-AHL 130’s average month-end Net Asset Value at the current Net Asset Value and at or below the 0.50% per annum level upon the Net Asset value of Man-AHL 130 reaching $250,000,000.
     Management and Incentive Fees
     Man-AHL 130.  The Managing Member will receive a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.
     The AHL Diversified Program.  The AHL Diversified Program charges: (i) a management fee of 1/6 of 1% of the month-end notional value of Man-AHL 130’s AHL account (a 2% annual rate) — approximately equal to Man-AHL 130’s aggregate Net Asset Value — calculated and paid as of the end of each calendar month; and (ii) a monthly incentive fee of 20% of any “new net profit” attributable to Man-AHL 130’s aggregate AHL account (the capital attributable to both Classes of Units will be traded in the same AHL account). “New net profit” is the increase in the month-end net asset value of the AHL account (after deduction of monthly management fees, expenses and brokerage commissions and excluding net interest income) over the account’s highest net asset value as of the end of any preceding month, adjusted for capital contributions and withdrawals, or the commencement of trading. The AHL Diversified Program’s incentive fees are calculated on a “high water mark” basis. If losses are incurred since the last payment of an incentive fee with respect to Man-AHL 130’s AHL account, AHL must earn back such losses (as proportionately reduced in the case of redemptions) before generating additional incentive fees. Net profits are not reduced for such purposes by incentive fees previously paid.
     The Man-Glenwood Funds.  Until January 1, 2009, Man-AHL 130’s investment in the Man-Glenwood Funds was subject to annual management, investor servicing and administrative fees and expenses equal to approximately 3% per annum of the aggregate value of Man-AHL 130’s investment in the Man-Glenwood Funds, calculated monthly and paid quarterly. As of January 1, 2009, such fees and expenses were reduced to approximately 2.25% per annum of the aggregate value of Man-AHL 130’s investment in the Man-Glenwood Funds.
     The investment managers of the Sub-Funds (the “Sub-Fund Managers”) generally charge their Sub-Funds a management fee (in addition to their administrative costs), and some or all of the Sub-Fund Managers will receive performance fees. The management fees of the Sub-Fund Managers are generally expected to range from 0% to 3% annually of the net assets under their management (including Man-AHL 130’s investment indirectly through the Portfolio Company) and the performance fees to the Sub-Fund Managers are generally expected to range from 20% to 25% of net profits annually or quarterly (net profits for such purposes will generally be calculated in the same manner as in the case of AHL), although on occasion these performance fees could be higher.
     Transaction Costs
     The AHL Diversified Program clears its futures and forward trades through several futures brokers and foreign exchange prime brokers, including MF Global Inc., a futures broker, the parent company of which is MF Global Ltd. in which Man Group plc holds a significant minority interest. The futures commission rates charged to the AHL Diversified Program with respect to MF Global Inc. have not been negotiated at arm’s length and certain of the MF Global Inc.’s clients may be charged lower rates. However, Man-AHL 130 will be charged futures brokerage commissions at rates generally available to MF Global Inc.’s unaffiliated institutional customers. Based on the actual experience of the AHL Diversified Program, the Managing Member estimates Man-AHL 130’s AHL Diversified Program transaction costs at approximately 0.19% per year of Man-AHL 130’s average month-end Net Asset Value during such year. The total brokerage commissions paid by Man-AHL 130 in any fiscal year are limited to 3% of Man-AHL 130’s average month-end Net Asset Value during such fiscal year. Any amounts in excess of such 3% cap will be paid by the Managing Member.
     Based on historical trading experience, the Managing Member estimates the Sub-Funds’ annual transaction costs at less than 0.60% per year of Man-AHL 130’s month-end investment in the Man-Glenwood Funds during such year.
     The following Breakeven Table indicates the approximate amount of trading profit Man-AHL 130 must earn, during the first twelve months after a Class A Series 1 or Class B Series 1 Unit is sold, to offset the costs applicable to a minimum investment in Class A Series 1 or Class B Series 1 Units.
Breakeven Table

		Class A	Class B
		Series 1	Series 1
	Percentage	Dollar Return	Dollar Return
	Return	Required	Required
	Required	($25,000 Initial	($10,000 Initial
	First	Investment)	Investment)
	Twelve	First Twelve	First Twelve
	Months of	Months of	Months of
EXPENSES	Investment	Investment	Investment
Management Fee	0.75%	$187.50	$75.00
Aggregate Administrative Expenses[1]	2.17%	$542.50	$217.00
Client Servicing Fee[2]	1.25%	$312.50	$125.00
AHL Management Fee	2.00%	$500.00	$200.00
AHL Incentive Fee[3]	0.88%	$220.00	$88.00
AHL Transaction Costs[4]	0.19%	$47.50	$19.00
Man-Glenwood Funds’ Management Fees[5]	0.68%	$170.00	$68.00
Sub-Fund Expenses[5]	0.60%	$150.00	$60.00
Less Interest Income[6]	(0.66)%	$(165.00)	$(66.00)
Twelve-month “breakeven”	7.86%	$1,965.00	$786.00
     The percentage return needed for an investment in Class A Series 2 or Class B Series 2 Units, which are not subject to the Client Servicing Fee, to offset estimated costs during the first twelve months after a Class A Series 2 or Class B Series 2 Unit is sold is 6.29%7, which represents a dollar return for a $25,000 Class A Series 2 initial investment and a $10,000 Class B Series 2 initial investment of $1,572.50 and $629.00, respectively.

[1]	Estimated on the basis of actual 2008 and 2009 expenses.

[2]	Not applicable to Class A Series 2 Units or Class B Series 2 Units.

[3]	The AHL Diversified Program charges a monthly incentive fee equal to 20% of any “new net profit” attributable to Man-AHL 130’s AHL account. This table assumes a “breakeven” year of trading for the Man-Glenwood Funds such that they have each returned sufficient profits to cover their own costs, but not in excess of such costs. A small AHL incentive fee is shown in this table because the AHL incentive fee will be charged on the amount of trading profit necessary to offset the costs of Man-AHL 130, other than those of the Man-Glenwood Funds, after payment of the AHL management fee and AHL transaction costs.

[4]	Estimated; maximum AHL transaction costs are capped at 3%.

[5]	Estimated; Man-Glenwood Funds’ investment estimated at 30% of Man-AHL 130 assets. Sub-Fund expenses include the Sub-Fund management fees, Sub-Fund performance fees and Sub-Fund transaction costs. However, this table assumes a “breakeven” year of trading for the Sub-Funds such that each has returned sufficient profits to cover the costs of such Sub-Fund, but not in excess of such costs. No Sub-Fund performance fee is shown in this table because the Sub-Fund performance fees are charged only after payment of the Sub-Fund management fees and Sub-Fund transaction costs. Because each Sub-Fund charges its own performance fee, Sub-Fund performance fees may still be charged in a year when the Sub-Funds as a group have a breakeven or losing year.

[6]	Interest income estimated on the basis of 70% of Man-AHL 130 assets at blended overnight rates earned by Man-AHL 130 on cash held on deposit (for margin or otherwise) at financial institutions or brokers, as reduced by any debit balances at the brokers. The twelve-month “breakeven” provided is dependent on interest income of 0.66%. If interest income earned is less, Man-AHL 130 will have to earn profits in excess of 7.86% to cover its costs.

[7]	This percentage return reflects the lower Incentive Fee amount necessary to be overcome in order to break-even due to the fact that trading profits, to which the Incentive Fee would apply, will not be necessary to overcome a Client Servicing Fee.

Federal Income Tax Aspects
     Man-AHL 130 will be treated as a partnership and not as an association taxable as a corporation or as a “publicly-traded partnership” for federal income tax purposes. Thus, you will be taxed each year on Man-AHL 130’s income whether or not you redeem Units from Man-AHL 130 or receive distributions from Man-AHL 130.
     40% of any trading profits on certain US exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates, while 60% of any such trading profits are taxed as long-term capital gains at a lower maximum rate for individuals (15% for most gains recognized in taxable years beginning on or before December 31, 2010). Man-AHL 130’s trading gains from other contracts will be primarily short-term capital gains and ordinary income. This tax treatment applies regardless of how long an investor holds Units. Interest income is taxed at ordinary income rates.
     Capital losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year for non-corporate Unitholders. Consequently, you could pay tax on Man-AHL 130’s interest income and ordinary income (in each case, if any), even though you have lost money on your Units.
     Man-AHL 130 will provide estimated federal income tax information in advance of April 15th each year so Unitholders may make estimated tax payments on a timely basis. However, definitive tax information will not be available until approximately September 15th. Accordingly, Unitholders will be required to apply for extensions to file their income tax returns.
The Futures and Forward Markets
     Futures contracts are generally traded on exchanges and call for the future delivery of various commodities or are settled in cash.
     Forward currency contracts are traded off-exchange through banks or dealers.
     Futures and forward trading is a “zero-sum,” risk transfer economic activity. For every gain realized by a futures or forward trader, there is an equal and offsetting loss suffered by another.
Is Man-AHL 130 a Suitable Investment for You?
     Man-AHL 130 is offered only as a limited diversification opportunity from a traditional investment portfolio, not as a complete investment program.
     Managed futures programs are highly speculative, and there can be no assurance that investors will not lose all or substantially all of their investment.
     You should not invest more than 10% of your readily marketable assets (exclusive of home, furnishings and automobiles) in Man-AHL 130.
     California investors may not invest more than 10% their net worth (exclusive of home, furnishings and automobiles) in Man-AHL 130.
     These are speculative securities. You may lose all or substantially all of your investment in Man-AHL 130.
     Investors are required to make certain representations and warranties in connection with their investment.
     Each investor is encouraged to discuss any proposed investment in Man-AHL 130 with his/her individual financial, legal and tax advisers.

Risk Factors
The following are the principal risks you should consider in making a decision to invest in Man-AHL 130. There can be no assurance that Man-AHL 130 will achieve its investment objectives. Speculative futures trading is a high-risk investment.
General Risks of an Investment in Man-AHL 130
•	You May Lose Your Entire Investment. Man-AHL 130 is speculative and involves a high degree of risk. None of Man-AHL 130’s strategies is assured of being profitable (unlike many traditional investment approaches which seek to participate in the growth of the economy over time, Man-AHL 130’s strategies are trading strategies which, if incorrect in the positions they acquire, can lose money under any circumstances). The AHL Diversified Program attempts to recognize and capitalize on price trends, taking substantial positions which will incur major losses if the price trends are incorrectly identified or unexpectedly reverse. Similarly, the Sub-Funds in which the Man-Glenwood Funds invest, through the Portfolio Company, each implement strategies subject to different orders of market risk, including price movements, changes in volatility and interest-rate fluctuations. Investors must be prepared to lose all or substantially all of their investment in Man-AHL 130.
•	Man-AHL 130 Uses Leverage, Which Increases Risk. The AHL Diversified Program trades at a substantial degree of leverage, acquiring futures and forward contracts with a face amount of approximately 300% to 800% of Man-AHL 130’s Net Asset Value. The Man-Glenwood Funds currently leverage their investment in the Sub-Funds to approximately 120% of each Man-Glenwood Fund’s net assets. Leverage increases the risk of loss as well as performance volatility and transaction costs (including additional interest expenses).
•	Man-AHL 130 is the First Public Futures Fund Sponsored by the Managing Member. Man-AHL 130 is the first public futures fund sponsored by the Managing Member. The past performance of the Man Group’s other investment funds and products is not necessarily indicative of the future success of Man-AHL 130.
•	Man-AHL 130 Has a Limited Operating History. Man-AHL 130 is recently-formed and has a limited operating history. The past performance of Man-AHL 130, the AHL Diversified Program and the Man-Glenwood Funds is not necessarily indicative of how they will perform in the future.
•	“Risk of Ruin.” While volatility is a widely accepted measure of the risk of a traditional debt or equity investment, it is also widely accepted that volatility does not fully reflect the risk of trading-based (as opposed to traditional “buy and hold”) strategies in that these strategies are subject — due to market disruption, illiquidity, “credit squeezes” and a variety of other factors — to incurring sudden and unprecedented losses. One of the best-known alternative investment strategy funds had virtually no downside volatility until it lost all of its equity in the course of two months. Man-AHL 130, in addition to being likely to have volatile performance, will also be subject to this “risk of ruin.”
•	Man-AHL 130’s Performance is Expected to be Volatile. Futures and forward markets are volatile, and Man-AHL 130 may suffer sudden and substantial losses from time to time. Futures and forward prices are affected by complex and often unpredictable factors such as severe weather, governmental actions and other economic or political events. In fact, certain events — for example, international terrorist acts and political turmoil — may cause a large number of the highly-leveraged positions held by AHL to move in the same direction at or about the same time. The low margin deposits normally required in futures trading permit a high degree of leverage so that even small price movements in Man-AHL 130’s futures positions can result in significant changes in the value of those positions. Accordingly, the day-to-day value of the Units will be variable and uncertain. The Net Asset Value of the Units may change materially between the date you subscribe and the date Units are issued to you or the date on which you request a redemption and the quarter-end redemption date.

•	Man-AHL 130’s Substantial Fees and Expenses Will Cause Losses Unless Offset by Profits and Interest Income. Man-AHL 130 is subject to substantial fees and expenses — estimated, irrespective of profitability, annually at approximately 7.86% of Class A Series 1 and Class B Series 1 Units’, and 6.29% of Class A Series 2 and Class B Series 2 Units’, average Net Asset Value on a break-even basis. These fees and expenses are “layered”: Man-AHL 130, the AHL Diversified Program, the Man-Glenwood Funds and the Sub-Funds are each subject to their own level of fees. These fees and expenses are materially increased in comparison to the equity in Man-AHL 130 due to the leverage at which it trades. The AHL Diversified Program taking futures positions at 600% of Man-AHL 130’s net equity, for example, results in correspondingly increased transaction costs as compared to those which would be incurred were Man-AHL 130 to acquire futures positions equal to its net equity. The AHL Diversified Program’s and the Man-Glenwood Funds’ fees and expenses must be offset by trading profits and interest income to avoid losses. Furthermore, any profits earned by the AHL Diversified Program or the Sub-Funds will be subject to performance compensation due to AHL or to the Sub-Fund Managers.
•	An Investment in Man-AHL 130 is not a Liquid Investment. No public or other market will develop for the Units. You must bear the economic risk of your investment until you are able to redeem your Units.

Units may only be redeemed as of any calendar quarter-end upon 45 days’ notice (subject to the limitation that redemptions of Man-AHL 130’s outstanding Units as of any given calendar quarter-end may not exceed 15% of the total Units then outstanding). A Unit’s redemption price will be its Net Asset Value on the redemption date, not on the date by which irrevocable notice of redemption must be given to Man-AHL 130.

Because the Units cannot be readily liquidated, it may be impossible for investors to limit losses or realize accrued gains.
•	Substantial Redemptions May Cause Man-AHL 130 to Incur Losses. Substantial redemptions of Units within a limited period of time, even though limited to 15% of Man-AHL 130’s total outstanding Units as of any calendar quarter-end, could disrupt Man-AHL 130’s portfolio, resulting in losses. Being required to liquidate positions — especially in unfavorable market conditions — could require Man-AHL 130 to liquidate at disadvantageous prices positions which AHL would otherwise have maintained, impairing the future profit potential of Man-AHL 130 as well as perhaps resulting in immediate losses. In the event that Man-AHL 130 receives redemption requests in excess of such 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities, and will terminate as promptly as possible and distribute its assets to investors.
•	Man-AHL 130 is Subject to Conflicts of Interest. The investment, management, brokerage and sales activities of the Managing Member and its affiliates give rise to conflicts of interest that may disadvantage Man-AHL 130.

Many of the direct and indirect service providers to Man-AHL 130 (excluding the managers of the Sub-Funds and the Administrator) are members of the Man Group (or entities in which Man Group plc holds an interest) and will remain so, even if using other, non-affiliated, service providers might be better for Man-AHL 130. As a result of the conflicts of interest in members of the Man Group serving in multiple capacities with respect to Man-AHL 130, AHL and the Man-Glenwood Funds, many of the service provider arrangements have not been negotiated at arm’s length, may not be at the lowest rates or terms otherwise available and will not be terminated even should more advantageous arrangements become available.
•	The Managing Member Has Not Established Formal Procedures to Resolve Conflicts of Interest. Because the Managing Member has not established any formal procedures for resolving conflicts of interest, you will be dependent on the good faith of the conflicted parties to resolve their conflicts equitably. There can be no assurance that conflicts of interest will not result in losses for Man-AHL 130. For example, the Managing Member will not replace AHL as the futures manager for Man-AHL 130 nor the Man- Glenwood Funds as Man-AHL 130’s non-cash equivalent reserve asset investment, even if other such managers or investments might be more advantageous for Man-AHL 130, and AHL may have an incentive to trade more frequently through MF Global Inc. than it otherwise would due to Man Group plc’s interest in its parent company, MF Global Ltd.
•	Man-AHL 130’s Investment in the Man-Glenwood Funds May Incur Losses. The Sub-Funds may employ speculative trading strategies, including selling securities short and trading in derivatives, including swaps, over-the-counter (“OTC”) options and asset-backed securities, or investing in non-marketable securities. Short selling exposes the seller to unlimited risk due to the lack of an upper limit on the price to which a security may rise. Derivatives prices may be volatile and there are uncertainties as to how derivatives markets will perform during periods of market instability or credit distress. Non-marketable securities may be difficult to value and may not be easily disposed of when declining in value. Although the Man-Glenwood Funds are designed as multi-manager, multi-strategy fund of funds investments, under certain market conditions many of the Sub-Funds, in which the Man-Glenwood Funds invest through the Portfolio Company, could incur losses at or about the same time. The Man-Glenwood Funds might also refuse to offer or process repurchase tenders.
•	Market Disruptions. Man-AHL 130 may incur major losses in the event of disrupted markets and other extraordinary events, which may affect trading models in a way that is not consistent with historical pricing relationships. The risk of loss from a deviation from historical prices is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving.

Market disruptions and losses in one sector can cause ripple effects in other sectors; for example, during the “credit crunch” of 2007 many private investment funds with quantitative-based trading strategies suffered heavy losses even though they were not necessarily heavily invested in mortgage-backed securities or similar credit-related investments. Ongoing volatility in US credit markets and other market sectors continues to create an increased risk of substantial investment losses and of further tightening in the availability of credit for such investment funds.

A financial exchange may from time to time suspend or limit trading. Such a suspension could render it difficult or impossible for Man-AHL 130 or a Sub-Fund to liquidate affected positions and thereby expose it to losses. There can also be no assurance that off-exchange markets will remain liquid enough for Man-AHL 130 or the Sub-Funds to close out positions.
•	Changes in Regulatory Requirements May be Adverse to Man-AHL 130. The regulation of US and non-US futures funds such as Man-AHL 130 has undergone substantial change in recent years, and such change may continue for the foreseeable future. In the past there have, for instance, been initiatives by certain governmental and/or political bodies to attempt to restrict the amount of speculative trading permitted in certain currencies and staples such as power and oil. The effect of regulatory change on Man-AHL 130, while impossible to predict, could be substantial and adverse. For example, certain regulatory changes have made the OTC derivatives markets significantly more available to small investors. This could disrupt historical price patterns to the detriment of AHL’s trading systems (based on historical market data). There have also recently been certain well-publicized incidents of regulators unexpectedly announcing regulatory changes or interpretations that prohibited strategies that had been implemented in a variety of formats for many years. For instance, in September of 2008 the Securities and Exchange Commission (“SEC”) and various non-US regulatory bodies imposed temporary bans on short-selling in a variety of stocks, and adopted permanent regulations that had the effect in certain cases of making short-selling more difficult or costly. These actions were generally regarded as disrupting market fundamentals and causing unexpected and volatile increases in the stock prices of a variety of issuers, as short sellers closed out their positions by buying securities. Market disruptions like those experienced in the credit-driven equity market collapse in 2008 as well as the dramatic increase in the capital allocated to asset management during recent years have led to increased governmental as well as self-regulatory oversight of the hedge fund industry in general.

Furthermore, the SEC, Congress, state legislatures, state securities administrators, as well as governing bodies of non-US jurisdictions could seek to impose greater regulation on the “hedge fund” industry in the future. It is impossible to predict what, if any, changes in the regulations applicable to Man-AHL 130, the Managing Member, AHL, the Man-Glenwood Manager, the AHL Diversified Program, the Man-Glenwood Funds, the Sub-Fund Managers, the markets in which they trade and invest or the counterparties with which they do business may be instituted in the future. Any such regulation could have a material adverse impact on the profit potential of Man-AHL 130.
•	The AHL Incentive Fee Calculation May Not Reflect Your Investment Experience. The incentive fees payable to AHL will be calculated based on Man-AHL 130’s overall investment in the AHL Diversified Program, irrespective of when individual investors invest in Man-AHL 130. Consequently, the AHL incentive fees calculated in respect of Man-AHL 130’s AHL Diversified Program account may not be reflective of the investment experience of certain Unitholders. In addition, the AHL incentive fees will not be affected by losses on Man-AHL 130’s investment in the Man-Glenwood Funds. Finally, because the AHL incentive fees are calculated on a monthly basis, AHL could receive substantial incentive fees from Man-AHL 130 during a year even though Man-AHL 130’s investment with AHL for such year was unprofitable.

The Sub-Funds will charge performance fees based on their individual performance, irrespective of the overall performance of the Man-Glenwood Funds.
•	You Will be Taxed Each Year on Your Share of Man-AHL 130 Profits; You Will be Required to Extend the Filing Date of Your Tax Returns. Man-AHL 130 is taxed as a partnership. Consequently, each Class A Unitholder will be required annually to report and pay tax on such Unitholder’s allocable share of Man-AHL 130’s net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss even though the Managing Member intends that Man-AHL 130 will make no distributions. Consequently, Unitholders must either redeem Units to pay their taxes with respect to their investment in Man-AHL 130 or have other assets available to do so.

Definitive federal income tax information relating to Man-AHL 130 will not be available until after April 15th, and Unitholders will be required to apply for extensions to file their income tax returns. See “Tax Consequences.”
•	Man-AHL 130 Could Lose Assets and Have Its Trading Disrupted Due to the Bankruptcy of a Commodity Broker, Counterparty or Others. Man-AHL 130 is subject to the risk of broker, exchange, clearinghouse, or trading counterparty insolvency. Man-AHL 130’s futures brokers are required by applicable law to segregate all funds received from such broker’s customers in respect of futures transactions from such broker’s proprietary funds. If any of Man-AHL’s futures brokers were not to do so to the full extent required by law, or in the event of a substantial default by one or more of such broker’s other customers, Man-AHL 130’s assets held at such broker might not be fully protected in the event of such broker’s bankruptcy. Futures broker bankruptcies have occurred in which customers were not able to recover from the broker’s estate the full amount of their funds on deposit with such broker, and it is possible in a futures broker bankruptcy that customers recover nothing. For example, there have been significant losses recently incurred by many hedge funds in relation to the recent bankruptcy and/or administration of Lehman Brothers Holdings and its affiliates in particular.

In respect of its foreign currency forward trading and other OTC derivatives trading, Man-AHL 130 will be dealing with entities substantially unregulated with respect to such trading and without the protection of a clearinghouse supporting the obligations of such counterparties under their respective trades. None of the CFTC, NFA, futures exchanges or banking authorities currently regulate the inter-bank currency or OTC derivative markets in respect of market participants such as Man-AHL 130 or Man-AHL 130’s trading in these markets. Because Man-AHL 130’s foreign currency forward trading and other OTC derivatives trading takes place in these markets, prospective investors must recognize that a portion of Man-AHL 130’s trading activity takes place in a substantially unregulated environment outside the jurisdiction of the CFTC or other regulatory bodies, and the responsibility for performing under a particular transaction rests solely with the counterparties to such transaction, not with any exchange or clearinghouse. In the event of a bankruptcy of any such counterparties, Man-AHL 130’s assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of Man-AHL 130’s assets to be tied up in a bankruptcy, the Managing Member might suspend or limit the trading activities of Man-AHL 130, perhaps resulting in missed profit opportunities.
•	Trading on Foreign Exchanges Presents Greater Risk Than Trading on US Exchanges. Man-AHL 130 trades on commodity exchanges outside the United States. Trading on foreign exchanges is not regulated by any United States governmental agency and may involve certain risks that do not arise when trading on United States exchanges. For example, an adverse change in the exchange rate between the United States dollar and the currency in which a non-US futures contract is denominated would reduce the profit or increase the loss on a trade in that contract.

Trading on foreign exchanges also presents risks of loss due to: (i) the possible imposition of exchange controls, which could make it difficult or impossible for Man-AHL 130 to repatriate some or all of its assets held by non-US counterparties; (ii) possible government confiscation of assets; (iii) taxation; (iv) possible government disruptions, which could result in market closures and thus an inability to exit positions and repatriate Man-AHL 130 assets for sustained periods of time, or even permanently; and (v) limited rights in the event of the bankruptcy or insolvency of a foreign broker or exchange resulting in a different and possibly less favorable distribution of the bankrupt’s assets than would occur in the United States.

Many foreign regulatory systems do not assure all market participants equal access to transactions to the same extent as the US regulations, and Man-AHL 130 — as a non-local speculative trading vehicle — may be denied opportunities to which, in the United States, it would have access as a matter of right.
•	The Absence of Regulation in Certain Markets Could Expose Man-AHL 130 to Significant Loss. Many of AHL’s, as well as the Sub-Funds’, transactions will be executed in the OTC, unregulated markets. There is no way to determine fair pricing or prevent business abuses in unregulated markets. Furthermore, unlike on exchanges, participants in the OTC markets have no obligation to make a market in any of the instruments traded. The absence of regulation in such markets could expose Man-AHL 130 to significant losses.

Various national governments have expressed concern regarding the need to regulate the “derivatives” markets in general. Future regulatory changes may limit Man-AHL 130’s ability to trade in certain markets.
•	Current Market Conditions. Beginning with the crisis in the credit markets in 2007, both credit markets and equity markets have experienced unprecedented turmoil during 2007-2009 as credit markets became illiquid and credit tightened and equity markets lost substantial value. Such markets have caused many private investment funds, including the Sub-Funds, to suffer substantial losses. As such funds experience losses, investors request withdrawals from such funds, typically causing further losses as assets are sold at fire sale prices. At the same time, such funds have implemented withdrawal gates, designated investments, illiquid investment provisions, suspended withdrawals or suspended net asset value calculations. To the extent that a material portion of the Man-Glenwood Funds’ assets are allocated to Sub-Funds that take such actions, the Man-Glenwood Funds will likely be unable to withdraw from such Sub-Funds for an extended period of time notwithstanding a desire to do so. Such inability to withdraw from such Sub-Funds could expose the Man-Glenwood Funds, and, indirectly, Man-AHL 130, to losses they may have avoided if the Man-Glenwood Funds had been able to allocate away from such Sub-Funds.

The current market turmoil has also led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability, at least on a temporary basis, to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have taken such actions — these interventions typically have been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as certain previously successful investment strategies.
The ongoing “bailout” of financial institutions is the largest governmental intervention in the history of the financial markets. In connection with the “bailout,” the US Congress likely will require that new restrictions be applied to the US financial markets. Such restrictions may have a material adverse impact on both the future competitiveness of the markets as well as the profit potential of the Man-Glenwood Funds.
The interim US prohibition on short-selling financial sector stocks imposed during the September 2008 financial market crisis resulted in certain strategies (for example, convertible arbitrage) becoming non-viable literally overnight, at least on a temporary basis. Short-selling is an integral component of many relative-value alternative investment strategies. However, such strategies generally were not exempted from the ban, causing dramatic losses for certain groups of investors.
The US Federal Reserve already has intervened in the credit markets and it is reasonable to expect that it will continue to do so. Non-US governments have also taken similar measures. The US government has taken significant and historic steps to intervene to prevent widespread foreclosures on sub-prime mortgages. Future government interventions may lead to a change in valuations of securities that is detrimental to the Man-Glenwood Funds’ investments. Government intervention is subject to inherent uncertainties relating to prevailing economic conditions and political considerations.
It is impossible to predict what additional interim or permanent governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Man-Glenwood Funds’ strategies.
•	Exchange-Rate Risk. Man-AHL 130 is denominated in US dollars. AHL both trades currencies and trades in other assets denominated in currencies other than the US dollar. Man-AHL 130 is subject to the general risk of adverse fluctuations in exchange rates between the currencies being traded by Man-AHL 130 and the US dollar as well as to the risk that in trading in assets denominated in currencies other than the US dollar, the value of Man-AHL 130’s positions will be adversely affected by changes in the exchange rate between the functional currency of such positions and the US dollar. The Man-Glenwood Funds are also subject to a certain level of exchange-rate risk on their investments in the Sub-Funds, which may be denominated in currencies other than US dollars and a number of which trade currencies or investment assets denominated in currencies other than the US dollar.
•	No Independent Experts Representing Investors. The Managing Member has consulted with counsel, accountants and other experts regarding the formation and operation of Man-AHL 130. No counsel has been appointed to represent investors in connection with the offering of the Units. Accordingly, prospective investors should consult their own financial, legal and tax advisors regarding the desirability of an investment in Man-AHL 130.
Risks Specific to the AHL Diversified Program
•	Lack of Price Trends Will Cause Losses; There Have Been Sustained Periods of Time With Insufficient Price Trends for the AHL Diversified Program to Trade Profitably. The Managing Member Expects That There Will be Similar Periods in the Future. Trend-following futures and forward trading systems such as the AHL Diversified Program generally anticipate that most of their positions will be unprofitable; they are dependent on major gains in a limited number of positions for overall success. Accordingly, the AHL Diversified Program cannot trade profitably unless there are major price trends in at least some of the markets it trades. Moreover, the price trends must be of a type that the AHL models can identify. In the past there have been sustained periods of time without significant market trends. During such periods, Man-AHL 130 can be expected to incur losses.

Market conditions may result in which prices move rapidly in one direction, then reverse and then reverse again. In such “whipsaw” markets, AHL may establish positions for Man-AHL 130 on the basis of incorrectly identifying the rapid movement or reversal as a trend, resulting in substantial losses.

In trendless markets, there is little chance that the AHL Diversified Program will be profitable.
•	AHL’s Trading Decisions Are Based on Technical Systems, Not on an Analysis of Economic Factors, and May be Less Responsive to Continuously Changing Markets. AHL’s trading decisions generally are determined by technical trading systems based on historical price data. Although fundamental data may be used to develop or modify such systems, trading decisions generally are not determined by analysis of fundamental supply and demand factors, general economic factors or anticipated world events. Technical trading systems are premised on the concept that market prices reflect the results of numerous market participants’ assessment of the value of the instruments being traded. This approach does not incorporate the possibility that basic economic factors may cause market prices not to reflect true value, and moreover must assume that historical price trends are relevant information to predicting prices in current markets (whereas, in fact, the markets and market participants are continuously changing). In markets in which fundamental factors dominate, for example, a pending political or economic event, AHL will maintain the positions indicated by its technical systems, which may incur substantial losses if particular fundamental events occur.
•	Increased Competition Among Trend-Following Traders Could Reduce AHL’s Profitability. The Managing Member believes that there has been, over time, a substantial increase in interest in technical trading systems, particularly trend-following systems. As the assets under the management of trading systems based on the same general principles increase, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as AHL, or otherwise alter historical trading patterns or affect the execution of trades, to the significant detriment of Man-AHL 130.

For example, in the early 1990s a number of currency traders left major banks and began implementing their individual currency trading strategies. This resulted in several long-established technical currency traders discontinuing operations as the price patterns which their systems had been designed to identify were disrupted by the substantial new order flow into the markets.
•	AHL Has No Control Over the Market Conditions Which Will Dominate AHL’s Results. Although the AHL Diversified Program is as likely to be profitable as unprofitable in up or down markets, there is some tendency for managed investment products such as Man-AHL 130 — particularly those managed by systematic, trend-following advisors — to perform similarly during the same or approximately the same periods. Prospective investors must recognize that, irrespective of the skill and expertise of AHL, the success of Man-AHL 130 may be substantially dependent on general market conditions — not necessarily the same market conditions which would already affect the stock and bond markets but, for example, trendless periods in the futures markets — over which AHL has no control.
•	Reliance on a Single Futures Trading Strategy Creates Exposure to the Risk of Obsolescence of That Strategy. Man-AHL 130’s direct managed futures component represents a commitment solely to the AHL Diversified Program — a single manager, single strategy allocation. Any single strategy involves risk, and that risk may be heightened in the context of managed futures strategies due to their need to continually develop and adapt their strategies to changing market conditions and historical price information. Reliance on a single manager and strategy incurs the risk of the single manager’s strategy becoming outdated, as well as the risk of other adverse events affecting such single manager or strategy.
•	Possible Effects of Speculative Position Limits. Certain futures contracts traded by AHL — principally agricultural futures traded on US exchanges — are subject to speculative position limits restricting the maximum position which speculative traders (such as Man-AHL 130) may acquire. Furthermore, these limits will be applied aggregating all AHL accounts, not solely Man-AHL 130’s. In certain circumstances, these speculative position limits may prohibit AHL from acquiring positions which it would otherwise have believed to be in the best interest of Man-AHL 130.
•	Possible Effects of Daily Price Fluctuation Limits. Certain futures contracts traded by AHL — again, principally agricultural futures contracts traded on US exchanges — are subject to daily price fluctuation. Limits restricting the maximum amount by which the price of a contract can vary during a given trading day. Once the price has moved to the “daily limit,” it may be economically infeasible to close out positions against which the market is moving, resulting in AHL being unable to limit losses incurred on certain positions held by Man-AHL 130.
•	Man-AHL 130 Is Unlikely to Realize its Potential Except in the Medium- to Long-Term. The nature of AHL’s trend-following trading strategies, as well as the diverse alternative investment strategies used in managing the Sub-Funds, indicates that an investor must be prepared to be invested in Man-AHL 130 for a significant period of time in order to give the investment a realistic opportunity to achieve its objective. In the event of unexpected change in an investor’s financial circumstances or if unexpected financial needs arise, an investor may be compelled to redeem from Man-AHL 130 at an inopportune time.
Use of Proceeds
General
     Man-AHL 130 will invest approximately 30% of the proceeds of this offering in the Man-Glenwood Funds and the remainder will be used by Man-AHL 130 for the AHL Diversified Program, as reserves to support Man-AHL 130’s trading activities, and to pay expenses as described elsewhere in this Prospectus. Due to the leverage available in futures trading, Man-AHL 130’s investment of 30% of its assets in the Man-Glenwood Funds should have no effect on Man-AHL 130’s ability to maintain an AHL Diversified Program account on the same basis as if all of Man-AHL 130’s assets were invested in cash and cash equivalents and allocated between the futures brokers and banks or other financial institutions in order to support AHL’s futures trading. Giving consideration to the leverage employed by the Man-Glenwood Funds (approximately 18% to 20%) and to the fact that the AHL Diversified Program takes positions on behalf of Man-AHL 130 with a face amount of between approximately 300% and 800% of Man-AHL 130’s total Net Asset Value, Man-AHL 130’s investment in the Man-Glenwood Funds represents approximately 4% to 11% of Man-AHL 130’s total market exposure and the AHL Diversified Program approximately 89% to 96% of Man-AHL 130’s total market exposure.
     Man-AHL 130’s capital is maintained on deposit with its futures brokers and with banks or other financial institutions. Man-AHL 130 capital held with the futures brokers is maintained in segregated accounts, as required by CFTC Regulations or other applicable law. Man-AHL 130 capital supporting Man-AHL 130’s trading in foreign currency forward contracts is maintained as collateral with Royal Bank of Scotland plc (“RBS”) and JPMorgan Chase Bank, N.A. (“JPM”) which maintain accounts with Man-AHL 130’s foreign currency counterparties, possibly including members of the Man Group, generally in cash upon which Man-AHL 130 may receive an interest credit. Man-AHL 130 enters into forward transactions with RBS and JPM, which in turn, enter directly or indirectly, into forward transactions with currency dealers that trade with a spread between the price at which they are prepared to buy or sell a particular currency.
     The Managing Member does not anticipate making any distributions of Man-AHL 130 profits.
The AHL Diversified Program
     The AHL Diversified Program is a global managed futures program directed for Man-AHL 130 by AHL. The composite performance of the AHL Diversified Program as operated on behalf of all US accounts by the Managing Member and its affiliated CTAs is set forth on page 39 of this Prospectus and beginning on page Pt. II-11 in Part Two of this Prospectus.
     The AHL Diversified Program is a trading program that is systematic (i.e., the AHL traders’ market judgment has little to do with AHL’s trading), primarily technical (i.e., focusing on market prices rather than attempting to analyze fundamental economic data as a means of predicting prices) and primarily trend-following (i.e., attempting to identify price trends and taking positions in direct response to such trends). While AHL’s trading systems themselves are continuously being developed and/or adapted, and may be modified on the basis of fundamental data, the AHL trading approach leaves little room for discretionary decision-making by the AHL traders — perhaps the most important subjective judgment they make is whether to execute trades as a single order or as a series of different trades.
     The AHL Diversified Program is quantitative and primarily directional (i.e., it employs statistical models of market behavior in seeking to identify and take advantage of upward and downward price trends in the commodities markets). Trading takes place 24 hours per day and real-time price information is used to respond to price moves across a diverse range of approximately 34 exchanges in 100 different global markets encompassing stock indices, bonds, currencies, short-term interest rates, metals, energies and soft commodities. The AHL Diversified Program invests in a diversified portfolio of futures, options and forward contracts, swaps and other financial derivative instruments both on and off exchange.
     In addition to sector and market diversification, the AHL Diversified Program seeks to achieve diversification by combining various systems driven by computerized processes or trading algorithms, which sample prices in real-time and measure price momentum and breakouts spread over the approximately 100 markets traded. The trading algorithms seek to initiate positions in trending markets and close out positions when a high probability exists of a different trend developing, although the AHL Diversified Program may include algorithmic systems based on certain forms of quantitative fundamental data such as interest-rate data. For diversification, the AHL Diversified Program deploys investment capital across the full range of sectors and markets. Factors determining asset allocation weightings to different sectors and markets are market and sector correlations, expected returns, market access costs and market liquidity.
     Market volatility is one widely accepted indication of risk. The AHL systems are designed to reduce the exposure of an account, such as Man-AHL 130, to a market as its volatility — and, accordingly, risk — increases. The AHL Diversified Program systems, as applied, are intended to target defined volatility levels rather than returns, assisted by computer-supported analytical instruments and real-time risk control and management information systems.
     The AHL Diversified Program uses margin and considerable leverage to reach model allocations. Although there is no limit to the amount of leverage the AHL Diversified Program may employ, it will typically hold futures positions with a face amount equal to approximately 300% to 800% of Man-AHL 130’s Net Asset Value and typically employs 12% to 18% of an account’s notional value (i.e., trading level) to margin such positions.
     AHL’s trading process is the product of sophisticated research and applies a technical approach that has been in operation since 1987.  Since 1989, this approach has been operated, with modifications, by Man Group. Although the underlying investment methodology is proprietary and the precise details confidential, the guiding principles have remained unchanged through the years: diversification, discipline, efficiency, rigorous risk management and ongoing research. The AHL Diversified Program to be traded on behalf of Man-AHL 130 has been operating in the US since April 1998, although the AHL Diversified Program, as traded on behalf of non-US clients, has been operating since December 1990.
     The central investment philosophy is that markets are characterized by real and often fairly persistent pricing irregularities that are neither the result of random behavior nor the outcome of perfectly informed or rational decisions by market participants. Powerful computerized processes or trading algorithms are used to sample prices in real-time, seeking to identify and exploit the existence of price trends. The core trend-following strategies include trading approaches which are intended to close out positions once a trend is completed and there is a high probability of a different trend developing. These strategies combine multiple signal generators based on various time frames, ranging from two to three days to several months. The core trend-following component is complemented by proprietary strategies that seek to capture profits from the relative pricing of related positions rather than absolute price movements.
     Markets with higher liquidity and lower access costs can support higher trading frequencies and may receive greater allocation weightings in the portfolio.

     As of May 31, 2009, the composition of the AHL Diversified Program’s portfolio was as follows:

1 Currencies	23.7%
2 Bonds	19.1%
3 Stock indices	17.1%
4 Energies	16.6%
5 Metals	9.2%
6 Interest rates	8.9%
7 Agriculturals	5.4%
The sector allocations are designed to reflect the expected long-term risk exposure to each sector relative to the other sectors in the portfolio. Allocations are based on estimates of the risk of each sector. The portfolio structure and constituents are regularly reviewed by the investment management team and sector allocations are accordingly subject to material change at any time as well as from time to time.
All markets are futures and derivatives, not actual bonds, stocks, currencies or physical commodities.
     All the strategies and systems of the AHL Diversified Program are designed to target defined volatility levels rather than returns, and the investment process is underpinned by computer-supported analytical instruments and disciplined real-time risk and management information systems. A proprietary risk measurement method similar to the industry standard “value-at-risk” helps ensure that the rule-based decisions that drive the investment process remain within predefined risk parameters. Margin-to-equity ratios are monitored daily, and the level of exposure in each market is quantifiable at any time and is adjusted in accordance with market volatility. Market correlation is closely monitored to prevent over-concentration of risk and ensure optimal portfolio weightings. Market liquidity is examined with the objective of ensuring that Man-AHL 130 will be able to initiate and close out trades as indicated by AHL’s systems at market prices, while brokerage selection and trade execution are continually monitored with the objective of ensuring quality market access.
     Refinements to the AHL Diversified Program since its development include the introduction of market volatility controls, an increase in the number and diversity of markets, the introduction of 24-hour trading and systems differentiation to include strategies that complement the main trend-following trading algorithms.
     AHL may continue to increase the number and diversity of markets and instruments traded directly or indirectly by the AHL Diversified Program.
     Man-AHL 130, directly or indirectly, may receive interest income on margin and non-margin deposits with the futures brokers and the banks or other financial institutions with which Man-AHL 130 maintains deposits. Interest income, once accrued, is subject to the risk of trading losses. Man-AHL 130 may be subject to interest charges on negative balances should the interest income earned on the composition of foreign currency balances not outweigh the interest charge on the shortfall of US dollar balances.
     AHL may enter into foreign currency forward contracts in connection with Man-AHL 130’s futures trading denominated in currencies other than US dollars to hedge the exchange-rate risk exposure of the non-US dollar margin deposits supporting such trading. There can be no assurance that such hedging will be successful.
     Historically, the AHL Diversified Program has required only approximately 10% to 20% of an account’s capital to margin the full positions which the AHL Diversified Program acquires for an account with 100% of such capital. These low margin requirements (typical of many managed futures programs) make possible Man-AHL 130’s investment of 30% of its capital in the Man-Glenwood Funds. The capital represented by such investment would otherwise be held in reserve cash and cash equivalents in order to cover losses in the AHL Diversified Program. The Managing Member believes that, if need be, Man-AHL 130’s investment in the Man-Glenwood Funds can be liquidated through the Man-Glenwood Funds’ quarterly tender process to support Man-AHL 130’s AHL Diversified Program trading.

Investment in the Man-Glenwood Funds
     The Managing Member will invest approximately 30% of Man-AHL 130’s capital in the Man-Glenwood Funds, each a registered investment company, multi-strategy, multi-manager fund of funds which emphasizes efficient allocation of investor capital among hedge funds and other pooled investment vehicles with a range of investment strategies, managed by independent investment managers. This investment has the potential to generate higher yields than the cash or cash-equivalent instruments in which Man-AHL 130 will hold the bulk of its assets (used to support Man-AHL 130’s AHL Diversified Program trading) and also to perform in a manner with substantially low correlation to the AHL Diversified Program. Historically, the Man-Glenwood Funds have had low correlation to the AHL Diversified Program (as well as to stocks and bonds). The Managing Member will attempt to rebalance Man-AHL 130’s portfolio on a quarterly basis to maintain Man-AHL 130’s investment in the Man-Glenwood Funds at approximately 30% of Man-AHL 130 capital.
     The Man-Glenwood Funds are described in greater detail in the Appendix beginning on page APP-1. There can be no assurance that the Man-Glenwood Funds will be either profitable or perform with low correlation to the AHL Diversified Program.
     The Managing Member may at any time, through the Man-Glenwood Funds’ quarterly tender process, reduce or eliminate Man-AHL 130’s investment in the Man-Glenwood Funds if the Managing Member deems doing so to be necessary or advisable to maintain Man-AHL 130’s AHL Diversified Program trading as well as for regulatory or tax purposes.
     [Remainder of page intentionally left blank.]

Performance Of Man-AHL 130

Man-AHL 130 LLC — Class A Series 1 Units	Man-AHL 130 LLC — Class A Series 2 Units
(July 2007 — May 2009)	(April 2007 — May 2009)

Man-AHL 130 LLC — Class B Series 1 Units	Man-AHL 130 LLC — Class B Series 2 Units
(April 2008 — May 2009)	(April 2008 — May 2009)
     The performance information set forth below includes information considered to be “proprietary” because prior to February 2009, 50% or more of the beneficial interest in Man-AHL 130 was owned by the Managing Member through its investment in Class A Series 2 Units. However, the Managing Member’s investment is treated the same as any other investment in Class A Series 2 Units and is subject to the fees and expenses applicable to Class A Series 2 Units described in this Prospectus.
Type of Pool: Single-Advisor*/Publicly-Offered/No Principal Protection
Inception of Trading of Man-AHL 130: April 2007
Inception of Trading of Class A Series 1: July 2007
Inception of Trading of Class A Series 2: April 2007
Inception of Trading of Class B Series 1: April 2008
Inception of Trading of Class B Series 2: April 2008
Total Net Asset Value of Man-AHL 130: $33,615,511
Total Net Asset Value Attributable to Class A Units: $18,321,388
Total Net Asset Value Attributable to Class B Units: $15,294,123
Largest % Monthly Drawdown Class A Series 1: (8.0)% (July 2008)
Largest % Monthly Drawdown Class A Series 2: (7.9)% (July 2008)
Largest % Monthly Drawdown Class B Series 1: (7.9)% (July 2008)
Largest % Monthly Drawdown Class B Series 2: (7.8)% (July 2008)
Worst Peak-to-Valley Drawdown Class A Series 1: (14.0)% (June 2008 – Sept 2008)
Worst Peak-to-Valley Drawdown Class A Series 2: (13.7)% (June 2008 – Sept 2008)
Worst Peak-to-Valley Drawdown Class B Series 1: (13.5)% (June 2008 – Sept 2008)
Worst Peak-to-Valley Drawdown Class B Series 2: (13.3)% (June 2008 – Sept 2008)
Aggregate Subscriptions from Inception (Man-AHL 130): $33,164,435
Aggregate Subscriptions from Inception (Class A Units): $17,799,482
Aggregate Subscriptions from Inception (Class B Units): $15,364,953

	Monthly Rates of		Monthly Rates of
	Return — Class A Units		Return — Class B Units
Month	2007 Series 1	2007 Series 2	2007 Series 1	2007 Series 2
January
February
March
April		4.55%
May		3.96%
June		3.34%
July	(2.61)%	(2.51)%
August	(5.34)%	(5.25)%
September	7.68%	7.80%
October	6.00%	6.11%
November	0.07%	0.16%
December	(0.26)%	(0.15)%
Annual Return	5.02%	18.69%
	(6 mos.)	(9 mos.)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

	Monthly Rates of		Monthly Rates of
	Return — Class A Units		Return — Class B Units
Month	2008 Series 1	2008 Series 2	2008 Series 1	2008 Series 2
January	4.36%	4.47%
February	7.28%	7.39%
March	(0.17)%	(0.07)%
April	(1.59)%	(1.48)%	(1.80)%	(1.70)%
May	4.44%	4.55%	4.44%	4.55%
June	1.39%	1.50%	1.39%	1.50%
July	(7.97)%	(7.88)%	(7.90)%	(7.80)%
August	(4.37)%	(4.28)%	(4.34)%	(4.25)%
September	(2.26)%	(2.16)%	(1.87)%	(1.77)%
October	10.91%	11.03%	10.94%	11.06%
November	4.27%	4.38%	4.27%	4.37%
December	3.48%	3.59%	3.47%	3.58%
Annual Return	19.91%	21.41%	7.59%	8.60%
			(9 mos.)	(9 mos.)

	Monthly Rates of		Monthly Rates of
	Return — Class A Units		Return — Class B Units
Month	2009 Series 1	2009 Series 2	2009 Series 1	2009 Series 2
January	(1.00)%	(.90)%	(1.02)%	(.91)%
February	(.81)%	(.71)%	(.83)%	(.72)%
March	(5.32)%	(5.22)%	(5.25)%	(5.15)%
April	(4.56)%	(4.46)%	(4.57)%	(4.47)%
May	3.53%	3.64%	3.47%	3.58%
June
July
August
September
October
November
December
Annual Return	(8.14)%	(7.66)%	(8.16)%	(7.68)%
	(5 mos.)	(5 mos.)	(5 mos.)	(5 mos.)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Monthly Rates of Return are calculated by dividing each month’s net performance by Net Asset Value as of the beginning of such month. Net performance equals the sum of gross realized gains (losses) minus brokerage commissions, plus interest income, plus change in unrealized gains (losses), minus management fees, incentive fees and any operating expenses. Net performance is calculated separately for each Series of Units within a Class on the basis of Man-AHL 130’s Net Asset Value attributable to Units of such Series.

Compound Annual Rate of Return represents Monthly Rates of Return compounded over the number of months in a given period, i.e., each month’s rate of return in hundredths is added to one (1) and the result is multiplied by the previous month’s compounded rate of return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).
Drawdown is the loss experienced by a Series within a Class of Units over a specified period.
Worst Peak-to-Valley Drawdown is the largest decline in month-end Net Asset Value for a Series within a Class of Units (without adjustment for subscriptions and withdrawals) without such Net Asset Value being subsequently equaled or exceeded. For example, if the Net Asset Value dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Net Asset Value had risen approximately 2% or more in March, the peak-to-valley drawdown would have ended as of the end of February at approximately the (2)% level. The period indicated for the worst peak-to-valley drawdown is the period beginning with the month when the drawdown began and ending with the month as of the end of which the lowest Net Asset Value during the drawdown was reached.

*	Man-AHL 130 also invests in the Man-Glenwood Funds, as described in this Prospectus.

Management’s Discussion and Analysis of Man-AHL 130’s Operations
     Results of Operations
     Man-AHL 130 was organized on April 14, 2005 under the Delaware Limited Liability Company Act, and its Registration Statement under the 1933 Act, became effective on February 1, 2007. Its fiscal year ends on March 31. Man-AHL 130 commenced trading operations April 2, 2007.
     Man-AHL 130 is a speculative managed futures fund which trades pursuant to the AHL Diversified Program. The AHL Diversified Program is a futures and forward price trend-following, trading system. The AHL Diversified Program is entirely quantitative in nature and implements trading positions on the basis of statistical analyses of past price histories. Like most trend-following systems, the AHL Diversified Program is designed in the anticipation that most of its trades will be unprofitable; the objective of overall profitability depending on the system identifying certain major trends which occur and recognizing significant profits from participating in such trends.
     The past performance of the AHL Diversified Program is not necessarily indicative of its future results. This is the case with all speculative trading strategies. Moreover, the markets in which the AHL Diversified Program is active have seen major changes in recent years, including the influx of entirely different classes of market participants. These changed circumstances may mean that the markets in which AHL has previously traded are not necessarily representative of those in which it trades on behalf of Man-AHL 130.
     As a speculative futures fund, Man-AHL 130 effectively maintains all of its capital in reserve. Man-AHL 130 does not “buy” or “sell” futures or forward contracts in the traditional sense; rather, through taking positions in these markets, Man-AHL 130 acquires loss/profit exposure and uses its capital to cover losses and provide margin (which constitutes a good faith deposit towards Man-AHL 130’s obligation to pay such losses) to support its open positions. Man-AHL 130 maintains most of its capital in cash and cash equivalents.
     Performance Summary

	31-Mar-09	31-Mar-08
Ending Equity	$31,808,255	$20,408,632
     Man-AHL 130’s net assets increased $11,399,623 for the year ended March 31, 2009. This increase was attributable to aggregate subscriptions of $15,658,364, aggregate redemptions of $5,162,317 and net income from operations of $903,576.
     Management Fees of $851,887, Incentive Fees of $1,156,176, Client Servicing Fees (Series 1 Units only) of $63,873 and brokerage commissions of $4,466 were paid or accrued, and interest of $282,870 was earned or accrued on Man-AHL 130’s cash and cash equivalent investments, for the year ended March 31, 2009.
     Man-AHL 130 paid administrative expenses for legal, audit, accounting and administration services, limited to 1/12 of 0.50% per month of Man-AHL 130’s month-end NAV through March 2009. Beginning April 2009, all administrive expenses are being paid by Man-AHL 130, although the Managing Member may pay expenses in excess of such 0.50% per annum level in its discretion. Administrative and other expenses, paid or accrued, for the year ended March 31, 2009 were $667,608, which were offset in part by reimbursement from the Managing Member in the amount of $510,604.
     Futures trading programs are proprietary and confidential. As is the case with any speculative futures fund, it is impossible to predict how Man-AHL 130 will perform. It is not possible, as it is in the case of an operating business, to predict performance trends, analyze future market conditions or evaluate the likely success or failure of Man-AHL 130.
     There are certain general market conditions in which Man-AHL 130 is more likely to be profitable than in others. For example, in trendless or stagnant markets, the AHL Diversified Program is unlikely to be profitable. On the other hand, trending markets with substantial price change momentum can be favorable to the AHL Diversified Program. However, because of the continually changing population of market participants as well as supply and demand characteristics, it cannot be predicted how Man-AHL 130 will perform in any given market conditions.
     Three months ended March 31, 2009:
     During the three month period ended March 31, 2009, Man-AHL 130’s trading within the agricultural sector had mixed performance after small gains from wheat positions were offset by slight losses from exposure to soymeal, soybeans and corn. Trading in government bond markets posted a loss over the quarter. Primarily long positions in almost all markets were responsible for the losses as previously profitable trends become volatile and choppy, with many positions impacted by significant fluctuations in prices. Currency trading posted a loss over the quarter, with the majority of losses coming in the last three weeks of March. Long Japanese yen positions against the US dollar proved to be the largest detractor to performance. Energy trading had an overall negative quarter as the previous year’s trend in the oil market came to an end. Global recession pushed oil prices down while OPEC agreed to cut production and some positive economic data helped rally commodities. Losses were improved by positive performance in short natural gas trades. Interest rate trading was positive for the quarter. Long Euribor positions were responsible for almost of all of the sector’s positive performance. Trading in base metals made a slight loss over the period. Short positions in copper were the largest detractor from performance as the commodity experienced a rally towards the end of the period amidst improving US economic data and a more optimistic outlook for the Chinese economy. Short positions in aluminum proved to be the best performance as prices declined sharply over January as the outlook for future demand deteriorated and stock levels increased, pushing prices lower. Trading in precious metals posted a loss over the quarter. Stock trading was the greatest positive contributor to overall returns in the first quarter with overall short positions in stock indices producing solid returns. Positions in the S&P 500 and Euro-STOXX produced the largest gains while the Nasdaq 100 index held back the sectors performance.
     During the three month period ended March 31, 2009, the Man-Glenwood Funds’ commodity & macro Sub-Fund Managers posted a positive return for the quarter with the majority of gains coming from January as Sub-Fund Managers were able to capitalize on the moves in global fixed income and currencies. Returns for global macro Sub-Fund Managers were mixed for the last month of the quarter. Sub-Fund Managers who were up for the month largely benefited on bond market moves (both on the long and short ends of global yield curves). Negative performance was largely driven by long US dollar positions and long energy during the second half of the month. The distressed and credit style posted a positive return for the quarter. In March, the majority of the Sub-Fund Managers benefited from long debt and equity positions. The equity hedge style posted a positive return over the quarter. As global equity markets deteriorated in January and February, equity hedge Sub-Fund Managers with net-short positions, particularly in financial, consumer related and healthcare stocks, outperformed. Other Sub-Fund Managers that executed an active trading style were able to generate returns by taking advantage of market flows as well as actively trading earnings seasons. Event driven Sub-Fund Managers had a difficult January and February as Sub-Fund Managers were impacted by the broad sell-off in equity markets. A large number of Sub-Fund Managers saw core long positions in a variety of sectors trading down, resulting in significant losses for this style. Relative value Sub-Fund Managers closed out the first quarter with solid performance, as improved investor sentiment resulted in market prices re-aligning with fundamental prices. The convertible arbitrage strategy as a whole has enjoyed a strong quarter as risk appetite has started to return. Additionally volatility strategies have proved beneficial. Single stock volatility trading has also been profitable as markets started to focus on specific factors rather than macro headlines. The variable equity style started off January in the negative territory but ended the quarter on a strong note. Positive contributions came from Sub-Fund Managers that ran with more net long exposure to Asian and European markets, specifically in the industrial and financial sectors.
     Three months ended December 31, 2008:
     During the three month period ended December 31, 2008, trading by the AHL Diversified Program in all sectors contributed to performance, led by strong gains from currency and bond markets. Lingering concerns over the sustainability of the global banking system, worldwide recessionary fears, talk of deflation and severe risk aversion were all issues that made this period a challenging investing environment. However, amid this testing environment many financial markets exhibited strong trending behavior. Trading in base metals enjoyed a profitable quarter. Short positions were held for the majority of markets traded and trading in precious metals finished the quarter relatively flat. Trading in energy markets posted significant gains. Positions held within the agricultural sector posted a profit over the quarter as all but one contract contributed positively to overall performance. Government bond markets generally rallied throughout the quarter as the economic outlook worsened. Trading in stock indices also posted a gain over the period. Short positioning in almost all markets traded contributed positively to overall performance while interest rate trading enjoyed a profitable quarter, contributing strong gains despite a relatively small allocation. Strong trends emerged in interest rate markets as it became apparent that central banks around the globe would respond to the growing economic crisis and increasing talk of deflationary pressures by aggressively slashing interest rates. Trading in currency markets posted a strong return, ending the quarter as the largest contributor to profits. One of the key trades this quarter was short British pound positions against the US dollar and Euro. The US dollar was viewed by investors as a safe haven currency and as such attracted a huge amount of buying interest.
     During the three month period ended December 31, 2008, the Man-Glenwood Funds’ commodity and macro Sub-Fund Managers posted mixed results with the bulk of losses stemming from a difficult October which saw extreme price movements across all asset classes. The equity hedge style posted a positive return for the quarter. Volatility spiked to a record high 80% on October 27 before closing around 60%. Event driven Sub-Fund Managers have had a difficult time this year, as this style tends to move in sympathy with the equity markets. Activist Sub-Fund Managers were largely down in the quarter. The relative value style posted negative performance overall. Gloomy economic data set the tone for continued falling government bond yields as central banks maintained their policy of aggressively cutting rates. Variable equity Sub-Fund Managers posted negative returns for the quarter. Losses from long-biased thematic Sub-Fund Managers offset any gains. The majority of the distressed and credit Sub-Fund Managers posted negative returns for the quarter. The best performing Sub-Fund Manager posted consistently positive performance through the quarter. This was largely attributable to net short positioning.
     Three months ended September 30, 2008:
     During the three month period ended September 30, 2008, trading by the AHL Diversified Program in the agricultural sector produced a small loss. However, short positions in cotton and wheat profited over the quarter. Gains, however, were more than offset by long positions in corn and soybeans after both suffered severe price declines after reaching record highs. The grain market also came under increasing pressure as the US dollar rebounded over the period. Bond trading posted a loss over the third quarter. Euro Bond and UK Gilt positions posted the majority of their losses in July as short positions struggled. European Bond prices ticked upwards as economic data continued to indicate that the European economy as a whole was under pressure. Positions in Japanese bonds posted a solid gain in August, but in September this gain was reversed and additional losses occurred. Long Australian bonds achieved strong profits in August. The currency component incurred a loss over the reporting period. Long positions in the euro against the US dollar detracted from performance as the US dollar increased against the euro. Long positions in the Australian dollar against the US dollar were also among the main detractors. Short positions in the Japanese yen against the US dollar also proved detrimental to overall performance. Long positions in the euro against the Swiss franc and the British pound posted further losses as the European single currency weakened significantly. Further positive contributions came from short positions in the Swiss franc against the US dollar as the US currency strengthened over the course of the reporting period. Trading within the energy sector posted a sharp decline in the 3rd quarter of 2008 as all markets posted losses. Natural gas prices fell by almost 50% over the period. Reports from the US Energy Department highlighted an increase in inventories as the economic picture continued to deteriorate, reducing demand. Interest rate positions posted a loss over the quarter. Trading in Euribor contracts was the main source of negative returns as prices remained volatile and without a clear trend for the majority of the quarter. On the positive side, long positions in Australian T-Bills posted solid gains in August and September. Metal trading posted a loss over the period. Although initially profiting, gains reversed into losses after prices tumbled over the majority of July. Long copper positions generated further losses in August as recessionary fears deepened. On the positive side, short nickel trades performed well. Short positions in numerous stock indices provided strong profits over the period after global equities fell sharply as the credit crisis continued to deepen and spill over into the wider economy. Returns were mainly accrued from Asia-Pacific indices such as the Nikkei 225, TOPIX and Hang Seng after they experienced some of the greatest falls over the quarter. Short positions in the S&P 500 index also harvested profits over the period.
     During the three month period ended September 30, 2008, the Man-Glenwood Funds’ commodity & macro Sub-Fund Managers posted losses. The sell-off in commodities that began in July continued throughout the quarter. Market volatility reached historic highs at quarter-end as technical pressures and unprecedented government interventions seemed to only aggravate already poor market conditions. Strong reversals (in terms of speed and magnitude) in equities, currencies, fixed income and commodities throughout September had a significant negative effect on most Sub-Fund Managers’ performance. The majority of positive returns were generated from relative value trades early in the quarter with their defensive posture helping to preserve capital as the markets deteriorated. However, the government ban on short selling prevented the short common equity from hedging losses from the long trust preferreds. Equity hedge Sub-Fund Managers also had a difficult quarter, posting negative returns across the board with the exception of our dedicated short sellers. Event driven and activist Sub-Fund Managers have had a difficult year so far and the third quarter was no exception. Overall, the relative value allocation underperformed. Convertible arbitrage Sub-Fund Managers suffered the most due to continued credit concerns and very limited liquidity. One multi-strategy Sub-Fund Manager benefited from the relative performance of specific stock positions in their relative value, special situations and merger arbitrage trades and posted strong positive performance for the quarter. Performance for variable equity Sub-Fund Managers was largely negative for the quarter (most losses came in September).
     Three months ended June 30, 2008:
     During the three month period ended June 30, 2008, the agriculturals component of the AHL Diversified Program returned a profit as long positions in corn led performance. Short positions in wheat incurred losses after the commodity rallied in June. Long positions in cocoa made gains, predominantly in June. Bond trading posted a loss as gains in European bonds were offset by losses in Japanese government bonds and US Treasuries. Short positions in Euro-Bund, Euro-Schatz and Euro-BOBL profited. However, losses in April affected returns after long Japanese bonds experienced a large-scale sell-off as annual inflation hit a 10-year high. Later in the period, short positions in Japanese bonds suffered as yields fell. Trading in US Treasuries was also negative as a choppy environment led to losses in both long and short positions. Currency trading finished the quarter flat as gains from long Brazilian real and Australian dollar trades against the US dollar were offset by losses realized from short Japanese yen and British pound positions against the US dollar as well as unfavorable results from Swiss franc trading against the US dollar. Trading within the energy sector secured the largest gains over the 2nd quarter of 2008 as all markets posted gains. Long natural gas positions also added strong profits over the quarter as prices rose 31%, peaking at US $13.353. Long positions in other crude oil distillates such as RBOB gasoline, heating oil and gas oil also posted strong profits over the quarter. Interest rates trading performed well, driven by short positions in Euribor and Short Sterling contracts, although towards the end of the quarter short positions in Eurodollar contracts produced losses. Metals trading posted a flat return. Base metals contributed profits with long positions in copper and aluminum paying off well, while short positions in zinc supported well. However, precious metals offset gains after long gold trades suffered from a drop in prices to around US $850 at the beginning of May. Towards the end of the period, gold started to recover. Stock trading incurred a loss, with trades in the Nikkei 225 and Topix 100 indices proving to be the main detractors to performance. Short equity positions, particularly in the Japanese indices mentioned above, suffered in April and May. However, in June, global equities plummeted. As a result long positions in a number of headline bourses, such as the Nasdaq 100, detracted from performance.
     During the three month period ended June 30, 2008, the Man-Glenwood Funds’ commodity & macro Sub-Fund Managers posted a strongly positive return. The top performing distressed and credit Sub-Fund Manager has consistently generated positive performance in a variety of strategies and geographies over the quarter. Equity hedge Sub-Fund Managers generally posted a profit for the quarter, with the exception of one Sub-Fund Manager that underperformed in June. A dedicated short seller, finished the quarter in positive territory rebounding from earlier losses. A Japan-focused, market neutral Sub-Fund Manager has consistently generated solid performance throughout the quarter; both of their sub-trading styles (e.g., fundamental and flow-oriented) contributed. Event driven Sub-Fund Manager performance was mixed generating a slightly positive overall return at the style level. The general tone of the market was negative and US event Sub-Fund Managers have been slow to increase gross and net exposures in this environment. An activist Sub-Fund Manager suffered losses in consumer-oriented positions but maintains high conviction in these holdings. Several Sub-Fund Managers suffered in June offsetting gains from the beginning of the quarter. One thematic, “friendly” activist Sub-Fund Manager made major gains in beginning of the quarter on their alternative energy and engineering & construction holdings (these positions gave up some gains in June but the Sub-Fund Manager is still up around 25% on the quarter). Positive relative value performance for the quarter was driven largely from one convertible arbitrage Sub-Fund Manager. Variable equity Sub-Fund Managers posted mixed, but overall positive, performance.
     Three months ended March 31, 2008:
     During the three month period ended March 31, 2008, Man-AHL 130’s trading within agricultural markets made gains across the majority of contracts, with corn trading providing the largest contribution. Soy-based products rose to record highs during February, although March saw a retraction in prices, paring earlier gains from long positions. Bond trading accrued profits as Japanese bonds and US Treasuries led the way. Currency trading contributed excellently during the period. Long positions in various currencies, in particular the euro and the Swiss franc, against the US dollar proved highly beneficial. Energy delivered a solid profit for the quarter. Long positions in crude oil were beneficial, with prices closing at a then record high of US$110.33 per barrel on March 13, 2008. Long positions in distillate products such as gas oil and heating oil produced profit. Precious metals trading made a solid profit as long positions in gold, silver and platinum made gains.  Positive trading in copper offset losses from aluminium. Trading in short-term interest rates posted a firm gain over the first quarter despite market volatility. Long positions in Eurodollar and Euribor contracts posted the largest part of gains. However, these earlier gains were reduced in the latter part of the quarter. Stock market trading posted a gain over the quarter, with short positions in the Nikkei, TOPIX and S&P 500 proving particularly fruitful. Short exposure to European markets such as the Euro Stoxx, CAC40 and Dax also contributed to gains. However, some profits were reversed as indices rose higher at the end of March 2008.
     During the three month period ended March 31, 2008, the Man-Glenwood Funds’ commodity and macro Sub-Fund Managers posted a profit over the first quarter. Over the course of the quarter, Sub-Fund Managers gave back earlier gains. Returns for equity hedge Sub-Fund Managers reflected the high levels of dispersion in the equity markets; ranging from -2.1% in a Japan-focused Sub-Fund Manager to +9.0% in a US focused short-only Sub-Fund Manager.  European Sub-Fund Managers that posted positive returns achieved this mainly through sector positioning and stock picking (financials and consumer shorts and longs in resource companies were top gainers). Asia focused Sub-Fund Managers that were successful actively traded their portfolios.  Notwithstanding some positives in the quarter, overall performance in this style was negative.  During the fourth quarter of 2007, despite the overall negative performance by event driven Sub-Fund Managers, a handful of activist Sub-Fund Managers did find mild success, and performance in the relative value style was driven largely by the performance of one Sub-Fund Manager that focused on relative value within the residential mortgage-backed securities (RMBS) space.  Variable equity posted a negative return over the quarter. The first quarter of 2008 proved to be one of the most turbulent in history for the credit markets, with Sub-Fund Managers in the distressed & credit arena largely posting losses for the product. Sub-Fund Managers with a net short bias profited from investors liquidating positions, while long exposure to leverage loan deals and equities negatively impacted performance. Of note, short positions in sub-prime mortgages and banks returned strongly, but these gains were more than offset by indiscriminate selling in various areas of the market.
     Three months ended December 31, 2007:
     During the three month period ended December 31, 2007, Man-AHL 130’s trading within agricultural markets posted positive returns, with significant gains recorded from soybeans and corn. In October, agriculturals experienced a slight loss as long positions in wheat suffered. Strong performance in November was driven by long trades in soybeans. Strong performance continued in December, driven by soy products and corn. Trading in bonds made a positive contribution to Man-AHL 130’s performance. US Treasury bonds and Japanese bonds delivered positive returns, while Eurobonds negatively impacted performance. A general switch into long positions in US Treasury bonds was costly at first but proved particularly fruitful in November. Japanese bonds appreciated in similar fashion over November. Currency trading posted strong returns during the final quarter of 2007. Strong trends re-emerged following the turmoil of the third quarter, which Man-AHL 130 was able to capture. Long euro positions versus the US dollar and British pound performed well during the period. Further profits came from long Swiss franc positions against the US dollar. Long Canadian dollar trades versus the US dollar also produced gains. Trading in the energy sector accrued significant profits. Substantial gains were experienced from long crude oil, heating oil and gas oil positions. However, in November, crude oil and other distillate products incurred losses after prices dropped over the final week of the month. Short positions in natural gas lifted performance in November. In December, performance was once again positive, with a rise in the price of crude oil and other distillate products offsetting losses in natural gas. Man-AHL 130’s metal trading posted a profit during the period with long positions in gold making excellent gains. Trading in short-term interest rates posted a firm gain over the fourth quarter, with Eurodollar and short Sterling contracts contributed most to profits over the period. Finally, stock market trading posted a loss over the quarter, with long positions in the Nasdaq 100 and Euro-Stoxx index the leading detractors.
     During the three month period ended December 31, 2007, the performance for the Man-Glenwood Funds’ commodity & macro Sub-Fund Managers was strongly positive. In October, Sub-Fund Managers benefited from a sharp decline in the US dollar relative to most G7 and emerging market currencies. Sub-Fund Managers that performed strongly mid-quarter benefited from tactical oil and metals positions as well as yield curve steepening trades. Sub-Fund Managers largely benefited from the increase in currency, equity and interest rate volatility as well as from tactical long positions in oil, gold and agricultural commodities. Equity hedge Sub-Fund Manager returns were widely dispersed over the quarter, although the majority of Sub-Fund Managers ended in positive territory. The volatile, high dispersion environment was beneficial for stock pickers, with Sub-Fund Managers who had a trading component within their strategy able to generate positive alpha, opportunistically. This dispersion theme continued in the fourth quarter with event driven Sub-Fund Managers generating a wide range of returns, although final returns were positive. A Sub-Fund Manager focused on a variety of energy related themes posted strong quarter-end performance, recovering from mid-quarter losses. Elsewhere, an activist Sub-Fund Manager profited from short positions in financials and monolines. In relative value, significant gains for the quarter were generated by one Sub-Fund Manager with a distinctly short-credit bias specializing in lower rated tranches of sub-prime and other mortgage-related debt. Gains for the quarter were offset by another Sub-Fund Manager’s December losses, primarily driven by broken merger deals. Quarter returns for variable equity were negative as performance from long-biased Sub-Fund Managers, regardless of the region, offset gains elsewhere. As sub-prime related write-downs gradually emanated through newswires, long positions in financial names were affected, while the ensuing flight from risk saw cyclical sector stocks sold off in preference for defensive stocks, also to the detriment of our Sub-Fund Managers. Distressed & credit performance was driven largely by one Sub-Fund Manager that took out short positions in financial services companies including broker-dealers. Finally, additional gains were made from short holdings in sovereign debt, commercial mortgages and consumer/retailers stocks.
     Three months ended September 30, 2007:
     During the three month period ended September 30, 2007, trading by the AHL-Diversified Program in the agricultural sector produced positive returns, led by strong returns from long positions in wheat. Trading in soy beans and soy meal added further gains while most other agricultural contracts traded close to flat over the period. Bond sector trading resulted in losses as bond yields trended almost uniformly lower over the period. Short positions in Australian bonds proved costly at the beginning of the period, while a long bias in Eurobond contracts also struggled towards the end of the quarter. Japanese bond trading delivered positive results. Trading in currencies was slightly negative for the quarter. Initially, strong profits accrued as short positions in the US dollar against a variety of currencies were beneficial. The energy sector produced solid returns in the quarter. The principal driver behind performance came from long holdings in crude oil futures contracts. Elsewhere, modest gains were made in short natural gas and long gas oil positions. The metals complex was dominated by long positions in gold. Elsewhere, trading in silver and copper was flat while long nickel positions detracted from performance. Trading in the short-term interest rate market was profitable and relatively stable throughout the quarter. Slight losses came from long positions in short sterling and euribor contracts. Long positions in Eurodollar contracts proved effective. Trading within the stock sector detracted somewhat from performance over the quarter as indices saw considerable volatility. Positions in the Japanese Nikkei 225 detracted from performance along with positions in the US markets including positions in the S&P 500 index. Hong Kong’s Hang Seng index rose, benefiting long positions.
     During the three-month period ended September 30, 2007, the commodity & macro style pursued by the Man-Glenwood Funds posted a positive return despite difficult market conditions. Key drivers of positive returns were long positions in equities and commodities toward the end of the period as well as short positions in US mid-cap equities and long volatility earlier in the period. Reversals in FX markets and fixed income exposure detracted from performance. The equity hedge style contributed positively over the period. Long equity trades, particularly in Asian developing market equities, yielded strong returns. Some Sub-Fund Managers showed losses in August, but most were able to pare losses as markets rebounded. The event driven style produced losses despite a strong finish to the quarter. Losses were realized primarily during the middle of the period. Merger arbitrage strategy suffered, but ended the period well. The relative value style generated positive returns, primarily by short credit biased Sub-Fund Managers, despite mid-period losses. Despite gains in September, variable equity Sub-Fund Managers ended down, posting negative returns early in July into mid August. Long positions in financials, US homebuilders and steel as well as Japanese consumer equities were the most costly. Sub-Fund Managers were, however, able to recover later in the quarter. Lastly, the distressed and credit style was close to flat over the period.
     Three months ended June 30, 2007:
     During the three month period ended June 30, 2007, performance of the AHL Diversified Program in the agriculturals sector was relatively flat until the final few weeks of the period where it made a small loss. Trading performance was dominated by long positions in soybeans and soy oil. Positions in corn and wheat performed negatively. Trading in the bond sector made a positive contribution to Man-AHL 130’s performance. The leading trade was a short position in US Treasuries. Short trades in Euro Bund and UK Gilts also returned profitably. The currency sector generated excellent returns over the period as a short position in the Japanese yen against the US dollar powered profits. A long position in the Canadian dollar against the US dollar performed well. Trading in the energy sector resulted in a modest loss during the period. Short positions in crude oil were unprofitable. Natural gas was a positive contributor. The metals complex posted the largest negative return, albeit a relatively minor one, as nickel continued its fall from May’s record high. Long positions in the precious metals, gold and silver, generated slight losses. Short-term interest rate trading was profitable as gains were accrued via a three pronged attack which featured short trades in Euribor, Short Sterling and Eurodollar contracts. Finally, trading within the stock sector proved beneficial as indices endured a rather volatile period but ended up over the three months. Long positions in the DAX 30 and S&P 500 indices were strong contributors to, while the Japanese Topix and Nikkei 225 composites slightly detracted from, performance.
     During the three month period ended June 30, 2007, the commodity and trading style pursued by the Man-Glenwood Funds posted a strong return over due to significant currency moves in the US dollar, euro and British pound. Strengthening in some metals provided solid opportunities for global macro, trend following and discretionary trading Sub-Fund Managers, while short US and European bond trades proved profitable. The equity hedge style generated a positive return. In the US, specific trades in technology, telecom, financial services and steel sectors performed well. In Europe, a positive deal environment generated strong returns in both long and short books across the financials and technology areas. Emerging market names, particularly in the internet, telecom, advertising, and software sectors were also positive contributors. The event driven style generated strong performance early and mid-

quarter. In April and May, merger and acquisition activity surged in both the US and Europe providing an abundance of opportunities. By quarter end, volatility within the credit markets spilled over into equities and adversely impacted merger arbitrage spreads. Relative value style performance was primarily driven by capital structure arbitrage, credit arbitrage, and multi-strategy Sub-Fund Managers early in the second quarter. Towards quarter end, deteriorating conditions within the sub-prime mortgage market allowed several Sub-Fund Managers to profit, as they positioned their portfolios in anticipation of such an event. In the US, positions in steel manufacturers, engineering companies, homebuilders, cyclicals, transportation, consumer retail, materials, financials and targets of acquisitions by private equity groups were significant performance drivers for US variable equity Sub-Fund Managers. Elsewhere, European, Japanese and Asian ex Japan Sub-Fund Managers also contributed to performance. Finally, the distressed and credit style posted a gain over the quarter. Credit markets performed well early in the quarter. From mid-quarter through quarter-end, and despite high yield credit spreads widening, Sub-Fund Managers benefited from security-specific positions that traded higher as a result of certain catalysts that were realized.
     Capital Resources
     Due to the low margins required to support futures and forward trading, only approximately 10% to 20% of the capital of a managed futures fund such as Man-AHL 130 is needed to margin its positions. Man-AHL 130 holds most of its capital in cash and cash equivalents while investing approximately 30% of such capital in the Man-Glenwood Funds, both for profit potential and diversification purposes. Man-AHL 130’s investment in the Man-Glenwood Funds cannot be used to margin its futures trading and would be liquidated to the extent that the Managing Member was able to do so and deemed it advisable to do so to support Man-AHL 130’s futures trading. There can be no assurance that Man-AHL 130 will maintain any investment in the Man-Glenwood Funds. The Managing Member is under no obligation to maintain Man-AHL 130’s investment in the Man-Glenwood Funds, and may reduce or eliminate such investment at any time through the Man-Glenwood Funds’ quarterly tender process.
     Man-AHL 130, not being an operating company, does not incur capital expenditures. It functions solely as a passive trading vehicle, and after its initial allocation to the AHL Diversified Program and the Man-Glenwood Funds, its remaining capital resources are used only as assets available to provide variation margin and pay expenses and trading losses incurred on Man-AHL 130’s AHL Diversified Program account, as well as invest in the Man-Glenwood Funds to maintain appropriate exposure.
     Liquidity
     The AHL Diversified Program generally maintains highly liquid positions, and the assets held by Man-AHL 130 to support AHL’s trading are cash or highly-liquid Treasury bills, deposit accounts or other cash equivalents.
     Man-AHL 130 invests a limited portion of its capital in the Man-Glenwood Funds. Because the Man-Glenwood Funds are closed-end registered investment companies, members of the Man-Glenwood Funds do not have the right to require the Man-Glenwood Funds to repurchase any or all of their units. To provide a limited degree of liquidity to investors, the Man-Glenwood Funds offer quarterly liquidity through discretionary tender offers for their units pursuant to written tenders. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Man-Glenwood Funds’ Boards of Managers, in their sole discretion. Under certain circumstances, such tender offers may not occur as scheduled or may not be sufficient to satisfy the full amount requested to be repurchased by Man-AHL 130. However, the Man-Glenwood Funds’ component of Man-AHL 130’s portfolio represents an allocation of only 30% of Man-AHL 130’s capital, and the Managing Member believes that any delays in receiving repurchase payments from the Man-Glenwood Funds are unlikely to adversely affect Man-AHL 130’s operations.
     The Managing Member does not anticipate the need for additional sources of liquidity, given that approximately 70% of Man-AHL 130’s capital is held in cash and highly liquid cash equivalents, and, if necessary, Man-AHL 130 is expected to be able to liquidate part of its investment in the Man-Glenwood Funds through the Man-Glenwood Funds’ quarterly tender process.

     During its operations through March 31, 2009, Man-AHL 130 experienced no meaningful periods of illiquidity in any of the numerous markets in which it trades.
     Accounting Principles
     Man-AHL 130 records its transactions in futures and forward contracts, including related income and expenses, on a trade-date basis. Open futures contracts traded on an exchange are valued at market, which is based on the closing settlement price on the exchange where the futures contract is traded by Man-AHL 130 on the day with respect to which Man-AHL 130’s Net Asset Value is being determined. Open forward contracts and other derivatives traded on the interbank market are valued at their settlement price on the day with respect to which Man-AHL 130’s Net Asset Value is being determined.
     Man-AHL 130 will value its investment in each Man-Glenwood Fund at its net asset value, which approximates fair value, as provided by the Man-Glenwood Funds.
     The preparation of financial statements in conformity with accounting principles generally accepted in the US requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements. Based on the nature of the business and operations engaged in by Man-AHL 130, the Managing Member believes that the estimates utilized in preparing Man-AHL 130’s financial statements are appropriate and reasonable; however, actual results could differ from the estimates. The estimates do not provide a range of possible results that would require the exercise of subjective judgment. The Managing Member further believes that, based on the nature of the business and operations of Man-AHL 130, no other reasonable assumptions relating to the application of Man-AHL 130’s critical accounting estimates other than those to be used would likely result in materially different amounts from those reported.
     Off-Balance Sheet Arrangements
     Man-AHL 130 does not engage in off-balance sheet arrangements with other entities.
     Contractual Obligations
     Man-AHL 130 does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company or that would affect its liquidity or capital resources. Man-AHL 130’s sole business is trading futures contracts, forward currency and other OTC contracts, both long (contracts to buy) and short (contracts to sell), and investing in cash, cash equivalents and its investment in the Man-Glenwood Funds. It is intended that all of Man-AHL 130’s futures, forward and OTC contracts are settled by offset, not delivery. The substantial majority of such contracts are for settlement within four to six months of the trade date and the substantial majority of such contracts are held by Man-AHL 130 for less than four to six months before being offset or rolled over into new contracts with similar maturities. Man-AHL 130’s annual audited financial statements present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of Man-AHL 130’s open positions, both long and short, at March 31, 2009 fiscal year-end.
Management of Man-AHL 130
The Managing Member
     General
     Man Investments (USA) Corp., a Delaware corporation, serves as Managing Member with broad oversight over the operations and affairs of Man-AHL 130. The Managing Member has been registered with the CFTC as a commodity pool operator (“CPO”) and CTA since February 28, 2002 and has been a member of the NFA since February 28, 2002 as well. The Managing Member is also registered as an investment adviser with the SEC. Under the LLC Agreement, the Managing Member has the power to enter into, make and perform any contracts, agreements or other undertakings it may deem advisable, including the delegation of any of its responsibilities to other agents, in conducting the business of Man-AHL 130, including but not limited to contracts, agreements or other undertakings with persons, firms or corporations with which the Managing Member or any other Unitholder is affiliated. In this regard, it is expected that the Managing Member will consult with and/or utilize research and/or other information provided by other members of the Man

Group. The principal business address of the Managing Member is 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606.
     The Managing Member is a subsidiary of Man Group plc, which is listed on the London Stock Exchange and a constituent of the FTSE 100 index of leading UK stocks. Man Group plc is a leading global provider of alternative investment products and solutions for private and institutional investors worldwide seeking to deliver absolute returns with a low correlation to equity and bond market benchmarks. The Man Investments division of Man Group plc has launched approximately 500 alternative investment products, including numerous commodity pools, and, as of June 30, 2009, had $43.3 billion under management.
     The Managing Member purchased Class A Series 2 Units as an initial contribution to Man-AHL 130 in an amount of $15 million. The Managing Member may only make withdrawals from the Managing Member’s Contribution to the extent that such withdrawals are offset, dollar for dollar, by additional subscriptions for Units of either Class. Such withdrawals may be made taking into account redemptions and losses of Man-AHL 130 and subject to the terms of Class A Units, the terms of the LLC Agreement and the requirement that the Managing Member maintain an investment in Man-AHL 130 equal to at least the greater of $25,000 or 1% of Man-AHL 130’s Net Asset Value (inclusive of the Managing Member’s Contribution).
     As of June 30, 2009, the value of the Managing Member’s Contribution was approximately $11,173,853.
     As of June 30, 2009 the Managing Member has withdrawn $8,300,000 of the Managing Member’s contribution.
     The Managing Member or any of its principals may trade for their own accounts; the records of such trading will not be available for review by investors in Man-AHL 130.
     Performance information for the Managing Member is set forth on pages 21 to 23 and pages 37 to 39.
     Principals
     The Managing Member’s principals are Andrew Stewart, Alicia Derrah and Man Investments Holdings Inc. The Managing Member is responsible for maintaining the allocation percentages as established in this Prospectus, but is not responsible for making trading decisions for Man-AHL 130. The biographies of the officers and principals of the Managing Member follow. The principals of the Managing Member do not hold any investments in Man-AHL 130.
     Andrew Stewart, born 4/15/74. Mr. Stewart is a Director of the Managing Member as well as President, Chief Executive Officer and Chief Operating Officer. In addition to his affiliation with the Managing Member, Mr. Stewart is also the President and Chief Operating Officer of the Selling Agent. Mr. Stewart joined the Managing Member in May 2008, and is responsible for overall supervision of the Managing Member’s and Selling Agent’s activities in the US. Mr. Stewart works closely with the US management team, as well as the intermediary sales team and the institutional relationship management team, based in Chicago and New York respectively, to develop strategic business planning. Mr. Stewart is registered as an associated person of the Managing Member and is listed as a principal of the Managing Member as of November 4, 2008.
     Prior to joining the Managing Member in 2008, Mr. Stewart held several positions at an investment management firm, Financial Risk Management’s (“FRM”) US affiliate, FRM Americas, LLC, which most recently, until his departure in May 2008, included his position of Director — Product Development and Strategy. Mr. Stewart was also a member of FRM Americas’ Global Marketing Board and various other management committees. At various times from June 2005 to January 2007, Mr. Stewart served as FRM Americas’ Head of Business Development, General Counsel, Chief Compliance Officer and was a member of FRM Americas’ Board of Directors. Additionally, between August 2003 and June 2005 he held various management positions, including Senior Vice President, Senior Counsel and Head of Transaction Business Legal Group, at FRM’s London office. Before joining FRM, Mr. Stewart was an Associate in the investments funds practice group at Akin Gump Strauss Hauer & Feld LLP from September 1999 to August 2003. Mr. Stewart received a B.A. from the University of California, Santa Barbara and a J.D. from Indiana University.

     Alicia Borst Derrah, born 3/17/58. Ms. Derrah is the Chief Financial Officer, Vice President and Secretary of the Managing Member and of the Man-Glenwood Manager. She has also been the Principal Financial Officer of the Man-Glenwood Funds since 1993. She is also the Principal Financial Officer of the Portfolio Company and the Financial and Operations Principal for the Selling Agent. Ms. Derrah joined the Managing Member in October 2005 and joined the Man-Glenwood Manager in September 1992 and is responsible for their respective accounting and financial reporting functions. Ms. Derrah is registered as an associated person of the Managing Member and is listed as a principal of the Managing Member as of November 16 and November 17, 2005, respectively. Ms. Derrah is registered as an associated person of the Man-Glenwood Manager and is listed as a principal of the Man-Glenwood Manager as of October 22 and October 20, 1993, respectively.
     From December 1987 to August 1992, Ms. Derrah was employed by Arthur Andersen LLP as a senior auditor in the Financial Services division of the firm. Ms. Derrah’s clients included the Man-Glenwood Manager, bank holding companies and capital markets institutions. Prior to joining Arthur Andersen, Ms. Derrah was employed by The Sanwa Bank, Ltd., in its Chicago branch office, as an analyst in the corporate finance area from April 1981 to December 1987. In that capacity, Ms. Derrah worked primarily with local Fortune 500 companies and was responsible for both corporate credit analysis and continued business development. Ms. Derrah is a C.P.A. and received a B.A. from Mundelein College.
     Man Investments Holdings Inc., a Delaware corporation, has also been a principal of the Managing Member since February 28, 2002, but does not participate in making trading or operational decisions for Man-AHL 130. Man Investments Holdings Inc. is an indirect, wholly-owned subsidiary of Man Group plc.
AHL
     The AHL Diversified Program is a managed futures program managed by Man-AHL (USA) Limited, a member of the Man Group, which is registered with the CFTC as a CTA and a member of the NFA since May 22, 2003 and is registered in the UK with the Financial Services Authority. The principals of AHL are Timothy Wong, Michael E. Robinson, Riju Sathyan, Harris Skaliotis and Man Investments Holdings Limited. Mr. Wong is responsible for the trading decisions of AHL. The biographies of Mr. Wong, Mr. Robinson, Mr. Sathyan, Mr. Skaliotis and Man Investments Holdings Limited follow. AHL or any of its principals may trade for their own accounts and such records will not be available for review by pool participants. Neither AHL nor any of its principals hold any investments in Man-AHL 130.
     Man-AHL 130 has entered into a Trading Advisory Agreement with MIL, a United Kingdom company and affiliate of the Managing Member and AHL, to implement the foreign currency forward transactions component of the AHL Diversified Program. This relationship should have no impact on Man-AHL 130 as the investment professionals of MIL responsible for implementing such foreign currency forward transactions are the same as those of AHL who otherwise implement the AHL Diversified Program on behalf of Man-AHL 130. There is no additional compensation paid by Man-AHL 130 in connection with this relationship.
     Timothy Wong, born 11/16/67. Mr. Wong is a Director of AHL and is responsible for AHL’s research and investment management operations and is responsible for making the trading decisions on behalf of the AHL Diversified Program. Mr. Wong is listed as a principal of AHL and is registered as an associated person of AHL as of March 24, 2003 and May 22, 2003, respectively. Mr. Wong is also an Associate Director of MIL which he joined in October 1991 as a research analyst and later assumed overall responsibility for the day-to-day running of the research and investment management operations. In addition, Mr. Wong is the head of AHL trading for MIL. Mr. Wong graduated from Oxford University in 1991 with a First in Engineering Science and subsequently gained an MSc in Statistics and Operational Research from London University in England. He is an Associate of the UK Society of Investment Professionals.
     Michael E. Robinson, born 7/29/72. Mr. Robinson is head of directional strategies research. He specializes in modeling financial markets in order to develop directional trading systems and has further experience in portfolio construction and risk analysis. He joined the AHL investment management team in May 1999, prior to which he held a post-doctoral position in statistics at the University of Surrey from October 1997 to April 1999. Mr. Robinson received his PhD in extreme value statistics from Lancaster

University in 1997. Mr. Robinson is listed as a principal of AHL as of July 24, 2007.
     Riju Sathyan, born 1/16/71. Mr. Sathyan is the head of investment operations for AHL with principal responsibility for trade and risk monitoring, data management and the implementation of changes to the trading system. Prior to joining AHL in November 2003, Mr. Sathyan was the head of State Street Analytics-UK, an analytics service provider, from June 1997 to November 2003, where he managed departments in London and Edinburgh to provide portfolio and fund investment analysis to State Street’s institutional and private clients based in the UK, Scandinavia, Middle East and South Africa. He began his career at Legal & General Group plc, where he worked within insurance and pensions actuarial services from October 1995 to May 1997. He has a BSc in banking and international finance from City University, London. Mr. Sathyan is listed as a principal of AHL as of July 24, 2007.
     Harris Skaliotis, born 6/18/76. Mr. Skaliotis is an investment manager with AHL. Prior to joining AHL in May 2005, Mr. Skaliotis was involved in equity portfolio construction at JPMorgan Fleming Asset Management, an investment manager, from September 1998 to April 2005. He has a BSc in economics, accounting and finance from the London School of Economics, and an Mphil in finance from Cambridge University. Mr. Skaliotis is a CFA charterholder. Mr. Skaliotis is listed as a principal of AHL as of July 24, 2007.
     Man Investments Holdings Limited, a U.K. holding company, is also a principal of AHL (as of February 26, 2003), but does not participate in making trading decisions for AHL. Man Investments Holdings Limited is an indirect, wholly-owned subsidiary of Man Group plc.
     Worldwide, AHL manages approximately $20.4 billion as of March 31, 2009.
     Performance information for AHL accounts available to US investors is set forth on pages 37 to 39 of this Prospectus and beginning on page Pt. II-8 in Part Two of this Prospectus.
The Man-Glenwood Funds
     The Man-Glenwood Manager is an Illinois limited liability company and has been registered with the CFTC as a CPO since August 31, 1987 and registered with the CFTC as a CTA since November 6, 1989 and has been a member of the NFA since August 31, 1987. The Man-Glenwood Manager is also registered with the SEC as an investment adviser.
     Since its inception in 1987 (through a predecessor firm), the Man-Glenwood Manager has focused primarily on building multi-strategy, multi-manager funds of hedge fund portfolios.
     The Man-Glenwood Manager is responsible for the day-to-day management of the Man-Glenwood Funds and for the allocation of the Man-Glenwood Funds’ assets, through the Portfolio Company, to various Sub-Funds, subject to policies adopted by the Board of Managers of the Man-Glenwood Funds. The principals of the Man-Glenwood Manager are Dr. John B. Rowsell, Rupert Rossander, Alicia B. Derrah, Patrick J. Kenary and Man-Glenwood Inc. The principals of the Man-Glenwood Manager will devote such time to the ongoing operations of the Man-Glenwood Funds as they deem advisable in order to implement and monitor the Man-Glenwood Funds’ investment programs. The current members of the Man-Glenwood Manager’s investment committee are Dr. John B. Rowsell, Patrick J. Kenary, Anthony M. Lawler and Lance Donenberg. The members of the Man-Glenwood Manager’s investment committee will devote such time to the ongoing operations of the Man-Glenwood Funds as they deem advisable in order to implement and monitor the Man-Glenwood Funds’ investment programs.
     Neither the Man-Glenwood Manager nor any of its principals hold any investment in Man-AHL 130. The Man-Glenwood Manager and its principals may trade for their own accounts and such records will not be available for review by investors in Man-AHL 130.
     The personnel of the Man-Glenwood Manager have primary responsibility for the investment management of the Man-Glenwood Funds, including the selection of Sub-Fund Managers and the allocation of the Man-Glenwood Funds’ assets among the Sub-Fund Managers. However, in rendering these services, the Man-Glenwood Manager expects to use the resources of certain of its affiliates. Such affiliates have entered into a Memorandum of Understanding (“MOU”) with the Man-Glenwood Manager pursuant to which they are considered “Participating Affiliates” of the Man-Glenwood Manager as that term is used in relief granted by the staff of the SEC allowing US registered investment advisers to use portfolio management, research and trading resources of advisory affiliates subject to the supervision of a registered adviser. Fees will be paid by and received from all parties under the MOU as affiliated associated persons of the the Man-Glenwood Manager under the MOU, subject to supervision by the Man-Glenwood Manager. There is no additional compensation paid by the Man-Glenwood Funds or Man-AHL 130 in connection with the MOU.
     Descriptions of the business experience of the Man-Glenwood Manager and Dr. John B. Rowsell, Anthony M. Lawler, Lance Donenberg and Patrick J. Kenary are set forth in the Appendix to this Prospectus, beginning on page APP-6. Performance and strategy allocation information for the Man-Glenwood Funds is set forth in the Appendix, and additional performance information is set forth beginning on page Pt. II-19 in Part Two of this Prospectus.
Performance Information
     Notes to Performance Summaries
     Monthly Rates of Return are calculated by dividing each month’s net performance by net asset value as of the beginning of such month. Net performance equals the sum of gross realized gains (losses) minus brokerage commissions, plus interest income, plus change in unrealized gains (losses), minus management fees, incentive fees and any operating expenses.
     Compound Annual Rate of Return represents Monthly Rates of Return compounded over the number of months in a given period, i.e., each month’s rate of return in hundredths is added to one (1) and the result is multiplied by the previous month’s compounded rate of return similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).
     Drawdown is the loss experienced by a pool or account over a specified period.
     Worst Peak-to-Valley Drawdown is the largest decline in month-end net asset value (without adjustment for subscriptions and withdrawals) without such net asset value being subsequently equaled or exceeded. For example, if the net asset value dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley drawdown would still be continuing at the end of April in the amount of approximately (3)%, whereas if the net asset value had risen approximately 2% or more in March, the peak-to-valley drawdown would have ended as of the end of February at approximately the (2)% level. The period indicated for the worst peak-to-valley drawdown is the period beginning with the month when the drawdown began and ending with the month as of the end of which the lowest net asset value during the drawdown was reached.
     Pursuant to applicable rules of the CFTC, performance records are presented for the past five full years and year-to-date rather than since inception.

The Managing Member and its affiliates have operated commodity pools before which are exempted from specific CFTC disclosure standards. Pursuant to applicable CFTC regulations, the performance of these “exempt pools” is not required to be, and is not, presented in this Prospectus because such “exempt pools” are sufficiently different from Man-AHL 130 that the presentation of their performance is not material to a decision whether to invest in Man-AHL 130.

AHL DIVERSIFIED PROGRAM
January 2004 —May 2009
PERFORMANCE SUMMARY
The following summary performance information reflects the composite results of all accounts available to US investors traded pursuant to the AHL Diversified Program from January 2004 through May 2009. Trading from January 2004 through December 2004 was carried out exclusively by Man-AHL (USA) Corp. on behalf of one client. In January 2005, Man-AHL (USA) Limited began to implement the AHL Diversified Program on behalf of one client. In April 2005, Man-AHL (USA) Limited began trading the AHL Diversified Program on behalf of two additional clients, one of which was the lone client for which Man-AHL (USA) Corp. had previously traded the AHL Diversified Program; subsequently, Man-AHL (USA) Corp. was dissolved. As of July 1, 2005, April 1, 2006, July 5, 2006, January 1, 2007 and April 2, 2007, Man-AHL (USA) Limited began trading the AHL Diversified Program on behalf of its fourth, fifth, sixth, seventh and eighth clients, respectively. Man-AHL (USA) Limited is a wholly-owned CTA subsidiary of Man Group plc. At May 31, 2009, all 8 of the open accounts were profitable.
Name of CTA: Man-AHL (USA) Corp./Man-AHL (USA) Limited
Name of program: AHL Diversified Program
Inception of trading: April 1, 1998
Number of open accounts: 8
Aggregate assets (excluding “notional” equity) overall: $540,825,219
Aggregate assets (including “notional” equity) overall: $723,188,911
Aggregate assets (excluding “notional” equity) in program: $540,825,219
Aggregate assets (including “notional” equity) in program: $723,188,911
Largest monthly drawdown: (7.49)% (April 2004)
Worst peak-to-valley drawdown: (16.05)% (February 2004 – June 2004)
Number of profitable accounts opened and closed during the period: 0
Range of returns experienced by profitable accounts opened and closed during the period: N/A
Number of unprofitable accounts that have opened and closed during the period: 0
Range of returns experienced by unprofitable accounts opened and closed during the period: N/A

Month	2004	2005	2006	2007	2008	2009
January	0.76%	(4.90)%	3.64%	2.61%	4.49%	(.60)%
February	4.71%	2.94%	(2.76)%	(5.71)%	7.37%	(1.20)%
March	(2.15)%	(0.46)%	3.60%	(2.53)%	0.40%	(5.29)%
April	(7.49)%	(2.52)%	4.83%	6.82%	(1.37)%	(3.97)%
May	(1.78)%	3.73%	(4.27)%	3.77%	4.07%	3.00%
June	(5.58)%	3.36%	(3.34)%	3.75%	1.35%
July	0.15%	0.64%	(3.71)%	(2.60)%	(7.35)%
August	1.05%	3.27%	2.25%	(5.09)%	(3.54)%
September	2.85%	3.65%	(1.10)%	7.35%	0.16%
October	4.06%	(1.20)%	0.33%	5.23%	11.37%
November	7.85%	5.61%	2.51%	(0.41)%	3.53%
December	(0.32)%	(1.82)%	3.24%	(0.07)%	3.32%
Annual Return	3.13%	12.38%	4.73%	12.72%	24.98%	(8.01)% 5 mos.
See Notes on Page 36.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. In addition, certain accounts exclude futures and other derivative contracts that are included in other accounts.

ADDITIONAL
MAN-AHL (USA) LIMITED
TRADING PROGRAMS
January 2004 – October 2007
Name of CTA:	Man-AHL (USA) Limited April 2005 — October 2007
Name of Program:	Man-AHL Alpha
Inception of Client Account Trading by CTA:	April 2005
Inception of Client Account Trading in Program:	September 1998
Number of Open Accounts:	0 (ceased trading 10/31/07)
Actual Assets Overall:	$540,825,219
Actual Assets in Program:	$0
Worst Monthly Drawdown in an Account:	(4.58)% (February 2007)
Worst Peak-to-Valley Drawdown in an Account:	(7.37)%
(April 2006 — July 2006)
2009 Annual Return	N/A
2008 Annual Return:	N/A
2007 Annual Return:	10.49%
(10 months)
2006 Annual Return:	5.13%
2005 Annual Return:	12.83% (9 months)
2004 Annual Return:	N/A
See Notes on Page 36.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
Combining the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows, factors which are mitigated by a composite presentation of a number of accounts. In addition, certain accounts exclude futures and other derivative contracts that are included in other accounts.

	ADDITIONAL MAN INVESTMENTS (USA) CORP. FUNDS
	January 2004 —May 2009
	CTA: Man-AHL (USA) Limited
Name of Fund:	Man-AHL Diversified I LP(1)	Man-AHL Diversified LP
Type of Offering	Private	Private
Inception of Trading	April 1998	January 2006
Aggregate Subscriptions:	$297,886,426	$72,462,389
Current Capitalization:	$266,274,390	$60,077,352
Worst Monthly Drawdown in an Account:	(7.67)% (April 04) [2]	(7.09)% (July 2008)
Worst Peak-to-Valley Drawdown in an Account:	(16.72)% (Feb 04 — July 04) [2]	(11.07)% (Dec 2008 — Present)
2009 Annual Return:	(8.96)% [2] (5 months)	(8.49)% (5 months)
2008 Annual Return:	26.65%	28.24%
2007 Annual Return:	13.24%	14.19%
2006 Annual Return:	4.25%	4.67%
2005 Annual Return:	11.00%	N/A
2004 Annual Return:	0.89%	N/A
See Notes on Page 36.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[1]	The CTA for Man-AHL Diversified I LP was Man-AHL (USA) Corp. from Inception to April 1, 2005 and Man-AHL (USA) Limited from April 1, 2005 to Present.

[2]	Beginning April 1, 2009, two new classes of partnership interest, each with lower fees, were opened within Man-AHL Diversified I LP. Performance information presented here is that of the class charging the highest fees.

Net Asset Value
     The Net Asset Value of Man-AHL 130 is computed as of the close of business on the last day of each month.
     The Net Asset Value of Man-AHL 130 equals its assets less its liabilities, as determined generally in accordance with accounting principles generally accepted in the US. More specifically, the Net Asset Value of Man-AHL 130 equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair value of all other assets of Man-AHL 130 held pursuant to the AHL Diversified Program, less all liabilities of Man-AHL 130 (including accrued liabilities, regardless of whether such liabilities are ever paid), in each case as determined by the Managing Member generally in accordance with accounting principles generally accepted in the US.
     The Net Asset Value of the portion of Man-AHL 130’s assets invested in the Man-Glenwood Funds is determined in part based on the net asset values provided by the managers of the Sub-Funds. The Managing Member has no means of determining the accuracy of such valuations. Moreover, these valuations are typically based on estimates. The difference between estimated and final values will be reflected in the accounting period in which such final values become available, not by retroactively adjusting previously determined Net Asset Values. Units will be valued for repurchase purposes as of the calendar quarter-end when repurchased. Quarter-end valuations will include values for the Man-Glenwood Funds computed by the Administrator. All such estimates will be conclusive for determining Man-AHL 130’s quarter-end repurchase values, and any adjustments of such estimates for the Man-Glenwood Funds will be reflected in Man-AHL 130’s Net Asset Value on a prospective basis only. If a Unitholder redeems prior to a downward adjustment of Net Asset Value, Man-AHL 130 will bear the cost of the adjustment with respect to such Unitholder. A Unitholder which has redeemed prior to an upward adjustment of Net Asset Value will not benefit from such adjustment.

Fees and Expenses Paid by Man-AHL 130
     The Managing Member believes that you should consider the charges to which Man-AHL 130 is subject when making your investment decision. Also, please see the “Breakeven Table” on page 8.
Charges Paid by Man-AHL 130

Recipient	Nature of Payment	Amount of Payment
The Managing Member	Management Fee	0.75% per annum of Man-AHL 130’s Net Asset Value, calculated monthly and paid quarterly in arrears.

The Selling Agent	Client Servicing Fee	1.25% per annum of the Net Asset Value of each Class A Series 1 and Class B Series 1 Unit, calculated monthly and paid quarterly in arrears. Once the Selling Agent has received aggregate selling commissions (including the Client Servicing Fee) totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit, the Client Servicing Fee will end with respect to such Unit and the Net Asset Value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Class A Series 2 or Class B Series 2 Units, as applicable, against which the Client Servicing Fee is not charged, and no further Client Servicing Fee will be charged in respect of such Unit.

The Futures Brokers	Brokerage Commissions	Approximately $4 to $5 per round-turn trade, inclusive of all transaction, exchange and regulatory fees. Limited to 3% of Man-AHL 130’s average month-end Net Asset Value for each fiscal year.

Forward Counterparties	“Bid-ask” spreads	These spreads are not actually fees paid by Man-AHL 130 but are dealer profit margins incorporated into forward contract pricing. They are, therefore, unquantifiable. In addition, Man-AHL 130 will pay RBS and JPM clearing fees between $2.75 and $5.00 per transaction for Man-AHL 130’s forward transactions. This clearing fee is included within the 3% cap on Man-AHL 130 brokerage commissions.

Man-AHL (USA) Limited	Management Fee	2% per annum of the notional value of Man-AHL 130’s AHL account, calculated and paid monthly.

	Monthly Incentive Fee	20% of any new net profits calculated and paid monthly on a “high water mark” basis.

The Man-Glenwood Funds	Management, investor servicing and administrative fees and expenses	In total, excluding fees and expenses of the Sub-Funds, 2.25% per annum of Man-AHL 130’s aggregate investment in the Man-Glenwood Funds, calculated monthly and paid quarterly.

Others	Administrator fees, custody fees, legal, accounting, printing, postage and other administrative costs	Administrative expenses are estimated to be 2.00% per annum of Man-AHL 130’s average month-end Net Asset Value at the current Net Asset Value and at or below the 0.50% per annum level upon the Net Asset Value of Man-AHL 130 reaching $250,000,000. Administrative expenses in excess of 1/12 of 0.50% of each month-end Net Asset Value (approximately 0.50% of Net Asset Value per annum) were paid by, or reimbursed to Man-AHL 130 by, the Managing Member or an affiliate through March 2009. Beginning April 2009, all administrive expenses are being paid by Man-AHL 130, although the Managing Member may pay expenses in excess of such 0.50% per annum level in its discretion.

Others	Extraordinary charges	Actual payments to third parties; expected to be negligible.

No Sales Load
     No Units will be subject to any initial selling commission or sales load.
Client Servicing Fee, Selling Compensation
     The Selling Agent will receive an annual Client Servicing Fee, in respect of Class A Series 1 and Class B Series 1 Units, equal to 1/12 of 1.25% of the Net Asset Value of such Units at each month-end (a 1.25% annual rate), calculated monthly and paid quarterly.
     The Selling Agent is subject to the regulatory limitation that it not receive aggregate selling commissions (i.e., the Client Servicing Fee) in excess of 10% of the sale price of all Units sold. Once the Selling Agent has received aggregate selling commissions (including the Client Servicing Fee) totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit, the Client Servicing Fee will end with respect to such Unit and the Net Asset Value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Class A Series 2 or Class B Series 2 Units, as applicable, against which the Client Servicing Fee is not charged, and no further Client Servicing Fee will be charged in respect of such Unit. The redesignation of Units from Series 1 to Series 2 will have no impact on the Net Asset Value of an investor’s investment in Man-AHL 130 at the time of such redesignation.
     Class A Series 2 and Class B Series 2 Units are offered exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors’ fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts who purchase Units through the Selling Agent and are not charged a Client Servicing Fee.
Organizational and Offering Costs
     The Managing Member, or an affiliate, paid, without reimbursement from Man-AHL 130, the initial organizational and offering costs of Man-AHL 130. Man-AHL 130 bears the costs related to the ongoing offering of its Units.
Management Fee
     Man-AHL 130 pays the Managing Member a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears.
     The Managing Member may share the Management Fee with its affiliates.
AHL Management and Incentive Fees
     The AHL Diversified Program charges a management fee of 1/6 of 1% of the month-end notional value of Man-AHL 130’s AHL account (a 2% annual rate), calculated and paid as of the end of each calendar month. The notional value of Man-AHL 130’s AHL account is approximately equal to Man-AHL 130’s aggregate Net Asset Value.
     For purposes of calculating the AHL Diversified Program management fee, the account size is not reduced by accrued management or incentive fees, fees payable by Man-AHL 130 to the Managing Member or redemptions as of the end of the month of calculation.
     The AHL Diversified Program charges a monthly incentive fee equal to 20% of any “new net profits” attributable to Man-AHL 130’s AHL account (the capital attributable to both Classes will be traded in the same AHL account). “New net profit” is the increase in the month-end net asset value of the account (after deduction of monthly management fees, expenses and brokerage commissions but before additions and withdrawals for the month and excluding net interest income) over the account’s highest net asset value as of the end of any preceding month, or the commencement of trading. The AHL Diversified Program’s incentive fees are calculated on a “high water mark” basis. If losses are incurred since the last payment of an incentive fee with respect to Man-AHL 130’s AHL account, AHL must earn back such losses before generating additional new net profits on which incentive fees are earned.
     Incentive fees paid do not reduce new net profits for purposes of calculating the incentive fees due to AHL.

     As an example of the calculation of the AHL Diversified Program incentive fee, assume that the notional value of Man-AHL 130’s AHL Diversified Program investment is $25,000,000 and that as of the end of the first month, such exposure has generated $100,000 of profits. An incentive fee equal to $20,000 would be due and the notional value of such investment would be $25,080,000. If, in the following month, Man-AHL 130’s exposure had earned an additional $20,000, an additional incentive fee of $4,000 would be due even though such profit only earns back the incentive fee paid in the first month.
     When a redemption is made, any shortfall between the current level of net profits and the high water mark attributable to Man-AHL 130’s AHL Diversified Program investment is reduced by being multiplied by the fraction the numerator of which is the Net Asset Value of the redeemed Units and the denominator of which is the notional value of Man-AHL 130’s AHL Diversified Program investment immediately prior to the redemption.
     Because the AHL Diversified Program and Sub-Fund Manager incentive and performance fees are calculated on the basis of the performance of Man-AHL 130’s investment in the AHL Diversified Program and of the Sub-Funds, respectively, the incentive and performance fees paid by any given Unitholder’s Units may not directly correlate to such Unitholder’s investment experience in Man-AHL 130. For example, an investor may invest in Man-AHL 130 when Man-AHL 130’s investment in the AHL Diversified Program is below its high water mark. In such circumstances, such investor would benefit from the loss carryforward existing with respect to Man-AHL 130, with the result that no incentive fee would be paid to AHL with respect to profits earned on such investor’s Units until such loss carryforward had been eliminated by such profits. At the same time, the economic return to the existing investors in Man-AHL 130 is diluted as the loss carryforward sheltering subsequent AHL Diversified Program profits on their Units from incentive fees is diluted by the issuance of additional Units.
The Man-Glenwood Funds’ Fees
     Man-AHL 130’s investment in the Man-Glenwood Funds will approximate 30% of Man-AHL 130’s Net Asset Value and may be reduced to significantly below this level or eliminated entirely.
     Until January 1, 2009, Man-AHL 130 paid management, investor servicing and administrative fees and expenses at a rate of approximately 3.0% per annum of the aggregate value of Man-AHL 130’s investment in the Man-Glenwood Funds, as described below. As of January 1, 2009, such fees and expenses were reduced to approximately 2.25% per annum of the aggregate value of Man-AHL 130’s investment in the Man-Glenwood Funds.
     Each of Man-Glenwood Lexington, LLC and Class A units of Man-Glenwood Lexington TEI, LLC pay direct investor servicing fees and operating and administrative services fees and expenses at rates which in aggregate are not expected to exceed 1% per annum of the aggregate value of the outstanding Units in the Man-Glenwood Funds, calculated monthly and paid quarterly. In addition, Man-Glenwood Lexington Associates Portfolio, LLC, a registered investment company in which the Man-Glenwood Funds invest substantially all of their assets, pays the Man-Glenwood Manager a management fee at a rate of 1.0% per annum of the aggregate value of the Portfolio Company’s outstanding interests, calculated monthly and paid quarterly. The Portfolio Company also pays administrative fees and expenses which are not expected to exceed a rate of 0.25 of 1% per annum of the aggregate value of the Portfolio Company’s outstanding interests, calculated monthly and paid quarterly.
     The Sub-Fund Managers generally will charge the Portfolio Company an asset-based fee, and some or all of the Sub-Fund Managers will receive performance fees. The asset-based fees of the Sub-Fund Managers are generally expected to range from 0% to 3% annually of the net assets under their management and the performance fees to the Sub-Fund Managers are generally expected to range from 20% to 25% of net profits annually, although on occasion this could be higher. The receipt of a performance fee by a Sub-Fund Manager may create an incentive for a Sub-Fund Manager to make investments that are riskier or more speculative than those that might have been made in the absence of such an incentive. Also, performance fees may be paid to Sub-Fund Managers who show net profits, even though the Portfolio Company and the Man-Glenwood Funds, as a whole, may incur a net loss. In addition, because performance fees will generally be calculated on a basis that includes unrealized appreciation of a Sub-Fund’s assets, these allocations may be greater than if they were based solely on realized gains. Generally, the Sub-Fund Managers’ compensation is determined separately for each year or shorter period; whenever possible, agreements are obtained to carry forward losses to subsequent periods in determining the fee for such periods.
Transaction Costs
     The AHL Diversified Program clears its futures and forward trades through several futures brokers and foreign exchange prime brokers. The futures commission rates charged to the AHL Diversified Program are approximately $4 to $5 per round-turn trade (inclusive of all transaction, exchange and regulatory fees). The futures commission rates charged by MF Global Inc. were not negotiated at arm’s length, but are the rates generally available to MF Global Inc.’s unaffiliated institutional customers, although other clients of MF Global Inc. may pay lower rates. The Managing Member has agreed with Man-AHL 130 that the maximum brokerage commissions paid by Man-AHL 130 in any fiscal year are limited to 3% of Man-AHL 130’s average month-end Net Asset Value for such fiscal year. Any amounts in excess of such 3% cap will be paid by the Managing Member.
     Man-AHL 130 will enter into forward transactions with RBS and JPM. RBS and JPM will, in turn, enter, directly or indirectly, into forward transactions with dealers that trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads represent a profit margin to the dealer for making a market in the currency. None of AHL, the Managing Member, RBS nor JPM can quantify the amount of dealer profit that is embedded in a price quoted by a dealer, but the Managing Member believes that AHL, RBS and JPM will effect currency transactions on behalf of Man-AHL 130 at prevailing market prices. Dealer profit from Man-AHL 130’s currency trading may, over time, be substantial. In addition, Man-AHL 130 will pay RBS and JPM clearing fees with respect to Man-AHL 130’s forward transactions, which as of the date of this Prospectus range between $2.75 and $5.00 per transaction. Clearing fees are subject to change and this fee could be higher in the future. This clearing fee is included within the 3% cap on Man-AHL 130’s brokerage commissions.
     Administrative Services
     SEI Global Services, Inc. acts as Man-AHL 130’s administrator. Under the terms of the administration agreement with Man-AHL 130, the Administrator provides certain accounting, administration, investor and anti-money laundering services to Man AHL 130, including, among others: preparing and maintaining accounting records; calculating Net Asset Value per Unit; processing and reporting of investor activity; maintaining investor records; and verifying the identity of all investors and maintaining identification verification and transactional records in accordance with the requirements of anti-money laundering regulations. The principal business address of the Administrator is One Freedom Valley Drive, Oaks, Pennsylvania 19456.
     In consideration for these accounting, administrative, investor and anti-money laundering services provided to Man-AHL 130, Man-AHL 130 pays the Administrator a quarterly fee which is not expected to exceed an annual rate of 0.25% (the “Accounting and Other Services Fee”), subject to certain minimum fees, of the aggregate value of outstanding Units determined as of the last day of each calendar month and paid quarterly, assuming average assets of $250,000,000. At the current Net Asset Value of Man-AHL 130, Accounting and Other Services Fees are expected to be approximately 0.47%.
     Man-AHL 130 will pay all its routine legal, audit, printing and similar costs associated with its operations in addition to the Accounting and Other Services Fee. The Managing Member anticipates that these costs in total (including the Accounting and Other Services Fee) will not exceed 0.50% of Man-AHL 130’s month-end Net Asset Value during any fiscal year, assuming average assets of $250,000,000. At the current Net Asset Value of Man-AHL 130, these costs in total are not expected to exceed an annual rate of 2.0%. Administrative expenses in excess of 1/12 of 0.50% of each month-end Net Asset Value (approximately 0.50% of Net Asset Value per annum) through March 2009 were paid by, or reimbursed to Man-AHL 130 by, the Managing Member or an affiliate. Beginning April 2009, all administrive expenses are being paid by Man-AHL 130, although the Managing Member may pay expenses in excess of such 0.50% per annum level in its discretion.

     Brokers
     MF Global Inc. and Credit Suisse, Sydney Branch (“Credit Suisse Sydney”), serve as Man-AHL 130’s futures brokers, and RBS and JPM serve as Man-AHL 130’s foreign exchange contracts prime brokers. Man-AHL 130 may replace the futures brokers and/or foreign exchange prime brokers or use additional futures brokers and/or foreign exchange prime brokers at any time without prior notice to investors. Man-AHL 130’s futures brokers and foreign exchange prime brokers may be collectively referred to as the “brokers.”
     MF Global Inc., formerly known as Man Financial Inc., is registered under the Commodity Exchange Act, as amended, as a futures commission merchant and a CPO, and is a member of the NFA. The change of name was effected on July 19, 2007. MF Global Inc. is a member of all major US futures exchanges. MF Global Inc.’s main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MF Global Inc.’s telephone number at such location is (212) 589-6200. Pursuant to the commodity brokerage agreement between MF Global Inc. and Man-AHL 130, Man-AHL 130 has agreed to indemnify and hold harmless MF Global Inc. and its affiliates from and against any liability, damage, cost or expense any of them may incur or be subjected to with respect to Man-AHL 130 or any transaction or position therein, or as a result of Man-AHL 130’s violation of any representations, agreements or obligations under the commodity brokerage agreement. MF Global Inc. will only be liable to Man-AHL 130 for actions or inactions which amount to negligence or misconduct.
     At any given time, MF Global Inc. is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Man-AHL 130. Except as noted below, there have been no administrative, civil or criminal proceedings pending, on appeal or concluded against MF Global Inc. or its principals within the five years preceding the date of this Prospectus that MF Global Inc. would deem material for purposes of Part 4 of the Regulations of the CFTC.
     In May, 2006, Man Financial Inc. was sued by the Receiver for Philadelphia Alternate Asset Fund (“PAAF”) and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and Racketeer Influenced and Corrupt Organizations (“RICO”) violations (the “Litigation”). In December, 2007, without admitting any liability of any party to the Litigation to any other party to the Litigation, the Litigation was settled with Man Financial Inc. agreeing to pay $69 million, plus $6 million of legal expenses, to the Receiver, in exchange for releases from all applicable parties and the dismissal of the Litigation with prejudice. In a related action, Man Financial Inc. settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against Man Financial Inc. and one of its employees for failure to supervise and recordkeeping violations. Without admitting or denying the allegations, Man Financial Inc. agreed to pay a civil monetary penalty of $2 million and accepted a cease and desist order. MF Global Inc. has informed the Managing Member, the trading advisor and the Selling Agent that the settlements referenced above will not materially affect MF Global Inc. or its ability to perform as a futures broker.
     On February 20, 2007, Man Financial Inc. also settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which Man Financial Inc. was alleged to have failed to supervise one of its former associated persons who was charged with fraudulently soliciting customers to open accounts at Man Financial Inc. The CFTC alleged that the former associated person misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, Man Financial Inc. agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. Man Financial Inc. also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.
     On March 6, 2008, and thereafter, 5 virtually identical proposed class action securities suits were filed against MF Global Inc.’s parent, MF Global Ltd., certain of its officers and directors, and Man Group plc. These suits have now been consolidated into a single action. The complaints seek to hold defendants liable under §§ 11, 12, and 15 of the 1933 Act by alleging that the registration statement and prospectus issued in connection with MF Global Ltd.’s initial public offering in July 2007, were materially false and misleading to the extent that representations were made regarding MF Global Ltd.’s risk management policies, procedures and systems. The allegations are based upon MF Global Ltd.’s disclosure of $141.5 million in trading losses incurred in a single day by an associated person in his personal trading account, which losses MF Global Inc. was responsible to pay as an exchange clearing member.
     In connection with the incident involving the trading losses referenced above, the CFTC issued a formal order of investigation naming MF Global Inc. and the associated person. The CFTC, in coordination with the Chicago Mercantile Exchange (“CME”), has been collecting documentation and taking depositions of MF Global Inc. employees. This investigation is ongoing and it is not yet certain what actions the CFTC and/or the CME might take. MF Global Ltd. has established an accrual of $10.0 million to cover potential CFTC civil monetary penalties in this matter and the two CFTC matters referred to below. This is MF Global Ltd.’s best estimate at this time and there is no assurance that the $10.0 million accrual will be sufficient for these purposes or that the CFTC will not require remedial measures. No accrual has been made for the CME matter.
     In May 2007, MF Global Inc. and two of its employees received what is commonly referred to as a “Wells notice” from the staff of the Division of Enforcement of the CFTC. The notice relates to two trades MF Global Inc. executed in 2004 for a customer and reported to NYMEX. The notice indicates that the Division of Enforcement is considering recommending to the CFTC that a civil proceeding be commenced against MF Global Inc. and the two employees, in which the CFTC would assert that MF Global Inc. and the two employees violated Section 9(a)(4) of the Commodity Exchange Act, which generally prohibits any person from willfully making any false, fictitious, or fraudulent statements or representations, or making or using any false writing or document knowing the same to contain any false, fictitious, or fraudulent statement to a board of trade. The Division of Enforcement staff contends that MF Global Inc. and the individuals presented or participated in the submission of information to NYMEX that falsely represented the dates on which the trades in question occurred. MF Global Inc. and the individuals dispute these contentions. It is not yet certain what action the CFTC will take, but see the reference to a $10.0 million accrual above.
     On December 12, 2008, MF Global Inc. settled three CME Group disciplinary actions involving allegations that, on a number of occasions in 2006 and 2007, MF Global Inc. employees engaged in impermissible pre-execution communications in connection with trades executed on the e-cbot electronic trading platform, withheld customer orders that were executable in the market for the purpose of soliciting and brokering contra-orders and crossed orders on the e-cbot trading platform without allowing for the minimum required exposure period between the entry of the orders. MF Global Inc. was also charged with failing to properly supervise its employees in connection with these trades. Without admitting or denying any wrongdoing, MF Global Inc. consented to an order of a CME Business Conduct Committee Panel which found that MF Global Inc. violated legacy CBOT Rule 504.00 and Regulations 480.10 and 9B.13 and 9B.13(c) and ordered MF Global Inc. to pay a $400,000 fine, cease and desist from similar conduct and, in consultation with CME Market Regulation staff, enhance its training practices and supervisory procedures regarding electronic trading practices.
     Additionally, MF Global Ltd. is currently cooperating in an investigation conducted by a New York County Grand Jury in conjunction with the US Attorneys Office in the Southern District of New York, with which the CFTC and the SEC are also involved. The investigation centers around trading by a market making energy trader at Bank of Montreal (“BMO”) who allegedly mismarked his book. An MF Global Inc. broker did business with the BMO trader, and used bid and offer prices for forward OTC trades the BMO trader sent to him as a basis for prices which the MF Global Inc. broker disseminated to MF Global Inc.’s customers, including BMO, as price indications that reflected a consensus. MF Global Inc. has been told that neither MF Global Inc. nor the broker are targets of the Grand Jury investigation. In connection with this investigation, MF Global Inc. has been served by the CFTC with a Wells notice in anticipation of civil charges against the broker under the anti-fraud provisions of CFTC Regulation 33.10 and MF Global Inc. with derivative liability for the broker’s actions. It is not yet certain what action the CFTC may take against MF Global Inc. or the broker, but see the reference to a $10.0 million accrual above.
     Credit Suisse acting through its Sydney branch (Credit Suisse Sydney) is a branch of Credit Suisse, and a member of the Sydney Futures Exchange. Credit Suisse Sydney acts as a futures broker for Man-AHL 130, executing and clearing a portion of Man-AHL 130’s foreign futures and futures options transactions, and is regulated by the Australian Prudential Regulation Authority, the Australian Securities and Investments Commission, and the Sydney Futures Exchange. Credit Suisse Sydney’s principal office is located at Level 31, Gateway, 1 Macquarie Place, Sydney, NSW 2000 Australia. Credit Suisse Sydney’s telephone number at such location is +61 2 8205 4400.
     There have been no material administrative, civil or criminal proceedings pending, on appeal or concluded against Credit Suisse Sydney or its principals within the past five years.
     RBS has entered into certain agreements with Man-AHL 130 for the purposes of providing foreign exchange prime brokerage services to Man-AHL 130.  RBS is a subsidiary of The Royal Bank of Scotland Group plc (“RBSG”).
     RBSG is a public limited company incorporated in Scotland with registration number 45551. RBSG was incorporated under Scots law on 25 March 1968 under the name “National and Commercial Banking Group Limited” and its name was changed to “The Royal Bank of Scotland Group Limited” by Special Resolution passed on 4 July 1979. By Resolution of the Directors passed on 28 January 1982, pursuant to section 8 of the Companies Act, 1980, the name of RBSG was changed to “The Royal Bank of Scotland Group public limited company.”  RBSG’s operations are conducted principally through RBS and its subsidiaries including National Westminster Bank Plc (“NatWest”) other than the general insurance business (primarily Direct Line Group, Churchill Insurance and Privilege). RBS is a public limited company incorporated in Scotland with registration number 90312, having been incorporated under Scots law on 31 October 1984. Both RBS and NatWest are major UK clearing banks whose origins go back over 275 years. RBSG has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.
      RBSG had total assets of approximately £2.4 trillion as of December 31, 2008.
     RBS is authorized and regulated by the FSA and is an Approved Bank as defined within the rules of the FSA. RBS is entered in the FSA’s Register and its Register number is 121882.    RBS’ registered office is located at 36 St. Andrew Square, Edinburgh, EHY 2YB, Great Britain and its principal office is at 135 Bishopsgate, London, EC2M 3UR.  RBS’ telephone number at such location is 020 7085 5000.
     JPM is organized under the laws of the US with limited liability and has its main office at 1111 Polaris Parkway, Columbus, Ohio 43240.   JPM is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York.  JPM is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  It is chartered and its business is subject to examination and regulation primarily by the Office of the Comptroller of the Currency.   JPM is also authorized and regulated by the FSA.
     The brokers act only as brokers for Man-AHL 130 and as such are paid commissions. The brokers have not passed upon the adequacy or accuracy of this Memorandum and will not act in any supervisory capacity with respect to the Managing Member, Man-AHL 130 or AHL, as the case may be, nor participate in the management of the Managing Member, Man-AHL 130 or AHL. Therefore, prospective investors should not rely on the brokers in deciding whether or not to participate in Man-AHL 130.
     Redemptions and Transfers of Units
Redemption Procedures
     Subject to the limitation described in the following paragraph, a Unitholder may redeem all or any portion of such Unitholder’s Units as of any calendar quarter-end by giving written notice to the Managing Member, or such party as may be designated by the Managing Member, at least 45 calendar days prior to such calendar quarter-end. All redemption notices are irrevocable, except as set forth below. The Managing Member may, in unusual circumstances, permit redemptions as of a date other than a quarter-end.

     No more than 15% of Man-AHL 130’s total outstanding Units, in aggregate, not on a Class-by-Class basis, may be redeemed as of any given calendar quarter-end. If quarter-end redemptions are requested for more than 15% of Man-AHL 130’s total then outstanding Units, each redemption request will be pro rated so that no more than 15% of Man-AHL 130’s total then outstanding Units are redeemed. Unitholders whose redemption requests have been reduced will be required to submit redemption requests for subsequent redemption dates if they want to redeem any additional Units, including those Units that were not redeemed due to the reduction. Units not redeemed due to the reduction of a redemption request will remain subject to increase or decrease in value as a result of Man-AHL 130’s trading activities. Managing Member requests for redemption will not be considered to the extent that giving consideration thereto would reduce, or further reduce, the redemption requests of other Unitholders.
     Unitholders will be notified of any redemption request reduction in advance of the applicable quarter-end redemption date and will be given an opportunity to withdraw their redemption requests.
     In the event that Man-AHL 130 receives redemption requests in excess of the 15% limitation for eight consecutive quarters, Man-AHL 130 will cease its trading and investment activities and will terminate as promptly as possible.
     Units will be valued for redemption purposes as of the calendar quarter-end when redeemed. Quarter-end valuations will include values for the Man-Glenwood Funds. All such estimates will be conclusive for determining Man-AHL 130’s quarter-end redemption values, and any adjustments of such estimates for the Man-Glenwood Funds will be reflected in Man-AHL 130’s Net Asset Value on a prospective basis only.
     The redemption price of a Unit may differ substantially from the Net Asset Value per Unit as of the date that an irrevocable notice of redemption must be received.
     There will be no redemption charge assessed in connection with redemptions. Man-AHL 130 generally will pay the redemption proceeds within 45 days of the calendar quarter-end of redemption.
     Man-AHL 130’s AHL Diversified Program managed account is highly liquid. Man-AHL 130’s ability to have its investment in the Man-Glenwood Funds repurchased is dependent on the liquidity of the Sub-Funds and the Man-Glenwood Funds’ Board of Managers. Certain of such Sub-Funds may from time to time suspend or delay redemptions, which could, in time, cause the Man-Glenwood Funds to do so as well. Similarly, the Boards of Managers of the Man-Glenwood Funds may determine not to make a quarterly tender offer for the Man-Glenwood Funds’ Units, or a tender offer may not be sufficient in amount to satisfy Man-AHL 130’s repurchase request. However, the Managing Member believes that any adverse effect to Man-AHL 130 from any such suspension or delay or foregone or insufficient tender offer is highly unlikely due to the liquidity of the AHL Diversified Program account and Man-AHL 130’s limited investment in the Man-Glenwood Funds.
     Each Man-Glenwood Fund generally withholds 5% of the proceeds of a total repurchase from such Man-Glenwood Fund until the completion of the Man-Glenwood Fund’s annual audit. The amount withheld from a total repurchase by Man-AHL 130 from the Man-Glenwood Funds will be approximately 1.5% of a Unitholder’s total investment. Rather than withhold redemption proceeds from Unitholders redeeming Units, however, the Managing Member intends to pay the full redemption amount due to redeeming Unitholders and the amount subsequently paid to Man-AHL 130 by the Man-Glenwood Funds from the amount withheld will be a general asset of Man-AHL 130.
Transfers of Units
     Units may be assigned on the same time frame as they may be redeemed — i.e., as of any calendar quarter-end upon 45 days’ notice to the Managing Member. The 15% quarterly limitation on redemptions does not apply to assignments.
     Assignees of Units will not become substituted Unitholders without the consent of the Managing Member. However, the Managing Member intends to give such consent in the case of all suitable assignees who execute a Class appropriate form of Man-AHL 130’s Investor Application Form.
     Units may only be assigned (except by way of gift) to Accredited Investors.

Conflicts of Interest;Transactions Between Man Group and Man-AHL 130
General
     Neither the Managing Member nor Man-AHL 130 has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how the Managing Member or Man-AHL 130 resolves these conflicts which can be relied upon by investors as ensuring that Man-AHL 130 is treated equitably with other clients of the Managing Member.
     Because no formal procedures are in place for resolving conflicts, they may be resolved by the Managing Member in a manner which causes Man-AHL 130 losses. The value of a Unitholder’s investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.
No Negotiations over Business Terms
     The business terms of Man-AHL 130 were not negotiated. The Managing Member unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to the Man Group.
     These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to consider such terms in making investment decisions.
The Man Group
     The Managing Member organized and controls Man-AHL 130. The Managing Member and its affiliates are primary service providers to Man-AHL 130 and will remain so, even if using other firms might be better for Man-AHL 130. Futures and alternative strategy trading is highly competitive. None of the fees paid by Man-AHL 130 to the Managing Member or any affiliate of the Managing Member were negotiated at arm’s length, and they may be higher than would have been obtained in arm’s-length negotiation. To the extent that Man Group entities continue to be retained by Man-AHL 130 despite providing services at non-competitive fees, Man-AHL 130’s performance is likely to be negatively impacted.
     The Managing Member allocates its resources among a number of different funds. The Managing Member has financial incentives to favor certain funds over others.
     For example, although the Managing Member and its affiliates attempt to deal with all of the funds and accounts with which they are associated on a pari passu basis, certain funds and accounts may pay higher fees and commissions to the Managing Member and its affiliates than others. Accordingly, were the Managing Member or one of its affiliates to be in the position, for example, of allocating a particular trading opportunity among such funds and accounts, the Managing Member or such affiliate would have incentives to allocate such trading opportunity to the fund or account from which the Managing Member or such affiliate received the highest fees and/or commissions. While the Managing Member and its affiliates believe that they deal equitably with all of the funds and accounts which they manage, prospective investors should be aware that financial incentives not to do so are present.
     The Managing Member’s interest in maximizing its revenues could cause it to take actions which are detrimental to Man-AHL 130 in order to increase the Managing Member’s income from Man-AHL 130 or decrease its costs in sponsoring Man-AHL 130. Also, because the Managing Member does not have to compete with third parties to provide services to Man-AHL 130, there is no independent check on the quality of such services.
Man-AHL 130’s Investment in the AHL Diversified Program
     The AHL Diversified Program is operated by members of the Man Group, which receive substantial compensation for doing so. Man-AHL 130 does not expect to allocate its capital to any other managed futures program, even if doing so would be in the best interests of Man-AHL 130.
Brokers
     Man-AHL 130 pays substantial brokerage commissions to MF Global Inc., the parent company of which is MF Global Ltd. in which Man Group plc holds a significant minority interest. Although certain of MF Global Inc.’s clients may pay lower brokerage rates than Man-AHL 130, the brokerage commission rates charged by MF Global Inc. to Man-AHL 130 are those generally available to MF Global Inc.’s unaffiliated institutional customers.
     The brokers may execute and clear trades for multiple clients in the same markets at the same time. Other clients may receive better prices than Man-AHL 130 on such trades.
     The brokers must allocate their resources among many different clients. Because the brokers’ clients may be charged different rates and fees, the brokers may have financial incentives to favor certain accounts over Man-AHL 130. Because of the competitive nature of the markets in which Man-AHL 130 trades, to the extent that a broker prefers other clients over Man-AHL 130, Man-AHL 130 may incur losses.
     Man-AHL 130’s expected annual brokerage commissions as a percentage of average Net Asset Value are approximately 0.19%. The Managing Member has agreed to pay Man-AHL 130’s commodity brokerage commissions that exceed 3% of Man-AHL 130’s average month-end Net Asset Value during each fiscal year. However, this limitation does not assure that the brokerage rates charged to Man-AHL 130 are competitive.
Man-AHL 130’s Investment in the Man-Glenwood Funds
     The Man-Glenwood Funds are operated by members of the Man Group, which receive substantial compensation for doing so. Man-AHL 130 does not expect to allocate any portion of its capital to any other fund of funds, even if doing so would be in the best interests of Man-AHL 130. The Selling Agent receives an investor servicing fee of 0.50% of net assets per annum for the provision of investor services to the Man-Glenwood Funds, calculated monthly and paid quarterly.
     The Man-Glenwood Manager and its affiliates, as well as many of the Sub-Fund Managers and their respective affiliates, provide investment advisory and other services to clients other than the Man-Glenwood Funds, the Portfolio Company and the Sub-Funds they manage. In addition, investment professionals associated with the Man-Glenwood Manager or the Sub-Fund Managers may carry on investment activities for their own accounts and the accounts of family members. The Man-Glenwood Funds, the Portfolio Company and the Sub-Funds have no interest in these activities. As a result of the foregoing, the Man-Glenwood Manager and the Sub-Fund Managers will be engaged in substantial activities other than on behalf of the Man-Glenwood Funds, the Portfolio Company or the Sub-Funds and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Portfolio Company and the other accounts managed by the Man-Glenwood Manager or its affiliates.
The Man-Glenwood Funds’ Brokers and Dealers
     The brokers and dealers used by the Sub-Funds are generally selected by each Sub-Fund Manager individually. These Sub-Fund Managers, in selecting executing brokers or dealers or in negotiating commissions, may, and typically will, consider factors other than merely “best price”; for example: financial responsibility and reputation; range and quality of the services made available to the Sub-Funds Managers’ clients; and professional services, including execution, clearance procedures and ability to provide supplemental performance, statistical and other research information for consideration, analysis and evaluation by the respective Sub-Funds Managers.
     The Man-Glenwood Funds may trade options and other derivatives for hedging purposes and will also select brokers. In general, the Man-Glenwood Funds do not select brokers affiliated with the Man Group for such purposes.
Selling Agents
     The Selling Agent and Additional Selling Agents receive substantial sales compensation for selling the Units. Consequently, the Selling Agent and Additional Selling Agents have a conflict of interest in advising their clients whether to invest in Man-AHL 130.
     The Selling Agent and Additional Selling Agents receive ongoing Client Servicing Fees, as described herein. As the Selling Agent is an affiliate of the Managing Member, the Client Servicing Fees paid to the Selling Agent were not negotiated at arm’s length. These commissions increase the overall costs to which Class A Series 1 and Class B Series 1 Units are subject, to the detriment of investors in such Series. The Selling Agent and Additional Selling Agents will have a conflict of interest in that if a client redeems, the Selling Agent or the Additional Selling Agent will no longer receive ongoing Client Servicing Fees in respect of the capital invested by such client. Moreover, because the Selling Agent is a member of the Man Group, it is unlikely that the Managing Member will ever replace the Selling Agent, even if doing so would be beneficial to Man-AHL 130.
     Because the Selling Agent’s affiliates will receive advisory fees in respect of Man-AHL 130’s trading activities, the Selling Agent may have incentives to solicit investments for Units that a selling agent without any affiliation to the management of Man-AHL 130 would not have. The Selling Agent may have similar incentives due to Man Group plc’s indirect interest in MF Global Inc.
Incentive Compensation
     Because AHL receives incentive compensation in respect of the AHL Diversified Program, AHL may have an incentive to trade the AHL Diversified Program in a more speculative manner than it otherwise would.
     Because the Sub-Fund Managers are eligible to receive incentive compensation from the Sub-Funds, Sub-Fund Managers may have an incentive to trade the Sub-Funds in a more speculative manner than they otherwise would.
Summary of the Limited Liability Company Agreement
     The LLC Agreement effectively gives the Managing Member full control over the management of Man-AHL 130. Unitholders have no voice in its operations.
     Although, as Unitholders, investors have no right to participate in the control or management of Man-AHL 130, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information sufficient to permit investors to pay estimated taxes (and eventually final taxes); (iii) inspect Man-AHL 130’s books and records in the manner described below; (iv) redeem Units; and (v) not have the business terms of Man-AHL 130 changed in a manner which increases the compensation received by the Managing Member or its affiliates without the unanimous consent of each affected Series.
     Unitholders’ voting rights extend to any proposed change in the LLC Agreement which would adversely affect them, as well as to their right to terminate Man-AHL 130’s contracts with affiliates of the Managing Member. Unitholders also have the right to call meetings of Man-AHL 130 in order to permit Unitholders to vote on any matter on which they are entitled to vote, including the removal of the Managing Member as managing member of Man-AHL 130.
     Unitholders or their duly authorized representatives may inspect Man-AHL 130’s books and records, for any purpose reasonably related to their status as Unitholders of Man-AHL 130, during normal business hours upon reasonable written notice to the Managing Member. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Unitholders represent that the inspection and/or copies of such records will not be for commercial purposes or for purposes unrelated to such Unitholders’ interest in Man-AHL 130.
Financial and Tax Allocations
     The LLC Agreement provides for the economic and tax allocations of Man-AHL 130’s profit and loss. Economic allocations are based on Unitholders’ capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to Unitholders who redeem at a profit.
Net Asset Value
     Net Asset Values are determined in accordance with accounting principles generally accepted in the US and include unrealized profits as well as unrealized losses on Man-AHL 130’s investments on open commodity positions. Net Asset Value includes the sum of all cash, Treasury bills or other fixed-income instruments, generally valued at cost plus accrued interest, the liquidating value, or cost of liquidation, of all futures, forward and options positions and the fair market value of all other assets, less all liabilities, of Man-AHL 130, including any accrued liabilities, irrespective of whether such liabilities, may, in fact, never be paid. If a futures contract cannot be liquidated on a day with respect to which Net Asset Value is being determined, the settlement price on the next day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract, or such other value as the Managing Member may deem fair and reasonable.
     The Man-Glenwood Funds will provide Man-AHL 130 with a net asset value for Man-AHL 130’s investment in the Man-Glenwood Funds as of the last business day of each calendar month.
Standard of Liability; Indemnification
     The Managing Member in its operation of Man-AHL 130 is specifically authorized to engage in the transactions described herein (including those involving affiliates of the Managing Member), and is exculpated and indemnified by Man-AHL 130 against claims sustained in connection with Man-AHL 130, provided that such claims were not the result of negligence or misconduct and that the Managing Member determined that such conduct was in the best interests of Man-AHL 130. Indemnification by Man-AHL 130 for alleged violation of securities laws is only available if the following conditions are satisfied:
1)	a successful adjudication on the merits of each count alleged has been obtained; or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs (including the litigation costs) should be made; and

4)	in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.
Amendments
     The Managing Member may amend the LLC Agreement in any manner not adverse to the Unitholders without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in the tax code or regulations or any other changes the Managing Member deems advisable so long as they do not change the basic investment policy or structure.
Tax Consequences
     Based upon certain representations made by the Managing Member, in the opinion of Sidley Austin LLP, Man-AHL 130 will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a “publicly-traded partnership.” Accordingly, Man-AHL 130 will not pay any federal income tax.
     The opinion of Sidley Austin LLP is not binding on the Internal Revenue Service (“IRS”) or on any court, and there can be no assurance that the IRS will not assert that Man-AHL 130 should be treated as an association taxable as a corporation or as a “publicly-traded partnership” taxable as a corporation.
     In the opinion of Sidley Austin LLP the following summary of the tax consequences to an individual United States taxpayer who invests in Man-AHL 130 is materially correct.
     Sidley Austin LLP’s opinion is filed as an exhibit to the Registration Statement of which this Prospectus is a part.
     The following discussion assumes that Man-AHL 130 will be treated as a partnership for federal income tax purposes.
Taxation of Unitholders
     Each Unitholder will be required to report on its federal income tax return such Unitholder’s allocable share of Man-AHL 130’s income, gains, losses, deductions, credits and other items for Man-AHL 130’s taxable year ending with or within the Unitholder’s taxable year, whether or not any distribution of cash or other property is made to the Unitholder in that year.
     At the end of each taxable year, items of Man-AHL 130 income, expense, gain, loss and deduction, as determined for federal income tax purposes, will be allocated among the Unitholders which held Units during such taxable year. A Unitholder’s distributive share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the LLC Agreement, unless the items so allocated do not have “substantial economic effect” and are not in accordance with the Unitholders’ Units. Under the LLC Agreement, tax allocations are generally made in a manner consistent with the financial allocations made to the Unitholders’ capital accounts and therefore either should have substantial economic effect or should be in accordance with the Unitholders’ Units.
Limitations on Deductibility of Man-AHL 130 Losses by Unitholders
     The amount of any Man-AHL 130 loss that a Unitholder is entitled to include on its income tax return is limited to such Unitholder’s adjusted tax basis for its Units as of the end of Man-AHL 130’s taxable year in which such loss occurred. Generally, a Unitholder’s adjusted tax basis for its Units is the amount paid for such Units reduced (but not below zero) by such Unitholder’s share of losses and expenses, and any distributions made to such Unitholder, and increased by such Unitholder’s share of Man-AHL 130’s income, including gains.
Cash Distributions
     Cash received from Man-AHL 130 by a Unitholder as a distribution generally is not reportable as taxable income by such Unitholder, except to the extent such distribution exceeds a Unitholder’s adjusted tax basis for its Units. Any such excess is taxable to such Unitholder as gain from the sale or exchange of such Units. Allocations of Man-AHL 130 income increase the tax basis for a Unitholder’s Units at the end of the taxable year. Cash distributions during the taxable year could result in taxable gain to a Unitholder even though no gain would result if the same cash distributions were made following Man-AHL 130’s allocation of income at the end of the taxable year.
     A cash distribution in withdrawal or in redemption of all of a Unitholder’s Units will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of such distribution and the Unitholder’s adjusted tax basis for such Units (including such Unitholder’s distributive share of Man-AHL 130’s income or loss for the year of such distribution).
Gain or Loss on Section 1256 Contracts
     Man-AHL 130’s investment assets may include certain futures contracts traded on United States exchanges as well as certain forward contracts (“Section 1256 Contracts”). Under the mark-to-market system of taxing Section 1256 Contracts, any unrealized profit or loss on positions in such Section 1256 Contracts which are open as of the end of a taxpayer’s fiscal year is treated as if such profit or loss had been realized for tax purposes as of such time. In general, 60% of the net gain or loss which is generated by transactions in Section 1256 Contracts is treated as long-term capital gain or loss and the remaining 40% of such net gain or loss is treated as short-term capital gain or loss.
Limited Deduction for Certain Expenses
     The Code provides that expenses of producing income, including investment advisory fees, are to be aggregated with certain other expenses (collectively, “Aggregate Investment Expenses”), and the aggregate amount of such expenses is deductible only to the extent such amount exceeds 2% of a non-corporate taxpayer’s adjusted gross income. In addition, Aggregate Investment Expenses, when combined with an individual taxpayer’s deductions for certain other items, are subject to a reduction equal to currently 1% of the taxpayer’s adjusted gross income over a certain threshold amount. The 1% reduction will be eliminated for tax years beginning in 2010, but will be reinstated and increased to 3% for tax years beginning after December 31, 2010. Moreover, such expenses are not deductible in computing a non-corporate taxpayer’s alternative minimum tax liability. The Managing Member may treat the expenses of Man-AHL 130 (excluding amounts treated as syndication fees) as ordinary business deductions not subject to the foregoing limitations. However, the IRS could contend that all or a portion of such expenses should be treated as “investment advisory fees.” To the extent that the characterization of these expenses as investment advisory fees were to be sustained, each non-corporate Unitholder’s share of the amounts so characterized would be subject to the foregoing limitations on deductibility.
Syndication Fees
     Neither Man-AHL 130 nor the Unitholders are entitled to any deduction for any placement and/or referral fees paid to persons who introduce prospective investors, which may include amounts paid to the Selling Agent. Such expenses may be taken into account by a Unitholder for purposes of determining capital gain or loss upon redemption of its Units in Man-AHL 130.

Limitation on Deductibility of Interest on Investment Indebtedness
     Non-corporate Unitholders may be subject to certain limitations on the deductibility of interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment.
Qualified Dividend Income
     Qualified dividend income received in taxable years on or before December 31, 2010, is subject to tax at a 15% rate. Generally, qualified dividend income is dividends received from US corporations and from certain foreign corporations, including foreign corporations whose shares are listed on an established securities market in the United States. Qualified dividend income does not include payments “in lieu of” dividends received from stock lending transactions nor dividends received on stock to the extent the taxpayer is obligated to make related payments with respect to substantially similar or related property (e.g., a short sale of such stock).
Passive Activity Rules
     The investment activities of Man-AHL 130 do not constitute a “passive activity,” with the result that losses resulting from a Unitholder’s “passive activities” cannot be offset against Man-AHL 130’s income.
Class B Investments in Man-Glenwood Lexington TEI, LLC
     Tax-exempt investors that invest in a partnership or limited liability company which participates, either directly or through investing in other partnerships or limited liability companies which engage, in leveraged securities trading are subject to federal income tax on the portion of the income from such investment that is treated as “unrelated business taxable income” (“UBTI”). Man-Glenwood Lexington TEI, LLC has been structured so that tax-exempt investors will not be subject to tax on UBTI arising from such investment, due to the investment in the Portfolio Company that invests in the Sub-Funds being made through an entity which is treated as a corporation, not as a partnership, for US tax purposes. Such entity itself may, however, be subject to withholding tax on certain US source income and to tax on any portion of its income deemed to be effectively connected to a US trade or business engaged in by one or more Sub-Funds.
State and Local Taxes
     In certain cases, Man-AHL 130 may be subject to entity-level state and local taxes in states in which the profits of Man-AHL 130 are deemed to be sourced. Each Unitholder may be required to report and pay state and local tax on such Unitholder’s distributive share of the profits of Man-AHL 130 in the state and municipality in which the Unitholder resides and/or other jurisdictions in which income is earned by Man-AHL 130.
Man-AHL 130 Audits
     The tax treatment of Man-AHL 130 items is determined at the Man-AHL 130 level rather than at the Unitholder level. The Managing Member is the “Tax Matters Partner” of Man-AHL 130 with the authority to determine Man-AHL 130’s response to an audit. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to Man-AHL 130 is generally three years after Man-AHL 130’s return for the taxable year in question is filed, and the Managing Member has the authority to, and may, extend such period with respect to all Unitholders. Certain tax positions which the Managing Member may elect to take on behalf of Man-AHL 130 may increase the chance that Man-AHL 130’s return will be audited. If an audit results in an adjustment, all Unitholders may be required to pay additional tax, interest and, possibly, penalties. There can be no assurance that Man-AHL 130’s tax return will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.
Benefit Plan Investors
General
     The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest any of such plan’s assets in Man-AHL 130 (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
     In general, the terms “employee benefit plan,” as defined in ERISA, and “plan,” as defined in Section 4975 of the Code, together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in Man-AHL 130, including the role that an investment in Man-AHL 130 plays in the Plan’s overall investment portfolio. In addition, each Plan Fiduciary, before deciding to invest in Man-AHL 130, must be satisfied that investment in Man-AHL 130 is a prudent investment for the Plan, that the investments of the Plan, including the investment in Man-AHL 130, are diversified so as to minimize the risk of large losses and that an investment in Man-AHL 130 complies with the terms of the Plan and the related trust.
     EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.
“Plan Assets”
     The purchase of Units by a Plan raises the issue of whether that purchase will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the underlying assets of Man-AHL 130 to constitute assets of such Plan. ERISA and regulations issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being considered assets of such Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). Another exception that may apply is the exception set forth in Section 3(42) of ERISA (the “25% Exception”).
     The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) ”freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as “a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions). Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other. A class of securities will not fail to be widely held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the issuer’s control.
     The 25% Exception applies with respect to an entity if less than 25% of the total value of each class of equity interests of the entity are held by “benefit plan investors” (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the ERISA Regulation) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation). The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in, and subject to the fiduciary responsibility provisions of, ERISA and all “plans” as defined in and subject to Section 4975 of the Code) and all entities that hold “plan assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. In addition, all or a portion of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor.
     During such time, if any, that Class B Units are held by more than 100 independent investors, it is expected that the Publicly-Offered Security Exception should apply to Class B Units pursuant to the rules described above. During such time, as any, that the Publicly-Offered Security Exception does not apply to Class B Units, as determined by the Managing Member, Man-AHL 130 intends to comply with the 25% Exception. This may require Man-AHL 130 to restrict investments by benefit plan investors and to force redemptions of existing benefit plan investors in the event that other investors redeem. Any such rejection of subscriptions or mandatory redemptions will be effected in such manner as Man-AHL 130, in its sole discretion, determines. In order to enable Man-AHL 130 to monitor the level of investment by benefit plan investors for purposes of the 25% Exception, each investor will be required to provide representations regarding whether it is a benefit plan investor.
Ineligible Purchasers
     In general, Units may not be purchased with the assets of a Plan if the Managing Member, any wholesaler, the Selling Agent, any Additional Selling Agent, the Administrator, any Sub-Fund Manager, MF Global Ltd., any futures broker, AHL, the Man-Glenwood Manager, RBS, Credit Suisse Sydney, or any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan, except as is otherwise permissible under ERISA and Section 4975 of the Code. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.
     Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Man-AHL 130 are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
     Acceptance of subscriptions on behalf of Plans is in no respect a representation by Man-AHL 130, the Managing Member, the Selling Agent, any Additional Selling Agent or any other party related to Man-AHL 130 that this investment meets some or all of the relevant legal requirements with respect to investments by any particular Plan or that this investment is appropriate for any particular Plan. The person with investment discretion should consult with his or her financial and legal advisors as to the propriety of an investment in Man-AHL 130 in light of the circumstances of the particular Plan, ERISA and current tax law.
Plan of Distribution
Subscription Procedure
     The Units are offered as of the beginning of each month.
     The Selling Agent has not made any firm commitment to acquire or sell any specified dollar amount of Units of any Class.

     Class A Units and Class B Units are substantially the same. Class A Units access the Portfolio Company by investing in Man-Glenwood Lexington, LLC while Class B Units — offered only to tax-exempt investors — do so by investing in Class A Units of Man-Glenwood Lexington TEI, LLC, thereby avoiding being subject to “unrelated business taxable income” (which is taxable to otherwise tax-exempt investors) on Class B Unitholders’ investment in Man-AHL 130. The eligibility to invest in Class A Series 1 or Class B Series 1 Units, on the one hand, or Class A Series 2 or Class B Series 2 Units, on the other, is based entirely on whether the investor is investing in Man-AHL 130 as part of such investor’s participation in a selling agent or registered investment advisor fixed-fee or asset-based fee investment or advisory program under which an investor pays a fee based on the investor’s assets in the program to its broker or advisor but not sales commissions or whether the investor is a direct institutional investor purchasing Units through the Selling Agent.
     Units of each Series within each Class are issued at their respective Net Asset Value at the end of the previous month.
     In order to purchase Units, you must complete, sign and deliver to the Selling Agent or an Additional Selling Agent an original of the Class appropriate Investor Application Form which accompanies this Prospectus, together with a wire transfer or check in the amount of your subscription pursuant to the instructions provided in the Class appropriate Investor Application Form.
     The Managing Member will determine, in its sole discretion, whether to accept or reject a subscription in whole or in part. The Managing Member expects to make its determination within five business days of the submission of a subscription to Man-AHL 130.
     Subscriptions will be received directly by Man-AHL 130 in a subscription account, however, no fees will apply to subscriptions held pending investment in Man-AHL 130’s trading account.
All Subscribers must be Accredited Investors.
     Although the public offering of the Units has been registered under the 1933 Act, the Managing Member has determined to limit the persons eligible to invest in the Units to “Accredited Investors.” Individual “Accredited Investors” must have an annual income of at least $200,000 (or joint annual income with spouse of at least $300,000) in each of the two most recent years and must expect to have such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity “Accredited Investors” must generally have a net worth of $5,000,000. “Accredited Investor” status is not any assurance that an investment in Man-AHL 130 is suitable for any prospective investor.
     The Managing Member, or the Selling Agent selling the Units, will make every reasonable effort to determine the suitability of prospective Unitholders in Man-AHL 130 through information received on the Class appropriate Investor Application Form. Generally, the Managing Member or its designee must receive subscription documents by the sixth business day before the end of a month for them to be accepted as of the first day of the immediately following calendar month.
     Subscriptions are final and binding on a subscriber as of the close of business on the fifth business day following the submission of the subscriber’s Investor Application Form to Man-AHL 130.
     Subscription funds received in respect of Units of each Class, if rejected, will be returned without interest.
Selling Agents
     No upfront sales load will be paid on any Units. The Selling Agent will receive a Client Servicing Fee in an amount equal to 1.25% per annum of the annual month-end Net Asset Value of each Class A Series 1 and Class B Series 1 Unit, payable quarterly in arrears for as long as such Unit remains outstanding, subject to the following. In compliance with the limitations of NASD Rule 2810(b)(4)(B)(i) of the Financial Industry Regulatory Authority, aggregate selling commissions (i.e., the Client Servicing Fee) paid in respect of the Units will not exceed 10% of the sale price of Units sold. The Selling Agent may allot all or a portion of the Client Servicing Fee to the Additional Selling Agents.
     Once the Selling Agent has received aggregate selling commissions (including the Client Servicing Fee) totaling 10% of the sale price of a Class A Series 1 or Class B Series 1 Unit (or, if earlier, such Unit has been charged aggregate selling commissions (including the Client Servicing Fee) totaling 10% of the sale price of such Unit), the Client Servicing Fee will end with respect to such Unit and the Net Asset Value of such Unit will be recalculated, and the Unit will be redesignated, in terms of Class A Series 2 or Class B Series 2 Units, as applicable, against which the Client Servicing Fee is not charged, and no further Client Servicing Fee will be charged in respect of such Unit.
     Class A Series 2 and Class B Series 2 Units, which are available for sale exclusively to (i) participants in selling agent asset-based or fixed-fee investment programs and registered investment advisor fee-based advisory programs and (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts which purchase Units through the Selling Agent, are not charged the Client Servicing Fee.
     The Selling Agent may engage one or more registered broker-dealers to assist the Selling Agent with the offer and sale of the Units. The Selling Agent (or its affiliates), not Man-AHL 130, will compensate such Additional Selling Agents subject to the limitations of NASD Rule 2810(b)(4)(B)(i) pertaining to maximum allowable selling commissions.
     The Selling Agent may pay, from its own resources, brokers and dealers and investor service providers for ongoing investor servicing, including for custodian services. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information, inclusion on preferred provider lists and support services to clients, and the provision of other services. However, any such amounts paid to Additional Selling Agents, when aggregated with the Client Servicing Fee paid in connection with the sale of the Units, shall not exceed 10% of the gross proceeds of the offering of the Units.
     The Managing Member or the Selling Agent may also engage one or more registered broker-dealers to solicit other broker-dealers to become additional Selling Agents and to assist those Additional Selling Agents with the offering and sale of the Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler may receive a portion of the Client Servicing Fee that would otherwise be paid to the Additional Selling Agents or may be compensated directly by the Selling Agent.
     Pursuant to the General Distributor’s Agreement among Man-AHL 130, the Managing Member and the Selling Agent, the Managing Member, not Man-AHL 130, has agreed to indemnify, defend and hold the Selling Agent and its affiliates harmless from and against any and all claims, demands, liabilities and expenses that the Selling Agent and its affiliates may incur in the capacity of Selling Agent for Man-AHL 130. The Selling Agent will only be liable to Man-AHL 130 for losses resulting from the negligence or misconduct on its part in the performance of its duties under the General Distributor’s Agreement, or from its failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Units.
Reports
     The Managing Member will provide investors with monthly account statements, annual audited financial statements and federal income tax information. The most recent redemption Net Asset Value per Unit is available by calling representatives of the Managing Member at (866) 436-2512.
     If, at the close of business, as determined by the Managing Member, on any day, the Net Asset Value of the Units of any Series has decreased to 50% or less of the previous month-end Net Asset Value of such Units, the Managing Member will declare a “special redemption date” and notify the Unitholders. Any such notice will contain a description of the Unitholders’ voting rights.
Lawyers; Accountants
     Sidley Austin LLP, New York, New York and Chicago, Illinois, served as legal counsel to the Managing Member in connection with the organization of Man-AHL 130 and the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise the Managing Member in matters relating to the operation of Man-AHL 130 — including, without limitation, on matters relating to its fiduciary obligations — on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or Man-AHL 130 in the course of the organization of Man-AHL 130, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of Man-AHL 130 relating to themselves and the Units have not been negotiated at arm’s length.
     Sidley Austin LLP’s engagement by the Managing Member in respect of Man-AHL 130 is limited to the specific matters as to which it is consulted by the Managing Member and, therefore, there may exist facts or circumstances which could have a bearing on Man-AHL 130’s (or the Managing Member’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility.
     The Financial Statements of Man-AHL 130, LLC as of March 31, 2009 and 2008, and for the years ended March 31, 2009 and 2008 included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.
     The Man Investments (USA) Corp. Statement of Financial Condition as of March 31, 2009 included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, an independent auditor, given on the authority of that firm as experts in auditing and accounting.
Privacy Policy
     Our Commitment to Your Privacy.  The Managing Member and Man-AHL 130 believe that protecting the privacy of your nonpublic information is of utmost importance and, therefore, we are committed to maintaining the privacy of the nonpublic personal information we obtain from you and from other sources about you. Accordingly, we are providing you with the following information relating to the Managing Member’s and Man-AHL 130’s privacy policy and procedures.
     The Information We Collect and Sources of Information.  Because your personal and financial data is private information, we do not sell your information to anyone. Instead, your information is used by us to help identify you, evaluate your subscription for Units and manage your investment. We collect this information from a variety of sources, including:
•	information we receive from you in the Class appropriate Investor Application Form or other forms, whether written or electronic. This information includes, but is not limited to, your name, address, social security number and information about your level of income, net worth and investment experience;
•	information about your transactions with us and our affiliates or others. This information could include your use of various products and services that we and our affiliates provide;
•	information we receive from our affiliates;
•	information we receive from other third parties such as demographic firms. This information could include investment preferences; and
•	information we receive from you online, such as cookies (small pieces of data stored by your Internet browser on your computer) or other technology that may be used to, among other things, remember passwords for you, help us track your website usage, or provide you with customized content.
     Information We Disclose.  We do not disclose any information on current or former investors to any nonaffiliated third party except as permitted or required by law. For example, we may:
•	share information with regulatory authorities and law enforcement officials who have jurisdiction over us or if we are required to do so by US or other applicable law;
•	provide information to protect against fraud;
•	share information with your prior consent;
•	share information with service providers that perform administrative or marketing services on our behalf including, without limitation, the Selling Agent and the Additional Selling Agents; or
•	share information with our accountants, attorneys and auditors.

     In addition, we may share information about you with our affiliates as permitted by law, such as information about your transactions or experiences with us, our affiliates or others. Our affiliates are financial service providers and include broker-dealers, investment advisors, CPOs and CTAs.
     How We Safeguard Your Information.  We maintain physical, electronic and procedural safeguards that comply with federal standards in order to guard your nonpublic personal information. We restrict and limit access to nonpublic personal information about you to: (i) those employees who need to know that information to provide products or services to you; and (ii) those nonaffiliated third parties whose access to such information is permitted by law and who need to know that information in order to assist us in providing you with the products and services you receive from us.
     We educate and train our employees on how to properly handle personal information and safeguard customer information and prevent unauthorized access, disclosure or use. In addition, affiliates and nonaffiliated third parties that have access to personal information must agree to follow appropriate standards of security and confidentiality.
     We Will Keep You Informed of Our Privacy Policy.  As required by federal law, we will be informing you of our privacy policy annually. We may amend this policy at any time, and we will inform you of changes as required by law.
     If you have any questions regarding our privacy policy or if the information we have about you has changed, please contact us at (866) 436-2512.

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members of MAN-AHL 130, LLC:
We have audited the statements of financial condition of MAN-AHL 130, LLC (the “Company”), including the condensed schedules of investments, as of March 31, 2009 and 2008, and the related statements of operations, changes in members’ equity, cash flows, and the financial highlights for each of the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of MAN-AHL 130, LLC as of March 31, 2009 and 2008, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the financial statements, the Company held investments valued at $10,146,374 (31.90% of the Company’s net assets) as of March 31, 2009, whose fair values have been estimated by management in the absence of readily determinable fair values. Management’s estimates are based on information provided by the underlying fund managers or managing members.
/s/ Deloitte & Touche, LLP
June 29, 2009

MAN-AHL 130, LLC
CONDENSED SCHEDULES OF INVESTMENTS
AS OF MARCH 31, 2009 AND 2008

	2009		2008
		% of		% of
	Fair	Members’	Fair	Members’
	Value	Equity*	Value	Equity*
Futures Contracts — Long:
Agricultural	$9,983	0.03%	$—	—%
Currency	(1,783)	(0.01)	153,351	0.75
Energy	(3,569)	(0.01)	83,205	0.41
Indices	(23,897)	(0.08)	—	—
Metals	(6,199)	(0.02)	—	—
Non-United States Bonds	278,519	0.88	241,290	1.18
United States Bonds	205,649	0.65	189,722	0.93
Other	—	—	1,910	0.01

Total Futures Contracts — Long	458,703	1.44	669,478	3.28

Futures Contracts — Short:
Agricultural	3,492	0.01	39,623	0.19
Currency	(11,841)	(0.04)	—	—
Energy	23,133	0.07	—	—
Indices	(10,774)	(0.03)	—	—
Metals	(69,852)	(0.22)	(23,940)	(0.12)
Non-United States Bonds	22,311	0.07	5,656	0.03
Other	(1,146)	0.00	4	0.00

Total Futures Contracts — Short	(44,677)	(0.14)	21,343	0.10

Forward Contracts — Long:
Australian Dollar	16,727	0.05	(13,044)	(0.06)
Brazilian Real	—	—	(26,632)	(0.13)
British Pound	(13,057)	(0.04)	(22,509)	(0.11)
Canadian Dollar	(4,149)	(0.01)	(14,614)	(0.07)
Czech Koruna	—	—	8,545	0.04
European Euro	(43,920)	(0.14)	29,520	0.14
Indian Rupee	1,660	0.01	—	—
Japanese Yen	(116,591)	(0.37)	—	—
Mexican Peso	6,522	0.02	11,766	0.06
Norwegian Krone	(7,086)	(0.02)	—	—
New Zealand Dollar	20,491	0.06	(16,287)	(0.08)
Polish Zloty	—	—	14,210	0.07
Singapore Dollar	1,889	0.01	6,843	0.04
South African Rand	19,951	0.06	—	—
South Korean Won	6,292	0.02	—	—
Swiss Franc	54,949	0.17	96,697	0.47
Turkish New Lira	1,925	0.01	—	—
Other	589	0.00	(4,074)	(0.02)

Total Forward Contracts — Long	(53,808)	(0.17)	70,421	0.35

MAN-AHL 130, LLC
CONDENSED SCHEDULES OF INVESTMENTS (continued)
AS OF MARCH 31, 2009 AND 2008

	2009		2008
		% of		% of
	Fair	Members’	Fair	Members’
	Value	Equity*	Value	Equity*
Forward Contracts — Short:
Australian Dollar	$(7,729)	(0.02)%	$7,881	0.04%
Brazilian Real	(10,403)	(0.03)	16,317	0.08
British Pound	(44,547)	(0.14)	6,742	0.03
Canadian Dollar	(2,088)	(0.01)	7,362	0.04
Chilean Peso	(2,199)	(0.01)	—	—
Czech Koruna	4,457	0.01	—	—
European Euro	(136,536)	(0.43)	—	—
Hungarian Forint	(2,336)	(0.01)	—	—
Indian Rupee	(7,370)	(0.02)	—	—
Japanese Yen	71,326	0.22	—	—
Mexican Peso	(4,844)	(0.01)	(7,515)	(0.04)
New Taiwan Dollar	(5,729)	(0.02)	—	—
New Zealand Dollar	(53,993)	(0.17)	7,537	0.04
Norwegian Krone	(10,532)	(0.03)	1,129	0.01
Polish Zloty	(20,512)	(0.06)	(5,954)	(0.03)
Russian Ruble	(4,376)	(0.01)	—	—
Singapore Dollar	(9,955)	(0.03)	(4,912)	(0.03)
South African Rand	(44,075)	(0.14)	3,286	0.02
South Korean Won	(7,088)	(0.02)	—	—
Swiss Franc	(43,568)	(0.14)	(33,909)	(0.17)
Turkish New Lira	(11,054)	(0.03)	—	—
Other	985	0.00	591	0.00

Total Forward Contracts — Short	(352,166)	(1.10)	(1,445)	(0.01)

Net unrealized trading gains on open derivative contracts	$8,052	0.03%	$759,797	3.72%

*	Percentages are based on Members’ Equity of $31,808,255 and $20,408,632 for March 31, 2009 and March 31, 2008, respectively.
See notes to financial statements.

MAN-AHL 130, LLC
STATEMENTS OF FINANCIAL CONDITION

	March 31, 2009	March 31, 2008
ASSETS:

Equity in commodity futures trading accounts:
Net unrealized trading gains on open derivatives contracts	$414,026	$759,797
Due from broker	2,645,663	944,647

Investment in Man-Glenwood Lexington, LLC, at fair value (cost $6,490,273 and $5,839,245, respectively)	5,691,325	5,701,675
Investment in Man-Glenwood Lexington TEI, LLC, at fair value (cost $4,837,500 and $0, respectively)	4,455,049	—
Cash and cash equivalents	19,860,608	13,883,114
Advance subscription to Man-Glenwood Lexington, LLC	—	238,357
Redemption receivable from Man-Glenwood Lexington, LLC	101,560	160,000
Expense reimbursement receivable	240,424	114,090
Interest receivable	171	5,773

TOTAL	$33,408,826	$21,807,453

LIABILITIES & MEMBERS’ EQUITY:

Equity in forwards trading accounts:
Net unrealized trading losses on open derivatives contracts	$405,974	$—
Subscriptions received in advance	744,666	290,416
Redemption payable	156,281	—
Management fees payable	115,512	136,793
Client servicing fees payable	22,960	1,044
Incentive fees payable	—	598,100
Brokerage commission payable	—	98,588
Accrued professional fees payable	89,875	173,409
Accrued administrative fees payable	62,500	98,871
Other liabilities	2,803	1,600

Total liabilities	1,600,571	1,398,821

MEMBERS’ EQUITY:

Class A Series 1 Members (6,099.598 and 2,647.132 units outstanding, respectively)	802,089	348,997

Class A Series 2 Members (126,703.991 and 150,751.032 units outstanding, respectively)	17,027,572	20,059,635

Class B Series 1 Members (48,348.641 and 0 units outstanding, respectively)	6,379,233	—

Class B Series 2 Members (56,356.575 and 0 units outstanding, respectively)	7,599,361	—

Total Members’ equity	31,808,255	20,408,632

TOTAL	$33,408,826	$21,807,453

NET ASSET VALUE PER UNIT OUTSTANDING — CLASS A SERIES 1 MEMBERS	$131.50	$131.84

NET ASSET VALUE PER UNIT OUTSTANDING — CLASS A SERIES 2 MEMBERS	$134.39	$133.07

NET ASSET VALUE PER UNIT OUTSTANDING — CLASS B SERIES 1 MEMBERS	$131.94	$—

NET ASSET VALUE PER UNIT OUTSTANDING — CLASS B SERIES 2 MEMBERS	$134.84	$—

See notes to financial statements.

MAN-AHL 130, LLC
STATEMENTS OF OPERATIONS

	For the year ended	For the year ended
	March 31, 2009	March 31, 2008
INVESTMENT INCOME:
Interest income	$282,870	$398,431

EXPENSES:
Management fees	851,887	485,023
Incentive fees	1,156,176	1,249,061
Client servicing fees	63,873	2,088
Brokerage commissions	4,466	244,051
Professional fees	418,749	355,000
Administrative fees	150,000	173,871
Other	98,859	10,369

TOTAL EXPENSES	2,744,010	2,519,463

Less reimbursed expenses	(510,604)	(447,815)

Net expenses	2,233,406	2,071,648

NET INVESTMENT LOSS	(1,950,536)	(1,673,217)

NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY:

Net realized trading gains on closed derivatives contracts and foreign currency transactions	4,886,455	6,064,135
Net change in unrealized trading gains (losses) on open derivatives contracts and translation of assets and liabilities denominated in foreign currencies	(751,745)	759,797
Net realized losses on investment in Man-Glenwood Lexington, LLC	(236,769)	(4,513)
Net change in unrealized depreciation on investment in Man-Glenwood Lexington, LLC	(661,378)	(137,570)
Net change in unrealized depreciation on investment in Man-Glenwood Lexington TEI, LLC	(382,451)	—

NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS AND FOREIGN CURRENCY	2,854,112	6,681,849

Net income	$903,576	$5,008,632

Net income per unit outstanding — Class A Series 1	$1.20	$35.13

Net income per unit outstanding — Class A Series 2	$3.87	$33.05

Net income per unit outstanding — Class B Series 1	$4.56	$—

Net income per unit outstanding — Class B Series 2	$4.17	$—

See notes to financial statements.

MAN-AHL 130, LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE PERIOD ENDED MARCH 31, 2009

	CLASS A SERIES 1		CLASS A SERIES 2		CLASS B SERIES 1*		CLASS B SERIES 2*		TOTAL
	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units
Members’ equity at April 1, 2008	$348,997	2,647.132	$20,059,635	150,751.032	$—	—	$—	—	$20,408,632	153,398.164

Subscriptions	510,400	3,920.343	1,230,416	9,550.477	6,269,230	48,652.040	7,648,318	58,076.647	15,658,364	120,199.507

Redemptions	(63,818)	(467.877)	(4,838,643)	(33,597.518)	(40,030)	(303.399)	(219,826)	(1,720.072)	(5,162,317)	(36,088.866)

Net income	6,510	—	576,164	—	150,033	—	170,869	—	903,576	—

Members’ equity at March 31, 2009	$802,089	6,099.598	$17,027,572	126,703.991	$6,379,233	48,348.641	$7,599,361	56,356.575	$31,808,255	237,508.805

NET ASSET VALUE PER UNIT OUTSTANDING AT MARCH 31, 2009	$131.50		$134.39		$131.94		$134.84
FOR THE PERIOD ENDED MARCH 31, 2008

	CLASS A SERIES 1**		CLASS A SERIES 2**		CLASS B SERIES 1		CLASS B SERIES 2		TOTAL
	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units
Member’s equity at April 1, 2007	$—	—	$10,000	—	$—	—	$—	—	$10,000	—

Subscriptions	300,000	2,647.132	15,090,000	150,751.032	—	—	—	—	15,390,000	153,398.164

Redemptions	—	—	—	—	—	—	—	—	—	—

Net income	48,997	—	4,959,635	—	—	—	—	—	5,008,632	—

Members’ equity at March 31, 2008	$348,997	2,647.132	$20,059,635	150,751.032	$—	—	$—	—	$20,408,632	153,398.164

NET ASSET VALUE PER UNIT OUTSTANDING AT MARCH 31, 2008	$131.84		$133.07		$—		$—

*	Class B Series 1 and Class B Series 2 commenced trading on April 1, 2008.

**	Class A Series 1 and Class A Series 2 commenced trading on July 1, 2007 and April 2, 2007, respectively.

See notes to financial statements.

MAN-AHL 130, LLC
STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	March 31, 2009	March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$903,576	$5,008,632

Adjustments to reconcile net income to net cash used in operating activities:
Net change in unrealized trading (gains) losses on open derivative contracts and translation of assets and liabilities denominated in foreign currencies	751,745	(759,797)
Purchase of investment in Man-Glenwood Lexington, LLC	(2,222,000)	(6,764,793)
Sale of investment in Man-Glenwood Lexington, LLC	1,631,000	522,678
Purchase of investment in Man-Glenwood Lexington TEI, LLC	(4,837,500)	—
Net realized losses on investment in Man-Glenwood Lexington, LLC	236,769	4,513
Net change in unrealized depreciation on investment in Man-Glenwood Lexington, LLC	661,378	137,570
Net change in unrealized depreciation on investment in Man-Glenwood Lexington TEI, LLC	382,451	—
Changes in:
Due from broker	(1,701,016)	(944,647)
Expense reimbursement receivable	(126,334)	(114,090)
Interest receivable	5,602	(5,773)
Management fees payable	(21,281)	136,793
Incentive fees payable	(598,100)	598,100
Brokerage commissions payable	(98,588)	98,588
Accrued professional fees payable	(83,534)	173,409
Accrued administrative fees payable	(36,371)	98,871
Client servicing fees payable	21,916	1,044
Other liabilities	1,203	1,600

Net cash used in operating activities	(5,129,084)	(1,807,302)

FINANCING ACTIVITIES:
Capital subscriptions	16,112,614	15,680,416
Capital redemptions	(5,006,036)	—

Net cash provided by financing activities	11,106,578	15,680,416

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,977,494	13,873,114

CASH AND CASH EQUIVALENTS — Beginning of year	13,883,114	10,000

CASH AND CASH EQUIVALENTS — End of year	$19,860,608	$13,883,114

See notes to financial statements.

MAN-AHL 130, LLC
FINANCIAL HIGHLIGHTS

FOR THE YEAR ENDED MARCH 31, 2009

	Class A		Class A		Class B		Class B
	Series 1		Series 2		Series 1*		Series 2*
Net asset value, beginning of period	$131.84		$133.07		$131.84		$133.07
Net realized and unrealized gains on investments and foreign currency	14.38		14.64		15.17		15.15
Net investment loss (1)	(14.72)		(13.32)		(15.07)		(13.38)

Total from operations	(0.34)		1.32		0.10		1.77

Net asset value, end of period	$131.50		$134.39		$131.94		$134.84

Net assets, end of period	$802,089		$17,027,572		$6,379,233		$7,599,361

Ratio of investment loss to average net assets	(7.38	)% (3)	(6.14	)% (3)	(7.50	)% (3)	(6.16	)% (3)

Ratio of expenses to average net assets (excluding incentive fee)	4.54%		3.32%		4.54%		3.30%
Incentive fee	3.73%		3.80%		3.77%		3.69%

Ratio of net expenses to average net assets	8.27	% (3)	7.12	% (3)	8.31	% (3)	6.99	% (3)

Total return (prior to incentive fee)	3.49%		4.81%		3.91%		5.10%
Incentive fee	(3.75)%		(3.82)%		(3.83)%		(3.77)%

Total return	(0.26)%		0.99%		0.08%		1.33%

FOR THE PERIOD ENDED MARCH 31, 2008

	Class A		Class A		Class B	Class B
	Series 1**		Series 2**		Series 1	Series 2
Net asset value, beginning of period	$112.32		$100.00		$—	$—
Net realized and unrealized gains on investments and foreign currency	42.04		52.33		—	—
Net investment loss (1)	(22.52)		(19.26)		—	—

Total from operations	19.52		33.07		—	—

Net asset value, end of period	$131.84		$133.07		$—	$—

Net assets, end of period	$348,997		$20,059,635		$—	$—

Ratio of investment loss to average net assets	(9.22	)% (2)(4)	(9.47	)% (2)(4)	—%	—%

Ratio of expenses to average net assets (excluding incentive fee)	5.55	% (4)	4.65	% (4)	—%	—%
Incentive fee	5.62%		7.08%		—%	—%

Ratio of expenses to average net assets	11.17	% (2)	11.73	% (2)	—%	—%

Total return (prior to incentive fee)	25.46%		41.31%		—%	—%
Incentive fee	(8.08)%		(8.24)%		—%	—%

Total return	17.38%		33.07%		—%	—%

*	Class B Series 1 and Class B Series 2 commenced trading on April 1, 2008.

**	Class A Series 1 and Class A Series 2 commenced trading on July 1, 2007 and April 2, 2007, respectively.

(1)	Includes incentive fee.

(2)	If expenses had not been contractually reimbursed by the Adviser, the ratios of net investment loss and expenses to average net assets would be (11.62)% and 13.57%, respectively for Class A Series 1 and (12.02)% and 14.29%, respectively for Class A Series 2.

(3)	If expenses had not been contractually reimbursed by the Adviser, the ratios of net investment loss and expenses to average net assets would be (9.09)% and 9.98%, respectively for Class A Series 1, (7.75)% and 8.73%, respectively for Class A Series 2, (9.29)% and 10.10%, respectively for Class B Series 1, and (7.94)% and 8.77%, respectively for Class B Series 2.

(4)	Annualized for periods less than a year.
See notes to financial statements.

MAN-AHL 130, LLC
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED MARCH 31, 2009 AND 2008
1.	ORGANIZATION

Man-AHL 130, LLC (the “Company”) is a limited liability company organized under the laws of Delaware and is structured as a managed futures product which offers investors enhanced yield and diversification benefits. The Company was formed on April 14, 2005 and funded with an initial $10,000 investment from its managing member, Man Investments (USA) Corp. (“MI USA” or the “Managing Member”), a Delaware corporation, on May 10, 2005. The Company commenced trading on April 2, 2007 and operates as a commodity investment pool.

On June 28, 2005, the Company filed a registration statement under the Securities Act of 1933 (the “1933 Act”), which registration statement was subsequently amended. On February 1, 2007, the Company’s registration statement was declared effective by the Securities and Exchange Commission (the “SEC”).

Beginning July 1, 2007, Class A Series 1 units were issued at the current net asset value of Managing Member units of $112.32. The Managing Member’s investment was designated as Class A Series 2 upon commencement of trading. On April 1, 2008, the Company issued 12,832.453 units of Class B Series 1 at $131.84 per unit and 20,814.930 units of Class B Series 2 at $133.07 per Unit. Class A and Class B units have substantially identical trading portfolios except that Class A units are offered to taxable investors and invest in Man-Glenwood Lexington, LLC (“MGL”), a registered investment company, and Class B units are offered to tax-exempt investors and invest in Man-Glenwood Lexington TEI, LLC (“TEI”), another registered investment company.

The Company invests the majority of its capital into a managed futures program (the “AHL Diversified Program”). The Company’s objective in investing in the AHL Diversified Program is to recognize substantial profits while achieving diversification, as this program has had historically low correlation to traditional stock and bond portfolios. Additionally, the Company invests approximately thirty percent of its Class A share capital in MGL and thirty percent of its Class B share capital in TEI.

MI USA is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator and is a member of the National Futures Association (the “NFA”). Man-AHL (USA) Limited, a limited liability company incorporated in the United Kingdom, manages the AHL Diversified Program. Man-AHL (USA) Limited is an affiliate of the Managing Member. Both MI USA and Man-AHL (USA) Limited are subsidiaries of Man Group plc. Man-AHL (USA) Limited is registered with the CFTC as a commodity trading adviser, and is a member of the NFA, in addition to registration with the Financial Services Authority in the United Kingdom. The Company executes its futures trades through MF Global Inc. (“MFG”), formerly known as Man Financial Inc. (“Man”) and Credit Suisse Sydney Branch (“Credit Suisse Sydney”). In addition, the Royal Bank of Scotland (“RBS”) serves as the Company’s foreign exchange contracts prime broker. The personnel of Man Investments Limited responsible for implementing the foreign currency forwards trading component of the AHL Diversified Program on behalf of the Company are the same as those of Man-AHL (USA) Limited who implement the AHL Diversified Program.

Glenwood Capital Investments, LLC (“GCI”) acts as the investment adviser to MGL and TEI. GCI is an Illinois limited liability company and is registered with the CFTC as a commodity pool operator and with the SEC as an investment adviser. GCI is an affiliate of the Managing Member and Man-AHL (USA) Limited, and is a subsidiary of Man Group plc.

MGL and TEI achieve their investment objective through an investment in Man-Glenwood Lexington Associates Portfolio, LLC (the “Portfolio Company” or “MGLAP”), which allocates its capital among a series of underlying funds. GCI acts as an investment adviser to the Portfolio Company in addition to the services it provides to MGL and TEI.

SEI Global Services Inc. (“SEI”) acts as the Company’s fund accounting agent, transfer agent and registrar.

2.	SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The following are significant accounting policies adopted by the Company.

Use of Estimates — The preparation of financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the period. Actual results could differ from those estimates.

Investment in Man-Glenwood Lexington, LLC, and Man-Glenwood Lexington TEI, LLC — The Company values its investments in MGL and TEI at their net asset value, which approximates fair value, as provided by MGL and TEI, respectively. MGL and TEI invest all or substantially all of their investable assets through an investment in MGLAP. MGL and TEI value their investments in MGLAP at their pro rata interest in the net assets of that entity. Investments held by MGLAP are limited partnerships and other pooled vehicles (collectively, the “investment funds”) and are valued at fair value. The fair value of certain of the investments in the underlying investment funds, which may include private placements and other securities for which values are not readily available, are determined in good faith by the investment advisers of the respective underlying investment funds and are evaluated by the Managing Member and adjusted, if appropriate, to reflect fair value. The fair values may differ significantly from the values that would have been used had a ready market existed for these investments, and these differences could be material. Net asset valuations are provided monthly or quarterly by these investment funds. Distributions received by MGLAP, which are identified by the underlying investment funds as a return of capital, whether in the form of cash or securities, are applied as a reduction of the investment’s carrying value.

The Company pays MGL and TEI approximately 3% per annum of its investment balance for management, investor servicing and administrative fees. These fees are directly from the Company’s investment balance and, therefore, included in net realized gain (loss) or net change in unrealized appreciation in the statement of operations. As of January 1, 2009, such fees and expenses were reduced to approximately 2.25% per annum of the aggregate value of Man-AHL 130’s investment in MGL and TEI.

Derivative Contracts — The Company enters into derivative contracts (“derivatives”) for trading purposes. Derivatives traded by the Company include futures contracts and forward contracts. The Company records derivatives at fair value. Futures contracts, which are traded on a national exchange, are valued at the settlement price as of the valuation day, or if no sale occurred on such day, at the settlement price on the most recent date on which a sale occurred. Forward contracts, which are not traded on a national exchange, are valued at fair value using current market quotations provided by brokers.

Realized and unrealized changes in fair values are included in realized and unrealized gains and losses on investments and foreign currency transactions in the statements of operations. All trading activities are accounted for on a trade-date basis.

Cash and cash equivalents — Cash and cash equivalents include cash and short-term interest bearing money market instruments with original maturities of 90 days or less, held with JPMorgan Chase, N.A.

Interest income and expenses — Interest income and expenses are recorded on an accrual basis.

Due from broker — Due from broker represents cash required to meet margin requirements and excess funds not required for margin due from MFG, Credit Suisse Sydney, and RBS. Amounts due from brokers include cash held at brokers and cash posted as collateral. Included in due from broker on the statement of financial condition is $661,652 of cash restricted as collateral held.

Brokerage commission expense — Brokerage commission expense on futures and forward contracts is recognized in the period of the transaction and is reflected on the statements of operations. Brokerage commissions represent the cost of the transactions and are capped at 3% of the Company’s average month-end net asset value per annum. For the years ended March 31, 2009 and March 31, 2008, respectively, the Company paid $4,466 and $244,051 in commissions, which represents the cost of the transactions.

Foreign currency — All assets and liabilities of the Company denominated in foreign currencies are translated into US dollar amounts at the mean between the bid and ask market rates for such currencies on the date of valuation. Purchases and sales of foreign investments are converted at the prevailing rate of exchange on the respective date of such transactions. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the fair value of investments held. Such fluctuations are included with the net realized and unrealized gains or losses from investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains, or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of interest recorded on the Company’s books and the US dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair value of assets and liabilities, other than investments in securities at year end, resulting from changes in exchange rates.

Calculation of Net Income Per Unit — The Company’s net income or loss is allocated monthly on a pro-rata basis over the number of units outstanding at the beginning of each month. The net income per unit outstanding on the statements of operations is based on the weighted average units outstanding for the period.

Expenses — The Company is responsible for paying its own operating expenses, including professional fees, administrative fees and custody fees. Operating expenses in excess of 0.50% per annum of each month-end net asset values will be reimbursed by the Managing Member or an affiliate for the first 24 months of the Company’s operations.

The Company pays MI USA a management fee at the rate of 0.75% per annum on the month-end net asset value of all outstanding units determined as of the end of each month (before the redemption of any units) and payable quarterly in arrears. The Company pays Man-AHL (USA) Limited a management fee of 2% per annum on the notional value of Company’s allocation to the AHL Diversified Program (the “AHL Account”), which approximates the Company’s net asset value, calculated and paid monthly. In addition, Man-AHL (USA) Limited is entitled to a monthly incentive fee of 20% of any “new net profits” attributable to the net asset value of the AHL Account, subject to a “high water mark.”

Class A Series 1 and Class B Series 1 units are subject to a 1.25% per annum Client Servicing Fee payable to Man Investments, Inc., calculated monthly and paid quarterly in arrears, on the month-end net asset value of Class A Series 1 and Class B Series 1 units, respectively, subject to a maximum aggregate commission receipt to Man Investments, Inc. of 10% of the subscription price of all units. Class A Series 2 and Class B Series 2 are not charged a Client Servicing Fee.

3.	DERIVATIVE FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

The Company trades derivative financial instruments that involve varying degrees of market and credit risk. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the contracts. All contracts are stated at fair value, and changes in those values are reflected in the net change in unrealized gains (losses) on open contracts in the statements of operations.

Credit risk arises from the potential inability of counterparties to perform in accordance with the terms of the contract. The credit risk from counterparty nonperformance associated with these instruments is the net unrealized gain, if any, included in the statements of financial condition. Forward contracts are entered into on an arm’s-length basis with RBS. Estimated credit risk with regard to forward contracts is estimated at $0 and $68,976 as of March 31, 2009 and March 31, 2008, respectively.

For exchange-traded contracts, the clearing organization functions as the counterparty of specific transactions and, therefore, bears the risk of delivery to and from counterparties to specific positions which mitigates the credit risk of these contracts. The Company trades in exchange-traded futures contracts on various underlying commodities, foreign currencies, and financial instruments, as well as forward contracts on foreign currencies. Fair values of futures and forward contracts are reflected net by counterparty or clearing broker in the statements of financial condition.

The Company’s funds held by, and cleared through, MFG and Credit Suisse Sydney are required to be held in segregated accounts under rules of the CFTC. These funds are used to meet minimum margin requirements for all of the Company’s open futures positions as set by the exchange where each contract is traded. These requirements are adjusted, as needed, due to daily fluctuations in the values of the underlying positions. Certain positions may be liquidated, if necessary, to satisfy resulting changes in margin requirements.

The Company may have indirect exposure to derivative financial instruments that arise from the investment in MGL and TEI and through positions held by other investment funds in which MGL and TEI invests. However, as a limited partner, the Company’s risk is limited to the current value of its investment, which is reflected in the statements of financial condition.

4.	INCOME TAXES

The Company is treated as a partnership for tax purposes and therefore is not subject to Federal, state or local income taxes. As such, members are individually liable for the taxes on their share of the Company’s taxable income and no provision for income taxes is included in the accompanying financial statements. The 2007 and 2008 tax years remain subject to examination by Federal and State jurisdictions, including those States where investors reside or States where the Company is subject to other filing requirements.

5.	CAPITAL STRUCTURE

Units are offered on the first day of each month. Redemptions are accepted quarterly, with a 45-day notice period. No more than 15% of the Company’s total outstanding units may be redeemed as of any given calendar quarter-end. If quarter-end redemptions are requested for more than 15% of the Company’s total then outstanding units, each redemption request will be pro rated so that no more than 15% of the Company’s total then outstanding units are redeemed. In the event that the Company receives redemption requests in excess of such 15% limitation for eight consecutive quarters, the Company will cease its trading and investment activities and will terminate as promptly as possible.

Details of the number of units issued, redeemed and outstanding for the years ended March 31, 2009 and 2008 are as follows:

	For the year ended
	March 31, 2009
	Class A	Class A	Class B	Class B
	Series 1	Series 2	Series 1	Series 2
Beginning units	2,647.132	150,751.032	—	—
Units issued	3,920.343	9,550.477	48,652.040	58,076.647
Units redeemed	(467.877)	(33,597.518)	(303.399)	(1,720.072)

Ending units	6,099.598	126,703.991	48,348.641	56,356.575

	For the year ended
	March 31, 2008
	Class A	Class A	Class B	Class B
	Series 1	Series 2	Series 1	Series 2
Beginning units	—	—	—	—
Units issued	2,647.132	150,751.032	—	—
Units redeemed	—	—	—	—

Ending units	2,647.132	150,751.032	—	—

6.	FAIR VALUE MEASUREMENTS

Effective April 1, 2008, the Company adopted the provisions of the Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The adoption of SFAS 157 had no impact on the net assets of the Company.

The Company segregates its investments into three levels based upon the inputs used to derive the fair value. “Level 1” investments use inputs from unadjusted quoted prices from active markets. “Level 2” investments reflect inputs other than quoted prices, but use observable market data. “Level 3” investments are valued using unobservable inputs. These unobservable inputs for “Level 3” investments reflect the Company’s assumption about the assumptions market participants would use in pricing the investments.

		Fair Value Measurements
		Quoted Prices in	Significant Other	Significant Other
		Active Markets for	Observable	Unobservable
	Value as of	Identical Assets	Inputs	Inputs
Description	March 31, 2009	(Level 1)	(Level 2)	(Level 3)
Net unrealized trading gains on open futures contracts	$414,026	$414,026	$—	$—

Net unrealized trading losses on open forward contracts	(405,974)	—	(405,974)	—

Investment in Man-Glenwood Lexington, LLC	5,691,325	—	—	5,691,325

Investment in Man-Glenwood Lexington TEI, LLC	4,455,049	—	—	4,455,049

Cash Equivalents	18,983,921	18,983,921	—	—

Total	$29,138,347	$19,397,947	$(405,974)	$10,146,374

The following is a reconciliation of the investments in which significant unobservable inputs (Level 3) were used in determining fair value (see Note 2):

	For the		For the
Man-Glenwood	year ended	Man-Glenwood	year ended
Lexington, LLC	March 31, 2009	Lexington TEI , LLC	March 31, 2009
Beginning Balance as of 4/1/08	$5,701,675	Beginning Balance as of 4/1/08	$—
Realized loss	(236,769)	Realized loss	—
Change in unrealized depreciation	(661,378)	Change in unrealized depreciation	(382,451)
Net purchase/sales	887,797	Net purchase/sales	4,837,500
Net transfers in and/or out of Level 3	—	Net transfers in and/or out of Level 3	—

Ending Balance as of 3/31/09	$5,691,325	Ending Balance as of 3/31/09	$4,455,049

Changes in unrealized gains (losses)		Changes in unrealized gains (losses)
included in earnings related to		included in earnings related to
investments still held at reporting		investments still held at reporting
date	$(661,378)	date	$(382,451)

7.	RECENT ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 161 (“SFAS 161”), Disclosures about Derivative Instruments and Hedging Activities was issued on March 19, 2008. SFAS 161 expands the disclosures required by Statement of Financial Accounting Standards No. 133, Accounting for Derivatives and Hedging Activities about an entity’s derivative instruments and hedging activities. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the provisions of SFAS 161 and their impact on the Company’s financial statements.

8.	SUBSEQUENT EVENTS

Effective April 1, 2009, operating expenses in excess of 0.50% per annum of net asset value will no longer be reimbursed by the Managing Member.

Effective April 15, 2009, the Company began utilizing JPMorgan Chase, N.A. to clear a portion of its forward contracts.
*******

MAN-AHL 130, LLC
AFFIRMATION OF MAN INVESTMENTS (USA) CORP
To the best of my knowledge and belief, the information contained in the above report is accurate and complete.

/s/ Alicia B. Derrah
Chief Financial Officer
Man Investments (USA) Corp, Commodity Pool Operator of Man AHL-130, LLC

Report of Independent Auditors
To the Board of Directors and Shareholder of
Man Investments (USA) Corp.
In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Man Investments (USA) Corp. (the “Company”) at March 31, 2009 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.
The Company is a wholly owned subsidiary of Man Investments Holdings Inc. (the “Parent”), and as disclosed in the footnotes to the financial statement, has extensive transactions and relationships with the Parent and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.
June 18, 2009

Man Investments (USA) Corp.
Statement of Financial Condition
March 31, 2009

Assets

Cash and cash equivalents
Cash	$22,448
Deposit with affiliate	11,650,717
Management fees receivable	677,625
Investments in limited partnerships	17,168,823
Other assets	217,186
Receivable from affiliates	108,281
Current income tax benefit	4,714,938

Total assets	$34,560,018

Liabilities and Shareholder’s Equity

Payable to affiliates	$1,028,982
Accrued expenses and other liabilities	781,363

Total liabilities	1,810,345

Shareholder’s equity
Common shares, $0.01 par value (600 shares issued and outstanding, 1,000 shares authorized)	6
Additional paid-in capital	21,250,994
Retained earnings	11,498,673

Total shareholder’s equity	32,749,673

Total liabilities and shareholder’s equity	$34,560,018

The accompanying notes are an integral part of this statement of financial condition.

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition
March 31, 2009
1.	Organization

Man Investments (USA) Corp. (the “Company”), a Delaware corporation, was formed on February 8, 2002 and is a wholly owned subsidiary of Man Investments Holdings Inc. (the “Parent”). The ultimate parent of Man Investments Holdings Inc. is Man Group plc (“Man Group”), a United Kingdom public limited company.

The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Company is also registered as an investment adviser with the Securities and Exchange Commission.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Cash and cash equivalents includes cash held at a bank and interest-bearing deposits with an affiliate. The interest rate earned on deposits with the affiliate changes daily and ranged from 0.0025% to 6.775% throughout the period from April 1, 2008 to March 31, 2009.

Investments

The Company serves as the general partner of Man-AHL Diversified Trading Company LP, (“AHL Trading Co.”), Man-AHL Diversified LP (“Diversified”), Man-AHL Diversified I LP (“Diversified I”), and Man-AHL Diversified II LP (“Diversified II”) (collectively, the “AHL Limited Partnerships”). Under the terms of the limited partnership agreements of AHL Trading Co., Diversified I, and Diversified II, the Company is required to maintain a capital account equal to the lesser of (a) 1.01% of the aggregate net capital contributions made to the partnership by all partners from time to time (including the general partner’s capital contributions) or (b) $500,000, or as advised by counsel. The Company is required by law to maintain a minimum capital contribution in Diversified. The Company values its investments in the AHL Limited Partnerships at the Company’s pro rata interest in the net assets of these entities, as provided by the AHL Limited Partnerships as well as annual audited financial statements. As of March 31, 2009, the Company has investments in Diversified, Diversified I and Diversified II of $71,163, $632,297 and $783,562, respectively.

The Company serves as the managing member of Man-AHL 130, LLC and maintains a capital investment in Man-AHL 130, LLC (“AHL 130”). The Company values its investment in AHL 130 at the Company’s pro rata share in the net assets of this entity, as provided by AHL 130 as well as annual audited financial statements. As of March 31, 2009, the Company has an investment in AHL 130 of $15,681,801.

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2009
The Company serves as the manager of Man AB Strategies, LLC — Series 1, Man AB Strategies, LLC-Series 2 (collectively, the “AB Funds”) and Man AB Strategies AHL Trading, LLC (“AB Trading”). Under the terms of the AB Funds and the AB Trading operating agreements, the Company shall make contributions as determined under the Internal Revenue Code. As of March 31, 2009, the Company had no direct investment in the AB Funds or AB Trading.

The Company also serves as managing member for Man IP 220 Private, LLC, Man IP 220 Private (Series 2), LLC, Man IP 220 Private (Series 3), LLC, Man IP 220 Private (Series 4), LLC, Man IP 220 Private (Series 5), LLC and Man IP 220 Private (Series 6), LLC (collectively, the “IP 220 Funds”). Under the terms of the IP 220 Funds’ operating agreements, the Company is not required to maintain a capital investment in each of the IP 220 Funds.

The Company or an affiliate is contractually obligated to bear the administrative expenses of AHL-130 in excess of 0.50% of its month-end net asset value during the first two fiscal years of AHL-130, which began on April 1, 2007. This contractual arrangement ended as of March 31, 2009. The Company or an affiliate is currently bearing administrative expenses of AB Trading and the AB Funds in excess of 1.00% of each fund’s month-end net asset value but may discontinue this at its discretion.

Condensed unaudited financial information of the funds in which the Company has an investment at March 31, 2009 is as follows:

	Man-AHL	Man-AHL	Man-AHL
	Diversified	Diversified	Diversified	Man AHL
	LP	I LP	II LP	130
Assets:

Cash & cash equivalents	4,777,000	18,917,416	4,261,598	19,860,608
Trading portfolio	65,165,049	233,212,657	194,780,920	12,800,265
Other assets	1,332,176	4,211,937	11,814,146	341,989

Total assets	71,274,225	256,342,010	210,856,664	33,002,862

Liabilities	(6,389,273)	(24,019,402)	(16,585,961)	(1,194,608)

Net assets	64,884,952	232,322,608	194,270,703	31,808,254

The Company’s investment at March 31, 2009	71,163	632,297	783,562	15,681,801

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2009
Management Fees

The Company earns a general partner fee equal to 1/12 of 1% on the net asset value of Diversified I, determined as of the end of each month before the deduction of that month’s management fee, incentive fee, and capital withdrawals. The management fee is paid monthly in arrears.

Diversified and Diversified II pay a management fee equal to 1/12 of 2% on the net asset values of each fund to Man-AHL (USA) Ltd., (the “Advisor”) an affiliate of the Company, determined as of the end of each month before the deduction of that month’s management fee, incentive fee and capital withdrawals. The management fee is paid monthly in arrears. The Advisor pays the Company 25 basis points of the 2% management fees collected from Diversified and Diversified II, monthly in arrears.

The Company earns a management fee equal to 1/12 of 1% on the net asset value of each of the IP 220 Funds and the AB Funds and 1/12 of 0.75% on the net asset value of AHL 130, determined as of the end of each month before the deduction of that month’s management fee and capital withdrawals. The management fee is paid quarterly in arrears.

Effective February 1, 2008, the Company has waived collection of the management fee on each of the AB Funds until the underlying AB Funds’ net asset values rise to a certain predetermined level.

Liabilities

Accrued expenses and other liabilities consist primarily of legal expenses and bonus expense.

Payable to affiliates represents reimbursement due for the Company’s share of expenses incurred during the year.

Tax Provision

Income taxes are provided under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes.

The Company is included in the consolidated federal and state income tax returns filed by Man Investments USA Holdings Inc. (an affiliate and parent company in the United States). Federal income taxes are determined on a separate return basis pursuant to a tax sharing agreement between the Company and Man Investments USA Holdings Inc. The Company accounts for income taxes under the liability method. Under this method, deferred taxes are provided for the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse.

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No.

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2009
109 (“FIN 48”). FIN 48-2, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (“FSP 48-2”) allowed the Company to defer the adoption of FIN 48 until annual periods beginning after December 15, 2007. Based upon management’s analysis at that time, it was determined that the adoption of FIN 48 would not have had a material impact on the Company’s financial statement.

On December 30, 2008, the FASB issued FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (“FSP 48-3”), which once again deferred the effective date of FIN 48. Under FSP 48-3, in the absence of early adoption, FIN 48 will become effective for the Company at March 31, 2010. The Company has elected to take advantage of this deferral and will continue to accrue for liabilities relating to uncertain tax positions only when such liabilities are probable and reasonably estimable.

FIN 48 requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Company recording a tax liability that would reduce stockholder’s equity. FIN 48 must be applied to all existing tax positions upon initial adoption and the cumulative effect, if any, is to be reported as an adjustment to the beginning balance of stockholder’s equity upon adoption.

Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates.

Contingencies

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

3.	Related Party Transactions

Man-Glenwood Inc. (the “Affiliate”) provides the Company with technology support, legal and compliance as well as finance and administration services. The Company reimburses the Affiliate, generally on a monthly basis, for its share of the expenses incurred by the Affiliate based on the terms listed in the Administrative Services and Expense Funding Agreement. The expenses allocated to the Company by the Affiliate are management’s best estimate of

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2009
the amount of expenses the Company would incur on a stand-alone basis. In addition, the Affiliate is the lessor of the office space occupied by the Company and the equipment used by the Company.

4.	Stock Based Compensation Plans

Certain employees of the Company participate in stock-based incentive plans sponsored by Man Group plc. In December 2004, the FASB issued SFAS No. 123(R). SFAS No. 123(R) requires compensation costs related to share-based transactions to be recognized in the financial statements based on fair value. SFAS No. 123(R) revises SFAS No. 123, as amended, Accounting for Stock-Based Compensation, and supersedes APB No. 25, Accounting for Stock Issued to Employees.

Co-Investment Plan

The Co-Investment Plan (the “Plan”) allows selected employees to use a portion of their cash bonus to purchase Man Group stock for investment within the Plan. Participants can also purchase shares by taking out a non-interest bearing loan with Man Group to further invest in the Plan. Shares held as investment within the Plan for at least three years are matched by four shares of Man Group stock. Participants vest into the matching Man Group shares after one additional year. This scheme was replaced by the Man Group plc Deferred Share Plan July 1, 2008 and no further awards were made under this scheme.

The Deferred Share Plan is a long-term incentive plan for selected employees to replace the Co-Investment Plan effective June 2008. Participants are awarded options for shares in Man Group plc with no exercise price subject to continuing service throughout the vesting period. There will be incremental vesting over four years.

For the year ended March 31, 2009, Man Group granted 15,841 options with a weighted-average grant date fair value of $6.82. The total fair value of these options distributed to participants for the year ended March 31, 2009 was $108,036.

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2009
A summary of the activity of awards granted under the Co-Investment and Deferred Share Plans as of March 31, 2009 and changes during the year then ended is presented below:

	Co-Investment / Deferred Share
	Plans
		Weighted-
		Average Grant
		Date Fair Value
	Awards	(per award) (1)
Nonvested as of April 1, 2008	25,639	$8.99

Granted	15,841	6.82

Vested	12,095	7.27

Forfeited	3,735	7.30

Nonvested as of March 31, 2009	25,650	7.11

Total unrecognized compensation expense remaining	$84,795

Weighted-average years expected to be recognized over	2.27

(1)	As Man Group plc shares trade in Pounds Sterling, all exercise price information has been translated into US dollars, using the relevant exchange rate during the year.
Employee Stock Purchase Plan

In accordance with local tax regulations in the US, Man Group sponsors an employee stock purchase plan, which allows all employees to invest funds within the plan that contain an option to purchase shares of Man Group stock at a discount, subject to certain terms and conditions. Participants can invest in the plan for two years, after which time they are eligible to purchase shares at a 15% discount from the market value of Man Group stock when the investment in the plan was originally made. Once vested, participants have the option of receiving cash or shares of Man Group stock within one year. If Man Group stock is selected, participants are required to hold the shares for one additional year.

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2009
5.	Fair Value Measurement

Effective April 1, 2008, the Company adopted the provisions of SFAS No. 157 Fair Value Measurements (“SFAS 157”). SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are as follows:

Level 1	Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access at the measurement date;

Level 2	Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;

Level 3	Inputs that are unobservable.
Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. The Company generally uses the capital balance reported by the investee fund as the primary input to its valuation; however, adjustments to the reported capital balance may be made based on various factors, including, but not limited to, the attributes of the interest held, including the rights and obligations, and any restrictions or illiquidity on such interests, and the fair value of such fund’s investment portfolio or other assets and liabilities.

An individual fund’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the fund’s manager or general partner. The manager or general partner considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, provided by multiple, independent sources that are actively involved in the relevant market. The categorization of a fund within the hierarchy is based upon the pricing transparency of that fund and does not necessarily correspond to the manager or general partner’s perceived risk of that fund.

All of the Company’s investments have been classified within level 3 of the SFAS 157 valuation hierarchy.

Assumptions used by the Company due to the lack of observable inputs may significantly impact the resulting fair value and therefore the Company’s results of operations.

The following table presents the investments carried on the Statement of Financial Condition by level within the valuation hierarchy as of March 31, 2009.

Man Investments (USA) Corp.
Notes to Consolidated Statement of Financial Condition (continued)
March 31, 2009

		Fair Value Measurements
		Quoted Prices in	Significant	Significant
		Active Markets for	Other Observable	Other Unobservable
	Fair Value at	Identical Assets	Inputs	Inputs
Description	March 31, 2009	(Level 1)	(Level 2)	(Level 3)
Investments	17,168,823			17,168,823

Total	$17,168,823			$17,168,823

The following table includes a rollforward of the amounts for the year ended March 31, 2009 for investments classified within level 3. The classification of an investment within level 3 is based upon the significance of the unobservable inputs to the overall fair value measurement.

Beginning Balance — April 1, 2008	21,476,249

Purchases (sales)	(4,910,000)

Gains (losses)
Realized	370,416
Unrealized	232,158

Ending Balance — March 31, 2009	17,168,823

Appendix
MAN-GLENWOOD LEXINGTON, LLC AND
MAN-GLENWOOD LEXINGTON TEI, LLC APPENDIX
The following appendix provides performance capsules for Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC as well as disclosure regarding the principals of Man Investments (USA), LLC, the potential conflicts of interest with respect to Man Investments (USA), LLC and the Man-Glenwood Funds’ investment and the investment program of the Man-Glenwood Funds. Such disclosure is excerpted from the cover page and pages 30, 22 and 24-29, respectively, of the Prospectus of Man-Glenwood Lexington, LLC as filed with the SEC June 15, 2009 and effective July 28, 2009 and from the cover page and pages 32-33, 24-25 and 27-31, respectively, of the Prospectus of Man-Glenwood Lexington TEI, LLC as filed with the SEC June 15, 2009 and effective July 28, 2009. Terms capitalized, but not defined in the below excerpts, are defined in each excerpt’s respective Defined Terms Index following each excerpt.
[Remainder of page intentionally left blank]

APP-1

MAN-GLENWOOD LEXINGTON, LLC
Man-Glenwood Performance Summary
January 2004 — May 2009
Type of Offering: Public
Inception of Trading: January 1, 1993 (through a predecessor)
Aggregate Subscriptions: $165,128,907
Current Capitalization: $47,077,453
Worst Monthly Drawdown in an Account: (8.3)% Sept 2008
Worst Peak-to-Valley Drawdown in an Account: (18.1)% Oct 2007 — Dec 2008

Month	2004	2005	2006	2007	2008	2009
January	0.8%	(0.4)%	5.1%	1.1%	(1.5)%	0.9%[1]
February	0.3%	0.7%	(0.1)%	0.1%	(0.4)%	0.1%
March	0.0%	(0.5)%	2.3%	1.7%	(2.9)%	(0.7)%
April	(0.2)%	(1.5)%	2.5%	1.4%	0.8%	(0.1)%
May	(0.5)%	0.3%	(3.6)%	2.0%	1.5%	2.3%
June	(0.3)%	1.7%	(1.3)%	0.2%	(0.9)%
July	(1.0)%	1.5%	(1.6)%	(0.5)%	(2.2)%
August	(0.2)%	0.5%	0.6%	(2.3)%	(1.2)%
September	0.2%	0.9%	(3.4)%	0.8%	(8.3)%
October	0.5%	(1.9)%	1.6%	3.0%	(3.1)%
November	1.2%	1.9%	2.3%	(0.7)%	(0.6)%
December	1.1%	2.1%	1.3%	0.6%	(0.4)%
Annual Return	1.9%	5.4%	5.6%	7.6%	(18.0)%	2.5% (5 mos.)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[1]	Effective January 1, 2009 Man-Glenwood Lexington, LLC’s expense limit was lowered to 2.25%.

APP-2

CLASS A UNITS OF MAN-GLENWOOD LEXINGTON TEI, LLC
Man-Glenwood Performance Summary
January 2004 — May 2009
Type of Offering: Public
Inception of Trading: January 1, 1993 (through a predecessor)1
Aggregate Subscriptions: $125,107,226
Current Capitalization: $55,004,182
Worst Monthly Drawdown in an Account: (8.4)% Sept 2008
Worst Peak-to-Valley Drawdown in an Account: (18.5)% Oct 2007 — Dec 2008

Month	2004	2005	2006	2007	2008	2009
January	0.8%	(0.4)%	5.1%	1.1%	(1.5)%	0.8%[2]
February	0.3%	0.7%	(0.1)%	0.1%	(0.4)%	0.1%
March	0.0%	(0.6)%	2.2%	1.5%	(2.9)%	(0.4)%
April	(0.2)%	(1.5)%	2.5%	1.4%	0.7%	(0.1)%
May	(0.5)%	0.3%	(3.6)%	1.9%	1.5%	2.2%
June	(0.3)%	1.7%	(1.3)%	0.1%	(1.0)%
July	(1.0)%	1.5%	(1.6)%	(0.5)%	(2.2)%
August	(0.2)%	0.5%	0.6%	(2.3)%	(1.2)%
September	0.2%	0.9%	(3.4)%	0.8%	(8.4)%
October	0.5%	(1.9)%	1.6%	3.0%	(3.1)%
November	1.2%	1.9%	2.3%	(0.7)%	(0.6)%
December	1.1%	2.1%	1.3%	0.5%	(0.5)%
Annual Return	1.9%	5.2%	5.3%	7.0%	(18.3)%	2.6% (5 mos.)
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

[1]	Man-Glenwood. This past performance capsule presents past performance of the Portfolio Company described on page Pt. II-6 from January 1, 2004 to April 30, 2004 and Class A units of Man-Glenwood Lexington TEI, LLC thereafter.

[2]	Effective January 1, 2009 Man-Glenwood Lexington TEI, LLC’s expense limit was lowered to 2.25%.
Man-AHL 130 allocates approximately 30% of its capital to Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC in an attempt to enhance the yield Man-AHL 130 would otherwise earn on such capital in Man-AHL 130’s account at the commodity broker. Pursuant to a two-part reorganization transaction completed on January 2, 2003, the private fund, described on page Pt. II-6, was reorganized into a newly formed master-feeder structure in which the Portfolio Company assumed the private fund’s portfolio, with the private fund investing all of its investable assets in the Portfolio Company, except those restricted for regulatory reasons, liquidation purposes or forced redemptions, and in anticipation of Man-Glenwood Lexington, LLC investing all of its investable assets in the Portfolio Company after March 31, 2003. The performance shown, however, is not necessarily indicative of how the Portfolio Company, Man-Glenwood Lexington, LLC, or Man-Glenwood Lexington TEI, LLC will perform in the future. In particular, the private fund’s performance is not necessarily an indication of how the Portfolio Company, Man-Glenwood Lexington, LLC or Man-Glenwood Lexington TEI, LLC will perform in the future, as the private fund was not subject to investment limitations and other restrictions imposed on registered investment companies by the Investment Company Act of 1940.

APP-3

     Man Investments (USA), LLC is the investment advisor to the Portfolio Company, and is the investment advisor to the private fund. The private fund, the Portfolio Company, Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC have substantially similar investment objectives, policies and strategies. The Man-Glenwood Manager manages the Portfolio Company substantially similarly to the private fund. Accordingly, by Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC investing substantially all of their investable assets in the Portfolio Company, the Man-Glenwood Funds receive substantially similar investment management to that Man Investments (USA), LLC renders to the Portfolio Company and previously rendered to the private fund.
     The private fund and Portfolio Company performance has been adjusted to reflect the anticipated fees and expenses of the Man-Glenwood Funds, including the annualized expense limit (which was 3% per annum from inception of through December 31, 2008 and was reduced to 2.25% effective January 1, 2009), plus certain private fund expenses.

APP-4

PROSPECTUS
MAN-GLENWOOD LEXINGTON, LLC
Units of Limited Liability Company Interests
Man-Glenwood Lexington, LLC (“Lexington”) is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company. Lexington invests substantially all of its investable assets in Man- Glenwood Lexington Associates Portfolio, LLC (the “Portfolio Company”), a separate closed-end, non-diversified, management investment company with the same investment objectives as Lexington. Man Investments (USA), LLC serves as the Portfolio Company’s investment adviser (the “Adviser”).
Man Investments Inc. (the “Distributor”) acts as the distributor of units of limited liability company interests (the “Units”) on a best efforts basis, subject to various conditions. Units may be purchased through the Distributor or through brokers or dealers that have entered into selling agreements with the Distributor. Neither the Distributor nor any other broker or dealer is obligated to buy from Lexington any of the Units. The Distributor (or one of its affiliates) may pay from its own resources additional compensation, commissions or promotional incentives, either at the time of sale or on an ongoing basis, to brokers and dealers for Units sold by such brokers and dealers, and to investor service providers, including investment advisors, for ongoing investor servicing. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend Lexington instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.
In making an investment decision, an investor must rely upon his, her or its own examination of Lexington and the terms of the offering, including the merits and risks involved, of the Units described in this prospectus (the “Prospectus”).
The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under Lexington’s Limited Liability Company Agreement (the “LLC Agreement”), the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, pursuant to registration or exemption from these provisions. To provide a limited degree of liquidity to investors, Lexington may from time to time offer to repurchase Units pursuant to written tenders by investors. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Managers of Lexington, in its sole discretion. However, investors do not have the right to require Lexington to repurchase any or all of their Units.
August 1, 2009

APP-5

Management of Lexington and the Portfolio Company
The personnel of the Adviser who have primary responsibility for management of the Portfolio Company, including the selection of Hedge Fund Managers and the allocation of the Portfolio Company’s assets among the Hedge Fund Managers, are:
John Rowsell. Mr. Rowsell is Managing Director of Man Investments and is responsible for all business functions. He is a member of the Management Committee and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Rowsell was Chief Investment Officer of Man Glenwood and was Chairman of the Investment and Management Committees. He was responsible for firm-wide management and had involvement in all aspects of the investment process. He was also a member of the Man Investments’ Management Committee. Previously, Mr. Rowsell served as Chief Executive Officer for Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2001, Mr. Rowsell managed an internal hedge fund at McKinsey & Company. He was a Managing Director in alternative asset management at Carr Global Advisors, a subsidiary of Crédit Agricole Indosuez. He had also been the Director of Research for Crédit Agricole Futures. Mr. Rowsell was an advisor to Goldman Sachs as a member of the Index Policy Committee, Goldman Sachs Commodity Index. He was also a Director at the Chicago Mercantile Exchange and an adjunct professor at the Illinois Institute of Technology, Stuart School of Business. Mr. Rowsell received a BSc from the University of Guelph in Canada and his M.S. and Ph.D. from Virginia Polytechnic Institute.
Anthony M. Lawler. Mr. Lawler is Co-Head of Portfolio Management of Man Investments and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Lawler was Head of Investment Research at Man Glenwood and was a member of the Investment Committee. Previously, he was Head of Investment Due Diligence and an Investment Committee member of Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2002, Mr. Lawler was a sell-side equity research analyst at Prudential Securities. Previously, he was a manager at a venture capital firm, Castling Group, with responsibilities for sourcing, evaluating and structuring investment opportunities. His career began in mergers and acquisitions investment banking at Merrill Lynch. Mr. Lawler has also served on the board of directors of a private company. Mr. Lawler earned a B.S. in finance (highest honors) from the University of Illinois and an MBA in economics and finance from the University of Chicago.
Lance Donenberg. Mr. Donenberg is Head of Strategic Investments of Man Investments and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Donenberg was Head of Investment Sourcing, leading the investment team that was responsible for identifying new managers for Man Glenwood. He was also an Investment Committee member of Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2006, Mr. Donenberg was a founding principal with Balyasny Asset Management (BAM), a multi-strategy hedge fund, where he served as Head of Business Development. His responsibilities at BAM included the sourcing and development of senior portfolio managers and allocating proprietary capital to external fund managers. Prior to BAM, he worked at Schonfeld Securities, a proprietary trading firm, where he was a portfolio manager for an internal fund of hedge funds. Mr. Donenberg’s past experience also includes Deloitte Consulting and Ernst & Young. Mr. Donenberg received a BCom in finance from the University of Witwatersrand, BCom Honors economics from University of South Africa, and an MBA from the Kellogg Graduate School of Management, Northwestern University.
Patrick Kenary. Mr. Kenary is Head of Investment Strategy of Man Investments and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Kenary was Head of Portfolio Management and an Investment Committee Member for Man Glenwood. Previously, he was Head of Portfolio Strategy and an Investment Committee member of Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2005, Mr. Kenary was the Senior Portfolio Manager for HFR Asset Management’s active portfolios, which he undertook after a brief interlude as an entrepreneur. Previously, he worked as a trader, analyst, and risk manager for alternative asset managers. First, he worked as a proprietary trader and analyst at Tudor Investment Corporation, then as a trader and risk manager at Sheridan Investments (an options-focused CTA). Mr. Kenary began his career in financial services as an analyst in

APP-6

the mergers and acquisitions group at Smith Barney. He has also worked in legislative affairs at the White House Office of Management and Budget. Mr. Kenary received an A.B. in history from Harvard University.
Included in the SAI is information regarding the individuals listed above, including the structure and method by which they are compensated, and other accounts they manage. None of the individuals listed above owns securities in Lexington.

APP-7

Risk Factors
Potential Conflicts of Interest. The Adviser and its affiliates, as well as many of the Hedge Fund Managers and their respective affiliates, provide investment advisory and other services to clients other than the Portfolio Company and the Hedge Funds they manage. In addition, investment professionals associated with the Adviser or Hedge Fund Managers may carry on investment activities for their own accounts and the accounts of family members (collectively with other accounts managed by the Adviser and its affiliates, “Other Accounts”). The Portfolio Company and Hedge Funds have no interest in these activities. As a result of the foregoing, the Adviser and Hedge Fund Managers are engaged in substantial activities other than on behalf of the Portfolio Company and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Portfolio Company and Other Accounts.
There may be circumstances under which the Adviser or a Hedge Fund Manager will cause one or more Other Accounts to commit a larger percentage of their assets to an investment opportunity than the percentage of the Portfolio Company’s or a Hedge Fund’s assets they commit to such investment. There also may be circumstances under which the Adviser or a Hedge Fund Manager purchases or sells an investment for their Other Accounts and does not purchase or sell the same investment for the Portfolio Company or a Hedge Fund, or purchases or sells an investment for the Portfolio Company and does not purchase or sell the same investment for one or more Other Accounts. However, it is the policy of the Adviser, and generally also the policy of the Hedge Fund Managers, that: investment decisions for the Portfolio Company, investment accounts and Other Accounts be made based on a consideration of their respective investment objectives and policies, and other needs and requirements affecting each account that they manage; and investment transactions and opportunities be fairly allocated among their clients, including the Portfolio Company and Hedge Funds. Therefore, there may be situations where the Adviser does not invest the Portfolio Company’s assets in certain Hedge Funds in which Other Accounts may invest or in which the Portfolio Company may otherwise invest.
The Adviser, Hedge Fund Managers, and their respective affiliates may have interests in Other Accounts they manage that differ from their interests in the Portfolio Company and Hedge Funds and may manage such accounts on terms that are more favorable to them (e.g., may receive higher fees or performance allocations) than the terms on which they manage the Portfolio Company or Hedge Funds. In addition, the Adviser and Hedge Fund Managers may charge fees to Other Accounts and be entitled to receive performance-based incentive allocations from Other Accounts that are lower than the fees and incentive allocations to which the Portfolio Company is subject.
The Hedge Fund Managers are unaffiliated with the Adviser, and the Adviser has no control over such managers and no ability to detect, prevent or protect the Portfolio Company from their misconduct or bad judgment. Such managers may be subject to conflicts of interest due to hedge fund incentive fees, which may cause a manager to favor hedge fund clients over other clients. In addition, such managers may use conflicting buying and selling strategies for different accounts under their management. Lack of disclosure relating to the payment of fees and provision of services by prime brokers to hedge funds also may mask conflicts.
In addition, the Distributor (or one of its affiliates) may, from its own resources, make payments to broker-dealers and investor service providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend Lexington instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.

APP-8

Investment Program
Investment Objectives
Lexington and the Portfolio Company’s investment objectives are:
•	To preserve capital, regardless of what transpires in the U.S. or global financial markets.
•	To generate attractive returns and thereby increase investors’ wealth.
•	To produce returns which have low correlation with major market indices.
Lexington attempts to achieve its objectives by investing substantially all of its investable assets in the Portfolio Company, which utilizes a multi-strategy, multi-manager approach to attain these objectives. The Portfolio Company emphasizes efficient allocation of investor capital among hedge funds and other pooled investment vehicles such as limited partnerships (collectively, the “Hedge Funds”) with a range of investment strategies, managed by independent investment managers (the “Hedge Fund Managers”). The Adviser believes that there are benefits to be derived from exposure to a broad range of Hedge Funds and investment strategies and that the fund of funds approach maximizes the potential for stable, positive returns over a full economic cycle.
The investment objectives of Lexington and the Portfolio Company are non-fundamental and may be changed by the Board and the Portfolio Company’s Board, respectively. Except as otherwise stated in this Prospectus or in the SAI, the investment policies and restrictions of Lexington and the Portfolio Company are not fundamental and may be changed by the Board and the Portfolio Company’s Board, respectively. Lexington’s and the Portfolio Company’s fundamental investment policies are listed in the SAI. The Portfolio Company’s principal investment policies and strategies are discussed below.
Investment Policies
Allocation among Hedge Funds and Hedge Fund Managers and their respective investment strategies is a basic policy of the Adviser designed to give the Portfolio Company significantly greater stability of return than would be likely were its capital managed pursuant to a limited number of Hedge Funds or investment strategies. Different Hedge Funds, investment strategies, and Hedge Fund Managers may perform well over a complete market cycle, although their periods of above average and below average performance will not necessarily coincide.
The Portfolio Company’s allocation program is intended to permit it to maintain substantial upside potential under a wide range of market conditions while reducing the variability of return. Furthermore, while some of the investment strategies used by individual Hedge Funds and Hedge Fund Managers involve a high degree of risk, the Adviser believes that the Portfolio Company’s allocation to a number of different strategies and Hedge Fund Managers will reduce the overall risk associated with investments in Hedge Funds.
Lexington offers Eligible Investors the following potential advantages:
•	Spreading of risk across a number of investment strategies, Hedge Fund Managers, Hedge Funds, and markets.
•	Professional selection and evaluation of investments and Hedge Fund Managers. The principals of the Adviser have extensive experience in applying multi-strategy, multi-manager investment approaches.
•	Ability to invest with Hedge Fund Managers whose minimum account size is higher than most individual investors would be willing or able to commit.

APP-9

•	Limited liability.
•	Administrative convenience.
Investment Strategies
Investment strategies pursued by Hedge Funds selected for the Portfolio Company involve a wide range of investment techniques. The following general descriptions summarize certain investment strategies that may be pursued by Hedge Funds selected by the Adviser for the Portfolio Company. These descriptions are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Hedge Fund Managers.
Equity Hedge. Equity hedge is characterized by managers investing in equity markets who run portfolios either on a highly hedged basis or by shifts in gross and net exposures over time as market conditions change. Certain managers may also position their portfolios as either purely net-long or net-short. The managers that are selected in this sector must be highly skilled with respect to security selection, but also possess strong portfolio management skills in order to reduce or mitigate the impact of sector, style or other systematic factors on returns. These managers typically use low to moderate leverage in terms of gross exposure, and tend to focus on highly liquid markets.
Risks for managers who have low net exposure are often characterized by periods of underperformance in highly direction and momentum-driven markets.
Risks for managers who have high or variable net exposure can be unexpected and rapid directional shifts in the markets.
Relative Value. Relative value is characterized by the ability to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy can often involve exploiting the optionality in the market for select securities, particularly for convertible bonds.
Returns are generated by being long or short the spreads of related securities and the impact of the tightening or widening of these spreads. While the strategies within the relative value style tend to be classified as arbitrage strategies, they are not necessarily market neutral, nor are they necessarily perfect or realizable arbitrage. Managers often rely on a moderate to higher level of leverage in order to profit from small pricing discrepancies.
The risks associated with relative value include liquidity risk of the leverage used in the portfolio and the fundamental illiquidity that can underlie specific markets in which the manager is invested. Managers are generally invested in equities, debt and derivative securities. These securities may be listed or over-the-counter.
Global Macro. Global macro managers attempt to profit from large directional or relative value moves in any of the major asset classes. These managers can be either systematic, applying quantitative algorithms to economic data, or fundamental, applying the manager’s judgment to whatever the manager believes is the pertinent data for the particular asset class being traded. In general, these managers benefit from large changes in the absolute or relative prices within or across asset classes. Global macro managers are largely unconstrained in terms of asset class and are potentially able to earn excess returns by correctly predicting price moves in a wide range of instruments and generally benefit from inefficiencies and price distortions that arise when more constrained investors (e.g., central banks, corporate foreign exchange hedgers, etc.) are forced to make less economically optimal trading decisions.
Most global macro managers have an expected volatility higher than those of other hedge fund styles. However, due to its strong diversification characteristics as compared to other hedge fund strategies, global macro funds can serve to protect portfolio capital during difficult market conditions.

APP-10

Event-Driven. The event driven style includes managers capitalizing on opportunities in significant corporate events. Sometimes referred to as corporate lifecycle investing, these events can include a wide variety of corporate activities that are typically (though not always) centered on changes in the balance sheet, capital structure or ownership of a company. The common theme of this strategy is that the event changes the actual or perceived value of a company’s securities, creating opportunity for astute and specialized investors. Examples of such events would be: (i) mergers and acquisitions; (ii) spinoffs and/or divestitures of divisions or subsidiaries; and (iii) recapitalization or changes in balance sheet structure through actions such as: (a) increasing leverage through increased dividends, share buybacks or increased borrowings; (b) decreasing leverage through equity issuance or debt paydown; (c) entry into bankruptcy; (d) exit from bankruptcy: and (e) others.
Managed Futures. The managed futures strategy includes managers that typically attempt to profit from directional trading across the spectrum of asset classes. In general, positions are concentrated in commodities, currencies, interest rates and stock index futures. There are several different styles of trading Managed Futures. Systematic futures managers trade commodities, currencies, interest rates and stock indices through both the futures and cash markets. Their trades are based on signals generated by quantitative algorithms that are largely if not exclusively based on price data. Most systematic managers use trend-following systems that attempt to capture price momentum in these markets. Futures managers can also apply opportunistic approaches drawing on both fundamental and technical market analysis. They rely less on computer generated signals and more on their experience and trading skills. Finally, futures managers can apply a multi-strategy approach opportunistically shifting assets between various strategies based on a risk/return outlook for these strategies.
Like global macro managers, managed futures managers have an expected volatility higher than those of other hedge fund styles. Again, due to its strong diversification characteristics as compared to other hedge fund strategies, managed futures funds can serve to protect portfolio capital during difficult market conditions.
Commodity/New Alternatives. Commodity managers trade securities and derivatives in gold, soft and hard commodities, energy and power with the aim of capitalizing on volatility, strong directional moves and mean reversion tendencies in these markets. Strategies tend to be discretionary and opportunistic with an arbitrage emphasis, although the strategy segment encompasses a range of trading styles. In managing the risks associated with commodity trading, commodity managers draw on an in-depth understanding of the variety of factors that drive and impact price action, including the dynamics of physical supply and demand as well as economic, political and industry-specific conditions and policies.
Allocation Among Investment Strategies
The Adviser anticipates that the Portfolio Company will continuously maintain investments in several different strategies directed by a number of Hedge Fund Managers. Each investment strategy may be represented in the Portfolio Company’s portfolio by one or more Hedge Funds. In selecting an investment strategy, the Adviser evaluates the effect of investing in such strategy on the overall asset allocation of the Portfolio Company. Emphasis is given to the degree to which an investment strategy’s performance is expected to be independent of the performance of strategies already being used by Hedge Funds represented in the Portfolio Company.
In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or repurchases, Lexington or the Portfolio Company (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.
Direct Investments
The Portfolio Company may from time to time make or hold certain direct investments, which while not anticipated to represent a substantial portion of the Portfolio’s assets, could at times be significant. These investments may be made for hedging of certain investment risks or due to circumstances such as

APP-11

investments being received in-kind through a redemption from an underlying fund paid in-kind, as in-kind distributions or other similar circumstances.
Leverage
In effecting the Portfolio Company’s investment strategies, the Portfolio Company may leverage its investments with Hedge Fund Managers through bank borrowings in an amount not expected to exceed 20% of gross assets. Lexington may leverage its investment in the Portfolio Company through bank borrowings in an amount not expected to exceed 20% of gross assets. In addition, the Portfolio Company and Lexington may engage in short-term borrowing from a credit line or other credit facility in order to meet redemption requests, for bridge financing of investments in Hedge Funds, in the case of the Portfolio Company, or for cash management purposes. Lexington and the Portfolio Company may choose to engage in such leveraging of their investments because they believe it can generate greater returns on such borrowed funds than the cost of borrowing. However, there is no assurance that returns from borrowed funds will exceed interest expense. Borrowings are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Hedge Funds are not subject to this requirement. Short-term borrowings for the purpose of meeting redemption requests, for bridge financing of investments in Hedge Funds, or for cash management purposes are not considered the use of investment leverage, and are subject to the above asset coverage requirement. The Portfolio Company may be required to pledge assets when borrowing, which in the event of an uncured default, could affect the Portfolio Company’s operations, including preventing the Portfolio Company from conducting a repurchase of its interests. In addition, the terms of any borrowing may impose certain investment restrictions on the Portfolio Company.
The following table is designed to illustrate the effect on the return to a holder of Lexington’s Units of leverage in the amount of 20% of Lexington’s gross assets. The table assumes hypothetical annual returns of Lexington’s portfolio of minus 10% to plus 10%, and an assumed utilization of leverage in the amount of 20% of Lexington’s gross assets with a cost of borrowing of approximately 3.60% payable for such leverage based on market rates as of the date of this Prospectus. Lexington’s actual cost of leverage will be based on market rates at the time Lexington borrows money for investment leverage, and such actual cost of leverage may be higher or lower than that assumed in the previous example. As the table shows, leverage generally increases the return to Members when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Return (net of expenses)	(10)%	(5)%	0%	5%	10%

Corresponding Unit Return Assuming 20% Leverage	(12.31)%	(6.31)%	(0.31)%	5.69%	11.69%
Many Hedge Fund Managers also use leverage in their investment activities through purchasing securities on margin and through selling securities short. Hedge Fund Managers may also use leverage by entering into total return swaps or other derivative contracts as well as repurchase agreements whereby the Hedge Fund Manager effectively borrows funds on a secured basis by “selling” portfolio securities to a financial institution for cash and agreeing to “repurchase” such securities at a specified future date for the sales price paid plus interest at a negotiated rate. Certain Hedge Fund Managers also trade futures, which generally involves greater leverage than other investment activities due to the low margin requirements associated with futures trading.
Investment Process
The Adviser is responsible for the allocation of assets to various Hedge Funds, subject to policies adopted by the Portfolio Company’s Board.

APP-12

The Adviser’s Investment Process comprises three main functions: Investment Selection, Portfolio Management and Risk Management. A governance structure within the Adviser of three main boards has been established to oversee the process, ensure accountability to individuals and functions and enforce proper adherence to the process approach outlined below. These boards within the Adviser are: Manager Board, Product & Portfolio Board and Asset Allocation Board.
Investment Selection. The Adviser’s “Hedge Fund Research” (HFR) team is responsible for sourcing, screening and performing due diligence on a vast population of Hedge Fund Managers to identify opportunities. Upon identification of an opportunity, HFR notifies the “New Investments”, “Risk Management” and “Operational Due Diligence” teams which perform their own functional specific assessment given the Hedge Fund Manager.
The overall due diligence process generally consists of both quantitative and qualitative assessments. Some examples of assessments include but are not limited to soundness of the investment strategy, performance sustainability, manager alpha, past performance review, risk management capability, interest alignment and peer group comparison. “Portfolio Management” also gauges the versatility of Hedge Fund Managers by simulating their performance impact on various portfolios.
All potential investments are incrementally scrutinized and checked against various selection criteria. With each step of the due diligence process, the purpose is to acquire additional insight into each prospective investment and eliminate from consideration those that do not meet the selection criteria.
Upon completion of the aforementioned due diligence, HFR sends a proposal containing the cross functional Hedge Fund Manager assessments to the Adviser’s Manager Board for review. If the result of this review is an approval, the Hedge Fund Manager is placed on the Approved Hedge Fund Manager list and will be used in the upcoming allocation schedule (upon resolve of all commercial and legal terms with the Hedge Fund Manager). During this time, if either Risk Management or Operational Due Diligence has a strong objection to the Hedge Fund Manager they are able to veto the approval within the established veto criteria.
Once a Hedge Fund Manager is approved, its continued quality is frequently monitored through the ongoing due diligence and risk management processes and conviction is consistently revisited.
Portfolio Management. Each investment fund is assigned a “Portfolio Manager” (PM), “Deputy Portfolio Manager”, and/or a “Back-up Portfolio Manager” who are accountable for the end client return stream, meaning its performance directly ties to the performance rating of individual PMs. Investment guidelines for new products are established by the Product & Portfolio Board that are specific to the agreed mandate and provide constraints within which the PMs should operate.
On a regular (most frequently) monthly basis products are rebalanced, whereby they are reviewed and Hedge Fund Manager allocations are potentially changed at the discretion of the PM. In making rebalance decisions, PMs consider the underlying Hedge Fund’s exposure to market, credit and liquidity risk and attempt to mitigate such risks on an overall portfolio basis. If the recommended changes fall within the pre-established guidelines, PMs are able to execute without the approval of the Adviser’s Product & Portfolio Board. If they fall outside of the guidelines, the proposed changes must be approved by the Adviser’s Product & Portfolio Board. PMs will periodically adjust allocations among Hedge Fund Managers for any number of reasons including, but not limited to: changes in strategic or tactical allocations as defined by the Asset Allocation Board; deterioration in a Hedge Fund Manager’s performance relative to its peer group; a change in a Hedge Fund Manager’s investment strategy; and changes in circumstance with respect to a Hedge Fund Manager’s operations such as the departure of key personnel.

APP-13

Independent Risk Management team. The Adviser’s Risk Management team operates as an independent function from the investment process which fosters an active culture of challenge between risk management and investment management. In the investment selection process, the Risk Management team is involved in a detailed assessment of Hedge Fund Managers. Risk analysts work alongside HFR to review Hedge Fund Managers, but they do so from a separate point of view. At any point in the process the Risk Management team has the ability to veto a Hedge Fund Manager based on justifiable and pre-defined criteria.
Post-investment Risk Management monitors operational risks relating to the Hedge Fund Managers as part of the ongoing due diligence process. This involves but is not limited to identifying changes in a Hedge Fund Manager’s strategy or discipline, deviations from established guidelines, or a significant change in a Hedge Fund Manager’s circumstances (e.g., changes in assets under management or portfolio management personnel). Strategy risks are also monitored to obtain early warnings of style drift or performance deterioration.

APP-14

DEFINED TERMS INDEX
“Board” means Man-Glenwood Lexington, LLC’s Board of Managers.
“Eligible Investors.” Eligible Investors includes a person who is: (i) A natural person whose individual net worth, or joint net worth with that person’s spouse, immediately prior to the time of purchase exceeds $1,000,000, (ii) A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year, or (iii) An individual or entity that has an account managed by an investment advisor registered under the Advisers Act and the advisor is subscribing for Units in a fiduciary capacity on behalf of the account.
“Member” means a member of Man-Glenwood Lexington, LLC.
“Portfolio Company’s Board” means Man-Glenwood Lexington Associates Portfolio, LLC’s Board of Managers.
“SAI” means Man-Glenwood Lexington, LLC’s statement of additional information filed in correlation with its Prospectus.

APP-15

PROSPECTUS
MAN-GLENWOOD LEXINGTON TEI, LLC
Class A and Class I Units of Limited Liability Company Interests
Man-Glenwood Lexington TEI, LLC (“TEI”) is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company. TEI indirectly invests substantially all of its investable assets in Man-Glenwood Lexington Associates Portfolio, LLC (the “Portfolio Company”), a separate closed-end, non-diversified, management investment company with the same investment objectives as TEI. Man Investments (USA), LLC serves as the Portfolio Company’s investment adviser (the “Adviser”). TEI is designed solely for investment by tax exempt and tax deferred investors.
Man Investments Inc. (the “Distributor”) acts as the distributor of units of limited liability company interests (“Units”) in two separate classes designated as Class A (“Class A Units”) and Class I (“Class I Units”) on a best efforts basis, subject to various conditions. All Units issued in a single class prior to August 1, 2006 were automatically converted to, and designated as, Class A Units on August 1, 2006. Units may be purchased through the Distributor or through brokers or dealers that have entered into selling agreements with the Distributor. Neither the Distributor nor any other broker or dealer is obligated to buy from TEI any of the Units. The Distributor (or one of its affiliates) may pay from its own resources additional compensation, commissions or promotional incentives, either at the time of sale or on an ongoing basis, to brokers and dealers for Units sold by such brokers and dealers, and to investor service providers, including investment advisors, for ongoing investor servicing. Such payments may be made for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend TEI instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.
In making an investment decision, an investor must rely upon his, her or its own examination of TEI and the terms of the offering, including the merits and risks involved and the fees and expenses of Class A Units and Class I Units, as described in this prospectus (the “Prospectus”).
The Units are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under TEI’s Limited Liability Company Agreement (the “LLC Agreement”), the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, pursuant to registration or exemption from these provisions. To provide a limited degree of liquidity to investors, TEI may from time to time offer to repurchase Units pursuant to written tenders by investors. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Managers of TEI, in its sole discretion. However, investors do not have the right to require TEI to repurchase any or all of their Units.
The Units have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority, or exchange has passed upon the accuracy or adequacy of this Prospectus or the merits of an investment in the Units. Any representation to the contrary is a criminal offense.

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TEI’s investment objectives are:
•	To preserve capital, regardless of what transpires in the U.S. or global financial markets.
•	To generate attractive returns and thereby increase investors’ wealth.
•	To produce returns which have low correlation with major market indices.
August 1, 2009

APP-17

Management of TEI, the Offshore Fund and the Portfolio Company
The personnel of the Adviser who have primary responsibility for management of the Portfolio Company, including the selection of Hedge Fund Managers and the allocation of the Portfolio Company’s assets among the Hedge Fund Managers, are:
John Rowsell. Mr. Rowsell is Managing Director of Man Investments and is responsible for all business functions. He is a member of the Management Committee and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Rowsell was Chief Investment Officer of Man Glenwood and was Chairman of the Investment and Management Committees. He was responsible for firm-wide management and had involvement in all aspects of the investment process. He was also a member of the Man Investments’ Management Committee. Previously, Mr. Rowsell served as Chief Executive Officer for Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2001, Mr. Rowsell managed an internal hedge fund at McKinsey & Company. He was a Managing Director in alternative asset management at Carr Global Advisors, a subsidiary of Crédit Agricole Indosuez. He had also been the Director of Research for Crédit Agricole Futures. Mr. Rowsell was an advisor to Goldman Sachs as a member of the Index Policy Committee, Goldman Sachs Commodity Index. He was also a Director at the Chicago Mercantile Exchange and an adjunct professor at the Illinois Institute of Technology, Stuart School of Business. Mr. Rowsell received a BSc from the University of Guelph in Canada and his M.S. and Ph.D. from Virginia Polytechnic Institute.
Anthony M. Lawler. Mr. Lawler is Co-Head of Portfolio Management of Man Investments and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Lawler was Head of Investment Research at Man Glenwood and was a member of the Investment Committee. Previously, he was Head of Investment Due Diligence and an Investment Committee member of Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2002, Mr. Lawler was a sell-side equity research analyst at Prudential Securities. Previously, he was a manager at a venture capital firm, Castling Group, with responsibilities for sourcing, evaluating and structuring investment opportunities. His career began in mergers and acquisitions investment banking at Merrill Lynch. Mr. Lawler has also served on the board of directors of a private company. Mr. Lawler earned a B.S. in finance (highest honors) from the University of Illinois and an MBA in economics and finance from the University of Chicago.
Lance Donenberg. Mr. Donenberg is Head of Strategic Investments of Man Investments and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Donenberg was Head of Investment Sourcing, leading the investment team that was responsible for identifying new managers for Man Glenwood. He was also an Investment Committee member of Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2006, Mr. Donenberg was a founding principal with Balyasny Asset Management (BAM), a multi-strategy hedge fund, where he served as Head of Business Development. His responsibilities at BAM included the sourcing and development of senior portfolio managers and allocating proprietary capital to external fund managers. Prior to BAM, he worked at Schonfeld Securities, a proprietary trading firm, where he was a portfolio manager for an internal fund of hedge funds. Mr. Donenberg’s past experience also includes Deloitte Consulting and Ernst & Young. Mr. Donenberg received a BCom in finance from the University of Witwatersrand, BCom Honors economics from University of South Africa, and an MBA from the Kellogg Graduate School of Management, Northwestern University.
Patrick Kenary. Mr. Kenary is Head of Investment Strategy of Man Investments and is based in Chicago, Illinois, USA. Prior to his current responsibilities, Mr. Kenary was Head of Portfolio Management and an Investment Committee Member for Man Glenwood. Previously, he was Head of Portfolio Strategy and an Investment Committee member of Glenwood Capital Investments L.L.C. Prior to joining Glenwood in 2005, Mr. Kenary was the Senior Portfolio Manager for HFR Asset Management’s active portfolios, which he undertook after a brief interlude as an entrepreneur. Previously, he worked as a trader, analyst, and risk manager for alternative asset managers. First, he worked as a proprietary trader and analyst at Tudor Investment Corporation, then as a trader and risk manager at Sheridan Investments (an options-focused CTA). Mr. Kenary began his career in financial services as an analyst in

APP-18

the mergers and acquisitions group at Smith Barney. He has also worked in legislative affairs at the White House Office of Management and Budget. Mr. Kenary received an A.B. in history from Harvard University.
Included in the SAI is information regarding the individuals listed above, including the structure and method by which they are compensated, and other accounts they manage. None of the individuals listed above owns securities in TEI.

APP-19

Risk Factors
Potential Conflicts of Interest. The Adviser and its affiliates, as well as many of the Hedge Fund Managers and their respective affiliates, provide investment advisory and other services to clients other than the Portfolio Company and the Hedge Funds they manage. In addition, investment professionals associated with the Adviser or Hedge Fund Managers may carry on investment activities for their own accounts and the accounts of family members (collectively with other accounts managed by the Adviser and its affiliates, “Other Accounts”). The Portfolio Company and Hedge Funds have no interest in these activities. As a result of the foregoing, the Adviser and Hedge Fund Managers are engaged in substantial activities other than on behalf of the Portfolio Company and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Portfolio Company and Other Accounts.
There may be circumstances under which the Adviser or a Hedge Fund Manager will cause one or more Other Accounts to commit a larger percentage of their assets to an investment opportunity than the percentage of the Portfolio Company’s or a Hedge Fund’s assets they commit to such investment. There also may be circumstances under which the Adviser or a Hedge Fund Manager purchases or sells an investment for their Other Accounts and does not purchase or sell the same investment for the Portfolio Company or a Hedge Fund, or purchases or sells an investment for the Portfolio Company and does not purchase or sell the same investment for one or more Other Accounts. However, it is the policy of the Adviser, and generally also the policy of the Hedge Fund Managers, that: investment decisions for the Portfolio Company, investment accounts and Other Accounts be made based on a consideration of their respective investment objectives and policies, and other needs and requirements affecting each account that they manage; and investment transactions and opportunities be fairly allocated among their clients, including the Portfolio Company and Hedge Funds. Therefore, there may be situations where the Adviser does not invest the Portfolio Company’s assets in certain Hedge Funds in which Other Accounts may invest or in which the Portfolio Company may otherwise invest.
The Adviser, Hedge Fund Managers, and their respective affiliates may have interests in Other Accounts they manage that differ from their interests in the Portfolio Company and Hedge Funds and may manage such accounts on terms that are more favorable to them (e.g., may receive higher fees or performance allocations) than the terms on which they manage the Portfolio Company or Hedge Funds. In addition, the Adviser and Hedge Fund Managers may charge fees to Other Accounts and be entitled to receive performance-based incentive allocations from Other Accounts that are lower than the fees and incentive allocations to which the Portfolio Company is subject.
The Hedge Fund Managers are unaffiliated with the Adviser, and the Adviser has no control over such managers and no ability to detect, prevent or protect the Portfolio Company from their misconduct or bad judgment. Such managers may be subject to conflicts of interest due to hedge fund incentive fees, which may cause a manager to favor hedge fund clients over other clients. In addition, such managers may use conflicting buying and selling strategies for different accounts under their management. Lack of disclosure relating to the payment of fees and provision of services by prime brokers to hedge funds also may mask conflicts.
In addition, the Distributor (or one of its affiliates) may, from its own resources, make payments to broker-dealers and investor service providers for the provision of sales training, product education and access to sales staff, the support and conduct of due diligence, balance maintenance, the provision of information and support services to clients, inclusion on preferred provider lists and the provision of other services. The receipt of such payments could create an incentive for the third party to offer or recommend TEI instead of similar investments where such payments are not received. Such payments may be different for different intermediaries.

APP-20

Investment Program
Investment Objectives
TEI, the Offshore Fund’s and the Portfolio Company’s investment objectives are:
•	To preserve capital, regardless of what transpires in the U.S. or global financial markets.
•	To generate attractive returns and thereby increase investors’ wealth.
•	To produce returns which have low correlation with major market indices.
TEI attempts to achieve its objectives by investing substantially all of its investable assets in the Offshore Fund, which has the same investment objectives as TEI. The Offshore Fund in turn invests substantially all of its investable assets in the Portfolio Company, which utilizes a multi-strategy, multi-manager approach to attain these objectives. The Portfolio Company emphasizes efficient allocation of investor capital among hedge funds and other pooled investment vehicles such as limited partnerships (collectively, the “Hedge Funds”) with a range of investment strategies, managed by independent investment managers (the “Hedge Fund Managers”). The Adviser believes that there are benefits to be derived from exposure to a broad range of Hedge Funds and investment strategies and that the fund of funds approach maximizes the potential for stable, positive returns over a full economic cycle.
The investment objectives of TEI, the Offshore Fund and the Portfolio Company are non-fundamental and may be changed by the Board (also acting for the Offshore Fund) and the Portfolio Company’s Board, respectively. Except as otherwise stated in this Prospectus or in the SAI, the investment policies and restrictions of TEI, the Offshore Fund and the Portfolio Company are not fundamental and may be changed by the Board (also acting for the Offshore Fund) and the Portfolio Company’s Board, respectively. TEI’s, the Offshore Fund’s and the Portfolio Company’s fundamental investment policies are listed in the SAI. The Portfolio Company’s principal investment policies and strategies are discussed below.
Investment Policies
Allocation among Hedge Funds and Hedge Fund Managers and their respective investment strategies is a basic policy of the Adviser designed to give the Portfolio Company significantly greater stability of return than would be likely were its capital managed pursuant to a limited number of Hedge Funds or investment strategies. Different Hedge Funds, investment strategies, and Hedge Fund Managers may perform well over a complete market cycle, although their periods of above average and below average performance will not necessarily coincide.
The Portfolio Company’s allocation program is intended to permit it to maintain substantial upside potential under a wide range of market conditions while reducing the variability of return. Furthermore, while some of the investment strategies used by individual Hedge Funds and Hedge Fund Managers involve a high degree of risk, the Adviser believes that the Portfolio Company’s allocation to a number of different strategies and Hedge Fund Managers will reduce the overall risk associated with investments in Hedge Funds.
TEI offers Eligible Investors the following potential advantages:
•	Spreading of risk across a number of investment strategies, Hedge Fund Managers, Hedge Funds, and markets.
•	Professional selection and evaluation of investments and Hedge Fund Managers. The principals of the Adviser have extensive experience in applying multi-strategy, multi-manager investment approaches.

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•	Ability to invest with Hedge Fund Managers whose minimum account size is higher than most individual investors would be willing or able to commit.
•	Limited liability.
•	Not incurring UBTI, which would be taxable income to otherwise tax-deferred or tax-exempt entities.
•	Administrative convenience.
Investment Strategies
Investment strategies pursued by Hedge Funds selected for the Portfolio Company involve a wide range of investment techniques. The following general descriptions summarize certain investment strategies that may be pursued by Hedge Funds selected by the Adviser for the Portfolio Company. These descriptions are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Hedge Fund Managers.
Equity Hedge. Equity hedge is characterized by managers investing in equity markets who run portfolios either on a highly hedged basis or by shifts in gross and net exposures over time as market conditions change. Certain managers may also position their portfolios as either purely net-long or net-short.
The managers that are selected in this sector must be highly skilled with respect to security selection, but also possess strong portfolio management skills in order to reduce or mitigate the impact of sector, style or other systematic factors on returns. These managers typically use low to moderate leverage in terms of gross exposure, and tend to focus on highly liquid markets. Risks for managers who have low net exposure are often characterized by periods of underperformance in highly direction and momentum-driven markets.
Risks for managers who have high or variable net exposure can be unexpected and rapid directional shifts in the markets.
Relative Value. Relative value is characterized by the ability to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy can often involve exploiting the optionality in the market for select securities, particularly for convertible bonds.
Returns are generated by being long or short the spreads of related securities and the impact of the tightening or widening of these spreads. While the strategies within the relative value style tend to be classified as arbitrage strategies, they are not necessarily market neutral, nor are they necessarily perfect or realizable arbitrage. Managers often rely on a moderate to higher level of leverage in order to profit from small pricing discrepancies.
The risks associated with relative value include liquidity risk of the leverage used in the portfolio and the fundamental illiquidity that can underlie specific markets in which the manager is invested. Managers are generally invested in equities, debt and derivative securities. These securities may be listed or over-the-counter.
Global Macro. Global macro managers attempt to profit from large directional or relative value moves in any of the major asset classes. These managers can be either systematic, applying quantitative algorithms to economic data, or fundamental, applying the manager’s judgment to whatever the manager believes is the pertinent data for the particular asset class being traded. In general, these managers benefit from large changes in the absolute or relative prices within or across asset classes. Global macro managers are largely unconstrained in terms of asset class and are potentially able to earn excess returns by correctly predicting price moves in a wide range of instruments and generally benefit from inefficiencies and price distortions that arise when more constrained investors (e.g., central banks, corporate foreign exchange hedgers, etc.) are forced to make less economically optimal trading decisions.

APP-22

Most global macro managers have an expected volatility higher than those of other hedge fund styles. However, due to its strong diversification characteristics as compared to other hedge fund strategies, global macro funds can serve to protect portfolio capital during difficult market conditions.
Event-Driven. The event driven style includes managers capitalizing on opportunities in significant corporate events. Sometimes referred to as corporate lifecycle investing, these events can include a wide variety of corporate activities that are typically (though not always) centered on changes in the balance sheet, capital structure or ownership of a company. The common theme of this strategy is that the event changes the actual or perceived value of a company’s securities, creating opportunity for astute and specialized investors. Examples of such events would be: (i) mergers and acquisitions; (ii) spinoffs and/or divestitures of divisions or subsidiaries; and (iii) recapitalization or changes in balance sheet structure through actions such as: (a) increasing leverage through increased dividends, share buybacks or increased borrowings; (b) decreasing leverage through equity issuance or debt paydown; (c) entry into bankruptcy; (d) exit from bankruptcy: and (e) others.
Managed Futures. The managed futures strategy includes managers that typically attempt to profit from directional trading across the spectrum of asset classes. In general, positions are concentrated in commodities, currencies, interest rates and stock index futures. There are several different styles of trading Managed Futures. Systematic futures managers trade commodities, currencies, interest rates and stock indices through both the futures and cash markets. Their trades are based on signals generated by quantitative algorithms that are largely if not exclusively based on price data. Most systematic managers use trend-following systems that attempt to capture price momentum in these markets. Futures managers can also apply opportunistic approaches drawing on both fundamental and technical market analysis. They rely less on computer generated signals and more on their experience and trading skills. Finally, futures managers can apply a multi-strategy approach opportunistically shifting assets between various strategies based on a risk/return outlook for these strategies.
Like global macro managers, managed futures managers have an expected volatility higher than those of other hedge fund styles. Again, due to its strong diversification characteristics as compared to other hedge fund strategies, managed futures funds can serve to protect portfolio capital during difficult market conditions.
Commodity/New Alternatives. Commodity managers trade securities and derivatives in gold, soft and hard commodities, energy and power with the aim of capitalizing on volatility, strong directional moves and mean reversion tendencies in these markets. Strategies tend to be discretionary and opportunistic with an arbitrage emphasis, although the strategy segment encompasses a range of trading styles. In managing the risks associated with commodity trading, commodity managers draw on an in-depth understanding of the variety of factors that drive and impact price action, including the dynamics of physical supply and demand as well as economic, political and industry-specific conditions and policies.
Allocation Among Investment Strategies
The Adviser anticipates that the Portfolio Company will continuously maintain investments in several different strategies directed by a number of Hedge Fund Managers. Each investment strategy may be represented in the Portfolio Company’s portfolio by one or more Hedge Funds. In selecting an investment strategy, the Adviser evaluates the effect of investing in such strategy on the overall asset allocation of the Portfolio Company. Emphasis is given to the degree to which an investment strategy’s performance is expected to be independent of the performance of strategies already being used by Hedge Funds represented in the Portfolio Company.
In anticipation of or in response to adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or repurchases,TEI or the Portfolio Company (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.

APP-23

Direct Investments
The Portfolio Company may from time to time make or hold certain direct investments, which while not anticipated to represent a substantial portion of the Portfolio’s assets, could at times be significant. These investments may be made for hedging of certain investment risks or due to circumstances such as investments being received in-kind through a redemption from an underlying fund paid in-kind, as in-kind distributions or other similar circumstances.
Leverage
In effecting the Portfolio Company’s investment strategies, the Portfolio Company may leverage its investments with Hedge Fund Managers through bank borrowings in an amount not expected to exceed 20% of gross assets. TEI may leverage its investment in the Portfolio Company through bank borrowings in an amount not expected to exceed 20% of gross assets. In addition, the Portfolio Company and TEI may engage in short-term borrowing from a credit line or other credit facility in order to meet redemption requests, for bridge financing of investments in Hedge Funds, in the case of the Portfolio Company, or for cash management purposes. TEI and the Portfolio Company may choose to engage in such leveraging of their investments because they believe it can generate greater returns on such borrowed funds than the cost of borrowing. However, there is no assurance that returns from borrowed funds will exceed interest expense. Borrowings are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Hedge Funds are not subject to this requirement. Short-term borrowings for the purpose of meeting redemption requests, for bridge financing of investments in Hedge Funds, or for cash management purposes are not considered the use of investment leverage, and are subject to the above asset coverage requirement. The Portfolio Company may be required to pledge assets when borrowing, which in the event of an uncured default, could affect the Portfolio Company’s operations, including preventing the Portfolio Company from conducting a repurchase of its interests. In addition, the terms of any borrowing may impose certain investment restrictions on the Portfolio Company.
The following table is designed to illustrate the effect on the return to a holder of TEI’s Units of leverage in the amount of 20% of TEI’s gross assets. The table assumes hypothetical annual returns of TEI’s portfolio of minus 10% to plus 10%, and an assumed utilization of leverage in the amount of 20% of TEI’s gross assets with a cost of borrowing of approximately 3.60% payable for such leverage based on market rates as of the date of this Prospectus. TEI’s actual cost of leverage will be based on market rates at the time TEI borrows money for investment leverage, and such actual cost of leverage may be higher or lower than that assumed in the previous example. As the table shows, leverage generally increases the return to Members when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Return (net of expenses)	(10)%	(5)%	0%	5%	10%

Corresponding Unit Return Assuming 20% Leverage	(12.31)%	(6.31)%	(0.31)%	5.69%	11.69%
Many Hedge Fund Managers also use leverage in their investment activities through purchasing securities on margin and through selling securities short. Hedge Fund Managers may also use leverage by entering into total return swaps or other derivative contracts as well as repurchase agreements whereby the Hedge Fund Manager effectively borrows funds on a secured basis by “selling” portfolio securities to a financial institution for cash and agreeing to “repurchase” such securities at a specified future date for the sales price paid plus interest at a negotiated rate. Certain Hedge Fund Managers also trade futures, which generally involves greater leverage than other investment activities due to the low margin requirements associated with futures trading.
Investment Process
The Adviser is responsible for the allocation of assets to various Hedge Funds, subject to policies adopted by the Portfolio Company’s Board.

APP-24

The Adviser’s Investment Process comprises three main functions: Investment Selection, Portfolio Management and Risk Management. A governance structure within the Adviser of three main boards has been established to oversee the process, ensure accountability to individuals and functions and enforce proper adherence to the process approach outlined below. These boards within the Adviser are: Manager Board, Product & Portfolio Board and Asset Allocation Board.
Investment Selection. The Adviser’s “Hedge Fund Research” (HFR) team is responsible for sourcing, screening and performing due diligence on a vast population of Hedge Fund Managers to identify opportunities. Upon identification of an opportunity, HFR notifies the “New Investments”, “Risk Management” and “Operational Due Diligence” teams which perform their own functional specific assessment given the Hedge Fund Manager.
The overall due diligence process generally consists of both quantitative and qualitative assessments. Some examples of assessments include but are not limited to soundness of the investment strategy, performance sustainability, manager alpha, past performance review, risk management capability, interest alignment and peer group comparison. “Portfolio Management” also gauges the versatility of Hedge Fund Managers by simulating their performance impact on various portfolios.
All potential investments are incrementally scrutinized and checked against various selection criteria. With each step of the due diligence process, the purpose is to acquire additional insight into each prospective investment and eliminate from consideration those that do not meet the selection criteria.
Upon completion of the aforementioned due diligence, HFR sends a proposal containing the cross functional Hedge Fund Manager assessments to the Adviser’s Manager Board for review. If the result of this review is an approval, the Hedge Fund Manager is placed on the Approved Hedge Fund Manager list and will be used in the upcoming allocation schedule (upon resolve of all commercial and legal terms with the Hedge Fund Manager). During this time, if either Risk Management or Operational Due Diligence has a strong objection to the Hedge Fund Manager they are able to veto the approval within the established veto criteria.
Once a Hedge Fund Manager is approved, its continued quality is frequently monitored through the ongoing due diligence and risk management processes and conviction is consistently revisited.
Portfolio Management. Each investment fund is assigned a “Portfolio Manager” (PM), “Deputy Portfolio Manager”, and/or a “Back-up Portfolio Manager” who are accountable for the end client return stream, meaning its performance directly ties to the performance rating of individual PMs. Investment guidelines for new products are established by the Product & Portfolio Board that are specific to the agreed mandate and provide constraints within which the PMs should operate.
On a regular (most frequently) monthly basis products are rebalanced, whereby they are reviewed and Hedge Fund Manager allocations are potentially changed at the discretion of the PM. In making rebalance decisions, PMs consider the underlying Hedge Fund’s exposure to market, credit and liquidity risk and attempt to mitigate such risks on an overall portfolio basis. If the recommended changes fall within the pre-established guidelines, PMs are able to execute without the approval of the Adviser’s Product & Portfolio Board. If they fall outside of the guidelines, the proposed changes must be approved by the Adviser’s Product & Portfolio Board. PMs will periodically adjust allocations among Hedge Fund Managers for any number of reasons including, but not limited to: changes in strategic or tactical allocations as defined by the Asset Allocation Board; deterioration in a Hedge Fund Manager’s performance relative to its peer group; a change in a Hedge Fund Manager’s investment strategy; and changes in circumstance with respect to a Hedge Fund Manager’s operations such as the departure of key personnel.
Independent Risk Management team. The Adviser’s Risk Management team operates as an independent function from the investment process which fosters an active culture of challenge between risk management and investment management. In the investment selection process, the Risk

APP-25

Management team is involved in a detailed assessment of Hedge Fund Managers. Risk analysts work alongside HFR to review Hedge Fund Managers, but they do so from a separate point of view. At any point in the process the Risk Management team has the ability to veto a Hedge Fund Manager based on justifiable and pre-defined criteria.
Post-investment Risk Management monitors operational risks relating to the Hedge Fund Managers as part of the ongoing due diligence process. This involves but is not limited to identifying changes in a Hedge Fund Manager’s strategy or discipline, deviations from established guidelines, or a significant change in a Hedge Fund Manager’s circumstances (e.g., changes in assets under management or portfolio management personnel). Strategy risks are also monitored to obtain early warnings of style drift or performance deterioration.

APP-26

DEFINED TERMS INDEX
“Board” means Man-Glenwood Lexington TEI, LLC’s Board of Managers.
“Eligible Investors.” Eligible Investors include: (1) pension, profit-sharing, or other employee benefit trusts that are exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of qualification under Section 401 of the Code; (2) employee benefit plans or other programs established pursuant to Sections 403(b), 408(k) and 457 of the Code; (3) certain deferred compensation plans established by corporations, partnerships, non-profit entities or state and local governments, or government-sponsored programs; (4) certain foundations, endowments and other exempt organizations under Section 501(c) of the Code (other than organizations exempt under Section 501(c)(1)); (5) individual retirement accounts (“IRAs”) (including regular IRAs, spousal IRAs for a non-working spouse, Roth IRAs and rollover IRAs) and 403(b)(7) Plans; and (6) state colleges and universities.
“Member” means a member of Man-Glenwood Lexington TEI, LLC.
“Offshore Fund” means Man-Glenwood Lexington TEI, LDC (the “Offshore Fund”), a Cayman Islands limited duration company with the same investment objectives as TEI.
“Portfolio Company’s Board” means Man-Glenwood Lexington Associates Portfolio, LLC’s Board of Managers.
“SAI” means Man-Glenwood Lexington TEI, LLC’s statement of additional information filed in correlation with its Prospectus.
“UBTI” means unrelated business taxable income.

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This Prospectus is in two parts: A Disclosure Document and this Statement of Additional Information. These parts are bound together, and both contain important information.
MAN-AHL 130, LLC
PART TWO
STATEMENT OF ADDITIONAL INFORMATION

Pt. II-1

Futures Markets and Trading Methods
Managed Futures Funds
     A futures fund is a professionally managed investment vehicle trading in either a concentrated or diversified range of markets. There is no material limitation on the assets which may be subject to futures and forward contracts. These markets may include global currencies, financial instruments, commodity and securities indices, interest rates, energy, metals and agricultural products. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments.
     Futures funds trade in exchange-traded futures contracts and futures contract options as well as in OTC forward contracts and other derivatives.
     The nature of futures trading results in substantially all of a futures fund’s capital being held in reserve. No capital is expended to acquire a futures contract; rather, a futures fund’s capital is held in reserve and available to cover losses incurred on the futures positions to which the futures fund acquires exposure. The margin required to open a particular futures position constitutes a good faith deposit against the futures fund’s potential obligation to pay such losses.
     It is because substantially all of its capital would otherwise be held in reserve that Man-AHL 130 is able to allocate 30% of such capital to the Man-Glenwood Funds without in any respect reducing Man-AHL 130’s commitment to the AHL Diversified Program.
Managed Futures and the Asset Allocation Process
     Futures funds can take long and short positions in a wide range of assets, the performance of which may be substantially lowly correlated (i.e., not necessarily moving in the same direction at the same time) to the general debt and equity markets. Consequently, traditional “all long” portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of futures funds’ potential low correlation with the performance of stocks and bonds, an investment in managed futures has the potential to diversify a traditional portfolio (by being profitable when traditional investments are generally declining, as well as vice versa), and to contribute to improving long-term returns and reduced portfolio volatility.
* * * *
     Man-AHL 130 is a speculative, highly leveraged investment and is not appropriate for everyone. There can be no assurance that an investment in Man-AHL 130 will be profitable or lowly correlated with an investor’s traditional stock and bond portfolio holdings. Investors must be prepared to lose all or substantially all of their investment in Man-AHL 130.
The Futures and Forward Markets
     Futures and Forward Contracts
     Futures contracts are traded on exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.
     Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges “bid-ask” spreads.
     Futures and forward trading is a “zero-sum,” risk transfer economic activity. For every gain there is an equal and offsetting loss.
     Man-AHL 130 will trade extensively in both the futures and forward markets. The latter are substantially unregulated as there is no clearinghouse or other entity which guarantees Man-AHL 130’s counterparties’ performance under their open positions.
     Hedgers and Speculators
     The two broad classifications of persons who trade futures and forwards are “hedgers” and “speculators.” Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The hedger’s core business involves an exposure to certain commodity prices, and the hedger is effectively able to reduce or eliminate the risk of changes in such prices by taking futures or

Pt. II-2

forward positions which will profit from price changes which would otherwise adversely affect such core business. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as Man-AHL 130, have no “core business” involvement with any commodity and rarely take delivery of the physical commodities underlying any of the futures or forward contracts, but rather close out their futures or forward positions through offsetting futures or forward contracts.
     Exchanges; Position and Daily Limits; Margins
     Each of the commodity exchanges in the United States has an associated “clearinghouse.” Once trades made between members of an exchange have been cleared, each futures broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.
     Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.
     The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that futures traders may hold or control in futures contracts on certain, generally agricultural, commodities.
     Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the “daily limit” has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.
     When a position is established, “initial margin” is deposited. Margin deposited by a futures trader remains the property of such trader. Such margin merely serves as a good faith deposit by a trader to ensure that such trader will be able to cover any losses incurred on such trader’s open positions.
     On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out.
     Futures Funds’ Assets
     The balance sheet of a futures fund at any point in time typically consists entirely of cash and cash equivalent instruments (and, in the case of Man-AHL 130, its 30% investment in the Man-Glenwood Funds). As gains or losses are recognized on the fund’s open futures positions, such cash and cash-equivalent instruments either increase or decrease, but the futures contracts held by the fund are not themselves assets or liabilities, but simply exposures to risk and potential profits.
     Many futures funds maintain all of their assets in cash and cash-equivalent instruments, but some — such as Man-AHL 130 — invest a portion of such capital in other investments — in the case of Man-AHL 130, the Man-Glenwood Funds — in an effort to achieve higher returns or reduce the overall volatility of the investment.
     Although Man-AHL 130’s assets consist entirely of cash and cash-equivalent instruments as well as its investment in the Man-Glenwood Funds, Man-AHL 130’s primary profit potential as well as risk of loss derives from its participating in the AHL Diversified Program. Man-AHL 130’s market exposure through this Program will typically equal between 300% and 800% of Man-AHL 130’s Net Asset Value. The results of such market exposure are reflected in increases or decreases in Man-AHL 130’s Net Asset Value as the fluctuation in the value of Man-AHL 130’s futures positions are settled by the payment or receipt of funds (generally on a daily basis). While Man-AHL 130’s assets at any given time will be almost exclusively its investment in the Man-Glenwood Funds, US Treasury securities and cash, its primary business is trading pursuant to the AHL trend-following futures and forward trading program.
Trading Methods
Managed futures strategies are generally classified as: (i) systematic or discretionary; and (ii) technical or fundamental.

Pt. II-3

     Systematic and Discretionary Trading Approaches
     A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.
     Each approach involves inherent risks. For example, systematic traders may incur substantial losses when unexpected factors (not incorporated into the systems) dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.
     Technical and Fundamental Analysis
     Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.
     Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather; the economy of a particular country; government policies; domestic and foreign political and economic events; and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.
     Trend-Following
     Trend-following advisors — such as AHL — try to take advantage of major price movements, in contrast with traders which focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to incur material losses.
     Risk Control Techniques
     Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establish stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that significant losses will be avoided.
     The AHL Diversified Program incorporates a number of risk control systems — for example, signaling a reduction in position size as market volatility increases or an adjustment of positions in correlated markets to maintain the desired level of diversification within the portfolio as a whole. Prospective investors must recognize, however, that no risk control policy or technique can provide any absolute assurance against losses being incurred in excess of what is considered to be an acceptable level. In addition, risk control — like outright hedging — involves substantial opportunity costs. AHL may elect not to apply certain risk control policies if AHL believes that doing so would impair profit potential (although thereby incurring greater risk of loss).
     The AHL Diversified Program
     The AHL Diversified Program is a systematic, technical, trend-following trading system. While AHL’s trading systems themselves are continuously being developed and/or adapted, and may be modified from time to time using fundamental analysis, the AHL trading approach leaves little room for discretionary decision-making by the AHL traders — perhaps the most important subjective judgment made by the AHL traders is whether to execute trades as a single order or as a series of different orders.
Alternative Investment Strategies in General
     Man-AHL 130’s investment of a limited portion of its capital in the Man-Glenwood Funds is intended both for yield and diversification purposes. The Man-Glenwood Funds invest in a diversified group of alternative investment strategies.
Investment Strategies
     “Alternative investment strategies” is a generic term used to refer to strategies other than traditional “all long” debt and equity investing. Alternative strategies involve a wide range of investment techniques. The following are general descriptions of certain principal alternative investment strategies. The following descriptions are not intended to be complete explanations of any of such strategies or a list of all possible alternative investment strategies.

Pt. II-4

Equity Hedge. Equity hedge is characterized by managers investing in equity markets who run portfolios either on a highly hedged basis or by shifts in gross and net exposures over time as market conditions change. Certain managers may also position their portfolios as either purely net-long or net-short.
The managers that are selected in this sector must be highly skilled with respect to security selection, but also possess strong portfolio management skills in order to reduce or mitigate the impact of sector, style or other systematic factors on returns. These managers typically use low to moderate leverage in terms of gross exposure, and tend to focus on highly liquid markets.
Risks for managers who have low net exposure are often characterized by periods of underperformance in highly direction and momentum-driven markets.
Risks for managers who have high or variable net exposure can be unexpected and rapid directional shifts in the markets.
Relative Value. Relative value is characterized by the ability to exploit mispricings within different securities of either the same issuer or of issuers with similar fundamental characteristics. This strategy can often involve exploiting the optionality in the market for select securities, particularly for convertible bonds.
Returns are generated by being long or short the spreads of related securities and the impact of the tightening or widening of these spreads. While the strategies within the relative value style tend to be classified as arbitrage strategies, they are not necessarily market neutral, nor are they necessarily perfect or realizable arbitrage. Managers often rely on a moderate to higher level of leverage in order to profit from small pricing discrepancies.
The risks associated with relative value include liquidity risk of the leverage used in the portfolio and the fundamental illiquidity that can underlie specific markets in which the manager is invested. Managers are generally invested in equities, debt and derivative securities. These securities may be listed or over-the-counter.
Global Macro. Global macro managers attempt to profit from large directional or relative value moves in any of the major asset classes. These managers can be either systematic, applying quantitative algorithms to economic data, or fundamental, applying the manager’s judgment to whatever the manager believes is the pertinent data for the particular asset class being traded. In general, these managers benefit from large changes in the absolute or relative prices within or across asset classes. Global macro managers are largely unconstrained in terms of asset class and are potentially able to earn excess returns by correctly predicting price moves in a wide range of instruments and generally benefit from inefficiencies and price distortions that arise when more constrained investors (e.g., central banks, corporate foreign exchange hedgers, etc.) are forced to make less economically optimal trading decisions.
Most global macro managers have an expected volatility higher than those of other hedge fund styles. However, due to its strong diversification characteristics as compared to other hedge fund strategies, global macro funds can serve to protect portfolio capital during difficult market conditions.
Event-Driven. The event driven style includes managers capitalizing on opportunities in significant corporate events. Sometimes referred to as corporate lifecycle investing, these events can include a wide variety of corporate activities that are typically (though not always) centered on changes in the balance sheet, capital structure or ownership of a company. The common theme of this strategy is that the event changes the actual or perceived value of a company’s securities, creating opportunity for astute and specialized investors. Examples of such events would be: (i) mergers and acquisitions; (ii) spinoffs and/or divestitures of divisions or subsidiaries; and (iii) recapitalization or changes in balance sheet structure through actions such as: (a) increasing leverage through increased dividends, share buybacks or increased borrowings; (b) decreasing leverage through equity issuance or debt paydown; (c) entry into bankruptcy; (d) exit from bankruptcy: and (e) others.
Managed Futures. The managed futures strategy includes managers that typically attempt to profit from directional trading across the spectrum of asset classes. In general, positions are concentrated in commodities, currencies, interest rates and stock index futures. There are several different styles of trading managed futures. Systematic futures managers trade commodities, currencies, interest rates and stock indices through both the futures and cash markets. Their trades

Pt. II-5

are based on signals generated by quantitative algorithms that are largely if not exclusively based on price data. Most systematic managers use trend-following systems that attempt to capture price momentum in these markets. Futures managers can also apply opportunistic approaches drawing on both fundamental and technical market analysis. They rely less on computer generated signals and more on their experience and trading skills. Finally, futures managers can apply a multi-strategy approach opportunistically shifting assets between various strategies based on a risk/return outlook for these strategies.
Like global macro managers, managed futures managers have an expected volatility higher than those of other hedge fund styles. Again, due to its strong diversification characteristics as compared to other hedge fund strategies, managed futures funds can serve to protect portfolio capital during difficult market conditions.
Commodity/New Alternatives. Commodity managers trade securities and derivatives in gold, soft and hard commodities, energy and power with the aim of capitalizing on volatility, strong directional moves and mean reversion tendencies in these markets. Strategies tend to be discretionary and opportunistic with an arbitrage emphasis, although the strategy segment encompasses a range of trading styles. In managing the risks associated with commodity trading, commodity managers draw on an in-depth understanding of the variety of factors that drive and impact price action, including the dynamics of physical supply and demand as well as economic, political and industry-specific conditions and policies.
Supplemental Performance Information
     Man-AHL 130 trades in the futures, forward currency and OTC derivatives markets pursuant to the AHL Diversified Program. AHL’s trading process is the product of sophisticated research and applies a technical approach that has been in operation since 1987. Since 1989, this approach has been operated, with modifications, by Man Group. The AHL Diversified Program to be traded on behalf of Man-AHL 130 has been operating in the US since April 1998.
     A number of commodity advisory subsidiaries of Man Group plc employ the AHL Diversified Program on behalf of their clients. The performance information set forth below represents the composite performance of all accounts available to US investors traded pursuant to the AHL Diversified Portfolio.
     Man-AHL 130 allocates approximately 30% of its capital to the Man-Glenwood Funds in an attempt to enhance the yield Man-AHL 130 would otherwise earn on such capital in Man-AHL 130’s account at the commodity broker. The performance information for the Man-Glenwood Funds set forth below represents the past performance of (i) a private fund that utilized a multi-manager, multi-strategy investment approach from the private fund’s management under Glenwood Capital Investments, LLC from 1993 to 2002, (ii) Man-Glenwood Lexington Associates Portfolio, LLC (the “Portfolio Company”), which is the private fund’s successor, from January 1, 2003 until March 31, 2003, in the case of Man-Glenwood Lexington, LLC, and from January 1, 2003 until April 30, 2004, in the case of Class A units of Man-Glenwood Lexington TEI, LLC and (iii) Man-Glenwood Lexington, LLC. Pursuant to a two-part reorganization transaction completed on January 2, 2003, the private fund was reorganized into a newly formed master-feeder structure in which the Portfolio Company assumed the private fund’s portfolio, with the private fund investing all of its investable assets in the Portfolio Company, except those restricted for regulatory reasons, liquidation purposes or forced redemptions, and in anticipation of Man-Glenwood Lexington, LLC investing all of its investable assets in the Portfolio Company after March 31, 2003. The performance shown, however, is not necessarily indicative of how the Portfolio Company, Man-Glenwood Lexington, LLC, or Man-Glenwood Lexington TEI, LLC will perform in the future. In particular, the private fund’s performance is not necessarily an indication of how the Portfolio Company, Man-Glenwood Lexington, LLC or Man-Glenwood Lexington TEI, LLC will perform in the future, as the private fund was not subject to investment limitations and other restrictions imposed on registered investment companies by the Investment Company Act of 1940, as amended.

Pt. II-6

     Man Investments (USA) LLC (formerly known as Glenwood Capital Investments, L.L.C. is the investment advisor to the Portfolio Company, and is the investment advisor to the private fund. The private fund, the Portfolio Company, and the Man-Glenwood Funds have substantially similar investment objectives, policies and strategies. The Man-Glenwood Manager manages the Portfolio Company substantially similarly to the private fund. Accordingly, by the Man-Glenwood Funds investing all of their investable assets in the Portfolio Company, the Man-Glenwood Funds receive substantially similar investment management to that the Man-Glenwood Manager renders to the Portfolio Company and previously rendered to the private fund.
     The performance of the private fund and Portfolio Company has been adjusted in the following supplemental performance information to reflect the fees and expenses of the Man-Glenwood Funds, including annualized expense limit ((which was 3% per annum from inception of through December 31, 2008 and was reduced to 2.25% effective January 1, 2009), plus certain private fund expenses.
     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
     The past performance of Man-AHL 130, the AHL Diversified Program and the Man-Glenwood Funds is not necessarily indicative of the future results of Man-AHL 130. There can be no assurance that Man-AHL 130 will trade profitably or not incur losses.

Pt. II-7

Man-AHL 130, LLC[1] performance

July 2, 2007 to May 31, 2009

Man Investments

Man-AHL 130, LLC

The chart below represents the pre-tax growth of a theoretical $1,000 investment in each of the Class A Series 1 Units of Man-AHL130[1], U.S. stocks[2] and U.S. bonds[3]

Man-AHL 130, LLC
U.S. stocks
U.S. bonds
Index value $ (log scale)
1500
1400
1300
1200
1100
1000
900
800
700
600
500
6/07
10/07
2/08
6/08
10/08
2/09

	Man-AHL 130, LLC[1]	U.S. stocks[2]	U.S. bonds[3]
Total return	15.7%	-36.0%	13.0%
Annualized return	7.9%	-20.8%	6.6%
Annualized volatility[4]	16.8%	22.4%	4.7%
Sharpe ratio[5]	0.35	N/A	0.73
Largest peak-to-valley loss (worst drawdown)	-14.0%	-50.9%	-3.8%
Worst peak-to-trough period	Jun 08 to Sep 08	Oct 07 to Present	Mar 08 to Oct 08
Months to recovery	3	N/A	2

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and in the funds and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [1]Actual results of Man-AHL 130 Class A Series 1 Units since inception, net of all fees and expenses associated with Class A Series 1 Units. Man-AHL 130 Class A Series 1 Units have experienced a total of 5 drawdowns since inception. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [3]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index. [4]Annualized volatility is standard deviation on a yearly basis. Standard deviation is a widely used measurement of risk, representing volatility derived by calculating the square root of the variance of the returns of an investment from their arithmetic mean. [5]Sharpe ratio is calculated using the 3 month USD LIBOR risk-free rate over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. Financial statistics that assume a normal distribution of returns from an investment strategy, such as volatility, correlation and Sharpe ratio, may underrepresent the risk of sizeable rapid losses from such investment strategy.

Man-AHL130,LLC1performance July2,2007 toMay31,2009 Thechartbelowrepresentsthepre-taxgrowthofatheoretical$1,000investmentineachoftheClassASeries1Unitsof Man-AHL1301,U.S.stocks2andU.S.bonds3 Man-AHLU.S.U.S.130,LLC1stocks2bonds3 1500 Man-AHL130,LLC11400 U.S.stocks2Totalreturn15.7%-36.0%13.0% 1300U.S.bonds31200 Annualizedreturn7.9%-20.8%6.6% 1100 1000Annualizedvolatility416.8%22.4%4.7% 900scale)Sharperatio50.35N/A0.73 800 Largestpeak-to-valley (log700loss(worstdrawdown)-14.0%-50.9%-3.8%$ 600Worstpeak-to-Jun08toOct07toMar08totroughperiodSep08PresentOct08 Indexvalue500 Monthstorecovery 3N/A2 6/0710/072/086/0810/082/09 PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:MandatabaseandBloomberg.Thereturnsfor2009areest imated,unauditedandsubjecttochange.Therearerisksinherentinmanagedfuturesprogramsandfundsofhedgefunds ,includingrisksduetothelackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefutures programsandinthefundsandtheuseofleverage.Pleasesee“RiskFactors”beginningonpage10oftheDisclosureDocum ent.Thereareinherentlimitationsinanycomparisonbetweenamanagedportfolioandapassiveindex.Eachindexisun managedanddoesnotincurmanagementfees,transactioncostsorotherexpensesassociatedwithamanagedportfolio. 1ActualresultsofMan-AHL130ClassASeries1Unitssinceinception,netofallfeesandexpensesassociatedwithClas sASeries1Units.Man-AHL130ClassASeries1Unitshaveexperiencedatotalof5drawdownssinceinception.2U.S.stoc ks:S&P500TotalReturnIndex(dividendsreinvested).3U.S.bonds:BarclaysCapitalU.S.AggregateBondIndex.4Ann ualizedvolatilityisstandarddeviationonayearlybasis.Standarddeviationisawidelyusedmeasurementofrisk,r epresentingvolatilityderivedbycalculatingthesquarerootofthevarianceofthereturnsofaninvestmentfromthe irarithmeticmean.5Sharperatioiscalculatedusingthe3monthUSDLIBORrisk-freerateovertheperiodanalyzed.Wh ereaninvestmenthasunderperformedtherisk-freerate,theSharperatiowillbenegative.BecausetheSharperatioi sanabsolutemeasureofrisk-adjustedreturn,negativeSharperatiosareshownasN/A,astheycanbemisleading.Fina ncialstatisticsthatassumeanormaldistributionofreturnsfromaninvestmentstrategy,suchasvolatility,corre lationandSharperatio,mayunderrepresenttheriskofsizeablerapidlossesfromsuchinvestmentstrategy.

Pt. II-8

Man-AHL 130, LLC

Monthly returns

Man Investments

Man-AHL 130, LLC

Man-AHL 130, LLC Class A Series 1[1]

Monthly returns: July 2, 2007 to May 31, 2009

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Calendar year
2009	-1.0%	-0.8%	-5.3%	-4.6%	3.5%								-8.1%[3]
2008	4.4%	7.3%	-0.2%	-1.6%	4.4%	1.4%	-8.0%	-4.4%	-2.3%	10.9%	4.3%	3.5%	19.9%
2007							-2.6%	-5.3%	7.7%	6.0%	0.1%	-0.3%	5.0%[3]

Man-AHL 130, LLC Class A Series 2[2]

Monthly returns: April 2, 2007 to May 31, 2009

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Calendar year
2009	-0.9%	-0.7%	-5.2%	-4.5%	3.6%								-7.7%[3]
2008	4.5%	7.4%	-0.1%	-1.5%	4.6%	1.5%	-7.9%	-4.3%	-2.2%	11.0%	4.4%	3.6%	21.4%
2007				4.6%	4.0%	3.3%	-2.5%	-5.2%	7.8%	6.1%	0.2%	-0.2%	18.7%[3]

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and in the funds and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. [1]Actual performance of Man-AHL 130 Class A Series 1 Units since inception, net of all fees and expenses associated with Class A Series 1 Units. [2]Actual performance of Man-AHL 130 Class A Series 2 Units since inception, net of all fees and expenses associated with Class A Series 2 Units. Class A Series 2 Units was the first Series of Units to commence trading. Series 2 Units are not subject to the 1.25% Client Servicing Fee payable by Series 1 Units. [3]Partial year.

Man-AHL130,LLC Monthlyreturns Man-AHL130,LLCClassASeries11 Monthlyreturns:July2,2007toMay31,2009 JanFebMarAprMayJunJulAugSepOctNovDecCalendaryear 2009-1.0%-0.8%-5.3%-4.6%3.5%-8.1%320084.4%7.3%-0.2%-1.6%4.4%1.4%-8.0%-4.4%-2.3%10.9%4.3%3.5%19.9%200 7-2.6%-5.3%7.7%6.0%0.1%-0.3%5.0%3 Man-AHL130,LLCClassASeries22 Monthlyreturns:April2,2007toMay31,2009 JanFebMarAprMayJunJulAugSepOctNovDecCalendaryear 2009-0.9%-0.7%-5.2%-4.5%3.6%-7.7%320084.5%7.4%-0.1%-1.5%4.6%1.5%-7.9%-4.3%-2.2%11.0%4.4%3.6%21.4%200 74.6%4.0%3.3%-2.5%-5.2%7.8%6.1%0.2%-0.2%18.7%3 PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:Mandatabase.Thereturnsfor2009areestimated,unaud itedandsubjecttochange.Therearerisksinherentinmanagedfuturesprogramsandfundsofhedgefunds,includingri sksduetothelackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandi nthefundsandtheuseofleverage.Pleasesee“RiskFactors”beginningonpage10oftheDisclosureDocument.1Actualp erformanceofMan-AHL130ClassASeries1Unitssinceinception,netofallfeesandexpensesassociatedwithClassASe ries1Units.2ActualperformanceofMan-AHL130ClassASeries2Unitssinceinception,netofallfeesandexpensesass ociatedwithClassASeries2Units.ClassASeries2UnitswasthefirstSeriesofUnitstocommencetrading.Series2Uni tsarenotsubjecttothe1.25%ClientServicingFeepayablebySeries1Units.3Partialyear.

Pt. II-9

Diversification: sectors and markets

AHL Diversified Program

Man Investments

Man-AHL 130, LLC

Sectors allocations[1]
As of May 31, 2009

1
2
3
4
5
6
7

Americas
Europe
Asia Pacific
01:00
11:00
18:00
24:00

Approximately 100 markets

Approximately 34 exchanges

THE INFORMATION SET FORTH ABOVE ONLY REPRESENTS THE SECTOR ALLOCATIONS OF THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE ALLOCATIONS SHOWN ARE NOT THE ACTUAL ALLOCATIONS OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

Source: Man database. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. [1]The sector allocations are designed to reflect the expected long-term risk exposure to each sector relative to the other sectors in the portfolio. Allocations are based on estimates of the risk of each sector. The portfolio structure and constituents are regularly reviewed by the investment management team and sector allocations are accordingly subject to material change at any time. All markets are futures and derivatives, not actual bonds, stocks, currencies or physical commodities. The map indicates the location of the 34 exchanges on which the substantial majority of AHL Diversified Program futures trades are executed and approximate world times when it is 12 p.m. in London.

Diversification:sectorsandmarkets AHLDiversifiedProgram Sectorsallocations1AsofMay31,2009 AmericasEuropeAsiaPacific 76 1 5 423 1Currencies23.7% 2Bonds19.1% 3Stockindices17.1%12121212 111111111111 4Energies16.6%102102102102 93939393 84848484 5Metals9.2%75757575 6666 6Interestrates8.9%01:0011:0018:0024:00 7Agriculturals5.4% Approximately100marketsApproximately34exchanges THEINFORMATIONSETFORTHABOVEONLYREPRESENTSTHESECTORALLOCATIONSOFTHEAHLDIVERSIFIEDPROGRAMWHICHISONLYON EPORTIONOFTHEMAN-AHL130PORTFOLIOANDTHEREFORETHEALLOCATIONSSHOWNARENOTTHEACTUALALLOCATIONSOFMAN-AHL13 0.MAN-AHL130WILLALSOINVESTINTHEMAN-GLENWOODFUNDS. Source:Mandatabase.Therearerisksinherentinmanagedfuturesprograms,includingrisksduetothelackofasecond arytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofleverage.Pleasese e“RiskFactors”beginningonpage10oftheDisclosureDocument.1Thesectorallocationsaredesignedtoreflectthee xpectedlong-termriskexposuretoeachsectorrelativetotheothersectorsintheportfolio.Allocationsarebasedo nestimatesoftheriskofeachsector.Theportfoliostructureandconstituentsareregularlyreviewedbytheinvestm entmanagementteamandsectorallocationsareaccordinglysubjecttomaterialchangeatanytime.Allmarketsarefut uresandderivatives,notactualbonds,stocks,currenciesorphysicalcommodities.Themapindicatesthelocationo fthe34exchangesonwhichthesubstantialmajorityofAHLDiversifiedProgramfuturestradesareexecutedandapprox imateworldtimeswhenitis12p.m.inLondon.

Pt. II-10

AHL Diversified Program[1] performance

April 3, 1998 to May 31, 2009

Man Investments

Man-AHL 130, LLC

The chart below represents the pre-tax growth of a theoretical $1,000 investment in each of the AHL Diversified Program[1], U.S. stocks[2] and U.S. bonds[3]

AHL Diversified Program[1]
U.S. stocks[2]
U.S. bonds[3]
$4000
$3000
$2000
$1000
$700
Index value $ (log scale)
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009

	AHL Diversified Program[1]	U.S. stocks[2]	U.S. bonds[3]
Total return	270.9%	1.1%	87.5%
Annualized return	12.5%	0.1%	5.8%
Annualized volatility[4]	16.5%	16.6%	3.7%
Sharpe ratio[5]	0.57	N/A	0.53
Largest peak-to-valley loss (worst drawdown)	-18.0%	-50.9%	-3.8%
Worst peak-to-trough period	Oct 01 to Apr 02	Oct 07 to Present	Mar 08 to Oct 08
Months to recovery	3	N/A	2

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3,1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. AHL Diversified Program has experienced a total of 20 drawdowns since inception. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [3]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index. [4]Annualized volatility is standard deviation on a yearly basis. Standard deviation is a widely used measurement of risk, representing volatility derived by calculating the square root of the variance of the returns of an investment from their arithmetic mean. [5]Sharpe ratio is calculated using the 3 month USD LIBOR risk-free rate over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. Financial statistics that assume a normal distribution of returns from an investment strategy, such as volatility, correlation and Sharpe ratio, may underrepresent the risk of sizeable rapid losses from such investment strategy.

AHLDiversifiedProgram1performance April3,1998toMay31,2009 Thechartbelowrepresentsthepre-taxgrowthofa AHLtheoretical$1,000investmentineachoftheAHLDiversifiedDiversifiedU.S.U.S.Program1,U.S.stocks2andU.S .bonds3Program1stocks2bonds3 AHLDiversifiedProgram1Totalreturn270.9%1.1%87.5% $4000 U.S.stocks2U.S.bonds3 $3000Annualizedreturn12.5%0.1%5.8%Annualizedvolatility416.5%16.6%3.7% $2000 Sharperatio50.57N/A0.53(logscale)Largestpeak-to-valleyloss(worstdrawdown)-18.0%-50.9%-3.8% $ $1000 Worstpeak-to-Oct01toOct07toMar08toIndexvaluetroughperiodApr02PresentOct08 $700 19992000200120022003200420052006200720082009Monthstorecovery3N/A2 PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:MandatabaseandBloomberg.Thereturnsfor2009areest imated,unauditedandsubjecttochange.Therearerisksinherentinmanagedfuturesprograms,includingrisksdueto thelackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofl everage.Pleasesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsin anycomparisonbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementf ees,transactioncostsorotherexpensesassociatedwithamanagedportfolio.2U.S.stocks:S&P500TotalReturnInde x(dividendsreinvested).3U.S.bonds:BarclaysCapitalU.S.AggregateBondIndex.4Annualizedvolatilityisstand arddeviationonayearlybasis.Standarddeviationisawidelyusedmeasurementofrisk,representingvolatilityder ivedbycalculatingthesquarerootofthevarianceofthereturnsofaninvestmentfromtheirarithmeticmean.5Sharpe ratioiscalculatedusingthe3monthUSDLIBORrisk-freerateovertheperiodanalyzed.Whereaninvestmenthasunderp erformedtherisk-freerate,theSharperatiowillbenegative.BecausetheSharperatioisanabsolutemeasureofrisk -adjustedreturn,negativeSharperatiosareshownasN/A,astheycanbemisleading.Financialstatisticsthatassum eanormaldistributionofreturnsfromaninvestmentstrategy,suchasvolatility,correlationandSharperatio,may underrepresenttheriskofsizeablerapidlossesfromsuchinvestmentstrategy.

Pt. II-11

AHL Diversified Program[1] performance

April 3, 1998 to May 31, 2009

Man Investments

Man-AHL 130, LLC

25.0 %
20.0 %
15.0 %
10.0 %
5.0 %
0.0 %
-5.0 %
-10.0 %
-15.0 %
-20.0 %
-25.0 %
-30.0 %
-35.0 %
Annualized return (%)
-0.6%
-32.6%
5.4%
10.9%
-1.9%
5.0%
12.5%
0.1%
5.8%
AHL Diversified Program1
U.S. stocks2
U.S. bonds3
1 year to May 31, 2009
5 years to May 31, 2009
Since inception to May 31, 2009

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3,1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [3]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index.

AHLDiversifiedProgram1performance April3,1998toMay31,2009 25.0%20.0%15.0% 10.0%12.5%10.9.% 5.0%5.8%5.4%5.0%0.1% 0.0% -0.6% -5.0%-1.9%-10.0%return(%)-15.0% -20.0% AnnualizedAHLDiversifiedProgram1-25.0%U.S.stocks2-30.0%U.S.bonds3 -32.6% -35.0% 1yearto5yearstoSinceinceptiontoMay31,2009May31,2009May31,2009 PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:MandatabaseandBloomberg.Thereturnsfor2009areest imated,unauditedandsubjecttochange.Therearerisksinherentinmanagedfuturesprograms,includingrisksdueto thelackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofl everage.Pleasesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsin anycomparisonbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementf ees,transactioncostsorotherexpensesassociatedwithamanagedportfolio.2U.S.stocks:S&P500TotalReturnInde x(dividendsreinvested).3U.S.bonds:BarclaysCapitalU.S.AggregateBondIndex.

Pt. II-12

Diversification benefits for traditional portfolios

April 3, 1998 to May 31, 2009

Man Investments

Man-AHL 130, LLC

100% AHL Diversified Program[1]
Illustrative enhanced portfolio[3], 90% Illustrative traditional portfolio[2], 10% AHL Diversified Program[1]
100% Illustrative traditional portfolio[2]
Annualized return (%)
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
6.0%
8.0%
10.0%
12.0%
14.0%
16.0%
Annualized volatility (%)

Illustrative traditional portfolio

Total return	31.9%
Annualized return	2.5%
Annualized volatility[4]	10.0%

$100,000 invested at inception would have grown to $131,936

Illustrative enhanced portfolio

Total return	49.8%
Annualized return	3.7%
Annualized volatility[4]	8.6%

$100,000 invested at inception would have grown to $149,823

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3,1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Diversification does not assure a profit or protect against loss in a declining market. An Investment in Man-AHL 130 is speculative and involves substantial risks. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. [2]Illustrative traditional portfolio: 60% U.S. stocks S&P 500 Total Return Index (dividends reinvested); 30% U.S. bonds: Barclays Capital U.S. Aggregate Bond Index; 10% Cash: 3 Month USD LIBOR. [3]Illustrative enhanced portfolio: 90% Illustrative traditional portfolio; 10% AHL Diversified Program. The allocation to the illustrative traditional portfolio has been reduced in the proportion of the percentage allocation to the AHL Diversified Program. In order for a portfolio consisting of stocks, bonds, cash and the AHL Diversified Program to outperform a portfolio consisting of stock, bonds and cash only, the AHL Diversified Program must outperform stocks, bonds or cash over the period measured. There can be no assurance that will, infact, occur. THE FOREGOING DOES NOT REPRESENT ANY ACTUAL PORTFOLIO COMPOSITION BUT ONLY THE POSSIBLE RESULTS WHICH MIGHT HAVE OCCURRED HAD THE AHL DIVERSIFIED PROGRAM BEEN INCLUDED IN A TRADITIONAL PORTFOLIO DURING THE PERIOD SHOWN. 10% IS ONLY AN EXAMPLE. YOU MUST DETERMINE IF AN ALLOCATION TO THE AHL DIVERSIFIED PROGRAM IS SUITABLE FOR YOUR PORTFOLIO, AND IF SO, THE APPROPRIATE AMOUNT. Combining actively managed investments such as the AHL Diversified Program with passive investment indices such as the S&P 500 Total Return Index and the Barclays Capital U.S. Aggregate Bond Index has material inherent limitations. Each index is unmanaged and does not incur management fees, transactions costs or other expenses associated with a managed portfolio. [4]Annualized volatility is standard deviation on a yearly basis. Standard deviation is a widely used measurement of risk, representing volatility derived by calculating the square root of the variance of the returns of an investment from their arithmetic mean.

Diversificationbenefitsfortraditionalportfolios April3,1998toMay31,2009 Illustrativetraditionalportfolio14.0%Totalreturn31.9% 100%AHLDiversifiedProgram1 12.0%Annualizedreturn2.5%Annualized 10.0%10.0% volatility4 8.0%$100,000investedatinceptionwouldhavegrownto$131,936 (%)6.0%Illustrativeenhancedportfolio3,return90%Illustrativetraditionalportfolio2,10%AHLDiversifiedIl lustrativeenhancedportfolio4.0%Program1 AnnualizedTotalreturn49.8% 2.0%100%Illustrativetraditionalportfolio2 Annualizedreturn3.7%0.0%Annualizedvolatility48.6%6.0%8.0%10.0%12.0%14.0%16.0%$100,000investedatincep tionwould Annualizedvolatility(%) havegrownto$149,823 PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Diversificationdoesnotassureaprofitorprotectagainstlos sinadecliningmarket.AnInvestmentinMan-AHL130isspeculativeandinvolvessubstantialrisks.Source:Mandatab aseandBloomberg.Thereturnsfor2009areestimated,unauditedandsubjecttochange.Therearerisksinherentinman agedfuturesprograms,includingrisksduetothelackofasecondarytradingmarket,thelackofabilitytotransferin terestsinthefuturesprogramsandtheuseofleverage.Pleasesee“RiskFactors”beginningonpage10oftheDisclosur eDocument.2Illustrativetraditionalportfolio:60%U.S.stocksS&P500TotalReturnIndex(dividendsreinvested) ;30%U.S.bonds:BarclaysCapitalU.S.AggregateBondIndex;10%Cash:3MonthUSDLIBOR.3Illustrativeenhancedport folio:90%Illustrativetraditionalportfolio;10%AHLDiversifiedProgram.Theallocationtotheillustrativetra ditionalportfoliohasbeenreducedintheproportionofthepercentageallocationtotheAHLDiversifiedProgram.In orderforaportfolioconsistingofstocks,bonds,cashandtheAHLDiversifiedProgramtooutperformaportfoliocons istingofstock,bondsandcashonly,theAHLDiversifiedProgrammustoutperformstocks,bondsorcashovertheperiod measured.Therecanbenoassurancethatwill,infact,occur.THEFOREGOINGDOESNOTREPRESENTANYACTUALPORTFOLIOCO MPOSITIONBUTONLYTHEPOSSIBLERESULTSWHICHMIGHTHAVEOCCURREDHADTHEAHLDIVERSIFIEDPROGRAMBEENINCLUDEDINATR ADITIONALPORTFOLIODURINGTHEPERIODSHOWN.10%ISONLYANEXAMPLE.YOUMUSTDETERMINEIFANALLOCATIONTOTHEAHLDIVE RSIFIEDPROGRAMISSUITABLEFORYOURPORTFOLIO,ANDIFSO,THEAPPROPRIATEAMOUNT.Combiningactivelymanagedinvest mentssuchastheAHLDiversifiedProgramwithpassiveinvestmentindicessuchastheS&P500TotalReturnIndexandthe BarclaysCapitalU.S.AggregateBondIndexhasmaterialinherentlimitations.Eachindexisunmanagedanddoesnotin curmanagementfees,transactionscostsorotherexpensesassociatedwithamanagedportfolio.4Annualizedvolatil ityisstandarddeviationonayearlybasis.Standarddeviationisawidelyusedmeasurementofrisk,representingvol atilityderivedbycalculatingthesquarerootofthevarianceofthereturnsofaninvestmentfromtheirarithmeticme an.

Pt. II-13

AHL Diversified Program[1]

April 3, 1998 to May 31, 2009

Man Investments

Man-AHL 130, LLC

- Comparison: AHL Diversified Program[1] and U.S. bonds[3] relative to U.S. stocks[2]
- Average quarterly returns during U.S. stocks[2] up and down quarters

Annualized return (%)
8%
7%
6%
5%
4%
3%
2%
1%
0%
-1%
-2%
-3%
-4%
-5%
-6%
-7%
-8%
AHL Diversified Program1
U.S. stocks2
U.S. bonds3
0.8%
6.2%
0.8%
6.8%
-7.9%
2.2%
3.4%
0.1%
1.4%
Average return during U.S. stocks2 up quarters
Average return during U.S. stocks2 down quarters
Average return during all quarters

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3, 1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [3]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index.

AHLDiversifiedProgram1 April3,1998toMay31,2009 ·Comparison:AHLDiversifiedProgram1andU.S.bonds3relativetoU.S.stocks2 ·AveragequarterlyreturnsduringU.S.stocks2upanddownquarters 8% AHLDiversifiedProgram17%6.8%U.S.stocks2 6%6.2% U.S.bonds35%4% 3%3.4% 2%2.2% 1%1.4%0.8%0.8%0.1% 0%-1% return(%)-2% -3% Annualized -4%-5%-6%-7% -7.9% -8% AveragereturnduringAveragereturnduringAveragereturnU.S.stocks2upquartersU.S.stocks2downquartersdurin gallquarters PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:Mandatabase.Thereturnsfor2009areestimated,unaud itedandsubjecttochange.Therearerisksinherentinmanagedfuturesprograms,includingrisksduetothelackofase condarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofleverage.Plea sesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsinanycompariso nbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementfees,transact ioncostsorotherexpensesassociatedwithamanagedportfolio.2U.S.stocks:S&P500TotalReturnIndex(dividendsr einvested).3U.S.bonds:BarclaysCapitalU.S.AggregateBondIndex.

Pt. II-14

AHL Diversified Program[1]

April 3, 1998 to May 31, 2009

Man Investments

Man-AHL 130, LLC

- Comparison: AHL Diversified Program[1] and U.S. stocks[2] relative to U.S. bonds[3]
- Average quarterly returns during U.S. bonds[3] up and down quarters

Annualized return (%)
5%
4%
3%
2%
1%
0%
-1%
-2%
-3%
-4%
4.7%
-0.8%
2.2%
0.1%
2.6%
-0.7%
3.4%
0.1%
1.4%
AHL Diversified Program[1]
U.S. stocks[2]
U.S. bonds[3]
Average return during U.S. bonds[3] up quarters
Average return during U.S. bonds[3] down quarters
Average return during all quarters

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3,1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [3]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index.

AHLDiversifiedProgram April3,1998toMay31,2009 ·Comparison:AHLDiversifiedProgram [1]andU.S.stocks2relativetoU.S.bonds3 ·AveragequarterlyreturnsduringU.S.bonds3upanddownquarters 5% 4.7% 4% 3%3.4%2.6% 2%2.2% 1%1.4%0.1%0.1% 0% -0.8%-0.7% return(%)-1% AHLDiversifiedProgram1 Annualized -2%U.S.stocks2U.S.bonds3-3% -4% AveragereturnduringAveragereturnduringAveragereturnU.S.bonds3upquartersU.S.bonds3downquartersduringa llquarters PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:MandatabaseandBloomberg.Thereturnsfor2009areest imated,unauditedandsubjecttochange.Therearerisksinherentinmanagedfuturesprograms,includingrisksdueto thelackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofl everage.Pleasesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsin anycomparisonbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementf ees,transactioncostsorotherexpensesassociatedwithamanagedportfolio.2U.S.stocks:S&P500TotalReturnInde x(dividendsreinvested).3U.S.bonds:BarclaysCapitalU.S.AggregateBondIndex.

Pt. II-15

AHL Diversified Program[1]

March 31,1999 to May 31, 2009

Man Investments

Man-AHL 130, LLC

12 month rolling returns analysis

AHL Diversified Program[1]
U.S. stocks[2]
Rolling returns (%)
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009

	AHL Diversified Program[1]	U.S. stocks[2]
Total rolling return periods	123	123
Positive rolling return periods	104	76
Negative rolling return periods	19	47
% of postive rolling return periods	84.6%	61.8%
% of negative rolling return periods	15.4%	38.2%
Average return of all rolling return periods	13.0%	2.1%
Highest return of all rolling return periods	50.3%	39.8%
Low est return of all rolling return periods	-7.7%	-43.3%
Median of all rolling return periods	12.7%	8.4%
Average return during positive rolling return periods	15.9%	14.6%
Average return during negative rolling return periods	-3.0%	-18.2%

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3,1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested).

AHLDiversifiedProgram1 March31,1999toMay31,2009 12monthrollingreturnsanalysisAHL DiversifiedU.S.Program1stocks2 60% Totalrollingreturnperiods123123 50%AHLDiversifiedProgram1 U.S.stocks2Positiverollingreturnperiods10476 40% Negativerollingreturnperiods1947 30% %ofpostiverollingreturnperiods84.6%61.8% 20% %ofnegativerollingreturn 10%15.4%38.2%periods 0%Averagereturnofallrollingreturn 13.0%2.1%periods -10% Highestreturnofallrollingreturn -20%50.3%39.8%periods-30%Lowestreturnofallrollingreturn-7.7%-43.3%periods -40% Medianofallrollingreturnperiods12.7%8.4% Rollingreturns(%)-50% Averagereturnduringpositive 15.9%14.6% 2000200120022003200420052006200720082009rollingreturnperiods Averagereturnduringnegative -3.0%-18.2%rollingreturnperiods INTHEMAN-GLENWOODFUNDS. PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:Mandatabase.Thereturnsfor2009areestimated,unaud itedandsubjecttochange.Therearerisksinherentinmanagedfuturesprograms,includingrisksduetothelackofase condarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofleverage.Plea sesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsinanycompariso nbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementfees,transact ioncostsorotherexpensesassociatedwithamanagedportfolio.2U.S.stocks:S&P500TotalReturnIndex(dividendsr einvested).

Pt. II-16

AHL Diversified Program[1]

March 31, 2000 to May 31, 2009

Man Investments

Man-AHL 130, LLC

3 year rolling cumulative returns analysis

AHL Diversified Program[1]
U.S. stocks[2]
Rolling returns (%)
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
2002
2003
2004
2005
2006
2007
2008
2009

	AHL Diversified Program[1]	U.S. stocks[2]
Total rolling return periods	99	99
Positive rolling return periods	99	60
Negative rolling return periods	0	39
% of postive rolling return periods	100.0%	60.6%
% of negative rolling return periods	0.0%	39.4%
Average return of all rolling return periods	43.7%	7.9%
Highest return of all rolling return periods	82.9%	61.1%
Lowest return of all rolling return periods	10.9%	-40.9%
Median of all rolling return periods	42.4%	10.0%
Average return during positive rolling return periods	43.7%	27.5%
Average return during negative rolling return periods	N/A	-22.3%

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3,1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested).

AHLDiversifiedProgram March31,2000toMay31,2009 AHL 3yearrollingcumulativereturnsanalysisDiversifiedU.S. Program1stocks2 90%Totalrollingreturnperiods9999 80%AHLDiversifiedProgram1 U.S.stocks2Positiverollingreturnperiods9960 70% 60%Negativerollingreturnperiods039 50% %ofpostiverollingreturnperiods100.0%60.6% 40% %ofnegativerollingreturn 30%0.0%39.4%periods20%Averagereturnofallrollingreturn43.7%7.9%10%periods 0%Highestreturnofallrollingreturn 82.9%61.1%-10%periodsLowestreturnofallrollingreturn-20%10.9%-40.9%periods -30% Medianofallrollingreturnperiods42.4%10.0% Rollingreturns(%)-40% -50%Averagereturnduringpositive 43.7%27.5% 20022003200420052006200720082009rollingreturnperiods Averagereturnduringnegative N/A-22.3%rollingreturnperiods PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:Mandatabase.Thereturnsfor2009areestimated,unaud itedandsubjecttochange.Therearerisksinherentinmanagedfuturesprograms,includingrisksduetothelackofase condarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofleverage.Plea sesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsinanycompariso nbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementfees,transact ioncostsorotherexpensesassociatedwithamanagedportfolio.2U.S.stocks:S&P500TotalReturnIndex(dividendsr einvested).

Pt. II-17

AHL Diversified Program[1]

March 31, 2003 to May 31, 2009

Man Investments

Man-AHL 130, LLC

5 year rolling cumulative returns analysis

140%
120%
100%
80%
60%
40%
20%
0%
-20%
-40%
Rolling returns (%)
AHL Diversified Program1
U.S. stocks2
2004
2005
2006
2007
2008
2009

	AHL Diversified Program[1]	U.S. stocks[2]
Total rolling return periods	75	75
Positive rolling return periods	75	39
Negative rolling return periods	0	36
% of postive rolling return periods	100.0%	52.0%
% of negative rolling return periods	0.0%	48.0%
Average return of all rolling return periods	80.2%	16.4%
Highest return of all rolling return periods	125.6%	105.1%
Lowest return of all rolling return periods	44.0%	-29.1%
Median of all rolling return periods	77.8%	1.9%
Average return during positive rolling return periods	80.2%	40.6%
Average return during negative rolling return periods	N/A	-9.9%

[1]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from April 3,1998 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. The returns for 2009 are estimated, unaudited and subject to change. THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY THE AHL DIVERSIFIED PROGRAM WHICH IS ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE PERFORMANCE SHOWN IS NOT THE ACTUAL PERFORMANCE OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE MAN-GLENWOOD FUNDS.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transaction costs or other expenses associated with a managed portfolio. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested).

AHLDiversifiedProgram1 March31,2003toMay31,2009 5yearrollingcumulativereturnsanalysisAHL DiversifiedU.S.140%Program1stocks2 AHLDiversifiedProgram1 Totalrollingreturnperiods7575 120%U.S.stocks2 Positiverollingreturnperiods7539 100% Negativerollingreturnperiods036 80% %ofpostiverollingreturnperiods100.0%52.0%60%%ofnegativerollingreturn0.0%48.0%periods40%Averagereturn ofallrollingreturn80.2%16.4%periods20%Highestreturnofallrollingreturn125.6%105.1%periods 0%Lowestreturnofallrollingreturn 44.0%-29.1%periods -20% Rollingreturns(%)Medianofallrollingreturnperiods77.8%1.9%-40%Averagereturnduringpositive80.2%40.6% 200420052006200720082009rollingreturnperiods Averagereturnduringnegative N/A-9.9%rollingreturnperiods PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:Mandatabase.Thereturnsfor2009areestimated,unaud itedandsubjecttochange.Therearerisksinherentinmanagedfuturesprograms,includingrisksduetothelackofase condarytradingmarket,thelackofabilitytotransferinterestsinthefuturesprogramsandtheuseofleverage.Plea sesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsinanycompariso nbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementfees,transact ioncostsorotherexpensesassociatedwithamanagedportfolio.2U.S.stocks:S&P500TotalReturnIndex(dividendsr einvested).

Pt. II-18

Man-Glenwood Portfolio's style allocations

As of May 31, 2009[1]

Man Investments

Man-AHL 130, LLC

Cash & Equivalents 6.7%
Relative Value 7.2%
Variable Equity 9.2%
Distressed & Credit 14.0%
Event Driven 18.0%
Equity Hedge 19.6%
Commodity & Macro 25.3%

THE INFORMATION SET FORTH ABOVE ONLY REPRESENTS THE STYLE ALLOCATIONS OF THE MAN-GLENWOOD FUNDS WHICH ARE ONLY ONE PORTION OF THE MAN-AHL 130 PORTFOLIO AND THEREFORE THE ALLOCATIONS SHOWN ARE NOT THE ACTUAL ALLOCATIONS OF MAN-AHL 130. MAN-AHL 130 WILL ALSO INVEST IN THE AHL DIVERSIFIED PROGRAM.

Source: Man database. There are risks inherent in funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the funds and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. [1]The range of strategies and the allocation to each reflected above are accurate as of May 31, 2009, however the strategies and allocations presented are regularly refined by the Man-Glenwood Manager based on continuing research and may be changed or deleted at any time at the discretion of the Man-Glenwood Manager. See pages Pt. II-4 to Pt. II-7 in the Disclosure Document for a summary description of strategy types. **THE MANAGING MEMBER IS UNDER NO OBLIGATION TO MAINTAIN MAN-AHL 130'S INVESTMENT IN THE MAN-GLENWOOD FUNDS AND MAY REDUCE OR ELIMINATE IT.**

Man-GlenwoodPortfolio’sstyleallocations AsofMay31,20091 Cash&EquivalentsRelative6.7%Value THEINFORMATIONSETFORTHABOVEONLYREPRESENTSTHESTYLEALLOCATIONSOFTHEMAN-GLENWOODFUNDSWHICHAREONLYONEPOR TIONOFTHEMAN-AHL130PORTFOLIOANDTHEREFORETHEALLOCATIONSSHOWNARENOTTHEACTUALALLOCATIONSOFMAN-AHL130.MA N-AHL130WILLALSOINVESTINTHEAHLDIVERSIFIEDPROGRAM. Source:Mandatabase.Therearerisksinherentinfundsofhedgefunds,includingrisksduetothelackofasecondarytr adingmarket,thelackofabilitytotransferinterestsinthefundsandtheuseofleverage.Pleasesee“RiskFactors”b eginningonpage10oftheDisclosureDocument.1Therangeofstrategiesandtheallocationtoeachreflectedaboveare accurateasofMay31,2009,howeverthestrategiesandallocationspresentedareregularlyrefinedbytheMan-Glenwo odManagerbasedoncontinuingresearchandmaybechangedordeletedatanytimeatthediscretionoftheMan-GlenwoodM anager.SeepagesPt.II-4toPt.II-7intheDisclosureDocumentforasummarydescriptionofstrategytypes.THEMANAG INGMEMBERISUNDERNOOBLIGATIONTOMAINTAINMAN-AHL130’SINVESTMENTINTHEMAN-GLENWOODFUNDSANDMAYREDUCEORELIM INATEIT.

Pt. II-19

Man-Glenwood Lexington, LLC[1]

A registered fund of hedge funds

Man Investments

Man-AHL 130, LLC

The chart below represents the pre-tax growth of a theoretical $1,000 investment in each of Man-Glenwood Lexington, LLC[1], U.S. stocks[2] and U.S. bonds[3]

$5000
$4000
$3000
$2000
$1000
Index value $ (log scale)
Man-Glenwood Lexington, LLC[1]
U.S. stocks[2]
U.S. bonds[3]
93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09

	Man-Glenwood Lexington, LLC[1]	U.S. stocks[2]	U.S. bonds[3]
Total return	226.8%	189.8%	173.2%
Annualized return	7.5%	6.7%	6.3%
Annualized volatility[4]	5.4%	15.2%	3.8%
Sharpe ratio[5]	0.60	0.23	0.53
Largest peak-to-valley loss (worst drawdown)	-18.1%	-50.9%	-5.2%
Worst peak-to-trough period	Oct 07 to Present	Oct 07 to Present	Jan 94 to Jun 94
Months to recovery	N/A	N/A	8

THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY MAN-GLENWOOD LEXINGTON, LLC WHICH IS ONLY ONE PORTION OF MAN-AHL 130'S PORTFOLIO. MAN-AHL 130 WILL ALSO INVEST IN MAN-GLENWOOD LEXINGTON TEI, LLC AND THE AHL DIVERSIFIED PROGRAM. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. MANAGING MEMBER IS UNDER NO OBLIGATION TO MAINTAIN MAN-AHL 130'S INVESTMENT IN THE MAN-GLENWOOD FUNDS AND MAY REDUCE OR ELIMLIATE IT. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the funds and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transactions costs or other expenses associated with a managed portfolio. [1]Man-Glenwood Lexington, LLC: these graphs present the past performance (adjusted to reflect the fees and expenses applicable to an investment in the Man-Glenwood Funds) of (i) the predecessor fund described on page Pt. 11- 7 from January 1, 1993 to December 31, 2002; (ii) the Portfolio Company from January 1, 2003 to March 31, 2003 (performance presented from April 1998 – December 2002 represents performance before the Portfolio Company's registration statement was effective under the Investment Company Act of 1940, as amended); and (iii) Man-Glenwood Lexington, LLC thereafter. Man-Glenwood Lexington, LLC has experienced a total of 18 drawdowns since inception. The fees, leverage and exact mix of managers have varied over time. The performance does not reflect a deduction of any sales load. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [3]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index. [4]Annualized volatility is standard deviation on a yearly basis. Standard deviation is a widely used measurement of risk, representing volatility derived by calculating the square root of the variance of the returns of an investment from their arithmetic mean. [5]Sharpe ratio is calculated using the 3 month USD LIBOR risk-free rate over the period analyzed. Where an investment has underperformed the risk-free rate, the Sharpe ratio will be negative. Because the Sharpe ratio is an absolute measure of risk-adjusted return, negative Sharpe ratios are shown as N/A, as they can be misleading. Financial statistics that assume a normal distribution of returns from an investment strategy, such as volatility, correlation and Sharpe ratio, may underrepresent the risk of sizeable rapid losses from such investment strategy.

Man-GlenwoodLexington,LLC1 Aregisteredfundofhedgefunds Thechartbelowrepresentsthepre-taxgrowthofatheoretical$1,000investmentineachofMan-GlenwoodLexington,L LC1,U.S.stocks2andU.S.bonds3 Man-GlenwoodU.S.U.S.Lexington,LLC1stocks2bonds3$5000 Man-GlenwoodLexington,LLC1 U.S.stocks2Totalreturn226.8%189.8%173.2%$4000 U.S.bonds3 Annualizedreturn7.5%6.7%6.3%$3000 Annualizedvolatility45.4%15.2%3.8% $2000Sharperatio50.600.230.53(logscale)Largestpeak-to-valley-50.9%-5.2%$loss(worstdrawdown)-18.1% Worstpeak-to-Oct07toOct07toJan94toIndexvaluetroughperiodPresentPresentJun94$1000 MonthstorecoveryN/AN/A8 9394959697989900010203040506070809 THEGRAPHREPRESENTSTHEPERFORMANCEOFONLYMAN-GLENWOODLEXINGTON,LLCWHICHISONLYONEPORTIONOFMAN-AHL130’SPO RTFOLIO.MAN-AHL130WILLALSOINVESTINMAN-GLENWOODLEXINGTONTEI,LLCANDTHEAHLDIVERSIFIEDPROGRAM.PASTPERFOR MANCEISNOTINDICATIVEOFFUTURERESULTS.MANAGINGMEMBERISUNDERNOOBLIGATIONTOMAINTAINMAN-AHL13O’SINVESTMEN TINTHEMAN-GLENWOODFUNDSANDMAYREDUCEORELIMLIATEIT.Source:MandatabaseandBloomberg.Thereturnsfor2009are estimated,unauditedandsubjecttochange.Therearerisksinherentinfundsofhedgefunds,includingrisksduetoth elackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefundsandtheuseofleverage.Plea sesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsinanycompariso nbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementfees,transact ionscostsorotherexpensesassociatedwithamanagedportfolio.1Man-GlenwoodLexington,LLC:thesegraphspresen tthepastperformance(adjustedtoreflectthefeesandexpensesapplicabletoaninvestmentintheMan-GlenwoodFund s)of(i)thepredecessorfunddescribedonpagePt.11-7fromJanuary1,1993toDecember31,2002;(ii)thePortfolioCo mpanyfromJanuary1,2003toMarch31,2003(performancepresentedfromApril1998–December2002representsperform ancebeforethePortfolioCompany’sregistrationstatementwaseffectiveundertheInvestmentCompanyActof1940,a samended);and(iii)Man-GlenwoodLexington,LLCthereafter.Man-GlenwoodLexington,LLChasexperiencedatotalo f18drawdownssinceinception.Thefees,leverageandexactmixofmanagershavevariedovertime.Theperformancedoe snotreflectadeductionofanysalesload.2U.S.stocks:S&P500TotalReturnIndex(dividendsreinvested).3U.S.bon ds:BarclaysCapitalU.S.AggregateBondIndex.4Annualizedvolatilityisstandarddeviationonayearlybasis.Stan darddeviationisawidelyusedmeasurementofrisk,representingvolatilityderivedbycalculatingthesquarerooto fthevarianceofthereturnsofaninvestmentfromtheirarithmeticmean.5Sharperatioiscalculatedusingthe3month USDLIBORrisk-freerateovertheperiodanalyzed.Whereaninvestmenthasunderperformedtherisk-freerate,theSha rperatiowillbenegative.BecausetheSharperatioisanabsolutemeasureofrisk-adjustedreturn,negativeSharper atiosareshownasN/A,astheycanbemisleading.Financialstatisticsthatassumeanormaldistributionofreturnsfr omaninvestmentstrategy,suchasvolatility,correlationandSharperatio,mayunderrepresenttheriskofsizeable rapidlossesfromsuchinvestmentstrategy.

Pt. II-20

Man-Glenwood Lexington, LLC[1]

A registered fund of hedge funds

Man-AHL 130, LLC

January 1, 1993 to May 31, 2009

10%
5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-35%
-40%
-13.7%
-32.6%
5.4%
0.4%
-1.9%
5.0%
7.5%
6.7%
6.3%
Man-Glenwood Lexington, LLC1
U.S. stocks2
U.S. bonds3
1 year to May 31, 2009
5 year to May 31, 2009
Since inception to May 31, 2009

THE GRAPH REPRESENTS THE PERFORMANCE OF ONLY MAN-GLENWOOD LEXINGTON, LLC WHICH IS ONLY ONE PORTION OF MAN-AHL 130'S PORTFOLIO. MAN-AHL 130 WILL ALSO INVEST IN MAN-GLENWOOD LEXINGTON TEI, LLC AND THE AHL DIVERSIFIED PROGRAM. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. MANAGING MEMBER IS UNDER NO OBLIGATION TO MAINTAIN MAN-AHL 13O'S INVESTMENT IN THE MAN-GLENWOOD FUNDS AND MAY REDUCE OR ELIMLIATE IT. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the funds and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transactions costs or other expenses associated with a managed portfolio. [1]Man-Glenwood Lexington, LLC: these graphs present the past performance (adjusted to reflect the fees and expenses applicable to an investment in the Man-Glenwood Funds) of (i) the predecessor fund described on page Pt. 11- 7 from January 1, 1993 to December 31,2002; (ii) the Portfolio Company from January 1, 2003 to March 31, 2003 (performance presented from April 1998 – December 2002 represents performance before the Portfolio Company's registration statement was effective under the Investment Company Act of 1940, as amended); and (iii) Man-Glenwood Lexington, LLC thereafter. Man-Glenwood Lexington, LLC has experienced a total of 18 drawdowns since inception. The fees, leverage and exact mix of managers have varied over time. The performance does not reflect a deduction of any sales load. [2]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [3]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index.

Man-GlenwoodLexington,LLC1 Aregisteredfundofhedgefunds January1,1993toMay31,2009 10% 5%7.5%6.7% 6.3%5.4%5.0%0.4% 0% -1.9% -5% -10% -13.7% -15% -20% -25% -30%Man-GlenwoodLexington,LLC1 -32.6% U.S.stocks21.1%-35%U.S.bonds3-40%1yearto5yeartoSinceinceptiontoMay31,2009May31,2009May31,2009 THEGRAPHREPRESENTSTHEPERFORMANCEOFONLYMAN-GLENWOODLEXINGTON,LLCWHICHISONLYONEPORTIONOFMAN-AHL130’SPO RTFOLIO.MAN-AHL130WILLALSOINVESTINMAN-GLENWOODLEXINGTONTEI,LLCANDTHEAHLDIVERSIFIEDPROGRAM.PASTPERFOR MANCEISNOTINDICATIVEOFFUTURERESULTS.MANAGINGMEMBERISUNDERNOOBLIGATIONTOMAINTAINMAN-AHL13O’SINVESTMEN TINTHEMAN-GLENWOODFUNDSANDMAYREDUCEORELIMLIATEIT.Source:MandatabaseandBloomberg.Thereturnsfor2009are estimated,unauditedandsubjecttochange.Therearerisksinherentinfundsofhedgefunds,includingrisksduetoth elackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefundsandtheuseofleverage.Plea sesee“RiskFactors”beginningonpage10oftheDisclosureDocument.Thereareinherentlimitationsinanycompariso nbetweenamanagedportfolioandapassiveindex.Eachindexisunmanagedanddoesnotincurmanagementfees,transact ionscostsorotherexpensesassociatedwithamanagedportfolio.1Man-GlenwoodLexington,LLC:thesegraphspresen tthepastperformance(adjustedtoreflectthefeesandexpensesapplicabletoaninvestmentintheMan-GlenwoodFund s)of(i)thepredecessorfunddescribedonpagePt.11-7fromJanuary1,1993toDecember31,2002;(ii)thePortfolioCo mpanyfromJanuary1,2003toMarch31,2003(performancepresentedfromApril1998–December2002representsperform ancebeforethePortfolioCompany’sregistrationstatementwaseffectiveundertheInvestmentCompanyActof1940,a samended);and(iii)Man-GlenwoodLexington,LLCthereafter.Man-GlenwoodLexington,LLChasexperiencedatotalo f18drawdownssinceinception.Thefees,leverageandexactmixofmanagershavevariedovertime.Theperformancedoe snotreflectadeductionofanysalesload.2U.S.stocks:S&P500TotalReturnIndex(dividendsreinvested).3U.S.bon ds:BarclaysCapitalU.S.AggregateBondIndex.

Pt. II-21

Correlation vs. traditional assets

Correlation of monthly returns: July 2, 2007 to May 31, 2009

Man Investments

Man-AHL 130, LLC

	Man-AHL 130[1]	AHL Diversified Program[2]	Man-Glenwood Lexington, LLC[3]	U.S. stocks[4]	U.S. bonds[5]
U.S. bonds[5]	-0.05	-0.12	0.25	0.37	1.00
U.S. stocks[4]	-0.35	-0.39	0.42	1.00	
Man-Glenwood Lexington, LLC[3]	0.25	0.14	1.00		
AHL Diversified Program[2]	0.99	1.00			
Man-AHL 130[1]	1.00				

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. Source: Man database and Bloomberg. The returns for 2009 are estimated, unaudited and subject to change. There are risks inherent in managed futures programs and funds of hedge funds, including risks due to the lack of a secondary trading market, the lack of ability to transfer interests in the futures programs and in the funds and the use of leverage. Please see "Risk Factors" beginning on page 10 of the Disclosure Document. There are inherent limitations in any comparison between a managed portfolio and a passive index. Each index is unmanaged and does not incur management fees, transactions costs or other expenses associated with a managed portfolio. In a correlation matrix the values can vary between minus 1.00 (perfect negative correlation), through 0 (no correlation), to plus 1.00 (perfect positive correlation). Statistically, investments with a correlation of 1.00 make or lose money at the same time. Investments with a correlation of -1.00 always move in opposite directions. The returns of the AHL Diversified Program and of Man-Glenwood Lexington, LLC have very low correlation with other asset classes as well as with each other. [1]Actual results of Man-AHL 130 Class A Series 1 Units since inception, net of all fees and expenses associated with Class A Series 1 Units. [2]The performance information set forth above represents the unaudited composite results of all accounts available to U.S. investors traded pursuant to the AHL Diversified Program from July 2, 2007 through May 31, 2009. The returns are net of all fees and expenses applicable to the accounts included in this composite. Creating a composite of the performance of accounts, even those traded pursuant to the same trading program, has certain inherent and material limitations. For example, the performance of particular accounts may be significantly impacted by the timing of when they begin trading as well as the timing of cash flows. These factors are mitigated by a composite presentation of a number of accounts. [3]Man-Glenwood Lexington, LLC: Actual results of Man-Glenwood Lexington, LLC, net of all fees and expenses. The fees, leverage and exact mix of managers have varied over time. [4]U.S. stocks: S&P 500 Total Return Index (dividends reinvested). [5]U.S. bonds: Barclays Capital U.S. Aggregate Bond Index.

Correlationvs.traditionalassets Correlationofmonthlyreturns:July2,2007toMay31,2009 AHLMan-Glenwood Man-AHLU.S.stocks4U.S.bonds5DiversifiedLexington,LLC31301Program2 U.S.bonds5-0.05-0.120.250.371.00 U.S.stocks4 -0.35-0.390.421.00 Man-Glenwood 0.250.141.00Lexington,LLC3AHLDiversified0.991.00Program2 Man-AHL13011.00 PASTPERFORMANCEISNOTINDICATIVEOFFUTURERESULTS.Source:MandatabaseandBloomberg.Thereturnsfor2009areest imated,unauditedandsubjecttochange.Therearerisksinherentinmanagedfuturesprogramsandfundsofhedgefunds ,includingrisksduetothelackofasecondarytradingmarket,thelackofabilitytotransferinterestsinthefutures programsandinthefundsandtheuseofleverage.Pleasesee“RiskFactors”beginningonpage10oftheDisclosureDocum ent.Thereareinherentlimitationsinanycomparisonbetweenamanagedportfolioandapassiveindex.Eachindexisun managedanddoesnotincurmanagementfees,transactionscostsorotherexpensesassociatedwithamanagedportfolio .Inacorrelationmatrixthevaluescanvarybetweenminus1.00(perfectnegativecorrelation),through0(nocorrela tion),toplus1.00(perfectpositivecorrelation).Statistically,investmentswithacorrelationof1.00makeorlo semoneyatthesametime.Investmentswithacorrelationof-1.00alwaysmoveinoppositedirections.Thereturnsofth eAHLDiversifiedProgramandofMan-GlenwoodLexington,LLChaveverylowcorrelationwithotherassetclassesaswel laswitheachother.1ActualresultsofMan-AHL130ClassASeries1Unitssinceinception,netofallfeesandexpensesa ssociatedwithClassASeries1Units.2Theperformanceinformationsetforthaboverepresentstheunauditedcomposi teresultsofallaccountsavailabletoU.S.investorstradedpursuanttotheAHLDiversifiedProgramfromJuly2,2007 throughMay31,2009.Thereturnsarenetofallfeesandexpensesapplicabletotheaccountsincludedinthiscomposite .Creatingacompositeoftheperformanceofaccounts,eventhosetradedpursuanttothesametradingprogram,hascert aininherentandmateriallimitations.Forexample,theperformanceofparticularaccountsmaybesignificantlyimp actedbythetimingofwhentheybegintradingaswellasthetimingofcashflows.Thesefactorsaremitigatedbyacompos itepresentationofanumberofaccounts.3Man-GlenwoodLexington,LLC:ActualresultsofMan-GlenwoodLexington,L LC,netofallfeesandexpenses.Thefees,leverageandexactmixofmanagershavevariedovertime.4U.S.stocks:S&P50 0TotalReturnIndex(dividendsreinvested).5U.S.bonds:BarclaysCapitalU.S.AggregateBondIndex.

Pt. II-22

EXHIBIT A
MAN-AHL 130, LLC
(a Delaware Limited Liability Company)
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
Dated as of
November 1, 2007
MAN INVESTMENTS (USA) CORP.
MANAGING MEMBER

MAN-AHL 130, LLC
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

A-i

MAN-AHL 130, LLC
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Man-AHL 130, LLC (“Man-AHL 130”), dated as of November 1, 2007, by and among Man Investments (USA) Corp., as the Managing Member, and those Persons admitted and hereafter admitted as Members.
WITNESSETH:
     WHEREAS, Man-AHL 130 has been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation dated and filed with the Secretary of State of Delaware on April 14, 2005;
     WHEREAS, Man-AHL 130 shall operate subject to the regulations relating to “commodity pools” as promulgated by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”);
     WHEREAS, Man-AHL 130 shall trade the AHL Diversified Program (as herein defined), a highly-leveraged speculative managed futures program; and
     WHEREAS, Man-AHL 130 shall invest a limited portion of its capital in the Man-Glenwood Funds (as herein defined), while holding the bulk of its capital in cash and cash equivalents as described herein.
     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:
ARTICLE I
DEFINITIONS
     For purposes of this Agreement:
     “Administrator” — With respect to Man-AHL 130, means SEI Global Services Inc. or such other entity as the Managing Member may select from time to time to provide administrative services to Man-AHL 130 and to the Managing Member in its capacity as such.
     “Affiliate” — With respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, and the term ‘Affiliated’ shall have a correlative meaning. The term ‘control’ means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” — This Limited Liability Company Agreement, as amended from time to time.
     “AHL” — Man-AHL (USA) Limited, an Affiliate of the Managing Member.
     “AHL Diversified Program” — A diversified leveraged managed futures program implemented by AHL applying systematic trading strategies across a diversified range of markets.
     “Capital Account” — With respect to each Unit, the Capital Account established and maintained on behalf of such Unit pursuant to Section 5.1. For tax purposes, each Member shall be deemed to have a single Capital Account, but the financial allocations of Man-AHL 130 shall be accounted for on a per-Unit basis.

     “Certificate” — The Certificate of Formation of Man-AHL 130 and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.
     “Class” — Any Class of Units established by the Managing Member, having such relative rights, preferences and obligations as are designated by the Managing Member. Class A and Class B Units initially authorized invest in the same AHL Diversified Program and cash and cash equivalents; however, Class B Units invest a limited portion of their capital in Class A units of Man-Glenwood Lexington TEI, LLC while Class A Units invest in Man-Glenwood Lexington, LLC.
     “Client Servicing Fee”— See Section 5.3(c).
     “Closing Date” — Each date on or as of which Units are issued.
     “Code” — The Internal Revenue Code of 1986, as amended from time to time, or any successor law.
     “Commodity Exchange Act” — The Commodity Exchange Act, as amended from time to time, or any successor law.
     “Delaware Act” — The Delaware Limited Liability Company Act, as amended from time to time, or any successor law.
     “ERISA” — The Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.
     “Fiscal Period” — The period commencing on each Closing Date and ending at the close of business on the first to occur of (i) the last day of each calendar month, (ii) any day as of which any amount is credited to or debited from the Capital Account of any Member other than an amount to be credited to or debited from the Capital Accounts of all Members in accordance with their respective ownership of Units, or (iii) any other time established by the Managing Member from time to time.
     “Fiscal Year” — The period commencing on the initial Closing Date and ending on the next succeeding March 31, and thereafter each period commencing on April 1 of each year and ending on March 31 of the next succeeding year, unless and until the Managing Member shall elect another Fiscal Year for Man-AHL 130.
     “Futures” — Exchange-traded as well as over-the-counter investments providing for the future delivery of any form of commodity, currency, other instruments or the cash value thereof.
     “Investment Company Act” — The Investment Company Act of 1940, as amended.
     “Investor Application Form” — The Class appropriate agreement submitted by all Persons wishing to acquire Units. All Investor Application Forms are subject to acceptance by the Managing Member.
     “Majority in Interest” — Members whose Units, when aggregated, exceed 50% of the aggregate Unit NAV of all outstanding Units.
     “Man-AHL 130” — The limited liability company governed hereby, as such limited liability company may from time to time be constituted.
     “Man-Glenwood Funds” — In the case of Class A Units: Man-Glenwood Lexington, LLC, a Delaware limited liability company registered as an investment company under the Investment Company Act; and in the case of Class B Units, Class A units of Man-Glenwood Lexington TEI, LLC, also a Delaware limited liability company registered as an investment company under the Investment Company Act. Man-Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC each invest substantially all of their capital in Man-Glenwood Lexington Associates Portfolio, LLC, the only difference between Man-

Glenwood Lexington, LLC and Man-Glenwood Lexington TEI, LLC being that the latter employs a corporation as an “unrelated business taxable income” (“UBTI”) blocker and thus receives no UBTI for federal income tax purposes. As a result, Class B Units, which invest a limited portion of their capital in Class A units of Man-Glenwood Lexington TEI, LLC, shall not recognize UBTI on such investment.
     “Management Fee” — See Section 5.3(b).
     “Managing Member” — Man Investments (USA) Corp. or such additional or successor Managing Member(s), which shall be Man-AHL 130’s manager(s) for purposes of the Delaware Act, as shall be designated from time to time pursuant to the provisions of Article VI.
     “Member” — Any Person who shall have been admitted to Man-AHL 130 as a member (including any Managing Member in such Person’s capacity as a member of Man-AHL 130 but excluding any Managing Member in such Person’s capacity as a manager of Man-AHL 130 for purposes of the Delaware Act) until Man-AHL 130 redeems all the Units of such Person pursuant to Article IX or a substituted member or members are admitted with respect to any such Person’s Units pursuant to Article IX.
     “NASAA Guidelines” — The Guidelines for the Registration of Public Commodity Pool Programs issued by the North American Securities Administrators Association, Inc.
     “NASD” — The National Association of Securities Dealers, Inc.
     “Net Asset Value” — The total value of all assets of Man-AHL 130, less all accrued debts, liabilities and obligations of Man-AHL 130, calculated before giving effect to any redemptions of Units as of the date of determination. The Net Asset Value of Man-AHL 130 shall be computed as of the close of business on the last day of each Fiscal Period.
     “Net Profit” or “Net Loss” — The amount by which the Net Asset Value of a Series of Class A Units or a Series of Class B Units of Man-AHL 130 as of the close of business on the last day of a Fiscal Period exceeds (in the case of Net Profit) or is less than (in the case of Net Loss) such Net Asset Value of such Series of Class A Units or Class B Units as of the commencement of the same Fiscal Period. Net Profit or Net Loss should be determined separately for each Series of Class A Units and Class B Units.
     “Person” — Any individual, partnership, corporation, trust or other entity.
     “Prospectus” — The Prospectus of Man-AHL 130 included in the most recent effective Registration Statement of Man-AHL 130, or Post-Effective Amendment thereto, as supplemented from time to time.
     “Redemption Date” — The date (the last day of a calendar quarter) as of which Man-AHL 130 values the Units for purposes of determining the price at which such Units are to be redeemed by Man-AHL 130 pursuant to Article IX.
     “Selling Agent” — Man Investments Inc. or such additional or successor selling agents for the Units as may be designated from time to time.
     “Series” — Within each Class of Units, a separate series of Units subject to the terms and conditions for such Series as described in the Prospectus and set forth herein. Initially, Man-AHL 130 shall have four Series of Units: Class A Series 1, Class A Series 2, Class B Series 1 and Class B Series 2. The only difference between the Series 1 and Series 2 Units within each Class is that Series 2 Units are not charged a Client Servicing Fee and are available exclusively to (i) investors participating in selling agent asset-based or fixed-fee investment programs, or in investment advisors’ fee-based advisory programs, or (ii) direct institutional investors, including, but not limited to, certain tax-exempt employee benefit trusts, employee benefit plans, deferred compensation plans and individual retirement accounts who purchase Units through the Selling Agent.

     “Taxable Year” — The period commencing on the initial Closing Date and ending on the next succeeding December 31, and thereafter each period commencing on January 1 and ending on the immediately following December 31, unless and until the Managing Member shall elect another taxable year for Man-AHL 130.
     “Transfer” — The assignment, transfer, sale, encumbrance, pledge or other disposition of a Unit, including any right to receive any allocations and distributions attributable to such Unit.
     “Treasury Regulations” — The Treasury Regulations promulgated under the Code.
     “Unit NAV” — The Net Asset Value of the Units of each Series, divided by the number of Units of such Series outstanding at the date of determination. The initial Unit NAV of each Class shall be an arbitrarily determined $100.
     “Units” — The units of limited liability company interest, each representing an ownership interest in Man-AHL 130, including the rights and obligations of a Member under this Agreement and the Delaware Act.
ARTICLE II
ORGANIZATION; ADMISSION OF MEMBERS
Section 2.1 Continuation of Limited Liability Company
     Man-AHL 130 was formed, at the direction of the Managing Member, and hereby continues as a limited liability company. The Managing Member shall cause the execution and filing in accordance with the Delaware Act of any amendment to the Certificate and shall cause the execution and filing with applicable governmental authorities of any other instruments, documents and certificates that, in the opinion of the Managing Member’s legal counsel, may from time to time be required by or advisable under the laws of the United States of America, the State of Delaware or any other jurisdiction in which Man-AHL 130 shall determine to do business, or any political subdivision or agency thereof, or as such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of Man-AHL 130.
Section 2.2 Name
     The Company’s name shall be “Man-AHL 130, LLC” or such other name as the Managing Member may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) taking such other actions as may be required by law.
Section 2.3 Principal and Registered Office
     Man-AHL 130 shall have its principal office at 123 N. Wacker Drive, 28th Floor, Chicago, Illinois 60606, or at such other place as may be designated from time to time by the Managing Member.
     Man-AHL 130 shall have its registered office in Delaware at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Managing Member.
Section 2.4 Duration
     The term of Man-AHL 130 commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until Man-AHL 130 is dissolved pursuant to Article XIII.

Section 2.5 Business of Man-AHL 130
     The business of Man-AHL 130 is to seek medium- to long-term capital appreciation. Man-AHL 130 trades in Futures by committing to the AHL Diversified Program while holding its capital in cash and cash equivalents as well as investing a limited portion of such capital in the Man-Glenwood Funds. Man-AHL 130 may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Managing Member be necessary or advisable to carry out Man-AHL 130’s objectives and business.
     The Managing Member shall attempt to rebalance Man-AHL 130’s portfolio quarterly to maintain Man-AHL 130’s investment in the Man-Glenwood Funds at approximately 30% of Man-AHL 130’s capital. The Managing Member shall use commercially reasonable efforts to ensure that Man-AHL 130 does not invest more than 30% of its capital (as determined as of the beginning of each calendar quarter) in the Man-Glenwood Funds. The Managing Member may cause Man-AHL 130 to invest less than 30% of its capital in the Man-Glenwood Funds if it deems it necessary to do so in order to obtain margin-eligible assets for Man-AHL 130 or for regulatory or tax requirements.
     In furtherance of Man-AHL 130’s business, the Managing Member shall have the authority to take the following actions as the Managing Member in its sole and absolute discretion may elect:
     (a) To exercise all rights, powers and privileges of ownership or interest in all Futures and other assets included in Man-AHL 130 property;
     (b) To do everything necessary, appropriate or desirable for the accomplishment of any purpose or the attainment of any object or the furtherance of any power referred to in this Agreement, either alone or in association with others, and to do every other act or thing incidental to, arising out of or connected with Man-AHL 130’s businesses, purposes, objects or powers.
     (c) To open, maintain and close one or more accounts (including bank, brokerage, margin and clearing accounts).
Section 2.6 Members
     Man-AHL 130 shall initially offer two Series of Units in each Class. Each such Series shall initially be issued at a Unit NAV of $100, and thereafter at the then current Unit NAV; provided, however, that if Units of one Series are initially issued after Units of the other Series have been issued, Units of such Series shall initially be issued at the current Unit NAV of the other Series, and provided further that if Units of one Class are initially issued after Units of the other Class, Units of such Class shall initially be issued at the current Unit NAV of the other Class. Units shall be available for investment as of the beginning of each month; provided, that Man-AHL 130 shall in no event be required to issue Units of any Series at any given time. Each subscription for Units is subject to the receipt by Man-AHL 130 of cleared funds on or before the scheduled issuance date of such Units in the full amount of such subscription. Subject to the foregoing, a Person may be admitted to Man-AHL 130 as a Member subject to the condition that such Person shall execute and deliver an Investor Application Form pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement. The Managing Member may in its sole and absolute discretion reject any Investor Application Form, in whole or in part. The Managing Member may, in its sole and absolute discretion, suspend or terminate the offering of the Units at any time.
ARTICLE III
NET WORTH OF MANAGING MEMBER
     The Managing Member agrees that as long as it remains Managing Member of Man-AHL 130, it shall maintain its “Net Worth” (as determined in accordance with the NASAA Guidelines) at an amount not less than $1,000,000.

ARTICLE IV
CAPITAL CONTRIBUTIONS; UNITS
     The Members’ respective capital contributions to Man-AHL 130 shall be as shown on the books and records of Man-AHL 130.
     The Managing Member shall have at all times a Capital Account equal to at least 1% of the total Capital Accounts of Man-AHL 130 (including the Managing Member’s); provided, however, that the Managing Member’s capital contribution to Man-AHL 130 shall not be less than $25,000. The Managing Member may withdraw any interest it may have as a Managing Member in excess of such requirement at such time or times as the Managing Member may determine; provided, however, that no such withdrawal shall reduce the Managing Member’s Capital Account below $25,000.
     The Managing Member may, without the consent of any Members, admit new Members.
     Any Units acquired by the Managing Member or any of its Affiliates shall be non-voting, and shall not be considered outstanding for purposes of determining a Majority in Interest.
ARTICLE V
ALLOCATION OF PROFITS AND LOSSES
Section 5.1 Capital Accounts and Allocations
     A Capital Account shall be established for each Class A Series 1 Unit, Class A Series 2 Unit, Class B Series 1 Unit, Class B Series 2 Unit and for the Managing Member on a Unit-equivalent basis. The initial balance of each Unit’s Capital Account shall be the subscription price for such Unit. As of the close of business (as determined by the Managing Member) on the last day of each Fiscal Period, any Net Profit or Net Loss in respect of Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, or Class B Series 2 Units in Man-AHL 130’s Net Assets as compared to the last such determination of Net Assets shall be credited or charged to each such Class A Series 1 Unit, Class A Series 2 Unit, Class B Series 1 Unit, or Class B Series 2 Unit pro rata (on a Series by Series basis) in accordance with the Capital Account balances of such Units as of the beginning of such Fiscal Period.
     For purposes of this Article V, unless specified to the contrary, Units redeemed as of the end of any Fiscal Period shall be considered outstanding as of the end of such Fiscal Period.
Section 5.2 Allocation of Profit and Loss for Federal Income Tax Purposes
     As of the end of each Fiscal Year, Man-AHL 130’s income and expense and capital gain or loss shall be separately determined for Members holding Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, or Class B Series 2 Units and shall be allocated among the Members holding Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, or Class B Series 2 Units pursuant to the following provisions of this Section 5.2 for federal income tax purposes.
(a)	First, items of ordinary income and expense, determined separately for each Series of Units, shall be allocated pro rata (on a Series by Series basis) among Class A Series 1 Units, Class A Series 2 Units, Class B Series 1 Units, and Class B Series 2 Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

(b)	Second, capital gain or loss shall be allocated as follows:
(i)	There shall be established a tax account with respect to each outstanding Class A Unit and Class B Unit. The balance of each tax account shall be the amount paid to Man-AHL 130 for each Unit. As of the end of each Fiscal Year:
(1)	Each tax account shall be increased by the amount of income allocated to each Class A Unit and Class B Unit pursuant to Sections 5.2(a), 5.2(b)(ii) and 5.2(b)(iii).

(2)	Each tax account shall be decreased by the amount of expense or loss allocated to each Class A Unit and Class B Unit pursuant to Sections 5.2(a), 5.2(b)(iv) and 5.2(b)(v) and by the amount of any distributions paid out with respect to Class A Units and Class B Units other than upon redemption.

(3)	When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 5.2) shall be eliminated.
(ii)	Each Member who redeems a Class A Unit or Class B Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Gain (a “Redeemed Excess”), if any, up to the amount of the excess, if any, of the amount received in respect of the Unit so redeemed over the sum of the tax account (determined after making the allocation described in Section 5.2(a) but prior to making the allocations described in this Section 5.2(b)(ii) and 5.2(b)(iii)) attributable to such Unit. In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 5.2(b)(ii)is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Members in the ratio which each such Member’s Redeemed Excess bears to the aggregate Redeemed Excess of all such Members.

(iii)	Capital Gain remaining after the allocation described in Section 5.2(b)(ii) shall be allocated among all Members who hold Class A Units or Class B Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose Capital Accounts with respect to such Units are in excess (a “Continuing Excess”) of the tax accounts (determined after making the allocations described in Sections 5.2(a) and 5.2(b)(ii)) allocable to such Units, in the ratio that each such Member’s Continuing Excess bears to the aggregate Continuing Excess of all such Members. Capital Gain remaining after the allocation described in the preceding sentence shall be allocated among all Members described in said sentence in proportion to their holdings of such Units (taking into account the different Net Asset Values of the different Units).

(iv)	Each Member who redeems a Class A Unit or Class B Unit during a Fiscal Year (including Units redeemed as of the end of the last day of such Fiscal Year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess (a “Redeemed Excess”) of the tax account (determined after making the allocations described in Section 5.2(a), but prior to making the allocations described in this Section 5.2(b)(iv) or Section 5.2(b)(v)) allocable to such Unit over the amount received in respect of such Unit. In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 5.2(b)(iv) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Members in the ratio that each such Member’s Redeemed Deficit bears to the aggregate Redeemed Deficit of all such Members.

(v)	Capital Loss remaining after the allocation described in Section 5.2(b)(iv) shall be allocated among all Members who hold Units outstanding as of the end of the applicable Fiscal Year (other than Units redeemed as of the end of the last day of such Fiscal Year) whose tax accounts with respect to such Units are in excess (a “Continuing Deficit”) of their Capital Accounts (determined after making the allocations described in Section 5.2(a) with respect to such Units in the ratio that each such Member’s Continuing Deficit bears to the aggregate

Continuing Deficit of all such Members). Capital Loss remaining after the allocation described in the preceding sentence shall be allocated among all Members described in such sentence in proportion to their holdings of such Units (taking into account the different Net Asset Value of different Units).

(vi)	For purposes of this Section 5.2, “Capital Gain” or “Capital Loss” shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, by the Internal Revenue Code of 1986, as amended, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 thereof.

(vii)	The Managing Member may elect, with respect to any given Fiscal Year, to allocate Capital Gain and Capital Loss on a gross basis rather than netting such Capital Gains and Capital Losses.
(c)	The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Members generally in the ratio and to the extent that profit and loss are allocated to the Members so as to eliminate, to the extent possible, any disparity between each Member’s Capital Account and such Member’s tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a “Qualified Income Offset.”

(d)	The allocations of profit and loss to the Members shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Member, whose determination shall be binding.

(e)	The Managing Member may adjust the allocations set forth in this Section 5.2, in the Managing Member’s discretion, if the Managing Member believes that doing so shall achieve more equitable allocations or allocations more consistent with the Code.

(f)	For the avoidance of doubt, profit and loss attributable to investments made with respect to one Class of Units but not the other shall be allocated solely among the Units of such Class.

Section 5.3	Organizational and Initial Offering Costs; Operating Costs; Management and Client Servicing Fees; Costs and Fees of Underlying Investments
(a)	The organizational and initial offering costs of Man-AHL 130 shall be paid by the Managing Member or an Affiliate and shall not be borne by Man-AHL 130.

(b)	The Managing Member shall be entitled to receive a management fee of 1/12 of 0.75% of the Net Asset Value of all outstanding Units at each month-end (a 0.75% annual rate), calculated monthly and paid quarterly in arrears (the “Management Fee”).

(c)	The Selling Agent shall be entitled to receive a Client Servicing Fee equal to 1/12 of 1.25% of the Unit NAV of each Class A Series 1 and Class B Series 1 Unit calculated monthly and paid quarterly in arrears for as long as such Unit remains outstanding; provided, however, that once the Selling Agent has been paid Client Servicing Fees totaling 10% of such Unit’s issue price, such Class A Series 1 or Class B Series 1 Unit shall be redesignated as a Class A Series 2 or Class B Series 2 Unit, or the appropriate multiple or fraction thereof, as applicable, at the then current Unit NAV for Class A Series 2 or Class B Series 2 Units, and no further Client Servicing Fee shall be charged to such Unit. For example, and for the avoidance of doubt, if, at the time of a redesignation of a Class A Series 1 Unit, the Unit NAV of Class A Series 1 Units is $160 and the Unit NAV of Class A Series 2 Units is $200, Class A Series 1 Unit would be redesignated as 0.80 of a Class A Series 2 Unit (two such Series 1 Units being redesignated as 1.6 Series 2 Units). The maximum selling compensation payable (including the Client Servicing Fee and any amounts paid for producer visits, client seminars and any other compensation deemed to be an “item of value” pursuant to

NASD Conduct Rules 2710 and 2810) shall not exceed 10% of the aggregate initial sales price of all Units sold (including Class A Series 2 and Class B Series 2 Units).

(d)	The AHL Diversified Program and the Man-Glenwood Funds shall be subject to the fees and expenses described in the Prospectus.

(e)	Man-AHL 130 shall bear all expenses incurred in connection with its investment in cash and cash equivalents.

(f)	In the event that Man-AHL 130 invests in any assets (including managed investment programs) other than the AHL Diversified Program, the Man-Glenwood Funds and cash or cash equivalents, Man-AHL 130 shall bear the costs of such investments — in all cases, however, subject to any applicable limitation imposed by the NASAA Guidelines.
Section 5.4 Taxes
     Man-AHL 130 shall bear all of any taxes applicable to it.
Section 5.5 Managing Member Services; Direct Expenses; Reserves
     Any goods and services, beyond the Management Fee described in the Prospectus, provided to Man-AHL 130 by the Managing Member shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations. None of the Managing Member’s overhead expenses incurred in connection with the administration of Man-AHL 130 (including, without limitation, salaries, rent and travel expenses) shall be charged to Man-AHL 130.
     All of the expenses which are for Man-AHL 130’s account shall be billed, directly or indirectly, to Man-AHL 130.
     Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes know to the Managing Member. Such reserves shall reduce Net Asset Value for all purposes.
Section 5.6 Limited Liability of Members
     Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and non-assessable. Except as otherwise provided by law, no Member shall be liable for Man-AHL 130 obligations in excess of the capital contributed by such Member, plus such Member’s share of undistributed profits and assets. Except as provided under the Delaware Act, a Managing Member shall not be liable for Man-AHL 130’s debts, obligations or liabilities.
Section 5.7 Return of Capital Contributions
     No Member or subsequent assignee shall have any right to demand the return of its capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of Man-AHL 130, in each case as provided herein. In no event shall a Member or subsequent assignee be entitled to demand or receive property other than cash.

ARTICLE VI
MANAGEMENT OF MAN-AHL 130
Section 6.1 Management of Man-AHL 130
     The Managing Member, to the exclusion of all Members, shall control, conduct and manage the business of Man-AHL 130. The Managing Member shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions hereof), shall execute various documents on behalf of Man-AHL 130 and the Members pursuant to powers of attorney and supervise the liquidation of Man-AHL 130 if an event causing dissolution of Man-AHL 130 occurs.
     The Managing Member is hereby designated as the Tax Matters Member of Man-AHL 130 and is authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the Tax Matters Member.
     The Managing Member may take such other actions on behalf of Man-AHL 130 as the Managing Member deems necessary or desirable to manage the business of Man-AHL 130.
     The Managing Member is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with Man-AHL 130. Members may similarly engage in any such other business activities. The Managing Member shall devote to Man-AHL 130 such time as the Managing Member may deem advisable to conduct Man-AHL 130’s business and affairs.
Section 6.2 Compliance with the NASAA Guidelines
     The Managing Member may engage, and compensate on behalf of Man-AHL 130 from funds of Man-AHL 130, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Agreement) the Managing Member and any Affiliate, as the Managing Member in its sole judgment shall deem advisable for the conduct and operation of the business of Man-AHL 130, provided, that no such arrangement shall allow brokerage commissions paid by Man-AHL 130 in excess of the amount described in the Prospectus or as permitted under applicable NASAA Guidelines in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually — including pit brokerage and service fees — of Man-AHL 130’s average Net Assets, excluding the assets not directly related to trading activity), whichever is higher.
     The Managing Member shall be under a fiduciary duty to conduct the affairs of Man-AHL 130 in the best interests of Man-AHL 130. The Members shall under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Member under the common law. The Managing Member’s fiduciary duty includes, among other things, the safekeeping of all funds and assets of Man-AHL 130 and the use thereof for the benefit of Man-AHL 130. The Managing Member shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of Man-AHL 130 and in resolving conflicts of interest. Man-AHL 130’s brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by Man-AHL 130 shall be competitive. Man-AHL 130 shall seek the best price and services available for its Futures transactions.
     Man-AHL 130 shall make no loans to any party, and the funds of Man-AHL 130 shall not be commingled with the funds of any other person or entity (deposit of funds with a commodity broker, clearinghouse or swap or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute commingling for these purposes). The Managing Member shall make no loans to Man-AHL 130, unless approved by the Members in accordance with Section 15.1 of this Agreement.

     If the Managing Member makes a loan to Man-AHL 130, the Managing Member shall not receive interest in excess of its interest costs, nor may the Managing Member receive interest in excess of the amounts which would be charged Man-AHL 130 (without reference to the Managing Member’s financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The Managing Member shall not receive “points” or other financing charges or fees regardless of the amount. Except as disclosed in the Prospectus, no person or entity may receive, directly or indirectly, any advisory, management or incentive fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which Man-AHL 130 participates, for investment advice or management who shares or participates in any commodity brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Member or any of their respective Affiliates; and such prohibitions may not be circumvented by any reciprocal business arrangements. The maximum period covered by any contract entered into by Man-AHL 130, except for the various provisions of any selling agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in Man-AHL 130’s basic investment policies or structure shall require the approval of a Majority in Interest. Any agreements between Man-AHL 130 and the Managing Member or any Affiliate of the Managing Member shall be terminable by Man-AHL 130 upon no more than 60 days’ written notice.
     Man-AHL 130 is prohibited from employing the trading technique commonly known as pyramiding. A trading manager or advisor of Man-AHL 130 taking into account Man-AHL 130’s open trade equity on existing positions in determining generally whether to acquire additional Futures positions on behalf of Man-AHL 130 shall not be considered to be engaging in pyramiding.
ARTICLE VII
AUDITS AND REPORTS TO MEMBERS
     Man-AHL 130’s books shall be audited annually by an independent certified public accountant. Man-AHL 130 shall use its best efforts to cause each Member to receive (i) within 90 days after the close of each Fiscal Year, certified financial statements of Man-AHL 130 for the Fiscal Year then ended, (ii) such tax information relating to their investment in Man-AHL 130 as is necessary for a Member to determine such Member’s estimated tax liability in advance of April 15th of each year and (iii) such other annual and monthly information as the CFTC may by regulation require. Definitive tax information shall not be available until approximately August 15th of each year and Members shall be required to request extensions to file their tax returns.
     Members or their duly authorized representatives may inspect Man-AHL 130’s books and records during normal business hours upon reasonable written notice to the Managing Member and obtain copies of such records upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Member, the Member shall represent that the inspection and/or copies of such records shall not be for commercial purposes unrelated to such Member’s interest as a Member in Man-AHL 130.
     The Managing Member shall calculate the approximate Net Asset Value per Unit on a monthly basis and furnish such information upon request to any Member.
     The Managing Member shall maintain and preserve all Man-AHL 130 records for a period of not less than six (6) years.
ARTICLE VIII
ASSIGNABILITY OF UNITS
     Each Member expressly agrees that it will not assign, transfer or dispose of, by gift or otherwise, any of its Units or any part or all of its right, title and interest in the capital or profits of Man-AHL 130 in violation of any applicable federal or state securities laws or without giving written notice to the Managing Member. No assignment, transfer or disposition by an assignee of Units or of any part of its right, title and interest in the capital or profits of Man-AHL 130 shall be effective against Man-AHL 130 or the Managing Member until the Managing Member receives the written notice of the assignment; the Managing Member shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Member may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Member, may become a substituted Member, nor shall the estate or any beneficiary of a deceased Member or assignee have any right to redeem Units from Man-AHL 130 except by redemption as provided in Article IX. The Managing Member’s consent is required for the admission of a substituted Member, and the Managing Member intends to so consent, provided the Managing Member and Man-AHL 130 receive an opinion of counsel to the Managing Member that such admission will not adversely affect the classification of Man-AHL 130 as a partnership for federal income tax purposes. Each Member agrees that with the consent of the Managing Member any assignee may become a substituted Member without need of the further act or approval of any Member. If the Managing Member withholds consent, an assignee shall not become a substituted Member, and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which its assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against Man-AHL 130 or the Managing Member until the first day of the month succeeding the month in which the Managing Member receives notice of such assignment, transfer or disposition.
ARTICLE IX
REDEMPTIONS
     A Member, the Managing Member or any assignee of Units of whom the Managing Member has received written notice as described above, may redeem all or any of its Units (such redemption being herein referred to as a “redemption”), effective as of the close of business (as determined by the Managing Member) on the last day of any calendar quarter, provided, that (i) all liabilities, contingent or otherwise, of Man-AHL 130 (including Man-AHL 130’s allocable share of the liabilities, contingent or otherwise, of any entities in which Man-AHL 130 invests), except any liability to Members on account of their capital contributions, have been paid or there remains property of Man-AHL 130 sufficient to pay them, (ii) the Managing Member shall have timely received a request for redemption, (iii) if quarter-end redemptions are requested for more than 15% of Man-AHL 130’s total outstanding Units at any quarter-end (in aggregate, not on a Class-by-Class basis), each redemption request shall be pro rated so that no more than 15% of Man-AHL 130’s total outstanding Units are redeemed and (iv) in the event that Man-AHL 130 receives redemption requests in excess of such 15% limitation for eight consecutive quarters, Man-AHL 130 shall cease its trading and investment activities and shall terminate as promptly as possible. Requests for redemption must be in writing and must be received by the Managing Member at least 45 calendar days, or such lesser period as shall be acceptable to the Managing Member, in advance of the requested effective date of redemption.
     If at the close of business (as determined by the Managing Member) on any day, the Unit NAV of the Units of any Series has decreased to 50% or less of the previous month-end Unit NAV of such Units, after adding back all distributions, Man-AHL 130 shall liquidate all open positions as expeditiously as possible and suspend trading. Within seven business days after the date of suspension of trading, the Managing Member (and any other Managing Members of Man-AHL 130) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by Man-AHL 130, and the Managing Member shall mail notice of such date to each Member and assignee of Units of whom it has received written notice as described above (together with a description of Members’ voting rights) by first-class mail, postage prepaid, not later than seven business days prior to such Special Redemption Date, together with instructions as to the procedure such Member or assignee must follow to have its interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Member) in Man-AHL 130 redeemed on such date. Upon redemption pursuant to a Special Redemption Date, a Member or any other assignee of whom the Managing Member has received written notice as described above, shall receive from Man-AHL 130 an amount equal to the Net Asset Value of its interest in Man-AHL 130 (subject to the liquidity of Man-AHL 130’s investment in the Man-Glenwood Funds), determined as of the close of business (as determined by the Managing Member) on such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Member has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of Man-AHL 130 are at least $250,000 and the Net Asset Value per Unit of the Series with the lowest Unit NAV is in excess of $25, Man-AHL 130 may, in the discretion of the Managing Member, resume trading. If the Managing Member declares a Special Redemption Date, the Managing Member need not again call a Special Redemption Date (whether or not a Special Redemption Date would be required to be called as described above); and the Managing Member in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Member, irrespective of the provisions of this paragraph.
     Redemption payments generally will be made within 45 days after the quarter-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due Man-AHL 130 from commodity brokers, banks or other persons or entities, Man-AHL 130 may in turn delay payment to Members or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of Man-AHL 130’s aggregate Net Asset Value represented by the sums which are the subject of such default or delay.
     Only whole Units may be redeemed, except when a Member is redeeming in full, unless the Managing Member specifically otherwise consents.
     The Managing Member may require a Member to redeem all or a portion of such Member’s Units if the Managing Member considers doing so to be desirable for the protection of Man-AHL 130.
ARTICLE X
OFFERING OF UNITS
     The Units of each Series shall be continuously offered at their respective Unit NAVs as of the first day of each month. The Managing Member on behalf of Man-AHL 130 shall take such action with respect to the offering of Units as the Managing Member shall deem advisable or necessary.
ARTICLE XI
ADDITIONAL OFFERINGS; DIFFERENT BUSINESS TERMS
Section 11.1 Additional Offerings
     The Managing Member may make additional public or private offerings of Units, provided that doing so does not dilute existing Members’ economic interest in Man-AHL 130.
     No Member shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence.
Section 11.2 Different Business Terms
     Man-AHL 130 may offer different Series of Units within each Class of Units having different economic terms than previously offered Series of Units; provided that the issuance of such a new Series of Units shall in no respect adversely affect the holders of outstanding Units.

ARTICLE XII
SPECIAL POWER OF ATTORNEY
     Each Member by its execution of this Agreement does hereby irrevocably constitute and appoint the Managing Member and each officer of the Managing Member, with power of substitution, as its true and lawful attorney-in-fact, in its name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on its behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Member be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates of limited liability company formation or qualification in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to Man-AHL 130; (iii) all conveyances and other instruments which the Managing Member deems appropriate to qualify or continue Man-AHL 130 in the State of Delaware and the jurisdictions in which Man-AHL 130 may conduct business, or which may be required to be filed by Man-AHL 130 or the Members under the laws of any jurisdiction or under any amendments or successor statutes to the Delaware Act, to reflect the dissolution or termination of Man-AHL 130 or Man-AHL 130 being governed by any amendments or successor statutes to the Delaware Act or to reorganize or refile Man-AHL 130 in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of Man-AHL 130. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Members in the Managing Member being able to rely on the Managing Member’s authority to act as contemplated by this Article XII) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Member.
ARTICLE XIII
DISSOLUTION
     Man-AHL 130 shall be dissolved upon the withdrawal, dissolution, admitted or court-decreed insolvency or the removal of the Managing Member, or any other event that causes the Managing Member to cease to be a Managing Member under the Act. In addition, the Managing Member may withdraw from Man-AHL 130, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Member and assignee of whom the Managing Member has notice. If the Managing Member withdraws as Managing Member and Man-AHL 130’s business is continued, the withdrawing Managing Member shall pay all expenses incurred as a result of its withdrawal.
     The Managing Member may not assign its Managing Member interest or its obligations to Man-AHL 130 (other than to an Affiliate) without the consent of a Majority in Interest.
     The Managing Member shall notify all Members of any change in the principals of the Managing Member.
     The death, incompetency, withdrawal, insolvency or dissolution of a Member or any other event that causes a Member to cease to be a Member of Man-AHL 130 shall not terminate or dissolve Man-AHL 130, and a Member, the Member’s estate, custodian or personal representative shall have no right to redeem or value such Member’s interest in Man-AHL 130 except as provided in Article IX hereof. Each Member expressly agrees that in the event of such Member’s death, the Member waives on behalf of the Member and the Member’s estate, and directs the legal representatives of the Member’s estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of Man-AHL 130 and any right to an audit or examination of the books of Man-AHL 130. Nothing in this Article XIII shall, however, waive any right given elsewhere in this Agreement for a Member to be informed of the Net Asset Value of such Member’s Units, to receive periodic reports, audited financial statements and other information from the Managing Member or Man-AHL 130 or to redeem or transfer Units.

ARTICLE XIV
STANDARD OF LIABILITY; INDEMNIFICATION
Section 14.1 Standard of Liability for the Managing Member
     The Managing Member and its Affiliates, as defined below, shall have no liability to Man-AHL 130 or to any Member for any loss suffered by Man-AHL 130 which arises out of any action or inaction of the Managing Member or its Affiliates if the Managing Member, in good faith, determined that such course of conduct was in the best interests of Man-AHL 130 and such course of conduct did not constitute negligence or misconduct of the Managing Member or its Affiliates.
Section 14.2 Indemnification of the Managing Member by Man-AHL 130
     To the fullest extent permitted by law, subject to this Section 14.2, the Managing Member and its Affiliates shall be indemnified by Man-AHL 130 against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with Man-AHL 130; provided that such claims were not the result of negligence or misconduct on the part of the Managing Member or its Affiliates, and the Managing Member, in good faith, determined that such conduct was in the best interests of Man-AHL 130; and provided further that Affiliates of the Managing Member shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Member and acting wholly within the scope of the authority of the Managing Member.
     Notwithstanding anything to the contrary contained in the preceding paragraph and Section 14.1, the Managing Member and its Affiliates and any persons acting as selling agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.
     In the case of clause (iii) in the immediately preceding paragraph, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.
     Man-AHL 130 shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.
     For the purposes of this Section 14.2, the term Affiliates shall mean any person who: (i) directly or indirectly controls, is controlled by, or is under common control with the Managing Member; or (ii) owns or controls 10% or more of the outstanding voting securities of the Managing Member; or (iii) is an officer or director of the Managing Member; or (iv) if the Managing Member is an officer, director, member or trustee, is any entity for which the Managing Member acts in any such capacity.
     Advances from Man-AHL 130 assets to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Member by a Member are prohibited.
     Advances from Man-AHL 130 assets to the Managing Member and its Affiliates for legal expenses and other costs incurred as a result of a legal action shall be made only if the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by the Managing Member or its Affiliates on behalf of Man-AHL 130; (ii) the legal action is initiated by a third party who is not a Member; and (iii) the Managing Member or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to Man-AHL 130 in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 14.1.
     In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Member or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.
     In no event shall any indemnification permitted by this Section 14.2 be made by Man-AHL 130 unless all provisions of this Section 14.2 for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that Man-AHL 130 receive a determination of qualified independent legal counsel that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such determination shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by Man-AHL 130 hereunder shall be made only as provided in the specific case.
     Various securities laws may impose liability even when the Managing Member acted in good faith. In no event shall any indemnification obligations of Man-AHL 130 under this Article XIV subject a Member to any liability in excess of that contemplated by Section 5.6.
     In no event shall the provisions of this Article XIV constitute a waiver by Man-AHL 130 or of any Member of any rights of Man-AHL 130 or the Members under federal and state securities laws or purport to exculpate or indemnify the Managing Member where such exculpation or indemnification is inconsistent with such laws.
Section 14.3 Indemnification of Man-AHL 130 by the Members
     In the event Man-AHL 130 is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member’s activities, obligations or liabilities unrelated to Man-AHL 130’s business, such Member (other than the Managing Member) shall indemnify and reimburse Man-AHL 130 for all loss and expense incurred, including reasonable attorneys’ fees.
ARTICLE XV
AMENDMENTS; MEETINGS
Section 15.1 Amendments with Consent of the Managing Member
     If at any time during the term of Man-AHL 130 the Managing Member shall deem it necessary or desirable to amend this Agreement, the Managing Member may proceed to do so, provided that (i) such amendment meets the requirements of this Section 15.1 or (ii) such amendment is approved by the Managing Member and by a Majority in Interest.
     The Managing Member may amend this Agreement without the consent of the Members in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that Man-AHL 130 is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to attempt to ensure that Man-AHL 130 is not treated as an “investment company” for purposes of the Investment Company Act or any successor law, (v) to qualify or maintain the qualification of Man-AHL 130 as a partnership in any jurisdiction, (vi) to delete or add any provision to this agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vii) to make any amendment to this Agreement which the Managing Member deems advisable provided that such amendment is not adverse to the Members or is required by law, (viii) to designate additional Series of Units within any Class of Units and describe the terms thereof pursuant to Section 11.2 hereof, and (ix) to make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to prevent Man-AHL 130 or the Managing Member or its directors, officers or controlling persons from in any manner holding “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.
Section 15.2 Amendments and Actions without Consent of the Managing Member
     In any vote called by the Managing Member or pursuant to Section 15.3, upon the affirmative vote (which may be in person or by proxy) of a Majority-in-Interest, the following actions may be taken, irrespective of whether the Managing Member concurs: (i) this Agreement may be amended, provided, however, that approval of all Members shall be required in the case of amendments changing or altering this Article XV; in addition, reduction of the Capital Account of any Member or assignee or modification of the percentage of profits, losses or distributions to which a Member or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Member’s or assignee’s written consent; (ii) Man-AHL 130 may be dissolved; (iii) the Managing Member may be removed and replaced; (iv) a new Managing Member or Managing Members may be elected if the Managing Member withdraws from Man-AHL 130; (v) the sale of all or substantially all of the assets of Man-AHL 130 may be approved; and (vi) any contract with the Managing Member or any Affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.
Section 15.3 Meetings; Other Voting Matters
     Any Member upon request addressed to the Managing Member shall be entitled to obtain from the Managing Member, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Members and the number of Units held by each (which shall be mailed by the Managing Member to the Member within ten days of the receipt of the request); provided, that the Managing Member may require any Member requesting such information to submit written confirmation that such information will not be used for commercial purposes and is requested solely for a purpose reasonably related to a Member’s interest as a Member of Man-AHL 130.
     Upon receipt of a written proposal, signed by Members owning Units representing at least 10% of the Units then owned by Members, that a meeting of Man-AHL 130 be called to vote upon any matter upon which the Members may vote pursuant to this Agreement, the Managing Member shall, by written notice to each Member of record sent by certified mail within 15 days after such receipt, call a meeting of Man-AHL 130. Such meeting shall be held at least 30, but not more than 60, days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.
     The Managing Member may not restrict the voting rights of Members as set forth herein.
Section 15.4 Opportunity to Redeem
     In the event that the Managing Member or the Members vote to amend this Agreement in any material respect, the amendment shall not become effective prior to all Members having an opportunity to redeem their Units.

ARTICLE XVI
GOVERNING LAW
     The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of Units to its residents or within such state.
ARTICLE XVII
MISCELLANEOUS
Section 17.1 Notices
     All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.
Section 17.2 Binding Effect
     This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Article XIV hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Member or assignee hereunder, Man-AHL 130 and the Managing Member may rely upon Man-AHL 130 records as to who are Members and assignees, and all Members and assignees agree that their rights shall be determined and they shall be bound thereby.
Section 17.3 Captions
     Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGING MEMBER:		MEMBERS:

MAN INVESTMENTS (USA) CORP.		All Members now and hereafter admitted as Members of Man-AHL 130 pursuant to Powers of Attorney now or hereafter executed in favor of, and delivered to, the Managing Member.

By:	/s/ John M. Kelly John M. Kelly
President and
	Director	MAN INVESTMENTS (USA) CORP.

		By:	/s/ John M. Kelly John M. Kelly
President and
Director

EXHIBIT B
Man-AHL 130, LLC

SUBSCRIPTION REQUIREMENTS
General
     By submitting an Investor Application Form and Power of Attorney, you (i) subscribe to purchase Units, (ii) authorize your selling agent to debit your subscription from your customer securities account or otherwise arrange to receive your subscription funds and (iii) agree to the terms of the Limited Liability Company Agreement.
Investor Suitability
     Only “accredited investors” may invest in Man-AHL 130.
     Although the public offering of the Units has been registered under the Securities Act of 1933, as amended, the Managing Member has determined to limit the persons eligible to invest in the Units to “accredited investors.” Individual “accredited investors” must have an annual income of at least $200,000 (or joint annual income with spouse of at least $300,000) in each of the two most recent years and must expect to have such income in the current year or a net worth (including assets held jointly with spouse) of $1,000,000; entity “accredited investors” must generally have a net worth of $5,000,000. “Accredited investor” status is not any assurance that an investment in Man-AHL 130 is suitable for any prospective investor.
     Investors from the following state must also meet certain income and/or net worth minimums to be deemed eligible investors. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles:
Arizona:	(a) a net worth of at least $250,000 or (b) a net worth of at least $70,000 and an annual income of at least $70,000.
     You should not invest more than 10% of your readily marketable assets (exclusive of home, furnishings and automobiles) in Man-AHL 130.
     California investors may not invest more than 10% their net worth (exclusive of home, furnishings and automobiles) in Man-AHL 130.
     No subscriber shall be deemed to have waived any rights or claims that he or she may have under any federal or state securities laws by reason of any representations or undertakings made by such subscriber in either the Class appropriate Investor Application Form and Power of Attorney or in the Limited Liability Company Agreement.
     You may revoke your subscription at any time within 5 business days of submitting your Investor Application Form and Power of Attorney to your selling agent.
     Please complete the Class appropriate execution copy of the Investor Application Form and Power of Attorney accompanying this Prospectus.

SR-1

EXHIBIT C

AHL130-A

Man-AHL 130, LLC Class A Investor Application Form (For eligible taxable investors)
By executing this Investor Application Form and Power of Attorney, investors are not waiving any rights under any federal or state securities laws.
An investment in Man-AHL 130, LLC (“Man-AHL 130”) involves a considerable amount of risk and some or all of the investment may be lost. An investment in Man-AHL 130 is suitable only for investors who can bear the risk associated with the limited liquidity of the investment, as redemptions are permitted only quarterly and are limited to 15% of Man-AHL 130’s net asset value as of any quarter-end, and should be viewed as a long-term investment.
Instructions
•	Please print clearly in all CAPITAL LETTERS and use either blue or black ink to fill out this Investor Application Form (“Application”).

•	Be sure to read the Prospectus and Limited Liability Company Agreement of Man-AHL 130.

•	For help with this Application please call your financial advisor or call us at 800-838-0232.

•	Please see page 7 for mailing and payment options.

•	Subscriptions are revocable by you for five business days after your submission of this Application.

1. Investment Amount (A minimum initial investment of $25,000 is required)	$

I hereby certify that I am: ☐ an eligible taxable investor
(Note: If you are not an eligible taxable investor, please consult with your financial advisor as to whether you should be completing the Investor Application Form for Man-AHL 130, LLC Class B)
2. Unit Series Selection (see “Fees and Expenses Paid by Man-AHL 130 — Client Servicing Fee, Selling Compensation” in the Man-AHL 130 Prospectus)
Select one Series of Class A Units (“Units”):

Series 1 ☐     (Client Servicing Fee applies)          Series 2 ☐     (fee-based accounts only)
3. Investor Certifications
For an individual or joint account, please check one (or more) of the following boxes describing your status as an “accredited investor”:

☐	A natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with your spouse in excess of $300,000 in each of those years) and who has a reasonable expectation of reaching the same income level in the current year;

☐	A natural person who has a net worth[1] (or joint net worth with your spouse) in excess of $1,000,000 (net worth for this purpose means total assets in excess of total liabilities);

For a trust, corporation or other entity, please check one (or more) of the following boxes describing your status as an “accredited investor”:

☐	A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of investing in Man-AHL 130 and (iii) of which the person responsible for directing the investment of assets in Man-AHL 130 has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment;

☐	An entity with total assets in excess of $5,000,000 that was not formed for the purpose of investing in Man-AHL 130 and that is one of the following: (i) a corporation; (ii) a partnership; (iii) a limited liability company; (iv) a Massachusetts or similar business trust; or (v) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”);

☐	An entity licensed, or subject to supervision, by US federal or state examining authorities as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (within the meaning of 17 C.F.R. §§ 230.501(a)) or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

☐	A broker or dealer registered with the SEC under the Securities Exchange Act of 1934, as amended;

☐	An investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”);

[1]	As used herein, “net worth” means the excess of total assets at fair market value, including home, over total liabilities. For the purpose of determining “net worth”, the principal residence owned by an individual shall be valued at either (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

☐	An entity that has elected to be treated or qualifies as a “business development company” within the meaning of Section 2(a)(48) of the 1940 Act or Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	An insurance company as defined in Section 2(13) of the Securities Act of 1933, as amended;

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	An entity in which all of the equity owners are “accredited investors” (as described above).
For individual or joint account investors in any of the below states:

☐	If you are an investor from a State listed below, in addition to being an “accredited investor”, you must also meet the minimum net worth or minimum net worth and minimum annual income standard for your State as described below. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles:
     Arizona: (a) Net worth of at least $225,000 or (b) net worth of at least $60,000 and an annual income of least $60,000.
California investors may not invest more than 10% their net worth (exclusive of home, furnishings and automobiles) in Man-AHL 130.
By completing this Application above and signing below you further represent, agree and acknowledge that:
•	You are of legal age and legally competent to execute the Application and Power of Attorney Signature Page.
•	Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the above representations as to net worth or annual income apply to such minor personally.
•	You are not a charitable remainder trust.
•	You are not (A) a non-resident alien, (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code for purposes of US federal income taxation or (C) an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, a “plan” as defined in and subject to Section 4975 of the Code, or an entity that holds “plan assets” of any such employee benefit plan or plan.
•	You understand that Units of Man-AHL 130 are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency and involve investment risks, including the possible loss of the principal amount invested.

•	Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control (“OFAC”) “watch list” and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, (iv) ”a senior foreign political figure[2]”, “an immediate family member[3]” or “close associate[4]” of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001[5]. You agree to promptly notify the Managing Member should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the Man Investments (USA) Corp. (the “Managing Member”) may be obligated to “freeze” your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Member may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to Man-AHL 130 in connection with this Application is true and correct, and you agree to provide any information the Managing Member or its agents deem necessary to comply with Man-AHL 130’s anti-money laundering program and related responsibilities from time to time. If you have indicated in this Application that you are an intermediary subscribing to Man-AHL 130 as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors (“Underlying Investors”), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.
•	You understand that it may be a violation of state and federal law for you to provide these certifications if you know that they are not true.
•	You understand that Man-AHL 130 and its affiliates are relying on the certifications and agreements made herein in determining your qualification and suitability as an investor in Man-AHL 130. You understand that an investment in Man-AHL 130 is not appropriate for, and may not be acquired by, any person who cannot make these certifications. You agree to indemnify the Managing Member, Man Investments Inc. (the “Selling Agent”) and their affiliates and hold them harmless from any liability that you may incur as a result of these certifications being untrue in any respect.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-US government (whether elected or not), a senior official of a major non-US political party, or a senior executive of a non-US government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. [3]”Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. [4]A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure. [5]The United States “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”, Pub. L. No. 107-56 (2001).
4. Account Ownership/Investor Information (To be completed by the investor and/or their trustee.)

☐ Individual	☐ Joint (specify type)	☐ LLC ☐ Partnership ☐ LLP

☐ Trust	☐ Other (specify type)	☐ Corporation

Name of investor

Social Security or Taxpayer ID #

Date of birth

Joint owner or trustee name

Joint owner’s Social Security #

Date of birth of joint owner

Trustee’s Social Security #

Date of birth of trustee

Street address (No P.O. Box)

City

State

Zip

Daytime phone number

Fax number

E-mail address

If an individual, are you a US citizen? ☐ Yes ☐ No If no, country of citizenship

Are you an employee of the Selling Agent or a participating broker-dealer?          ☐ Yes     ☐ No

If an entity, date of incorporation, formation etc.

Place of incorporation, formation etc.

Interested Party (“IP”) or Alternate Mailing (“AM”) Address
If you would like duplicate copies of your statements sent to a third party (other than your broker or financial adviser), or if you would like your statements sent to an alternate mailing address, please provide the necessary information:

☐ IP ☐ AM Name

Street address

City

State

Zip

5.  Acknowledgements
You acknowledge and agree as follows:
•	You either are, or are not required to be, registered with the Commodity Futures Trading Commission and a member of the National Futures Association.

•	If you are signing on behalf of an entity, you are duly authorized to make this investment and to conduct transactions in Man-AHL 130 on behalf of that entity.

•	You are purchasing Units for your own account, and not with a view to the distribution, assignment, transfer or other disposition of the Units.

•	You have received the current Prospectus for Man-AHL 130 dated August 3, 2009.

•	You are eligible to invest in Man-AHL 130 and you have checked the appropriate box (or boxes) in Section 3 describing your eligibility.

•	All of the information provided herein is true, accurate and complete.

•	You authorize us to use other sources of information, including obtaining a credit report or other financial responsibility report about you, at any time to verify the information provided herein and to determine the identity of the owners of your Units. Upon written request, we will provide the name and address of the credit reporting agency used.

•	If you are purchasing your Units to be held within a brokerage account, any proceeds from future redemptions will generally need to be returned to that brokerage account. In any event, the Redemption Document will provide further detail of any options that may be available to you at the actual time of redemption.

•	By signing below, you hereby agree to be bound by the terms of the Limited Liability Company Agreement of Man-AHL 130 (the “Agreement”) including its Power of Attorney provisions, as set forth in Article XII of the Agreement. To the extent you believe it necessary, you have consulted with your tax and legal advisors regarding your investment in Man-AHL 130.
You agree that Man-AHL 130, the Managing Member, the Selling Agent and their managers, directors, officers and employees will not be held liable for any loss, liability, damage, or expense for relying upon this application or any instructions, including telephone instructions, they reasonably believe are authentic. If a Taxpayer
Identification Number is not provided and certified, all dividends paid will be subject to federal backup withholding.

6.  Power of Attorney and Signature
•	I irrevocably appoint the Managing Member and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, deliver and record any documents or instruments which the Managing Member considers appropriate to carry out the provisions of the Agreement, including the Agreement itself.
Taxpayer Identification Number Certification
Under penalties of perjury, you certify that:
1. The number shown on this form is your correct Taxpayer Identification Number (or you are waiting for a number to be issued to you);
2. You are not subject to backup withholding because (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service (“IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding; and
3. You are a US person (includes a US resident alien) and agree to notify Man-AHL 130 within 60 days of the date that you cease to be a US person.
You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS APPLICATION OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
Investor:

Signature

Title

Date

Signature

Title

Date

Checklist
Did you remember to:
☐	Sign this Application?

☐	Fill out the dollar amount of the investment?

☐	Fill out all applicable sections of this Application?

☐	Attach your check or issue proper wire instructions?
7.  Financial Adviser/Dealer Information (To be completed by the Financial Adviser/Dealer.)
I hereby authorize the Selling Agent to act as my agent in connection with transactions under this authorization form and confirm the Unit Series selection made in Section 2. I guarantee the signatures on this application and the legal capacity of the signers. Further, I have confirmed the eligibility certifications appearing above under Sections 1 and 3.
I hereby certify that I have informed the investor of all pertinent facts with respect to an investment in the Units, as set forth in Man-AHL 130’s Prospectus, including: risks; tax consequences; liquidity and marketability; and management and control of the Managing Member. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor or I have prior written approval to exercise discretion with respect to the investor’s investment in the Units (copy attached hereto).
I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in Man-AHL 130 is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative and Principal/Branch Office Manager MUST sign below in order to substantiate compliance with Rule 2810 of the National Association of Securities Dealers Inc.’s (“NASD”) Conduct Rules.

Representative’s name

Adviser/Dealer name

Branch office address

City

State

Zip

Representative’s E-mail address

Branch number

Representative’s number

Branch phone number

Fax number

Authorized Representative’s signature

Date

(Note: The same individual should not sign as both “Authorized Representative” and “Principal/Branch Office Manager”.)

Principal/Branch Office Manager’s signature

Date

Principal/Branch Office Manager’s name

Name for Account Registration

Account Number

Clearing firm name/number

Investment dates are expected to be as of the first business day of each calendar month. Your Financial
Advisor may require delivery dates and instructions other than those listed below.

Applications for investment at the next investment date must be received at least six business days prior to that date. Please forward this application as follows:

Original copies
• If by overnight courier (FedEx, etc.), to:	• If by US Postal Service, to:
Man-AHL 130, LLC, c/o UMB
Fund Services	Man-AHL 130, LLC
803 W. Michigan St. Ste. A	P.O. Box 2175
Milwaukee, WI 53233	Milwaukee, WI 53201-21754
414-299-2000
Advance copies (with originals to follow) by fax to:
Man-AHL 130, LLC
at 816-860-3140

Funds to be invested at the next investment date should be forwarded as follows:
•	If by Federal Funds wire, please transmit for receipt six business days prior to the next investment date, to:
UMB Bank, N.A.
(Bank location is Kansas City, MO)
ABA Number 101 000 695
Account name — Man-AHL 130, LLC — Class A
Account Number — 9871691446
Ref: [State full name(s) of prospective investor(s)]
•	If by check, please make payable to the order of “Man-AHL 130, LLC” and mail or courier (see addresses above) in time to allow receipt by no later than 14 calendar days prior to the next investment date.
•	NO CASH POLICY — Man-AHL 130 does not accept cash. ‘Cash’ for the purposes of this policy includes currency, cashier’s checks, bank drafts, travelers checks and money orders. In addition, Man-AHL 130 does not accept third-party checks or credit card convenience checks.

AHL130-B

Man-AHL 130, LLC Class B Investor Application Form (For eligible tax-exempt and tax-deferred investors)
By executing this Investor Application Form and Power of Attorney, investors are not waiving any rights under any federal or state securities laws.
An investment in Man-AHL 130, LLC (“Man-AHL 130”) involves a considerable amount of risk and some or all of the investment may be lost. An investment in Man-AHL 130 is suitable only for investors who can bear the risk associated with the limited liquidity of the investment, as redemptions are permitted only quarterly and are limited to 15% of Man-AHL 130’s net asset value as of any quarter-end, and should be viewed as a long-term investment.
Instructions
•	Please print clearly in all CAPITAL LETTERS and use either blue or black ink to fill out this Investor Application Form (“Application”).
•	Be sure to read the Prospectus and Limited Liability Company Agreement of Man-AHL 130.
•	For help with this Application please call your financial advisor or call us at 800-838-0232.
•	For IRAs and Keogh Plans, please note that the Custodian must also sign this agreement on page 5.
•	Subscriptions are revocable by you for five business days after your submission of this Application.

1. Investment Amount (A minimum initial investment of $10,000 is required)	$

I hereby certify that I am: ☐ an eligible tax-exempt investor ☐ an eligible tax-deferred investor
(Note: If you are not an eligible tax-exempt or tax-deferred investor, please consult with your financial advisor as to whether you should be completing the Application for Man-AHL 130, LLC Class A)
2.	Unit Series Selection (see “Fees and Expenses Paid by Man-AHL 130 — Client Servicing Fee, Selling Compensation” in the Man-AHL 130 Prospectus)
Select one Series of Class B Units (“Units”):
Series 1 ☐ (Client Servicing Fee applies) Series 2 ☐ (fee-based accounts only)
3.	Investor Certifications
For an IRA, please check one (or more) of the following boxes describing your status as an “accredited investor”:
☐	A natural person who had an income in excess of $200,000 in each of the two most recent years (or joint income with your spouse in excess of $300,000 in each of those years) and who has a reasonable expectation of reaching the same income level in the current year;

☐	A natural person who has a net worth[1] (or joint net worth with your spouse) in excess of $1,000,000 (net worth for this purpose means total assets in excess of total liabilities);
For a trust, corporation, Keogh Plan or other entity, please check one (or more) of the following boxes describing your status as an “accredited investor”:
☐	A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the purpose of investing in Man-AHL 130 and (iii) of which the person responsible for directing the investment of assets in Man-AHL 130 has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investment;

☐	An entity with total assets in excess of $5,000,000 that was not formed for the purpose of investing in Man-AHL 130 and that is one of the following: (i) a corporation; (ii) a partnership; (iii) a limited liability company; (iv) a Massachusetts or similar business trust; or (v) an organization described in Section 501(c)(3) of the Code;

☐	An entity licensed, or subject to supervision, by US federal or state examining authorities as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (within the meaning of 17 C.F.R. §§ 230.501(a)) or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	An employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a selfdirected plan, with investment decisions made solely by persons that are “accredited investors” (as defined in Regulation D under the Securities Act of 1933, as amended); or

☐	An entity in which all of the equity owners are “accredited investors” (as described above).

[1]	As used herein, “net worth” means the excess of total assets at fair market value, including home, over total liabilities. For the purpose of determining “net worth”, the principal residence owned by an individual shall be valued at either (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.
For an IRA in any of the below states:
☐	If you are an investor from a State listed below, in addition to being an “accredited investor”, you must also meet the minimum net worth or minimum net worth and minimum annual income standard for your State as described below. In each case, net worth is to be calculated excluding the value of your home, furnishings and automobiles: Arizona: (a) Net worth of at least $225,000 or (b) net worth of at least $60,000 and an annual income of least $60,000.
By completing this Application and signing below you further represent, agree and acknowledge that:
•	You are of legal age and legally competent to execute the Application and Power of Attorney Signature Page.
•	Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the above representations as to net worth or annual income apply to such minor personally.
•	You are not a charitable remainder trust.
•	You are not (A) a non-resident alien or (B) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code for purposes of US federal income taxation.
•	If you are a fiduciary executing this Investor Certificate on behalf of a Plan (the “Fiduciary”), you represent and warrant that you have considered the following with respect to the Plan’s investment in Man-AHL 130 and have determined that, in review of such considerations, the investment is consistent with the Fiduciary’s responsibilities under ERISA: (i) the fiduciary investment standards under ERISA in the context of the Plan’s particular circumstances; (ii) the permissibility of an investment in Man-AHL 130 under the documents governing the Plan and the Fiduciary; and (iii) the risks associated with an investment in Man-AHL 130 and the fact that redemptions are permitted only quarterly and are limited to 15% of Man-AHL 130’s net asset value as of any quarter-end.
•	You understand that Units of Man-AHL 130 are not deposits or obligations of any bank, are not guaranteed by any bank, are not insured by the FDIC or any other agency and involve investment risks, including the possible loss of the principal amount invested.
•	Your subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations. You are not (i) an individual, entity or organization named on a United States Office of Foreign Assets Control (“OFAC”) “watch list” and do not have any affiliation with any kind of such individual, (ii) a foreign shell bank, (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, (iv) “a senior foreign political figure[2]”, “an immediate family member[3]” or “close associate[4]” of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001[5]. You agree to promptly notify the Man Investments (USA) Corp. (the “Managing Member”) should you become aware of any change in the information set forth in this representation. You acknowledge that, by law, the Managing Member may be obligated to “freeze” your account, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Managing Member may also be required to report such action and to disclose your identity to OFAC. You represent and warrant that all of the information which you have provided to Man-AHL 130 in connection with this Application is true and correct, and you agree to provide any information the Managing Member or its agents deem necessary to comply with Man-AHL 130’s anti-money laundering program and related responsibilities from time to time. If you have indicated in this Application that you are an intermediary subscribing to Man-AHL 130 as a record owner in your capacity as agent, representative or nominee on behalf of one or more underlying investors (“Underlying Investors”), you agree that the representations, warranties and covenants are made by you on behalf of yourself and the Underlying Investors.
•	You understand that it may be a violation of state and federal law for you to provide these certifications if you know that they are not true.
•	You understand that Man-AHL 130 and its affiliates are relying on the certifications and agreements made herein in determining your qualification and suitability as an investor in Man-AHL 130. You understand that an investment in Man-AHL 130 is not appropriate for, and may not be acquired by, any person who cannot make these certifications. You agree to indemnify the Managing Member, Man Investments Inc. (the “Selling Agent”) and their affiliates and hold them harmless from any liability that you may incur as a result of these certifications being untrue in any respect.
4.	Account Ownership/Investor Information (To be completed by the investor and/or their trustee or custodian.)
☐   Traditional IRA                ☐ Roth IRA                ☐ Keogh                ☐ Foundation                ☐ Employee Benefit Plan

☐ Employee Benefit Plan Trust ☐ Other (specify type)

Name of investor

Social Security or Taxpayer ID #

Date of birth

2   A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-US government (whether elected or not), a senior official of a major non-US political party, or a senior executive of a non-US government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. 3“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws. 4A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure. 5The United States “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”, Pub. L. No. 107-56 (2001).

Trustee name

Trustee’s Social Security #

Date of birth of trustee

Street address (No P.O. Box)

City

State

Zip

Daytime phone number

Fax number

E-mail address

If an individual, are you a US citizen? ☐ Yes ☐ No If no, country of citizenship

Are you an employee of the Selling Agent or a participating broker-dealer? ☐ Yes ☐ No

If an entity, date of incorporation, formation etc.

Place of incorporation, formation etc.

Interested Party (“IP”) or Alternate Mailing (“AM”) Address
If you would like duplicate copies of your statements sent to a third party (other than your broker or financial adviser), or if you would like your statements sent to an alternate mailing address, please provide the necessary information:

☐ IP ☐ AM Name

Street address

City

State

Zip

5. Acknowledgements
You acknowledge and agree as follows:
•	You either are, or are not required to be, registered with the Commodity Futures Trading Commission and a member of the National Futures Association.
•	If you are signing on behalf of an entity, you are duly authorized to make this investment and to conduct transactions in Man-AHL 130 on behalf of that entity.
•	You are purchasing Units for your own account, and not with a view to the distribution, assignment, transfer or other disposition of the Units.
•	You have received the current Prospectus for Man-AHL 130 dated August 3, 2009.
•	You are eligible to invest in Man-AHL 130 and you have checked the appropriate box (or boxes) in Section 3 describing your eligibility.
•	All of the information provided herein is true, accurate and complete.
•	You authorize us to use other sources of information, including obtaining a credit report or other financial responsibility report about you, at any time to verify the information provided herein and to determine the identity of the owners of your Units. Upon written request, we will provide the name and address of the credit reporting agency used.
•	By signing below, you hereby agree to be bound by the terms of the Limited Liability Company Agreement of Man-AHL 130 (the “Agreement”) including its Power of Attorney provisions, as set forth in Article XII of the Agreement. To the extent you believe it necessary, you have consulted with your tax and legal advisors regarding your investment in Man-AHL 130.
You agree that Man-AHL 130, the Managing Member, the Selling Agent and their managers, directors, officers and employees will not be held liable for any loss, liability, damage, or expense for relying upon this application or any instructions, including telephone instructions, they reasonably believe are authentic. If a Taxpayer Identification Number is not provided and certified, all dividends paid will be subject to federal backup withholding.
6. Power of Attorney and Signature
•	I irrevocably appoint the Managing Member and each officer thereof as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, deliver and record any documents or instruments which the Managing Member considers appropriate to carry out the provisions of the Agreement, including the Agreement itself.
Taxpayer Identification Number Certification
Under penalties of perjury, you certify that:
1. The number shown on this form is your correct Taxpayer Identification Number (or you are waiting for a number to be issued to you);

2. You are not subject to backup withholding because (a) you are exempt from backup withholding, or (b) you have not been notified by the Internal Revenue Service (“IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding; and
3. You are a US person (includes a US resident alien) and agree to notify Man-AHL 130 within 60 days of the date that you cease to be a US person.
You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS APPLICATION OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
REMINDER FOR IRAs/KEOGH PLANS ONLY: THE CUSTODIAN MUST ALSO SIGN THIS APPLICATION.
Investor:

Signature	Signature

Title	Title

Date	Date

Custodian (Name, Authorized Signature)
     Checklist Did you remember to:
☐  Fill out the dollar amount of the investment?           ☐  Fill out all applicable sections of this Application?

☐  Sign this Application?
7. Financial Adviser/Dealer Information (To be completed by the Financial Adviser/Dealer.)
I hereby authorize the Selling Agent to act as my agent in connection with transactions under this authorization form and confirm the Unit Series selection made in Section 2. I guarantee the signatures on this application and the legal capacity of the signers. Further, I have confirmed the eligibility certifications appearing above under Sections 1 and 3.
I hereby certify that I have informed the investor of all pertinent facts with respect to an investment in the Units, as set forth in Man-AHL 130’s Prospectus, including: risks; tax consequences; liquidity and marketability; and management and control of the Managing Member. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor or I have prior written approval to exercise discretion with respect to the investor’s investment in the Units (copy attached hereto).
I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in Man-AHL 130 is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Registered Representative and Principal/Branch Office Manager MUST sign below in order to substantiate compliance with Rule 2810 of the National Association of Securities Dealers Inc.’s (“NASD”) Conduct Rules.

Representative’s name

Adviser/Dealer name

Branch office address

City

State

Zip

Representative’s E-mail address

Branch number

Representative’s number

Branch phone number

Fax number

Authorized Representative’s signature

Date

(Note: The same individual should not sign as both “Authorized Representative” and “Principal/Branch Office Manager”.)

Principal/Branch Office Manager’s signature

Date

Principal/Branch Office Manager’s name

Name for Account Registration

Account Number

Clearing firm name/number

Investment dates are expected to be as of the first business day of each calendar month. Your Financial
Advisor may require delivery dates and instructions other than those listed below.

Applications for investment at the next investment date must be received at least six business days prior to that date. Please forward this application as follows:

Original copies

• If by overnight courier (FedEx, etc.), to:	• If by US Postal Service, to:
Man-AHL 130, LLC, c/o UMB Fund Services	Man-AHL 130, LLC
803 W. Michigan St. Ste. A	P.O. Box 2175
Milwaukee, WI 53233	Milwaukee, WI 53201-2175
414-299-2000

Advance copies (with originals to follow) by fax to:
Man-AHL 130, LLC
at 816-860-3140

Funds to be invested at the next investment date should be forwarded as follows:
•	If by Federal Funds wire, please transmit for receipt six business days prior to the next investment date, to:
UMB Bank, N.A.
(Bank location is Kansas City, MO)
ABA Number 101 000 695
Account name — Man-AHL 130, LLC — Class B
Account Number — 9871736989
Ref: [State full name(s) of prospective investor(s)]
•	If by check, please make payable to the order of “Man-AHL 130, LLC” and mail or courier (see addresses above) in time to allow receipt by no later than 14 calendar days prior to the next investment date.

•	NO CASH POLICY — Man-AHL 130 does not accept cash. ‘Cash’ for the purposes of this policy includes currency, cashier’s checks, bank drafts, travelers checks and money orders. In addition, Man-AHL 130 does not accept third-party checks or credit card convenience checks.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Man-AHL 130, the Managing Member, Man Investments Inc. (the “Selling Agent”) or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.
     All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Man-AHL 130 during both the initial and the ongoing offering periods.